EXHIBIT 99.D

DESCRIPTION OF THE REPUBLIC OF INDONESIA DATED AUGUST 30, 2022

CERTAIN DEFINED TERMS AND CONVENTIONS

Unless otherwise indicated, all references in this report to “Rupiah”, “IDR” or “Rp” are to the currency of Indonesia, those to “dollars”, “U.S. dollars” or “U.S.$” are to the currency of the United States of America, those to “Euro” or “€” are to the currency of the European Union, those to “SDR” are to Special Drawing Rights of the International Monetary Fund (“IMF”) and those to “ID” are to Islamic Dinars of the Islamic Development Bank. References to “Indonesia” or the “Republic” are to the Republic of Indonesia, references to the “Government” are to the Government of Indonesia and references to “BI” are to Bank Indonesia.

In addition, unless otherwise indicated, all references in this report to (i) “tons” are to metric tons, each of which is equal to 1,000 kilograms or approximately 2,204.6 pounds, (ii) “barrels” are to U.S. barrels, each of which is equal to 159.0 liters, (iii) “LNG” are to liquefied natural gas and (iv) “LPG” are to liquefied petroleum gas. Measures of distance referred to herein are stated in kilometers or “km” each of which is equal to 1,000 meters or approximately 0.62 miles. Measures of area referred to herein are stated in square kilometers, each of which is equal to approximately 0.39 square miles, or in hectares, each of which is equal to approximately 2.47 acres.

The Ministry of Energy and Mineral Resources publishes an average monthly and annual price for Indonesian crude oil which is commonly referred to as the Indonesian Crude Price (the “ICP”). According to the Minister of Energy and Mineral Resources Regulation No. 29 of 2021 on the Procedure for Determination of Methodology, Price Formula, and Indonesian Crude Price, the determination of ICP can be based on 3 methods, namely benchmarking method, indexation method, and auction method. The Government evaluates the methodology of the calculation of the ICP from time to time and, if appropriate, adjusts the formula to ensure that the ICP closely tracks world market prices for Indonesian crude oil. The Government uses the ICP for various accounting and other purposes. For instance, the Ministry of Finance uses the ICP as an assumption underlying the preparation of the Government budget. See “Republic of Indonesia — Government Budget.”

Statistical information included in this report is the latest official data publicly available at the date hereof. Financial data provided in this report may be subsequently revised in accordance with Indonesia’s ongoing maintenance of its economic data. The Republic has no obligation to distribute such revised data to any holder of debt securities.

In August 2014, the Republic revised its methodology in compiling balance of payments data, using the sixth edition of Balance of Payments and International Investment Position Manual (“BPM6”). This revised methodology was implemented to comply with international best practices. BPM6 will be implemented gradually in Indonesia’s balance of payments (BOP) statistics. The first phase of implementation, which began in the second quarter of 2014, involves reclassifying existing data components and improving the methodology in accordance with BPM6, using sources of data currently available.

The shift to the new methodology impacts the following data:

•

In the goods account, the changes include: (a) reclassifying “goods for processing” as “manufacturing services on physical inputs owned by others” and “repairs on goods” as “maintenance and repair services” in the services account; and (b) incorporating only “goods procured in ports by carriers” and “general merchandise on a balance of payments basis.”

•

In the services account, the changes include: (a) combining “information and computer services” and “communication services (excluding postal and couriers)” into “telecommunication, computer and information services”; (b) reclassifying “postal and couriers services” to “transportation services”; and (c) incorporating the “financial intermediation services” section into “indirectly measured estimates” (“FISIM”).

•

The income account and current transfers account are renamed the primary income account and secondary income account, respectively, to comply with the terms used in the System of National Accounts 2008 and adjustments were made to the accounts after the implementation of FISIM.

•

In the financial account, the changes include: (a) the presentation format of direct investment data, which was previously based on the directional principle of investment (direct investments abroad and foreign direct investments in Indonesia) that was based on the principle of assets-liabilities (“direct investments — asset” and “direct investments — liability”). Notwithstanding the change, the net value of direct investments according to BPM6 is the same as that in the fifth edition of Balance of Payments and International Investment Program Manual (“BPM5”); and (b) including financial derivative data as an independent component, which is consistent with the information displayed by Indonesia’s International Investment Position Statistics.

•

In the current account, the changes include: (a) the calculation of several indicators associated with the account; (b) reclassifying “goods for processing” from goods to services; and (c) recording net values instead of gross values. While the changes resulted in smaller values of imports of goods and services and current account receipts, and larger values of indicators for reserve adequacy and the debt service ratio, the level of the current account remains unchanged from the previous methodology.

The shift to the new methodology does not affect the “net errors and omissions,” “total balance,” and “reserves and related items” values in the current and financial accounts.

In this report, gross domestic product (“GDP”) is shown in both current and constant market prices. GDP at current market prices value a country’s output using the actual prices for each year, while GDP at constant market prices (also referred to as “real” GDP) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In 2015, Statistics Indonesia (Badan Pusat Statistik (“BPS”)) adopted the calendar year 2010 as the base year (the “Base Year”) for the calculation of Indonesia’s GDP in constant market prices. Unless stated otherwise, all GDP growth rates in this report (in aggregate or by sector) are period-on-period comparisons based on constant market prices using the Base Year. Percentage shares of Indonesia’s GDP represented by various sectors (unless otherwise noted) use current market prices.

PRESENTATION OF INFORMATION

For ease of presentation, certain financial information relating to the Republic included herein is presented as translated into U.S. dollars. Unless otherwise specified herein, all translations of Rupiah into U.S. dollars or from U.S. dollars into Rupiah were made at the middle exchange rate, the mid-point between the buy and sell rates (the “BI middle exchange rate”), between the Rupiah and the U.S. dollar, as announced by Bank Indonesia, the Indonesian Central Bank, as of the respective dates to which such information relates. However, these translations should not be construed as a representation that the Rupiah amount actually represents such U.S. dollar amount or could be converted into U.S. dollars at the rate indicated or any other rate. The BI Transaction Exchange Rate — Mid-Rate was Rp14,822.00 = U.S.$1.00 on August 19, 2022. In addition, unless otherwise specified herein, all translations of Rupiah into currencies other than U.S. dollars, or from such other currencies into Rupiah, were made at the BI middle exchange rate between the Rupiah and such other currencies as announced by Bank Indonesia as of the respective dates to which such information relates.

The following table sets forth information on exchange rates between the Rupiah and the U.S. dollar as of the end of the periods indicated.

Exchange Rates

	Rupiah per U.S. dollar
	End of Period	Average
2017	13,568	13,385
2018	14,380	14,246
2019	13,883	14,139
2020	14,050	14,525
2021	14,252	14,296
2022
January	14,382	14,337
February	14,367	14,342
March	14,369	14,344
April	14,497	14,351
May	14,581	14,394
June	14,898	14,449

Source: Bank Indonesia

^	As of June 30, 2022.

Unless otherwise indicated, all statistical data and figures for 2021 and 2022 or any part thereof are estimates based upon preliminary data and are subject to review and adjustment.

Certain budget figures appear as audited numbers in the relevant year’s Central Government Financial Report (Laporan Keuangan Pemerintah Pusat (“LKPP”)).

Certain statistical or financial information included in this report may differ from previously published information for a number of reasons, including basis of presentation and ongoing statistical revisions. Also, certain monetary amounts included in this report have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an exact arithmetic aggregation of the figures that precede them.

FORWARD-LOOKING STATEMENTS

Forward-looking statements are statements that are not about historical facts, including statements about Indonesia’s beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Some of the statements contained in this report under “Republic of Indonesia” are forward looking. They include statements concerning, among others:

•	the Republic’s economic, business and political conditions and prospects;

•	the Republic’s financial stability;

•	the depreciation or appreciation of the Rupiah;

•	changes in interest rates; and

•	governmental, statutory, regulatory or administrative initiatives.

The Republic undertakes no obligation to update publicly any of them in light of new information or future events, including changes in Indonesia’s economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

Forward-looking statements involve inherent risks and uncertainties. The Republic cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

•

adverse external factors, such as high international interest rates and recession or low growth in the Republic’s trading partners. High international interest rates could increase the Republic’s current account deficit and budgetary expenditures. Recession or low growth in the Republic’s trading partners could lead to fewer exports from the Republic and, indirectly, lower growth in the Republic;

•

instability or volatility in the international financial markets. This could lead to domestic volatility, making it more difficult for the Government to achieve its macroeconomic goals. This could also lead to declines in foreign direct and portfolio investment inflows;

•

adverse domestic factors, such as a decline in domestic savings and investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

•

other adverse factors, such as adverse oil price movements, climatic or seismic events, international or domestic hostilities, infectious disease outbreaks or pandemics, political uncertainty and delays in implementing and realizing infrastructure projects and economic policies.

DATA DISSEMINATION

The Republic subscribes to the IMF’s Special Data Dissemination Standard, which is designed to improve the timeliness and quality of information of subscribing member countries. This standard requires subscribing member countries to provide schedules, referred to as the “Advance Release Calendar”, indicating, in advance, the date on which data will be released. For Indonesia, precise dates or “no-later-than-dates” for the release of data are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The internet website for Indonesia’s Advance Release Calendar and metadata is located at https://dsbb.imf.org/sdds/country/IDN/advance-release-calendar-base. Neither the Republic nor any agents or underwriters acting on behalf of the Republic in connection with the offer and sale of securities, as contemplated in this report, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this report.

REPUBLIC OF INDONESIA

Overview

Indonesia is the world’s fourth most populous country, with a population of approximately 272.7 million in 2021. It is a developing nation in Southeast Asia, spread across an archipelago of approximately 16,766 islands.

Despite a contraction in 2020 largely due to the negative impact of the Covid-19 outbreak, in recent years Indonesia has enjoyed relatively high economic growth and consolidated its transformation to a participatory democracy that places greater political power in the hands of local and regional governments. The Republic’s domestic economic activity started to recover and its economic growth resumed in 2021.

The following table sets forth certain of the Republic’s principal economic indicators as of and for the specified dates and periods.

Selected Key Economic Indicators

	Year Ended December 31,						Six months ended June 30,
	2017L	2018L	2019L	2020L	2021L		2022P

National account and prices:
Real GDP growth (period-on-period)	5.1%	5.2%	5.0%	(2.1)%	3.7%		5.2%
Per capita GDP (in millions of Rupiah)	51.9	56.0	59.1	56.9	62.2		N/A
Per capita GDP (in U.S. dollars)(1)	3,877	3,927	4,175	3,912	4,350		N/A
Average exchange rate (Rupiah per U.S. dollar)(2)	13,385	14,246	14,139	14,525	14,296		14,449
Inflation rate ((year-on-year) change in CPI)	3.6%	3.1%	2.7%	1.7%	1.9%		4.4%
External sector:
Current account (% of GDP)	(1.6)%	(2.9)%	(2.7)%	(0.4)%	0.3	%(3)	N/A
Fiscal account:
Budget deficit (% of GDP)	(2.5)%	(1.8)%	(2.2)%	(6.1)%	(4.7)%		0.4%
External debt of the central Government (in trillions of Rupiah)	1,648.2	1,857.4	1,815.1	2,041.0	2,077.8		2,115.7
Debt service ratio (% of Government revenue)	34.0%	39.1%	42.8%	45.4%	42.2%		41.3%

Sources:    Statistics Indonesia (Badan Pusat Statistik (“BPS”)), BI and Ministry of Finance

L	Laporan Keuangan Pemerintah Pusat (“LKPP”) (Financial Report of Central Government/Audited).
P	Preliminary.
(1)

Per capita GDP in U.S. dollars has been converted from Rupiah into U.S. dollars and the U.S. dollar amounts of external debt of the central Government have been converted into Rupiah at the following exchange rates per U.S. dollar: Rp13,385 per U.S. dollar for 2017, Rp14,257 per U.S. dollar for 2018, Rp14,148 per U.S. dollar for 2019, Rp14,556 per U.S. dollar for 2020, and Rp14,309 per U.S. dollar for 2021. These exchange rates are calculated by BPS with reference to the weighted average monthly exchange rates applicable to export and import transactions for each month in a given period.

(2)	Official average exchange rate for the relevant period published by BI in its annual report.
(3)	As published by BI in Indonesia’s balance of payments report.

Recent Developments

Recent Public Health Developments

The Covid-19 outbreak continues in Indonesia. The daily cases of Covid-19 in Indonesia experienced an increase from mid-May 2021 to late July 2021, primarily due to the Delta variant, and decreased gradually from July 2021 to December 2021. In December 2021, Indonesia recorded its first Omicron variant case and since then, the daily cases of Covid-19 in Indonesia, including Omicron variant cases, experienced an increase. The number of recorded daily cases reached its peak in late February 2022 and then decreased. As of August 19, 2022, the country had recorded approximately 6.31 million cases of Covid-19 since the start of the pandemic, of which 157,343 were fatal.

The Government continues to vaccinate the population, and as of August 19, 2022, approximately 170.6 million persons were fully vaccinated, approximately 59.0 million persons had received three doses of vaccine, and approximately 203.1 million persons had received at least a single dose of vaccine. Since December 14, 2021, the Government began to vaccinate children from the ages 6 – 11 years old. In addition, on January 12, 2022, the Government started a booster vaccine program for citizens above 18 years old who had been fully vaccinated for more than six months. Recently in August 2022, the Government started a program to give the fourth dose of vaccine which is still limited only to medical workers. As of August 19, 2022, approximately 272.7 thousand persons had received the fourth dose of vaccine.

The Government has substantially relaxed its Covid-19 related restrictions in light of the improving pandemic situation. Effective on January 12, 2022, the Government has reopened Indonesia to international tourists, and starting from March 22, 2022, all quarantine requirements have been lifted for international visitors who are fully vaccinated.

Economic Recovery and Outlook

Indonesia’s gross domestic product grew by 5.2% in the first half of 2022, compared with the same period in the previous year. This positive economic performance, which followed the annual economic growth of 3.7% from 2020 to 2021, was driven by growing domestic demand and maintained export performance. Moving forward, Indonesia’s economy growth is expected to continue, with the Ministry of Finance projecting a growth of 4.9% to 5.3% in 2022, supported by a faster vaccination roll-out, broad reopening of economic sectors as well as stimulus efforts by the Government and BI.

On April 27, 2022, Standard and Poor’s revised Indonesia’s outlook to stable from negative and affirmed Indonesia’s sovereign credit rating at BBB. Furthermore, on June 28, 2022, Fitch affirmed Indonesia’s outlook as stable and sovereign credit rating at BBB.

Task Force for Covid-19 and National Economic Recovery Program

In April 2020, the Government established the Task Force for Covid-19 and a National Economic Recovery Program (Komite Penanganan Covid-19 dan Pemulihan Ekonomi Nasional, “KPC-PEN”) to take comprehensive countermeasures to address the Covid-19 pandemic and to minimize its impact to society. The KPC-PEN program focuses on the health sector, social protection, support for corporations and micro, small, and medium enterprises (“MSMEs”), business incentives, and priority programs on important sectors such as labor-intensive programs, food security programs, and tourism. For 2020 and 2021, the PEN realization was Rp575.9 trillion and Rp658.6 trillion, respectively. The government allocated Rp455.6 trillion for 2022, with Rp124.5 trillion of that amounts having been realized through the first semester.

Land and People

Area

Situated between Malaysia, Singapore and the Philippines to the north and Australia to the south, the Republic of Indonesia covers a total land area of approximately 1,916,907 square km, comprising approximately 16,766 islands (the majority of which are uninhabited) and forming part of the world’s largest archipelago.

The main islands of Indonesia are Sumatera, Java, Bali, Kalimantan (also known as Borneo, the northern part of which belongs to Malaysia and Brunei), Sulawesi and Papua (the eastern part of which belongs to Papua New Guinea). Indonesia extends 5,120 km across the equator from Nanggroe Aceh Darussalam, or Aceh, in the west to Papua in the east. Jakarta, Indonesia’s capital and largest city, is located on the northern coast of the western part of Java.

In recent years, the Government has implemented various measures to address haze and other adverse effects caused by forest and field fires related to land clearance for agriculture in the islands of Sumatera and Kalimantan.

Volcanic and Other Natural Disasters

Indonesia is located in one of the most volcanically and seismically active regions in the world. Because it is located in the convergence zone of three major lithospheric plates, it is subject to significant seismic activity that can lead to destructive volcanic eruptions, earthquakes and tsunamis, or tidal waves, including the 2004 earthquake and subsequent Indian Ocean tsunami that devastated the Province of Aceh and the 2018 earthquake and subsequent tsunami that caused substantial loss of life and extensive infrastructure and property damage in Central Sulawesi. In addition to these geological events, Indonesia has also been struck by other natural disasters such as heavy rains and flooding. The central Government’s realization of contingency fund for financing post-natural disaster relief efforts was Rp4.3 trillion in 2017, Rp7.0 trillion in 2018, Rp10.4 trillion in 2019, Rp3.0 trillion in 2020, and Rp4.5 trillion in 2021. All of these natural disasters have resulted in loss of life, the displacement of people and destruction of property, and could have significant economic and developmental effects.

Environment

Environmental problems confronting Indonesia include:

•	deforestation;

•	scarcity and quality of the water supply;

•	land subsidence;

•	soil erosion;

•	air pollution;

•	inadequate waste management in urban centers; and

•	land and forest fires.

Indonesia is also vulnerable to the impact of global climate change such as prolonged droughts, increased frequency of extreme weather events and heavy rainfall resulting in floods, that will, in turn, impact the production and distribution of food, water, and energy which are ongoing in ten provinces or regencies across Indonesia. Therefore, Indonesia considers climate change mitigation and adaptation efforts as an integrated concept that is essential for building resilience in safeguarding food, water and energy resources. Indonesia has adopted the National Action Plan on Climate Change Adaptation, which provides a national framework for adaptation initiatives that has been mainstreamed into the National Development Plan. The medium-term goal of Indonesia’s climate change adaptation strategy is to reduce risks on all development sectors (agriculture, water, energy security, forestry, maritime and fisheries, health, public service, infrastructure, and urban system) by 2030 through local capacity strengthening, improved knowledge management, convergent policy on climate change adaptation and disaster risks reduction, and application of adaptive technology.

The Government seeks to address these environmental concerns through greater supervision and regulation, and community and private sector awareness and involvement.

In 2009, former President Susilo Bambang Yudhoyono announced an emissions target that became the basis for Indonesia’s national climate change policy (“INDC”) in 2015: a 26.0% reduction in greenhouse gas emissions below business-as-usual by 2020 and up to 41.0% reduction by 2020 with international assistance. The current INDC provides for 29.0% reduction in greenhouse gas (“GHG”) by 2030 and the same 41.0% conditional target by 2030. In 2011, Yudhoyono issued Presidential Regulation No. 61/2011 which included the National Action Plan for Greenhouse Gas Reduction (Rencana Aksi Nasional Penurunan Emisi Gas Rumah Kaca (“RAN-GRK”)), as well as Presidential Regulation No. 71/2011 on Implementation of a National GHG Inventory. It identifies the actions that Indonesia will take to reduce its GHG emissions. In 2012, the National Development Planning Agency (Kementerian PPN/Bappenas (“Bappenas”)), established a secretariat for RAN-GRK.

RAN-GRK requires the participation of Government ministries and institutions to reduce GHG emissions. RAN-GRK identifies major sectors that will be essential for Indonesia’s provinces to achieve emission reduction target described in Local Action Plan for Green House Gas Emission Reduction (Rencana Aksi Daerah untuk Penurunan Emisi Gas Rumah Kaca (“RAD-GRK”)). These sectors are: forestry and peatlands, agriculture, energy, industry, transportation, waste and other supporting sectors. Although RAN-GRK is a national action plan, it also lays the foundation for the actions of provinces, localities, and private enterprises to implement GHG reductions. RAN-GRK mandates that Indonesia’s provinces develop and submit RAD-GRK. RAN-GRK provides local governments with capacity building, budgets and potential participation in domestic and international markets to incentivize them to contribute to RAN-GRK’s goals. RAD-GRKs are tailored to the development plans of each province. The Ministry of Home Affairs with the support of Bappenas and the Ministry of the Environment oversees and coordinates the preparation of RAD-GRKs. Bappenas creates the guidelines for each of the local action plans.

Indonesia’s environmental law was enacted in 2009 by virtue of Law No. 32 of 2009 on Environmental Protection and Management (the “Environmental Law”) and was partially amended by Law No. 11 of 2020 (the “Law on Job Creation”). The Environmental Law is based on the concepts of sustainable development, prevention, precaution and a “polluter pays” principle and introduced environmental documentation and licensing requirements. Under the Environmental Law, all business activities must have an environmental document, either in the form of an environmental impact planning document (“AMDAL”), an environmental management/monitoring efforts report (“UKL-UPL”), or a written statement on readiness to manage and monitor the environment (“SPPL”). An AMDAL is a comprehensive study of the potentially significant environmental impacts of a proposed business. A UKL-UPL covers the monitoring and management efforts undertaken by businesses that are unlikely to have a significant impact on the environment. An SPPL is typically required by services providers. These documents must be obtained before the business can apply for a business license. The Law on Job Creation simplified such environmental licensing policy by, among other things, integrating the environmental license into the business license (perizinan berusaha) which is now administered through the Online Single Submission (“OSS”) system. The OSS system is, an electronic licensing platform managed by the OSS Body, which is part of the Indonesia Investment Coordinating Board (Badan Koordinasi Penanaman Modal). The implementation of this integrated licensing policy is pending the relevant implementing rules under the Law on Job Creation.

To better address environmental issues, the Ministry of Environment and the Ministry of Forestry were merged to become the Ministry of Environment and Forestry in October 2014. Its objectives include the design, implementation, execution and supervision of a coherent and consistent environmental and deforestation policy at a national level and for each relevant sector. The Ministry of Environment and Forestry received a budget for 2017 of Rp6,463 billion, or approximately U.S.$477.1 million, for 2018 of Rp8,025 billion, or approximately U.S.$598.9 million, for 2019 of Rp9,076.5 billion, or approximately U.S.$672.3 million, for 2020 of Rp6,779.6 billion, or approximately U.S.$480.7 million, for 2021 of Rp7,957.1 billion, or approximately U.S.$509.4 million and for 2022 of Rp7,120.4 billion, or approximately U.S.$496.2 million.

The budgets are focused on improving water quality, air quality, forest and land rehabilitation, mangrove rehabilitation, hazardous material and hazardous waste management, conservation forest management, domestic waste management, and environmental law enforcement.

In recent years, Jakarta has been plagued by frequent floods amid peaks in the rainy season given inadequate infrastructure and water management, resulting in the temporary relocation of tens of thousands of residents. Jakarta is also experiencing land subsidence issues primarily due to deep groundwater extraction combined with demand pressure from high-rise buildings in Jakarta. To address this, the Ministry of Public Works and Housing introduced a National Capital Integrated Coastal Development master plan.

In addition, the Ministry of Public Works and Housing is collaborating with the Ministry of Environment and Forestry on an environmental program to build regional domestic waste infrastructure and domestic wastewater treatment in order to improve environmental quality.

Population

Indonesia had a population of approximately 272.7 million in 2021 and is the fourth most populous country in the world, after China, India and the United States. The population is primarily concentrated in Java (estimated at approximately 152.9 million in 2021). In 2021, Jakarta, the capital, was estimated to have a population of approximately 10.6 million.

Indonesia’s population is young and growing. In 2021, the Government estimated that approximately 24.2% of the population was under 15 years of age and approximately 68.8% was 15 to 64 years of age. The annual population growth rate during the period of 2010 to 2021 was 1.29% per annum.

Indonesia’s population is predominantly Muslim, with a significant Christian minority and the remaining consists of Hindus, Buddhists and followers of other religions. Indonesia’s population is primarily of Malay descent, but consists of more than 300 ethnic groups, including the Acehnese, Batak and Minangkabau in Sumatera; the Javanese and Sundanese in Java; the Madurese in Madura; the Balinese in Bali; the Sasak in Lombok; the Minahasan, Makassarese, Toraja and Bugis in Sulawesi; the Dayak in Kalimantan; and the Dani and Asmat in Papua. The country’s population also includes people of Chinese, Arab, Eurasian, Indian and Pakistani backgrounds.

The national language is Bahasa Indonesia, which is based on the Malay language. English is widely used and taught in most secondary schools. In total, approximately 500 languages and dialects are spoken throughout Indonesia.

Government and Political Developments

Political History and Development of Political Parties

From 1605 until its independence in 1945, Indonesia was under almost continuous Dutch colonial rule. The period of Dutch administration was interrupted by a short period of British colonial rule in the 19th century and ended by the Japanese occupation for three years before Indonesia proclaimed its independence on August 17, 1945. In the same year, Indonesia adopted its Constitution. In 1967, the executive power was transferred from President Soekarno to General Soeharto who served as Indonesia’s President until 1998, when he resigned in the aftermath of social unrest that followed the 1997 Asian financial crisis.

The post-Soeharto era, which is known in Indonesia as the Reformasi, led to changes in various governmental institutions and structural reforms of the judiciary, legislature, and executive office. Between 1999 and 2002, the Constitution was amended to strengthen constitutional checks and balances and the separation of powers and provide for a more direct democracy.

2019 Elections and Recent Political Developments

In 2019, for the first time, Indonesia’s presidential and legislative election was held simultaneously. The general election was held on April 17, 2019 for the election of president and vice president, members of the Regional Representatives’ Council, members of the Provincial Legislative Council, and members of the City/Regency Legislative Council.

On May 21, 2019, the General Election Commission (Komisi Pemilihan Umum) confirmed the election of President Joko Widodo and Vice President KH. Ma’ruf Amin to serve as the president and vice president, respectively, until 2024. Following the announcement of the election results, the primary opposition presidential and vice presidential candidates filed a claim against the general election’s result with the Constitutional Court. On June 27, 2019, the Constitutional Court rendered a decision rejecting these claims. President Widodo and Vice President Amin took their oath of office and commenced serving their five-year term on October 20, 2019.

While Indonesia has successfully conducted elections in the past (and the recent general elections), the country continues to face various socio-political issues and has, from time to time, experienced political instability and social and civil unrest. Since 2000, thousands of Indonesians have participated in demonstrations in Jakarta and other Indonesian cities both for and against former President Megawati, former President Yudhoyono and current President Widodo, as well as in response to specific issues, including the introduction of new bills, laws and/or policies by the Government, reductions in fuel or electricity subsidies, privatization of state assets, anticorruption measures, decentralization and provincial autonomy, actions of former Government officials and their family members, and the American-led military campaigns in the Middle-East and, most recently, the Law on Job Creation. Gubernatorial elections in Jakarta in February and April 2017 led to protests with religious undertones. Despite a few demonstrations that turned disruptive, Indonesia has gone through several major elections that were generally peaceful and led to successful transition. Considering the recent state of the political environment in Indonesia, political campaigns in Indonesia may bring a degree of political and social uncertainty to Indonesia that could lead to further civil disturbances.

In August 2019, President Widodo announced plans to move Indonesia’s capital from Jakarta to an area in East Kalimantan province on the island on the island of Borneo. He further announced that the physical relocation of the capital will begin in 2024 and is expected to cost Rp466 trillion, 19% of which will originate from state budget. The remaining amount will be funded through public private partnerships as well as private investments. Law No. 3 of 2022 on New Capital City (Undang Undang Ibu Kota Negara) was enacted on February 15, 2022 and will be a legal basis to develop the new capital city in East Kalimantan province.

Following the inauguration of his second presidential term in October 2019, President Widodo announced his administration’s plans to continue regulatory reform by focusing on initiatives such as developing a dynamic workforce, promoting industry cooperation through technology, continuing infrastructure development, simplifying regulations by creating two omnibus laws—one on job creation and one on small business empowerment—which will be a legislative priority, reducing bureaucracy and diversifying the nation’s economy by reducing dependency on production of natural resources.

Central Government

The Government is based on the Constitution, under which the Republic is structured as a unitary republic. The Constitution enshrines a set of fundamental principles known as Pancasila (the five principles), encompassing belief in one supreme God, humanity, the unity of Indonesia, democracy led by the wisdom of deliberations among representatives and social justice for all.

The Constitution vests the sovereignty in the country’s people and establishes the office of the President, the People’s Consultative Assembly (Majelis Permusyawaratan Rakyat) or MPR, (which consists of the House of Representatives (Dewan Perwakilan Rakyat) or DPR and the Regional Representatives’ Council (Dewan Perwakilan Daerah) or DPD, the Supreme Audit Agency (Badan Pemeriksa Keuangan) or BPK, the Supreme Court (Mahkamah Agung), the Constitutional Court (Mahkamah Konstitusi) and the Judicial Commission (Komisi Yudisial).

The MPR has the authority to amend the Constitution and inaugurate and dismiss the President. The MPR has a bicameral structure, consisting of the DPR, which is the principal legislative body, and the DPD. The DPR has 575 members. Starting from 2019, the DPD has 136 members, consisting of four members from each province, where elections were successfully held in 2019.

Members of the DPR are elected by a proportional representation system. The DPD members are elected in non-partisan elections based on a plurality of votes within the relevant electorate.

Each of the DPR and the President has the power to initiate legislation. All legislation, including the Republic’s budget, must be approved by both the DPR and the President. While the DPD is able to initiate legislation regarding regional matters, this is subject to approval from both the DPR and the President.

The President has the authority and responsibility for the conduct of the administration of the Republic. This includes the authority to declare war, make peace, conclude treaties with other states and propose statutes; these presidential actions must, however, be approved by the DPR before taking effect. Constitutional amendments in 1999 restrict the President and Vice President to a maximum of two five-year terms.

The President is assisted in the administration of his responsibilities by ministers who are appointed and dismissed by the President and who are responsible only to the President.

Judicial System

The Constitution states that the Indonesian judicial system must be independent and that judicial authority is to be exercised by the courts free from the influence of non-judicial power. The Republic’s judicial power is exercised by the Supreme Court, various lower courts and the Constitutional Court. The courts below the Supreme Court are organized by subject matter jurisdiction. These courts include the general, religious, military and administrative courts. The general courts have jurisdiction over all criminal and civil cases outside the limited jurisdiction of any of the special courts. The religious courts have jurisdiction over cases such as family law among Muslims. The military courts have jurisdiction over cases involving military personnel. The administrative courts have jurisdiction over actions involving certain Government decisions.

Furthermore, there are several special courts under the general courts and the administrative courts such as (i) commercial courts, which have jurisdiction over bankruptcy cases and intellectual property rights cases (except trade secrets); (ii) juvenile courts, which have jurisdiction over child cases; (iii) human rights courts, which have jurisdiction over gross violations of human rights cases; (iv) corruption courts, which have jurisdiction over corruption cases; (v) labor courts, which have jurisdiction over industrial relations cases; (vi) fishery courts, which have jurisdiction over criminal fishery cases; and (vii) tax courts which have jurisdiction over tax disputes. The Supreme Court also has the authority to issue opinions on legal matters to various Government authorities and officials, to order a court to adjudicate a particular matter or to set aside an unlawful decision. The Constitutional Court has exclusive jurisdiction with respect to questions of constitutional law.

Regional Governments and Regional Autonomy

Indonesia has 34 provinces, including the special capital region of Jakarta. Each province is headed by a governor and consists of several subdivisions. There are two types of subdivisions, namely kabupaten, or regencies, and kota, or municipalities. Political and governmental arrangements in regencies and municipalities are generally similar, but municipalities tend to be more urban. Regencies and municipalities are divided into kecamatan, or districts, which in turn are further divided into kelurahan, or villages, or sub-districts. Indonesia consists of 416 regencies and 98 municipalities in 34 provinces. The latest regional elections were successfully held in 9 provinces, 37 municipalities and 224 regencies in December 2020.

Over the past two decades, the central Government has promoted and created significant regional autonomy through legislation. Under current law, government matters are divided into three areas:

(i)	matters that are solely under the authority of the central Government, such as foreign affairs, defense, security, judicial, national fiscal and monetary matters, and religion;

(ii)

matters that are concurrently implemented by the central Government, provincial Governments and regency/municipal Governments. Based on the Law on Job Creation, the Government may determine the implementation of these concurrent matters based on, among others, certain norms, standards, procedures and criteria as determined by the central Government. These include:

(a)

mandatory matters to be implemented by regional Governments, namely basic services, which consists of education, health, public works and special planning, housing, social order and social welfare, and non-basic services. Social welfare and non-basic services are further divided into other matters such as labor, women’s empowerment and child protection, food sustainability, land policy, living environment, population administration and civil registration, community and village empowerment, population control and family planning, transportation, communication and informatics, cooperatives, plantations, investment, youth and sports, statistics, encryption, culture, libraries and archives; and

(b)	optional matters to be implemented by regional Governments, namely maritime and fisheries, tourism, agriculture, forestry, energy and mineral resources, trade, industry and transmigration; and

(iii)

matters that are solely under the authority of the President as head of Government, such as Army, Navy and Air Force affairs, the appointment and the replacement of ambassadors and consuls, the granting of pardon and rehabilitation, amnesty and abolition, award of titles, decorations and other marks of state honor.

The provinces of Aceh, Jakarta, Yogyakarta, Papua and West Papua enjoy special autonomy from the central Government. In Papua and West Papua, a portion of the population has shown support for the Free Papua Movement (generally known by its Indonesian initials, OPM). While there have been some violent incidents involving the armed wing of the OPM, including those targeting the Indonesian police, the National Armed Forces and police have taken measures to maintain security and order in these provinces, and the Government has continued its policy of promoting social welfare in Papua and West Papua. The Government is addressing the concerns of certain groups seeking greater independence by expanding the powers of the local governments, investing in infrastructure, improving judicial access, instituting affirmative action programs, working to resolve differences among local ethnic groups, increasing welfare programs and infrastructure development and fostering business growth and investment in areas populated by these groups.

Terrorism

Several terrorism-linked bombing incidents have taken place in Indonesia over the years, including incidents linked to ISIS and Jemaah Islamiah, a Southeast Asian terrorist network linked to other terrorist organizations outside the region. In response to these incidents, security forces and the judiciary took action to bring the perpetrators to justice and have targeted terrorist networks. Since the emergence of ISIS, several terror attacks have been committed by ISIS or ISIS affiliated groups in Indonesia.

On May 24, 2017, in an incident commonly known as the Kampung Melayu bombing, two suicide bombers set off explosives near the Kampung Melayu bus station, one of Jakarta’s busiest transit hubs, killing three police officers, the two suicide bombers, and wounding at least 10 other people. In June 2017, the anti-terror squad of Indonesia’s national police arrested 36 men suspected of being involved in the Kampung Melayu bombing and who are members of the Jamaah Anshar Daulah/Jamaah Ansharut Tauhid terror group, a splinter cell of Jemaah Islamiah.

A terror incident commonly known as the Surabaya bombings occurred on May 13, 2018, in which suicide bombers detonated bombs in three churches and an apartment complex in Surabaya, the second largest city in Indonesia. The next day, two perpetrators detonated their devices at the Surabaya police headquarters while they were being checked by the police at the entrance. In total, 15 civilians, one police officer and 13 suicide bombers were killed, and around 50 people were injured in the Surabaya bombings. The attacks occurred just days after a three-day prison standoff between the Indonesian national police and inmates convicted of terrorist activities at the headquarters of the mobile brigade of the Indonesian national police in West Java, commonly known as the Mako Brimob standoff, in which five police officers were killed. These attacks were the deadliest terror attacks in Indonesia since the 2002 Bali bombings. Indonesia’s national police believed the attacks were perpetrated in retaliation for the imprisonment of Aman Abdurrahman, the leader of the Jamaah Ansharut Daulah/Jamaah Ansharut Tauhid terror group.

On June 1, 2018, Indonesia’s national police announced that they had arrested 37 suspects after a series of anti-terror operations across Indonesia. Four people who were accused of terrorism were killed during shootouts. By mid-July 2018, 197 suspected terrorists had been apprehended, of which 20 were killed during the raids.

On June 22, 2018, Indonesia enacted a revised anti-terrorism law, which now enables Indonesian security forces to take pre-emptive action against suspected militants and envisages a broader role for Indonesian armed forces to support the efforts of the counter-terrorism unit of Indonesia’s national police.

Several arrests of suspected terrorists were made during March 2019 in North Sumatera during which one suspect and her child were killed during an explosion.

On October 10, 2019, the then current security minister Wiranto was stabbed during an official visit in Banten followed by suicide bombings at the police headquarters in Medan in November 2019. 74 arrests were made in the aftermath of the attacks and both instances have been linked to the Jamaah Ansharut Daulah/Jamaah Ansharut Tauhid terror group. Overall, the number of acts of terrorism decreased by 53% in 2019 with nine cases in 2019 compared to 19 cases in 2018.

Indonesia’s counter-terrorism efforts include laws in respect of counter-terrorism, anti-radicalization, money laundering, cyber security, and training efforts for police and security officers (including sending officers to Canada and the United States for training). Indonesia also participates in regional counter-terrorism efforts through the Association of South East Asian Nations (“ASEAN”), and global efforts through the United Nations. The Government also adopted de-radicalization/counter narrative measures as well as bolstered police anti-terror units with additional personnel, equipment and training. Over the past three years of the Widodo administration, several hundred terrorist suspects have been reformed through de-radicalization measures.

Data from the National Police of the Republic Indonesia stated that terrorism cases decreased in 2021 compared to 2020. Throughout 2021, the National Police of the Republic Indonesia has carried out the prevention of acts of terrorism in Indonesian territory by arresting 370 terrorism suspects.

The factors that drive the magnitude of the threat of terrorism in Indonesia are caused by the increasing urgency of ISIS Group in Syria due to the advance offensive of multinational forces that render ISIS increasingly pushed and moved to other area; and orders from ISIS higher-up to its sympathisers in various countries to carry out their actions in their respective regions. Therefore, the Balloon Theory applies: as the pressure in Iraq and Syria increases, the power will move to other places, especially Southeast Asia (in particular Indonesia), which is one of the places for recruitment.

Technological advances have also contributed to acts of terror. Some acts of terror were caused by perpetrators who experienced self-radicalisation with the help of the internet. This trend is expected to increase especially if the actions of intolerant groups continue to grow and the action becomes a justification for radical acts.

From the description above, it can be concluded that the threat of terrorism in 2021 in Indonesia is still very strong and serious. Therefore, it requires integrated steps from the government, the communities, and all components of the nation so that the situation will not be utilised by radical groups to carry out their action through strengthening the security and intelligence apparatus and the judiciary institution, and certainly not only from the technical side but also from the regulatory and political side as well as mastering technology. So that the Law on Crime of Terrorism, the Law on Intelligence Service, and the Law on ITE need to be adjusted to the prevailing developments so that acts of terrorism can be dealt with and handled (with the largest portion of prevention not in prosecution).

National Medium-Term Development Plan (RPJMN) 2020-2024

In October 2019, President Joko Widodo announced his presidential vision for the establishment of an advanced sovereign, independent and supportive to mutual cooperation. Such vision contained the following objectives:

•	improving the quality of the Indonesian labor force;

•	achieving a productive, independent and competitive economic structure;

•	attaining equitable and prosperous national development;

•	achieving a sustainable environmental climate;

•	developing cultural progress reflecting the nation’s personality;

•	developing a dignified and trustworthy legal system which is free from corruption;

•	protection of all nations and provision of security to all Indonesian citizens;

•	attaining good, effective and reliable governance; and

•	achieving synergy of the governmental framework with the regional Government.

In addition, in October 2019, President Joko Widodo also introduced the Government’s National Medium-Term Development Plan 2020-2024 (the “RPJMN 2020-2024”), containing President Widodo’s five main priorities, namely enhancement of human resource development, enhancement of infrastructure development, simplification of regulation and bureaucracy and economic transformation. Such priorities were translated into the RPJMN 2020-2024 development agenda as follows:

•	strengthening economic resilience to achieve superior economic growth,

•	developing more remote regions to reduce economic gaps and improve equality;

•	improvement of quality and competitiveness of the labor force;

•	engaging in mental revolution and cultural development;

•	strengthening infrastructure to support economic development and improve basic services;

•	conservation of environment, supporting climate change and enhancing disaster resilience; and

•	enhancing political, legal, defense, stability and transforming public services.

To realize the RPJMN 2020-2024 development agenda, in October 2019, President Widodo announced his administration’s plans to implement regulatory reform by focusing on initiatives in line with such objectives by preparing three bills of omnibus laws, namely an omnibus bill on job creation (which has been promulgated under the Law on Job Creation), an omnibus bill on development and strengthening the financial sector and an omnibus bill on tax provision (which has been promulgated under Law No. 7 of 2021 on Harmonisation on Tax Regulation).

Economic Equalization Policy

In April 2017, the Government announced the Economic Equalization Policy (“EEP”), which embodies a national policy for economic transformation to overcome the middle-income trap and to enable Indonesia to achieve the status of a developed country. The EEP is an integrated reform policy comprising three parts: (i) land; (ii) opportunity; and (iii) human capital:

Land

•	Social forestry

•

The Ministry of Environment and Forestry will distribute access to social forest management covering an area of 211,522 hectares for 48,911 families with 134 permits. The initial focus will be on 11 villages with a total area of 15,576 hectares for 9,411 households.

•	Agrarian reform and transmigration land legalization

•

Transmigration of land of 220,000 hectares and 3,800 hectares under the National Agrarian Operation Project is ready to be legalized from a total of 4.5 million hectares, while 23,000 hectares of displaced land and 707,000 hectares of forest disposal are also ready to be redistributed from a total of 4.5 million hectares.

•	Agrarian reforms will be expanded to several provinces, including Banten, West Java, Central Java, Riau, West Kalimantan, West Sumatra, North Sumatra and Maluku.

•	Affordable housing for the urban poor

•

The central Government is committed to housing development within urban areas which are well connected to centers of activity, economic resources and public transportation for the urban poor. Core housing policies include the provision of land for affordable housing (land availability), implementation of a housing scheme for the construction of cheap housing and a housing financing scheme.

Opportunity

•	Targeted development of key sectors

•

The EEP aims to have a targeted development of key sectors, which includes focusing on addressing issues relating to the tax system, development of manufacturing and IT industries and the retail sector. Through this targeted development, the Government hopes to improve the competitiveness of the retail sector and strengthen synergies between traditional and modern retail.

Human capital

•	Vocational training and labor markets

•	Vocational and labor policies will be structured for capacity building of human resources, especially to align with industry needs and to support government priority programs.

•	Policy steps will also be taken by the Government to draft and improve the road map for vocational education and training, through reclassification and prioritization of business fields and positions.

•	There will be a job matching program that will focus on strengthening vocational programs for industries.

•	Vocational schemes will be in place for the automotive, tourism and transportation sectors.

Infrastructure Reforms

The Government has undertaken certain infrastructure reforms to accelerate infrastructure provision. The reforms are: (i) fiscal reforms; (ii) institutional reforms; and (iii) regulatory reforms:

Fiscal reforms

•	Viability gap funding

•

Issuance of Minister of Finance Regulation No. 223/PMK.011/2012 on Provision of Feasibility Support as Part of Construction Costs in Public Private Partnership in Providing Infrastructure as amended by Minister of Finance Regulation No. 170/PMK.08/2018 to increase project financial feasibility by contributing up to 49.0% of the construction cost.

•	Availability payment

•

Issuance of a regulatory framework for annuity payment scheme by the Government (Minister of Finance Regulation No. 260/PMK.08/2016 on Procedures of Payments of Services in Public Private Partnership in Providing Infrastructure for the central Government and Minister of Home Affairs Regulation No. 96 of 2016 for the regional Government) during the concession period after the project becomes operational by the private sector in order to make the project bankable.

•	Land revolving fund

•

Issuance of Minister of Finance Regulation No. 220/PMK.05/2010 on the Procedures of Provision, Distribution, Management and Accountability of Revolving Funds of Land Acquisitions for Toll Roads, which is a revolving fund sourced from the state budget to accelerate land acquisitions.

•	Risk-sharing guidelines

•	The Indonesia Infrastructure Guarantee Fund (“IIGF”) has issued risk allocation and mitigation guidelines for public-private partnership projects (“PPP”).

Institutional reforms

•	Committee for Acceleration of Priority Infrastructure Delivery (Komite Percepatan Penyediaan Infrastruktur Prioritas (“KPPIP”))

•	KPPIP is actively involved in accelerating the delivery of priority infrastructure projects.

•	PT. Sarana Multi Infrastruktur (“PT SMI”)

•	PT SMI merged with the Government Investment Center to become an infrastructure funding company.

•	IIGF

•	The IIGF has the capacity to provide project guarantees for non-PPP projects.

•	Public-private Partnership Unit (“PPP Unit”)

•	The PPP Unit provides facilities to help government contracting agencies with preparation for PPP projects.

•	State Asset Management Agency

•	The State Asset Management Agency is mandated to provide land funds for National Strategic Projects to ensure timely land acquisition process.

•	Regulatory reforms

•	Direct lending

•

Issuance of Presidential Regulation No. 82 of 2015 on Central Government Guarantees for the Infrastructure Financing through Direct Loan from International Financial Institutions to the State-Owned Enterprises to allow guarantees for direct lending to state-owned enterprises (“SOEs”) to accelerate financial close process for infrastructure projects.

•	Land acquisition

•

Issuance of Presidential Regulation No. 148 of 2015 as the fourth amendment to Presidential Regulation No. 71 of 2012 on the Implementation of Acquisition of Land for the Development of Public Interest to stipulate land acquisition acceleration based on Law No. 2 of 2012, which was later superseded by Government Regulation No. 19 of 2021, to implement the Law on Job Creation.

•	Economic packages

•

Conduct deregulation for issues that impede infrastructure delivery and develop a task force under the Coordinating Ministry for Economic Affairs to ensure effective implementation of economic packages.

Foreign Relations and International and Regional Organizations

Indonesia maintains close diplomatic relationships with neighboring countries and its major economic partners and aims to continue to strengthen economic relations with all its partners.

The Republic is one of the five founding members of ASEAN, an organization that was established in 1967 to ensure regional stability and is now committed to reducing development gaps among its member states (Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand and Vietnam), which have entered into various agreements on mutual assistance and cooperation in several areas.

The Republic’s other principal memberships in international and regional organizations include:

•	United Nations;

•	the IMF;

•	the World Bank and certain World Bank-related organizations;

•	the Asian Development Bank (“ADB”);

•	the Chiang Mai Initiative Multilateralization;

•	the Credit Guarantee and Investment Facility (“CGIF”);

•	the Group of Twenty (“G20”), in which it is the only ASEAN member state that concurrently enjoys membership;

•	the Islamic Development Bank;

•	World Trade Organization;

•	the Asia Pacific Economic Cooperation (“APEC”), where it was one of the 12 founding economies and continues to play an important role;

•

the Asian Infrastructure Investment Bank, an initiative by the government of China which has a mission to improve social and economic outcomes by investing in sustainable infrastructure and other productive sectors in Asia and beyond; and

•	the Indian Ocean Rim Association (“IORA”).

Indonesia also seeks to lead other developing countries through its membership in the following organizations of developing countries: the Non-Aligned Movement, the Organization of the Islamic Conference, the Group of 77 and China, the Developing 8, the Group of 15, and as observer at the G-24 Forum.

Since 1962, the Republic has been a member of the Organisation of Petroleum Exporting Countries (“OPEC”). In view of the shift in its status from a net exporter to a net importer of oil, the Republic suspended its membership in OPEC effective from January 2009. The Republic reactivated its OPEC membership effective from January 2016, but due to policy considerations and its continuing status as a net importer of oil, the Republic decided to suspend its OPEC membership during the November 30, 2016 OPEC meeting. On May 24, 2017, the Republic sent OPEC a letter requesting reactivation of its membership on the condition that Indonesian crude oil production would not have to be cut. In December 2017, the Government decided not to continue the reactivation process.

In terms of bilateral cooperation with China, Indonesia has been pursuing opportunities to support Government’s infrastructure connectivity development program through the Belt and Road Initiative. This initiative led by the People’s Republic of China, comprises two segments: (i) the Silk Road Economic Belt, a land road route western mainland China that leads to Central Asia up to the Middle East; and (ii) the 21st Century Maritime Silk Road, a strategic and important sea-land encircling Southeast Asia, the Persian Gulf and reaching the Horn of Africa. This initiative promotes better connectivity among countries in Asia, Europe as well as Africa and South America, and also encourages trade balance, e-commerce, digital economy and financial inclusion. In 2017, Indonesia was actively involved in the formulation of the Guiding Principles on Financing the Development for the Belt and Road Initiative. The Republic is developing a new airport in Lembeh Island, North Sulawesi as part of its involvement in the Belt and Road Initiative.

Indonesia became a member of the IORA (an association that connects countries along the Indian Ocean region) in 1997. Since joining the IORA, Indonesia has been an active member and has directly engaged in a number of initiatives and Indonesia continues to promote economic and maritime diplomacy in the Indian Ocean region. Indonesia hosted the leader’s summit of IORA in Jakarta in March 2017, which concluded with the enactment of the IORA Concord (also referred to as the Jakarta Concord), which aims to lay the foundation and set the course for cooperation within the IORA in the coming years to overcome the increasingly complex problems in the Indian Ocean region.

The following table shows Indonesia’s capital participation in certain major international financial organizations as of December 31, 2021.

	As of December 31, 2021 contributed capital
Name of organization	Year of admission		Subscribed	Paid in

	(in millions of U.S. dollars)
Asian Development Bank(1)	1966		8,099.1	405.0
IMF(1)	1966	(2)	6,512.3	6,512.3
World Bank Group
International Bank for Reconstruction and Development	1966	(2)	3,059.7	200.3
International Development Association	1968		140.9	65.0
International Finance Corporation	1968	(3)	263.7	263.7
Multilateral Investment and Guarantee Agency	1986		20.0	3.8
Islamic Development Bank(4)	1975		1,768.7	207.7
International Islamic Trade Finance Corporation	1992		2.1	2.1
The Islamic Corporation for the Insurance of Investment and Export Credit(4)	1992		0.7	0.3
Islamic Corporation for the Development of the Private Sector	1992		22.2	22.2
International Fund for Agricultural Development	1977		92.0	82.0
Common Fund for Commodities	1980		1.3	1.3
Credit Guarantee and Investment Facility	2012		30.6	18.6
ASEAN Infrastructure Investment Bank	2015		3,360.7	672.1
ASEAN Infrastructure Fund	2012		120.0	120.0
International Rubber Consortium Limited	2002		4.0	4.0

Source: Bank Indonesia and Ministry of Finance

(1)	Denominated in Special Drawing Rights (“SDR”) of the IMF. Converted to U.S. dollars using the exchange rate on January 3, 2022 of U.S.$1.400980 to SDR 1.
(2)	Indonesia rejoined the IMF and the International Bank for Reconstruction and Development in 1966, it originally became a member of these organizations in 1954 and resigned its memberships in 1965.
(3)	Indonesia rejoined the International Finance Corporation in 1968, it originally became a member in 1956 and resigned its membership in 1961.
(4)	Denominated in ID (ID 1 = SDR 1). See footnote (1) above.

Foreign Relations

Indonesia embraces a foreign policy that is free and active while remaining committed to playing an important role in the maintenance of peace and security in the world. This policy is ingrained in Indonesia’s Constitution and is further testament that the aspirations of the international community as enshrined in the Charter of the United Nations is aligned to that of Indonesia. In this respect, Indonesia assumes leadership roles in advancing the interests of not just certain blocs of like-minded countries, as is likely the norm in international relations but rather continuously and persistently assumes the bridge-building negotiating role in constructing platforms that accommodate the interests of all countries for the common benefit of all.

Indonesia continues its active participation in the forums deemed crucial to life outcomes for the billions in the world for decades to come. In this context, Indonesia has shown active participation in the G20 Summit held in Hamburg, Germany from July 7 to 8, 2017 and the APEC Summit held in Da Nang, Vietnam from November 10 to 11, 2017, the APEC Summit held in Port Moresby, Papua New Guinea from November 17 to 18, 2018, the G20 Summit held in Buenos Aires, Argentina from November 30 to December 1, 2018, the G20 Summit held in Osaka, Japan from June 28 to June 29, 2019, the APEC Summit held virtually from Kuala Lumpur, Malaysia on November 20, 2020, the G20 Summit held virtually from Riyadh, Saudi Arabia from November 21 to November 22, 2020, the APEC Summit held virtually from Auckland, New Zealand on November 12, 2021, and the G20 Summit held in Rome, Italy from October 30 to 31, 2021. The next G20 Summit will take place in Bali from November 15 to 16, 2022.

After the 2021 G20 Summit was held in Rome, Italy from October 30 to 31, 2021, from October 31, 2021, the handover of the Presidency from Italy as the 2021 G20 Presidency to Indonesia was carried out, so that Indonesia will officially hold the G20 Presidency for a full year from December 1, 2021 until November 30, 2022. Indonesia carries the theme “Recover Together, Recover Stronger” at this G20 Presidency. There are three strategic issues that Indonesia will focus on, including inclusive health management, digital-based economic transformation and the transition to sustainable energy use. During the Indonesian Presidency, around 150 meetings and side events will be held which are divided into meetings at the Working Groups level, Ministerial level, Sherpa and Finance Deputies level, to the Summit. The number of delegates attending per meeting ranges from 500 to 5,800 throughout the year.

Based on the Presidential Decree No. 12 of 2021 regarding the National Committee for the G20 Summit Presidency, as lastly amended by the Presidential Decree No. 3 of 2022, the Coordinating Ministry for Economic Affairs together with the Ministry of Foreign Affairs will coordinate the discussion of non-financial topics (Sherpa Track); the Ministry of Finance and BI will coordinate the discussion of financial topics (Finance Track); the Coordinating Ministry for Maritime and Investments will coordinate the Support for Event Organising, while the Ministry of Communications and Information Technology will serve as the Head of Communications and Media.

Indonesia has hosted a series of international events in recent years, including the 2018 Annual Meeting of IMF and World Bank Group in Bali, the Indonesia — Africa Forum in Bali, the 18th Asian Games and the 2018 Asian Para Games. The 2018 Annual Meeting of IMF and World Bank Group in Bali was held from October 12 to 14, 2018 and was attended by 3,500 delegates from 189 member countries, including G20 countries such as China, Japan, United States and France.

The Indonesia-Africa Forum in Bali was held from April 10 to 11, 2018 and was attended by 53 countries. The forum aims to explore various economic opportunities, to strengthen technical cooperation, and to enhance existing partnership between Indonesia and African countries.

With more than 150,000 attendees, the 18th Asian Games involved more than 11,000 athletes across 44 countries, including G20 countries such as China, India, Japan and South Korea. The 2018 Asian Para Games had more than 450,000 attendees with approximately 3,000 athletes from 43 countries, including G20 countries such as China, India, Japan and South Korea.

The Our Ocean Conference (“OOC”) in Bali was held from October 29 to 30, 2018. The OOC 2018 resulted in 305 commitments in the maritime sector with an estimated value of U.S.$10.7 billion, as well as the establishment of 14 million square kilometers new marine protected areas.

Maritime Boundaries Delimitation and the South China Sea

The Government has conducted border diplomacy with its 10 neighboring countries, namely, India, Thailand, Malaysia, Singapore, Vietnam, the Philippines, Palau, Papua New Guinea, Timor-Leste, and Australia.

Indonesia has agreed on the following maritime boundaries:

•

Several Territorial Sea boundaries with Malaysia (northern part of the Malacca Strait) and Singapore (central, western and eastern part of the Singapore Strait), and completion of all Territorial Sea boundaries with Papua New Guinea;

•	Exclusive Economic Zone with the Philippines, Australia, and Papua New Guinea; and

•	Continental Shelf with India, Thailand, Malaysia (Malacca Strait and South China Sea), Vietnam, Australia and Papua New Guinea.

Negotiations on the following maritime boundaries are ongoing:

•	Remaining segments of Territorial Sea boundaries with Malaysia, Singapore and Timor-Leste;

•	Exclusive Economic Zone with India, Thailand, Malaysia, Vietnam, Palau and Timor-Leste; and

•	Continental Shelf with Malaysia, the Philippines, Palau, and Timor-Leste.

Indonesia aims to resolve these maritime boundaries through peaceful and diplomatic channels in accordance with international law.

Indonesia is working to ensure its national interest and to ensure that stability and security are maintained in the South China Sea. These aims are advanced both on a bilateral basis with China as well as through initiatives advanced through ASEAN. In line with this effort, in November 2017, China and the ten member states of ASEAN, including Indonesia, announced an agreement to begin discussions on a Code of Conduct (“COC”), to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea (frequently referred to as the DOC) based on a negotiating framework agreed in August 2017. The Ministry of Foreign Affairs hosted a workshop on the South China Sea on November 16-17, 2017 attended by representatives from Brunei Darussalam, China, the Philippines, Indonesia, Laos, Malaysia, Myanmar, Singapore, Vietnam and Taiwan to explore opportunities for cooperation between stakeholders and encourage dialogue on cooperation projects and maritime borders. Indonesia also hosted the 7th ASEAN Maritime Forum and the 5th Expanded ASEAN Maritime Forum in December 2017. Matters discussed in these forums included the importance of strengthening linkages in maritime cooperation to further promote mutual trust and confidence to ensure security, peace and stability in the region, including matters relating to safety and freedom of navigation and overflight. The Ministry of Foreign Affairs hosted a workshop on the Safety of Navigation and Communication in the South China Sea on November 30 to December 1, 2018 in Manado, North Sulawesi attended by representatives from China, the Philippines, Indonesia, Malaysia, Myanmar, Singapore and Vietnam to explore opportunities for cooperation between stakeholders and encourage dialogue on maritime safety in the South China Sea. Matters discussed in these forums included the relevant international legal instruments, regional framework as well as its implementation to further promote and ensure safety of navigation in the South China Sea. Other matters such as maritime pollution prevention/marine environment protection, innovative technology and policy in the area of maritime safety were also deliberated during the workshop.

The Ministry of Foreign Affairs Republic of Indonesia and The Center for South East Asian Studies jointly organised the Workshop on Managing Potential Conflict in the South China Sea in Batam, Riau Islands, on September 10-12, 2019. The workshop was attended by 54 experts in their personal capacities, from Indonesia, China, Lao PDR, Malaysia, the Philippines, Chinese-Taipei, and Viet Nam. The workshop discussed potential cooperation in various projects and explore more on the potential of business cooperation in the South China Sea Rim.

While Indonesia does not have overlapping territorial claims in the South China Sea with China, it continues to establish communication and consultation with China to promote dispute resolution and the avoidance of conflict in this area. In May 2017, the foreign ministers of Indonesia and China signed a Plan of Action for the Implementation of the Comprehensive Strategic Partnership for 2017-2021, which included China’s commitment to the full implementation of the DOC and to expedite the adoption of a Code of Conduct. Indonesia has also encouraged cooperation between the Indonesian Maritime Security Board and the Chinese Coast Guard to enhance mutual trust and prevent potential conflict.

Indonesia continues to pursue the economic development of its exclusive economic zone off the coast of the Natuna Islands in the North Natuna Sea (which is also referred to as a part of the South China Sea). According to press reports, Indonesia has taken action against foreign-flagged fishing vessels, which have included Chinese vessels, in this zone, in which China has said is a traditional Chinese fishing ground.

Sustainable Development Goals

In September 2021, the Republic published its SDGs Government Securities Framework for the issuance of green and blue bonds and sukuk and social and sustainability bonds and sukuk (which we collectively refer to as “green and SDG” securities). Under the framework, green and SDG securities will be issued to fund eligible expenditures with (a) green and blue focus of 10 categories, including (i) renewable energy, (ii) energy efficiency, (iii) resilience to climate change for highly vulnerable areas and sectors and disaster risk reduction, (iv) sustainable transport, (v) waste to energy and waste management, (vi) sustainable management of nature resources on land, (vii) sustainable management of natural resources on ocean, (viii) green tourism, (ix) green buildings, and (x) sustainable water and wastewater management, and (b) social focus of four categories, comprising (i) employment generation and socioeconomic advancement and empowerment, (ii) food security and sustainable food systems, (iii) access to essential services, and (iv) affordable basic infrastructure. The Republic believes that eligible expenditures will deliver environmental and social benefits and will be part of the Republic’s efforts in achieving its 2030 SDGs targets.

The Republic’s 2030 SDGs targets have been described in the Roadmap of SDGs Indonesia which was published by the Ministry of National Development Planning (“Bappenas”) pursuant to the Presidential Regulation no. 59/2017. The 2030 SDGs targets include 17 targets with respect to green, social and sustainable development such as, among others, eradication of poverty and hunger, improvement of education, health and well-being, reduced inequalities, affordable and clean energy, climate action, and sustainable cities and communities, and the Republic aims to achieve those targets or make substantial progress by 2030.

The Republic will implement an evaluation and selection process to seek to ensure that the proceeds from green and SDG securities are used for eligible expenditures. The process involves a budget tagging process where various ministries will select and tag projects that will be reviewed primarily by the Ministry of Finance for expenditures with green and blue focus and by the Bappenas for expenditures with social focus. Tagged projects that fall into one or more of the eligibility criteria and that have a project development timeline consistent with the tenor of the relevant green and SDG securities may be approved by the Bappenas and the Ministry of Finance, in coordination with other line ministries, to be funded by the proceeds of the relevant green and SDG securities.

The Ministry of Finance will manage and allocate the proceeds from each issue of green and SDG securities and the ministries utilizing the proceeds will track, monitor and report to the Ministry of Finance the environmental and social benefits of the eligible expenditures in their portfolio. A green and SDG securities allocation register will be established to record the allocation of proceeds therefrom. For each issue of green and SDG securities, the Republic will report the fund allocation and the respective impacts annually. This reporting policy is not a contractual obligation of the Republic, and the Republic may decide to change its reporting policy or not comply with the policy at any time. If the Republic does provide such reports, they will be published on a designated page of the Ministry of Finance’s website.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green” or “social,” and therefore the Republic gives no assurance that selected projects will meet expectations regarding environmental or social performance. Although the projects will be selected in accordance with the categories recognized under the SDGs Government Securities Framework, and will be developed in accordance with relevant legislation and standards, the projects may fail to deliver the benefits as anticipated, and there can be no assurance that adverse environmental and/or social impacts will not occur during the design, construction, commissioning and operation of the projects.

Economy and Gross Domestic Product

Introduction

Indonesia has a balanced and diversified economy. The main challenges currently facing Indonesia’s economy include uncertainty in relation to the global economic recovery and commodity prices, which are crucial factors in determining the Republic’s export performance.

Domestically, factors that affect the economy are demographic growth and job creation, the country’s progress in implementing its infrastructure programs, maintaining relatively stable and low inflation and balancing domestic budgetary pressures against the burden of serving external debt.

Principal Sectors of the Economy

Indonesia’s principal economic sectors are manufacturing industry (including coal, oil and gas); agriculture, forestry and fishery; wholesale and retail trade, repair of motor vehicles and motorcycles; construction; and mining and quarrying.

The tables below show the composition of Indonesia’s GDP by sector at current prices and constant prices, respectively, for the periods indicated.

Gross Domestic Product by Industry

(at current prices)

	Year Ended December 31,										Six Months Ended June 30,
	2017	%	2018	%	2019	%	2020P	%	2021P	%	2022P	%

	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	309,373	2.3	332,299	2.2	336,673	2.1	307,606	2.0	320,009	1.9	174,016	1.8
Non-Coal, Oil and Gas Manufacturing Industries	2,430,339	17.9	2,615,152	17.6	2,782,921	17.6	2,760,435	17.9	2,946,895	17.4	1,570,072	16.6

Total Manufacturing Industry	2,739,712	20.2	2,947,451	19.9	3,119,594	19.7	3,068,042	19.9	3,266,904	19.3	1,744,088	18.5
Wholesale and Retail Trade; Repair of Motor Vehicles and Motorcycles	1,768,865	13.0	1,931,813	13.0	2,060,379	13.0	1,994,125	12.9	2,200,529	13.0	1,216,050	12.9
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting & Agriculture Services	1,347,526	9.9	1,417,317	9.6	1,488,986	9.4	1,575,280	10.2	1,672,252	9.9	908,740	9.6
Forestry and Logging	91,609	0.7	97,397	0.7	104,122	0.7	108,640	0.7	111,991	0.7	56,484	0.6
Fishery	348,828	2.6	385,908	2.6	419,635	2.7	431,469	2.8	469,594	2.8	240,279	2.5

Total Agriculture, Forestry, and Fishery	1,787,963	13.2	1,900,622	12.8	2,012,743	12.7	2,115,389	13.7	2,253,837	13.3	1,205,504	12.8
Mining and Quarrying
Oil, Gas and Geothermal Mining	391,450	2.9	460,170	3.1	439,603	2.8	332,560	2.2	461,703	2.7	278,854	3.0
Coal and Lignite Mining	323,365	2.4	401,277	2.7	368,891	2.3	283,195	1.8	603,138	3.6	581,630	6.2
Metal Ore	94,322	0.7	111,321	0.8	96,825	0.6	130,957	0.8	204,590	1.2	127,025	1.3
Other Mining and Quarrying	220,418	1.6	226,219	1.5	244,596	1.5	246,831	1.6	254,219	1.5	127,860	1.4

Total Mining and Quarrying	1,029,555	7.6	1,198,987	8.1	1,149,914	7.3	993,542	6.4	1,523,650	9.0	1,115,369	11.8
Construction	1,410,514	10.4	1,562,297	10.5	1,701,741	10.7	1,652,660	10.7	1,771,727	10.4	919,937	9.8
Government Administration, Defense Compulsory Social Security	499,344	3.7	541,686	3.7	571,622	3.6	582,628	3.8	584,361	3.4	293,127	3.1
Information and Communication	513,716	3.8	558,938	3.8	626,533	4.0	695,964	4.5	748,755	4.4	397,635	4.2
Transportation and Warehousing	735,230	5.4	797,777	5.4	881,548	5.6	689,578	4.5	719,633	4.2	444,387	4.7
Financial and Insurance Service	571,204	4.2	616,315	4.2	671,434	4.2	696,067	4.5	736,189	4.3	399,517	4.2
Education Service	447,138	3.3	481,747	3.2	522,375	3.3	549,626	3.6	556,318	3.3	268,258	2.8
Other*	1,563,357	11.5	1,699,126	11.5	1,863,546	11.8	1,836,908	11.9	1,922,790	11.3	1,020,766	10.8

Gross Value Added at Basic Prices	13,066,596	96.1	14,236,758	95.9	15,181,428	95.9	14,874,528	96.3	16,284,691	96.0	9,024,638	95.7
Taxes less Subsidies on Products	523,230	3.9	601,998	4.1	651,108	4.1	563,489	3.7	686,098	4.0	408,619	4.3

Total GDP	13,589,826	100.0	14,838,756	100.0	15,832,535	100.0	15,438,018	100.0	16,970,789	100.0	9,433,257	100

Source:    BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Gross Domestic Product by Industry

(at constant prices)

	Year Ended December 31,										Six Months Ended June 30,
	2017	%	2018	%	2019	%	2020P	%	2021P	%	2021P	%

	(in billions of Rupiah and percentage of GDP)
Manufacturing Industry
Coal Industry and Oil and Gas Refining	219,849	2.2	219,832	2.1	217,402	2.0	202,604	1.9	203,767	1.8	103,155	1.8
Non-Coal, Oil and Gas Manufacturing Industries	1,883,617	19.0	1,973,537	18.9	2,059,266	18.8	2,007,317	18.7	2,081,055	18.7	1,071,608	18.7

Total Manufacturing Industry	2,103,466	21.2	2,193,368	21.0	2,276,668	20.8	2,209,920	20.6	2,284,822	20.5	1,174,763	20.5
Wholesale and Retail Trade; Repair of Motor Vehicles and Motorcycles	1,311,747	13.2	1,376,879	13.2	1,440,263	13.2	1,385,747	12.9	1,450,226	13.0	750,793	13.1
Agriculture, Forestry, and Fishery
Agriculture, Livestock, Hunting & Agriculture Services	970,263	9.8	1,005,655	9.6	1,038,903	9.5	1,061,023	9.9	1,072,507	9.6	556,291	9.7
Forestry and Logging	61,280	0.6	62,982	0.6	63,218	0.6	63,196	0.6	63,236	0.6	30,322	0.5
Fishery	226,833	2.3	238,616	2.3	252,279	2.3	254,112	2.4	267,967	2.4	132,900	2.3

Total Agriculture, Forestry, and Fishery	1,258,376	12.7	1,307,253	12.5	1,354,399	12.4	1,378,331	12.9	1,403,710	12.6	719,513	12.5
Mining and Quarrying
Oil, Gas and Geothermal Mining	302,653	3.1	298,420	2.9	289,980	2.6	272,583	2.5	260,546	2.3	123,099	2.1
Coal and Lignite Mining	226,479	2.3	235,561	2.3	259,599	2.4	245,499	2.3	261,710	2.4	132,046	2.3
Metal Ore	95,150	1.0	103,719	1.0	88,003	0.8	105,829	1.0	130,000	1.2	76,396	1.3
Other Mining and Quarrying	155,396	1.6	158,804	1.5	168,624	1.5	166,564	1.6	169,844	1.5	84,199	1.5

Total Mining and Quarrying	779,678	7.9	796,505	7.6	806,206	7.4	790,475	7.4	822,100	7.4	415,740	7.2
Construction	987,925	10.0	1,048,083	10.1	1,108,425	10.1	1,072,335	10.0	1,102,518	9.9	551,955	9.6
Government Administration, Defense Compulsory Social Security	326,514	3.3	349,278	3.4	365,534	3.3	365,439	3.4	364,233	3.3	182,398	3.2
Information and Communication	503,421	5.1	538,763	5.2	589,536	5.4	652,063	6.1	696,460	6.3	368,067	6.4
Transportation and Warehousing	406,679	4.1	435,337	4.2	463,158	4.2	393,438	3.7	406,188	3.7	233,011	4.1
Financial and Insurance Service	398,971	4.0	415,621	4.0	443,093	4.0	457,483	4.3	464,639	4.2	238,143	4.1
Education Service	304,811	3.1	321,134	3.1	341,355	3.1	350,265	3.3	350,655	3.2	168,482	2.9
Other*	1,149,671	11.6	1,220,674	11.7	1,310,119	12.0	1,276,166	11.9	1,323,802	11.9	691,407	12.0

Gross Value Added at Basic Prices	9,531,259	96.1	10,002,893	95.9	10,498,756	95.9	10,331,662	96.3	10,669,353	96.0	5,494,272	95.7
Taxes less Subsidies on Products	381,669	3.9	422,959	4.1	450,282	4.1	391,392	3.7	449,516	4.0	248,175	4.3

Total GDP	9,912,928	100.0	10,425,852	100.0	10,949,038	100.0	10,723,055	100.0	11,118,869	100.0	5,742,447	100.0

Source:    BPS

P	Preliminary.
*

Includes the Procurement of Electricity and Gas; Procurement of Water, Management of Trash, Waste and Recycle; Accommodation and Food Beverages Supply; Real Estate; Corporate Services; Health Service and Social Activity; and Other Services sectors.

Manufacturing Industry

Indonesia’s principal manufacturing industries include food products and beverages, coal and refined petroleum products, fabricated metal products, computer, electronic and optical products and electrical equipment. Other major manufacturing industries include transport equipment and chemicals, pharmaceuticals and botanical products. Manufacturing has been the largest contributor to economic growth since the 1980s. The manufacturing industry sector consists of the sub-sectors of (i) coal industry and oil and gas refining and (ii) non-coal, oil and gas manufacturing industries.

In 2017, Indonesia’s manufacturing industries grew by 4.3%, the same as in the previous year. Non-coal, oil and gas manufacturing industries grew by 4.9% during 2017, mainly driven by growth in the food and beverage manufacturing sub-sector, which grew by 9.2%. Coal, oil, and gas manufacturing industries contracted by 0.3% during the 2017 compared to the previous year.

In 2018, Indonesia’s manufacturing industries grew by 4.3%, the same as in the previous year. Non-coal, oil and gas manufacturing industries grew by 4.8% during 2018, mainly driven by the machinery and equipment sub-sector, which grew by 9.5%. This was partially offset by a 1.4% contraction in the chemical, pharmaceutical and traditional medicine sub-sector.

In 2019, Indonesia’s manufacturing industries grew by 3.8% compared to 4.3% in 2018, mainly driven by the growth in non-coal, oil and gas manufacturing industries, which grew by 4.3%, offset by the contraction in coal, oil and gas refinery industry, which contracted by 1.1% in 2019.

In 2020, Indonesia’s manufacturing industries contracted by 2.9% compared to the 3.8% growth in 2019, primarily due to a 6.8% contraction in the coal, oil and gas refinery industry. Non-coal, oil and gas manufacturing industries declined by 2.5%, primarily due to contractions in the transport equipment industry and the machinery equipment industry, which contracted by 19.9% and 10.2%, respectively.

In 2021, Indonesia’s manufacturing industry grew by 3.4% compared to the 2.9% contraction in 2020. Non-coal, oil and gas manufacturing industries grew by 3.7%, mainly driven by growth in the transportation equipment industry, basic metal industry, and machinery and equipment industry sub-sector, which grew by 17.8%, 11.5% and 11.4% respectively.

In the six months ended June 30, 2022, the manufacturing industry grew by 4.5% compared to the same period in 2021. This was due to a growth of 4.9% in the non-coal, oil and gas manufacturing industries and a growth of 1.0% in the coal, oil and gas refining industry. The growth in the non-coal, oil and gas manufacturing industries was primarily driven by a growth of 13.1% in the textile and apparel industry due to an increase in demand for apparel during Ramadan and Eid al-Fitr. This was partially offset by a 7.8% contraction in the rubber industry, rubber and plastic goods industry.

Wholesale and retail trade; repair of motor vehicles and motorcycles

The wholesale and retail trade; repair of motor vehicles and motorcycles sector includes wholesale and retail trade, as well as the repair of motor vehicles, including motorcycles. In recent years, this has generally been the third largest segment of the economy, behind manufacturing and agriculture, forestry and fishery.

In 2017, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 4.5%, compared to 4.0% in 2016. This growth was mainly driven by the wholesale and retail trade of cars, motorcycles, and repairs sub-sector, which grew by 4.8%. The wholesale and retail trade of non-cars and motorcycles sub-sector grew by 4.4% in 2017.

In 2018, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 5.0%, compared to 4.5% growth in 2017. This growth was mainly driven by the wholesale and retail trade of non-cars and motorcycles sub-sector, which grew by 5.0%. The wholesale and retail trade of cars and motorcycles, and repairs sub-sector grew by 4.9% in 2018.

In 2019, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 4.6% compared to 5.0% in 2018. This growth was mainly driven by the wholesale and retail trade of non-cars and motorcycles sub-sector, which grew by 4.8%. The wholesale and retail trade of cars and motorcycles, and repairs sub-sector grew by 3.7% in 2019.

In 2020, the wholesale and retail trade, repair of motor vehicles and motorcycles sector declined by 3.8% compared to the 4.6% growth in 2019, mainly driven by a 14.1% contraction in the wholesale, retail trade, and repairs of cars and motorcycles sub-sector. The wholesale and retail trade of non-cars and motorcycles sub-sector declined by 1.4%.

In 2021, the wholesale and retail trade, repair of motor vehicles and motorcycles sector increased by 4.7% compared to the 3.8% decline in 2020. This was mainly driven by the trade of cars, motorbikes and repair sub-sector, which grew by 12.1%, as a result of the implementation of sales tax incentives on luxurious goods which drives an increase in the number of car sales.

In the six months ended June 30, 2022, the wholesale and retail trade, repair of motor vehicles and motorcycles sector grew by 5.1% compared to the same period in 2021. This was mainly driven by a growth of 5.3% in the trade of cars, motorbikes and repair sub-sector and a growth of 5.0% in the big trade and retail (not cars and motorcycles) sub-sector.

Agriculture, forestry and fishery

The agriculture, forestry and fishery sector consists of the sub-sectors of (i) agriculture, livestock, hunting and agriculture services, (ii) forestry and logging, and (iii) fishery.

In 2017, the agriculture, forestry, and fishery sector grew by 3.9%, compared to 3.4% in 2016. This growth was mainly driven by the fishery sub-sector, which grew by 5.7% compared to 2016. The agriculture, livestock, hunting and agriculture services sub-sector, and the forestry and logging sub-sector grew by 3.6% and 2.1%, respectively, in 2017.

In 2018, the agriculture, forestry, and fishery sector grew by 3.9%, the same rate as in 2017. This growth was mainly driven by the fishery sub-sector, which grew by 5.2% compared to 2017. The agriculture, livestock, hunting and agriculture services sub-sector and the forestry and logging sub-sector grew by 3.7% and 2.8%, respectively, in 2018.

In 2019, the agriculture, forestry, and fishery sector grew by 3.6% compared to 3.9% in 2018. This growth was mainly driven by the fishery sub-sector, which grew by 5.7% compared to 2018. The agriculture, livestock, hunting and agriculture services sub-sector and the forestry and logging sub-sector grew by 3.3% and 0.4%, respectively, in 2019.

In 2020, the agriculture, forestry, and fishery sector grew by 1.8% compared to 3.6% in 2019. This growth was mainly driven by the agriculture, livestock, hunting and agriculture services sub-sector, which grew by 2.1% compared to 2019. The fishery sub-sector grew by 0.7% and the forestry and logging sub-sector declined by 0.03%, in 2020.

In 2021, the agriculture, forestry and fishery sector grew by 1.8%, the same as in the previous year. This growth was mainly driven by the fishery sub-sector which grew by 5.5% due to an increased production of captured fish and seaweed cultivation. The agriculture, livestock, hunting, and agriculture services sub-sector grew by 1.1% and the forestry and logging sub-sector grew by 0.1% as compared to 2020.

In the six months ended June 30, 2022, the agriculture, forestry and fishery sector grew by 1.3% compared to the same period in 2021. This was mainly driven by a growth of 1.4% in agriculture, livestock, hunting, & agriculture services sub-sector and a growth of 1.2% in fishery sub-sector.

The following table sets forth production statistics for Indonesia’s most important agricultural products for the periods indicated.

Production of Principal Agricultural Products by Sub-sectors

	Year Ended December 31,
	2017	2018	2019	2020	2021P

	(in thousands of tons, except as otherwise indicated)
Food crops
Rice(1) (2)	81,149	59,201	54,604	54,649	54,415
Cassava	19,054	19,341	N/A	N/A	N/A
Corn	28,924	30,056	N/A	N/A	N/A
Sweet Potato	2,029	1,914	N/A	N/A	N/A
Soybeans (shelled)	539	983	N/A	N/A	N/A
Peanuts (shelled)	495	512	N/A	N/A	N/A
Mung bean	241	235	N/A	N/A	N/A
Estate cash crops
Dry Rubber	3,680	3,630	3,301	3,037	3,121
Coffee	718	756	753	762	775
Cocoa	591	767	735	721	707
Tea	146	140	130	144	145
Sugarcane	2,122	2,172	2,227	2,131	2,418
Tobacco	181	196	270	261	237
Palm Oil	37,965	42,884	47,120	48,297	46,223
Livestock
Meat	4,597	4,779	4,888	4,555	4,792
Eggs	5,217	5,268	5,355	5,874	5,926
Milk	928	951	945	947	963
Fish products
Captured Fish	7,071	7,361	7,335	7,704	8,088
Farmed Fish	16,116	15,689	15,212	15,459	16,392
Forestry(3)
Logs	43,682	47,966	45,840	51,916	64,424
Sawn Timber	1,912	2,079	2,529	2,581	3,160
Plywood	3,761	4,214	4,158	3,863	5,276

Sources:    BPS, Ministry of Agriculture, Ministry of Marine Affairs and Fisheries, and Ministry of Environment and Forestry

P	Preliminary.
N/A	Not available.
(1)	2017 result of coordination meeting between Ministry of Agriculture and BPS.
(2)	Since 2018, the calculation of paddy harvested area data was carried out using the area sampling framework method, replacing the eye estimate method previously.
(3)	All units are in thousands of cubic meters.

Mining and Quarrying

Indonesia is a significant player in the global mining and quarrying industry with significant production of natural gas, coal, crude oil, tin, nickel, bauxite and copper.

In 2017, the mining and quarrying sector grew by 0.7% compared to 0.9% in 2016, primarily due to growth in the metal ore , the other mining and quarrying, and the coal and lignite mining sub-sectors, which grew by 6.6%, 4.7%, and 1.5%, respectively. This was partially offset by a contraction in the oil, gas and geothermal mining sub-sector, which contracted by 3.5% in 2017.

In 2018, the mining and quarrying sector grew by 2.2% compared to 0.7% in 2017, primarily due to growth in the metal ore mining, the coal and lignite mining, and the other mining and quarrying sub-sectors, which grew by 9.0%, 4.0%, and 2.2%, respectively. This was partially offset by a contraction in the oil, gas and geothermal mining sub-sector, which contracted by 1.4% in 2018.

In 2019, the mining and quarrying sector grew by 1.2% compared to 2.2% in 2018, primarily due to growth in the coal and lignite mining and the other mining and quarrying sub-sectors, which grew by 10.2% and 6.2%, respectively. This growth was partially offset by a contraction in the metal ore mining and the oil, gas and geothermal mining sub-sectors, which contracted by 15.2% and 2.8%, respectively.

In 2020, the mining and quarrying sector declined by 2.0% compared to the 1.2% growth in 2019, primarily due to contractions in the oil, gas, and geothermal mining sub-sector and the coal and lignite mining sub-sector, which respectively contracted by 6.0% and 5.4%. This contraction was offset by a growth in metal ore mining sub-sector, which grew by 20.3%.

In 2021, the mining and quarrying sector grew by 4.0% compared to a contraction of 2.0% the previous year. This was mainly driven by the metal ore mining sub-sector, which grew by 22.8% due to increase in copper and gold production. The oil, gas and geothermal mining sub-sector contracted by 4.4% due to a decrease in the amount of oil production.

In the six months ended June 30, 2022, the mining and quarrying sector grew by 3.9% compared to the same period in 2021. This was mainly driven by a growth of 24.0% in metal ore mining sub-sector due to an increase in copper and gold production. This growth is offset by a decline of 5.0% in oil, gas and geothermal mining sub-sector as compared to the same period in 2021.

As products in the mining and quarrying sector are internationally traded commodities with prices set by the world markets, the performance of this sub-sector is primarily affected by international market prices. See “— Foreign Trade and Balance of Payments — Exports and Imports.”

Oil and Natural Gas

The oil and gas market in Indonesia is characterized by the presence of large, diversified companies with highly vertically integrated operations throughout oil exploration, production, refining, transportation and marketing. Pertamina, a SOE, plays an important role in the production of oil and gas in Indonesia.

In 2017, the contribution of the Indonesian oil and gas industry to Indonesia’s GDP decreased due to a decrease in international crude oil prices. Oil and gas exports contributed 9.5%, 7.0%, 5.1%, 5.3% and 5.5% to total exports in 2018, 2019, 2020, 2021 and the six months ended June 30, 2022, respectively. Decrease in oil and gas exports is primarily due to Government’s policy to optimize the utilization of oil and gas for domestic demand. In 2018, 2019, 2020, 2021 and the six months ended June 30, 2022, oil gas revenues comprised 10.7%, 9.2%, 6.2%, 7.4% and 8.9%, respectively, of the Government’s domestic revenue (inclusive of income tax revenue from the oil and gas sub-sector). Decrease in oil production within the last two and a half years is primarily due to natural decline in the reservoir performance and lack of new oil and gas reserve which may increase production.

The following table sets forth crude oil production by source for the periods indicated.

Crude Oil Production by Source(1)

	Year Ended December 31,
	2017	2018	2019	2020	2021P
Pertamina	28	29	30	29	26
Production sharing contracts(2)	264	253	242	230	215

Total	292	282	272	259	241

Source:    Ministry of Energy and Mineral Resources

P	Preliminary
(1)	Includes production of crude oil condensate.
(2)

Most of the production under production sharing contracts is provided to Pertamina. Production sharing contracts are a common type of joint cooperation contract used in Indonesia’s oil and gas upstream sector, under which the Government and the contractor agree to split the production measured in revenue based on agreed percentages.

The table below sets forth Indonesia’s proven crude oil reserves for the periods indicated based on estimates prepared by the Ministry of Energy and Mineral Resources’ Reserve Oil and Gas Evaluation Team, which is composed of representatives from the Oil and Gas Directorate of the Ministry of Energy and Mineral Resources, the Center of Research and Development of Oil and Gas Technology of the Ministry of Energy and Mineral Resources, as well as SKK Migas, which are based on the applicable Annual Reserve Oil and Gas Report received by SKK Migas from various oil and gas contractors. SKK Migas is a government entity responsible for supervising upstream oil and gas activities. Proven crude oil reserves include developed and undeveloped volumes that are economically recoverable at either current prices or forecasted future prices as calculated by each relevant contractor under the coordination of SKK Migas. Estimates of proven crude oil reserves are comparable to estimates prepared using international standards and include total volume without regard to the direct economic benefit of Indonesia. Estimates are prepared pursuant to the Petroleum Resources Management System sponsored by the Society of Petroleum Engineers.

Proven Crude Oil Reserves

Year	Proven Crude Oil Reserves
(in million stock tank barrels)
2017	3,170.9
2018	3,154.3
2019	2,483.9
2020	2,442.1
2021	2,245.2

Source:    Ministry of Energy and Mineral Resources

The following table sets forth Indonesia’s crude oil exports by source for the periods indicated.

Crude Oil Exports(1)

	Year Ended December 31,
	2017	2018	2019	2020	2021P

	(in millions of barrels)
Production sharing contracts(2)	102	73	26	28	44
Government and government-designated(3)	1	1	0	4	0

Total	103	74	26	32	44

Source:    Ministry of Energy and Mineral Resources

P	Preliminary
(1)	Includes exports of crude oil condensate.
(2)

Most of the production under production sharing contracts is provided to Pertamina. Production sharing contracts are a common type of joint cooperation contract used in Indonesia’s oil and gas upstream sector, under which the Government and the contractor agree to split the production measured in revenue based on agreed percentages.

(3)	Exports by Pertamina and entities designated by SKK Migas are reported together.

The following table sets forth the average price of Indonesian crude oil, measured by the ICP, for the periods indicated.

Average Price of Crude Oil

	Year Ended December 31,					As of July 31,
	2017	2018	2019	2020	2021	2022

	(in U.S. dollars per barrel)
ICP(1)	51.2	67.5	62.4	40.4	68.5	106.7

Sources:    Directorate General of Oil and Gas, Ministry of Energy and Mineral Resources

(1)	For a description of the ICP, see “Certain Defined Terms and Conventions.”

The following table sets forth natural gas production by source for the periods indicated.

Natural Gas Production by Source(1)

	Year Ended December 31,
	2017	2018	2019	2020	2021P

	(in millions of cubic feet)
Pertamina	371	371	349	314	326
Production sharing contracts(2)	2,410	2,463	2,298	2,129	2,114

Total	2,781	2,834	2,647	2,443	2,440

Source:    Ministry of Energy and Mineral Resources

P	Preliminary
(1)	Includes LPG.
(2)

Most of the production under production sharing contracts is provided to Pertamina. Production sharing contracts are a common type of joint cooperation contract used in Indonesia’s oil and gas upstream sector, under which the Government and the contractor agree to split the production measured in revenue based on agreed percentages.

The table below sets forth Indonesia’s proven natural gas reserves for the periods indicated based on estimates prepared by the Ministry of Energy and Mineral Resources’ Reserve Oil and Gas Evaluation Team, which is composed of representatives from the Oil and Gas Directorate of the Ministry of Energy and Mineral Resources, the Center of Research and Development of Oil and Gas Technology of the Ministry of Energy and Mineral Resources, as well as SKK Migas, which are based on the applicable Annual Reserve Oil and Gas Report received by SKK Migas from various oil and gas contractors. Proven natural gas reserves represent marketable volumes that generate sales revenue. Estimates of proven natural gas reserves are comparable to estimates prepared using international standards and include total volume without regard to the direct economic benefit of Indonesia. Estimates are prepared pursuant to the Petroleum Resources Management System sponsored by the Society of Petroleum Engineers.

Proven Natural Gas Reserves

Year	Proven Natural Gas Reserves
(in trillions of standard cubic feet of gas)
2017	100.4
2018	96.1
2019	49.7
2020	43.6
2021	41.6

Source:    Ministry of Energy and Mineral Resources

Minerals

The Republic’s major mineral products are coal, nickel, copper and bauxite, and it has substantial resources of each of these minerals. In recent years, the Government has pursued policies designed to increase the production and export of value-added products using these mineral resources.

Grasberg Copper Mine

Under Law No. 4 of 2009 on Mineral and Coal Mining enacted by the Government in January 2009 (which was subsequently amended by Law No. 3 of 2020 enacted in June 2020 and further amended by Article 39 of the Law on Job Creation, as so amended, the “Mining Law”), two new types of licenses were created: ijin usaha pertambangan (“IUP”) and ijin usaha pertambangan khusus (“IUPK”). Subsequent to the enactment of the Mining Law, the Government issued various regulations thereunder, including (i) regulations mandating the domestic processing and refining of minerals, (ii) regulations requiring the reclamation of areas affected by mining activities, (iii) regulations related to local community development and empowerment, optimization and conservation of mineral resources, and job opportunities for local mining service providers and local communities surrounding a mining area and (iv) regulations relating to procedures for the granting of a production operation special mining permit, which provide guidelines for the granting of an operation production IUPK in order to continue the operation of a contract of work.

Pursuant to the Mining Law, contracts of work issued under the prior mining law, including PT Freeport Indonesia’s (“Freeport”) contract of work, will remain valid until the end of their terms. Under the current regulations, however, contract of work holders, including Freeport, are required to refine their mining products in Indonesia and, contract of work holders, including Freeport, are required to convert their contract of work into an IUPK to continue the export of concentrate.

On February 20, 2017, Freeport-McMoRan Inc. (“FCX”), the parent company of Freeport, the operator of the Grasberg copper mine in the province of Papua, announced that Freeport had provided to the Government formal notice of an impending dispute pursuant to the dispute resolutions provisions of the contract of work entered into between Freeport and the Government.

On April 4, 2017, the Government granted Freeport a temporary special mining permit, which was effective from February 2017 to October 2017. In August 2017, Freeport agreed to convert its contracts of work into an IUPK and to transfer to Indonesia a 51% stake in the Grasberg copper mine. Freeport also agreed to build a smelter to process copper concentrate in Indonesia in order to support job creation and increase the amount of processing work done in Indonesia. In exchange, the Government agreed to grant Freeport an initial five-year license expiring in 2021 and to extend Freeport’s permit to operate the mine for two additional ten-year terms until 2041, subject to the construction of certain smelters, submission of the applicable permit applications and certain other conditions.

On September 27, 2018, the Indonesian state-owned enterprise PT Indonesia Asahan Aluminium (Persero) or Inalum, entered into various agreements with FCX, Rio Tinto and other relevant parties in connection with Inalum’s acquisition of a 51.2% share ownership in Freeport Indonesia and other interests related to the Grasberg copper mine for a cash consideration of U.S.$3.85 billion.

The transaction was completed in December 2018, pursuant to which Inalum owns, directly and indirectly, 51.2% beneficial equity interest in Freeport Indonesia (subject to a dividend assignment mechanism to replicate the joint venture economics), and FCX’s ownership is 48.8%. FCX continues to manage the operations of Freeport Indonesia. The Government has granted Freeport Indonesia an IUPK to replace its Contract of Work, enabling Freeport Indonesia to conduct operations in the Grasberg minerals district through Freeport Indonesia an extension of mining rights through 2031, with rights to extend mining rights through 2041 subject to it completing the construction of a new smelter within five years of the closing of the transaction and fulfilling its defined fiscal obligations to the Government.

Construction

Over the last five years, besides the development of a basic public services infrastructure, the main drivers of the construction sector were improvement works in the areas of communications and logistics infrastructure, transportation and electrification.

In 2017, the construction sector grew by 6.8% compared to a growth of 5.2% in 2016, primarily due to several infrastructure projects conducted by the public and private sectors such as roads, highways, light rail transit, and bridges.

In 2018, the construction sector grew by 6.1% compared to 6.8% in 2017, primarily due to the increased construction activity on infrastructure projects such as light rail transits and highways.

In 2019, the construction sector grew by 5.8% compared to 6.1% in 2018. This growth was primarily due to the increased construction activity on infrastructure projects such as light rail transits and highways.

In 2020, the construction sector contracted by 3.3% compared to 5.8% growth in 2019. This contraction was primarily due to reduced construction activity as a result of Covid-19, which led to delayed completion of infrastructure projects.

In 2021, the construction sector grew by 2.8% compared to 3.3% contraction in 2020. This is in line with the increase in infrastructure activities and the increase in imports of raw materials for construction activities.

In the six months ended June 30, 2022, the construction sector grew by 3.0% compared to the same period in 2021.

Transportation and Warehousing

The transportation and warehousing sector comprises the sub-sectors of (i) railway transport, (ii) land transport, (iii) sea transport, (iv) river, lake and ferry transport, (v) air transport and (vi) warehousing and support activities for transportation; postal and courier.

In 2017, the transportation and warehousing sector grew by 8.5%, compared to 7.4% in 2016. The sub-sector contributing the highest growth was railway transport at 19.0%, followed by air transport at 11.9% and warehousing and support activities for transportation; postal and courier at 8.5%.

In 2018, the transportation and warehousing sector grew by 7.1%, compared to 8.5% in 2017. The sub-sector contributing the highest growth was railway transport at 10.7%, followed by warehousing and support activities for transportation; postal and courier at 7.9%, and sea transport and land transport at 7.2% and 7.1% respectively.

In 2019, the transportation and warehousing sector grew by 6.4% compared to 7.1% in 2018. The sub-sector contributing the highest growth was sea transport at 10.5%, followed by warehousing and support activities for transportation, postal and courier at 10.3%. This was partially offset by contraction in the air transport sub-sector, which contracted by 9.8%.

In 2020, the transportation and warehousing sector contracted by 15.1% compared to the 6.4% growth in 2019. The sub-sector contributing the highest contractions was air transport at 53.1%, followed by railways transport at 42.3%. This contraction was primarily due to mobility restriction during the Covid-19 pandemic.

In 2021, the transportation and warehousing sector grew by 3.2% compared to 15.1% decline in 2020. This was partly due to increased mobility in public transportation and recreational areas.

In the six months ended June 30, 2022, the transportation and warehousing sector grew by 18.6% compared to the same period in 2021. This was primarily due to a growth of 71.4% in river, lake and ferry transport sub-sector and 55.6% in air transport sub-sector. Sea transport and land transport sub-sectors grew by 8.3% and 2.3% respectively.

Information and Communication

In 2019, the information and communication grew by 9.4% compared to 7.0% in 2018. This growth was primarily due to an increase in the number of start-ups, game online industries, and construction of base transceiver stations.

In 2020, the information and communication grew by 10.6% compared to 9.4% in 2019. This growth was primarily due to an increase in data traffic in telecommunications industry as a result of the working from home and school from home arrangements.

In 2021, the information and communication sector grew by 6.8% compared to 10.6% in 2020. The slower growth was partly due to decline in the information industry, which includes the printing and paper goods industry.

During the six months ended June 30, 2022, the information and communication sector grew by 7.6% compared to the same period in 2021.

Other sectors

None of the other sectors shown in the tables above comprised more than 5.0% of GDP, at either current prices or constant prices, for the periods indicated.

Gross Domestic Product by Expenditure

In this report, GDP is shown in both current and constant prices. GDP at current prices value a country’s output using the actual prices for each year, while GDP at constant prices (also referred to as “real” GDP) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation.

The following tables show the distribution of GDP in the Indonesian economy by expenditure at current prices and constant prices, respectively, for the periods indicated (at current prices).

Gross Domestic Product by Expenditure

(at current prices)

	Year Ended December 31,
	2017	%	2018	%	2019	%	2020P	%	2021P	%

	(in billions of Rupiah and percentage of GDP)
GDP	13,589,826	100.0	14,838,756	100.0	15,832,535	100.0	15,438,018	100.0	16,970,789	100.0
Add: Imports of goods and services	2,606,283	19.2	3,275,145	22.1	3,008,574	19.0	2,424,413	15.7	3,201,023	18.9

Total supply of goods and services	16,196,109	119.2	18,113,901	122.1	18,841,109	119.0	17,862,431	115.7	20,171,812	118.9

Less: Exports of goods and services	2,742,061	20.2	3,116,546	21.0	2,920,518	18.4	2,666,365	17.3	3,659,040	21.6

Total domestic expenditure	13,454,048	99.0	14,997,355	101.1	15,920,592	100.6	15,196,066	98.4	16,512,772	97.3

Allocation of total domestic expenditure:
Household consumption expenditure	7,623,056	56.1	8,274,214	55.8	8,965,837	56.6	8,899,918	57.6	9,236,010	54.4
NPISHs consumption expenditure	160,594	1.2	180,893	1.2	206,093	1.3	201,362	1.3	207,767	1.2
Government consumption expenditure	1,239,470	9.1	1,338,639	9.0	1,394,795	8.8	1,474,068	9.5	1,551,707	9.1

Total consumption	9,023,120	66.4	9,793,746	66.0	10,566,726	66.7	10,575,347	68.5	10,995,483	64.8

Gross domestic fixed capital formation	4,370,575	32.2	4,791,211	32.3	5,121,372	32.3	4,897,050	31.7	5,227,854	30.8
Change in inventories (residual)(1)	60,353	0.4	412,397	2.8	232,494	1.5	(276,331)	(1.8)	289,435	1.7

Total domestic expenditure	13,454,048	99.0	14,997,355	101.1	15,920,592	100.6	15,196,066	98.4	16,512,772	97.3

Source:    BPS

P	Preliminary.
(1)	Includes statistical discrepancies.

	Six months ended June 30, 2022P	%
	(in billions of Rupiah)	(in percentage of GDP)
GDP	9,433,256	100.0
Add: Imports of goods and services	1,938,974	20.6

Total supply of goods and services	11,372,230	120.6

Less: Exports of goods and services	2,261,007	24.0

Total domestic expenditure	9,111,224	96.6

Allocation of total domestic expenditure:
Household consumption expenditure	4,953,757	52.5
NPISHs consumption expenditure	110,709	1.2
Government consumption expenditure	589,915	6.3

Total consumption	5,654,381	59.9

Gross domestic fixed capital formation	2,717,286	28.8
Change in inventories (residual)(1)	739,557	7.8

Total domestic expenditure	9,111,224	96.6

Source:    BPS

P	Preliminary.
(1)	Includes statistical discrepancies.

Gross Domestic Product by Expenditure

(at constant 2010 prices)

	Year Ended December 31,(1)
	2017	%	2018	%	2019	%	2020	%	2021P	%

	(in billions of Rupiah and percentage of GDP)
GDP	9,912,928	100.0	10,425,852	100.0	10,949,038	100.0	10,723,055	100.0	11,118,869	100.0
Add: Imports of goods and services	1,964,819	19.8	2,203,270	21.1	2,040,354	18.6	1,704,165	15.9	2,101,352	18.9

Total supply of goods and services	11,877,747	119.8	12,629,122	121.1	12,989,392	118.6	12,427,220	115.9	13,220,220	118.9
Less: Exports of goods and services	2,146,565	21.7	2,286,395	21.9	2,266,679	20.7	2,090,273	19.5	2,592,682	23.3

Total domestic expenditure	9,731,183	98.2	10,342,727	99.2	10,722,713	97.9	10,336,946	96.4	10,627,538	95.6

Allocation of total domestic expenditure:
Household consumption expenditure	5,379,629	54.3	5,651,456	54.2	5,936,399	54.2	5,780,223	53.9	5,896,697	53.0
NPISHs consumption expenditure	112,664	1.1	122,970	1.2	136,027	1.2	130,249	1.2	132,317	1.2
Government consumption expenditure	790,756	8.0	828,877	8.0	855,931	7.8	872,774	8.1	909,173	8.2

Total consumption	6,283,049	63.4	6,603,303	63.3	6,928,357	63.3	6,783,246	63.3	6,938,187	62.4
Gross domestic fixed capital formation	3,228,763	32.6	3,444,310	33.0	3,597,664	32.9	3,419,182	31.9	3,549,219	31.9
Change in inventories (residual)(2)	219,370	2.2	295,114	2.8	196,692	1.8	134,519	1.3	140,132	1.3

Total domestic expenditure	9,731,183	98.2	10,342,727	99.2	10,722,713	97.9	10,336,946	96.4	10,627,538	95.6

Source:    BPS

P	Preliminary.
(1)	Calculated with calendar year 2010 as the Base Year.
(2)	Includes statistical discrepancies.

	Six months ended June 30, 2022P (1)%
	(in billions of Rupiah)	(in percentage of GDP)
GDP	5,742,447	100.0
Add: Imports of goods and services	1,145,398	19.9

Total supply of goods and services	6,887,845	119.9

Less: Exports of goods and services	1,431,734	24.9

Total domestic expenditure	5,456,111	95.0

Allocation of total domestic expenditure:
Household consumption expenditure	3,063,491	53.3
NPISHs consumption expenditure	68,596	1.2
Government consumption expenditure	350,883	6.1

Total consumption	3,482,971	60.7

Gross domestic fixed capital formation	1,787,058	31.1
Change in inventories (residual)(1)	186,082	3.2

Total domestic expenditure	5,456,111	95.0

Source: BPS

P	Preliminary.
(1)	Calculated with calendar year 2010 as the Base Year.
(2)	Includes statistical discrepancies.

Inflation

The Government sets inflation targets periodically and targeted an inflation rate of 3.5% (±1.0%) for 2019 and 3.0% (±1.0%) for 2020 to 2023, and 2.5% (±1.0%) for 2024. Bank Indonesia enacts and implements policies to achieve the inflation target in coordination with the Government.

In addition, the Inflation Management and Monitoring Team (Tim Pemantauan dan Pengendalian Inflasi (“TPI”)) is responsible for identifying and analyzing the sources of inflation and making policy recommendations to maintain low and stable inflation levels in the medium-to-long term. The TPI at the national level consists of a number of governmental authorities, including Bank Indonesia, the Ministry of Finance, the Ministry of Transportation, the Ministry of Trade, the Ministry of Agriculture, the Ministry of Energy and Mineral Resources, and the Coordinating Ministry of Economic Affairs. Since 2010, the TPI has also been formed in various regions to strengthen policy coordination, particularly in monitoring and controlling regional inflation.

The following table shows the Consumer Price Index (“CPI”) as of the end of the periods indicated and the percentage change against the previous period.

Changes in Consumer Price Index

	As of December 31,					As of July 31,
	2017	2018	2019	2020	2021	2022
CPI(1)	131.3	135.4	139.1	105.7	107.7	111.8
Annual percentage year-on-year	3.6%	3.1%	2.7%	1.7%	1.9%	4.9%

Source:    BPS

(1)

Calculated on the basis of (i) 2012 CPI = 100 for 2017-2019, and (ii) 2018 CPI = 100 for 2020-2022. From January 2020, BPS calculated CPI based on a consumption pattern obtained from a cost of living survey conducted in 2018 in 90 cities in Indonesia. Prior to January 2020, CPI was based on a consumption pattern obtained from a cost of living survey conducted in 2012 in 82 provincial capital cities in Indonesia.

The following table shows percentage changes year-on-year in the CPI for certain commodities for the periods indicated.

Inflation by Commodity(1)

	For the year ended December 31,
	2017	2018	2019
Food	1.3	3.4	4.3
Processed food, beverages and cigarettes	4.1	3.9	4.0
Housing	5.1	2.4	1.8
Clothing	3.9	3.6	4.9
Health	3.0	3.1	3.5
Education, recreation and sports	3.3	3.2	3.3
Transportation, communication, and financial Service	4.2	3.2	0.2

Source:    BPS

(1)	Annual percentage year-on-year.

Inflation by Commodity(1)(2)

	As of December 31,		As of July 31,
	2020	2021	2022
Food, drinks, and tobacco	3.6	3.1	9.4
Clothing and Footwear	1.0	1.5	1.5
Housing, water, electricity, and household fuel	0.4	0.8	2.6
Household equipment, tools, and routine maintenance	1.0	2.7	4.9
Health	2.8	1.7	2.3
Transportation	(0.9)	1.6	6.7
Information, communication, and financial services	(0.4)	(0.1)	(0.3)
Recreation, sports, and culture	0.7	1.1	2.3
Education	1.4	1.6	1.9
Food and beverage providers/restaurant	2.3	2.7	4.0
Personal care and other services	5.8	1.7	4.8

Source:    BPS

(1)	Annual percentage year-on-year.
(2)

From January 2020, BPS calculated CPI based on a consumption pattern obtained from a cost of living survey conducted in 2018 in 90 cities in Indonesia. Prior to January 2020, CPI was based on a consumption pattern obtained from a cost of living survey conducted in 2012 in 82 provincial capital cities in Indonesia. The categories of commodities measured under the cost of living survey changed between the 2012 and the 2018 surveys. Accordingly, inflation by commodity for 2020-2022 may not be directly comparable to prior periods.

Indonesia measures annual inflation by year-on-year changes in the CPI.

In 2017, annual inflation was 3.6%, which was higher than the 3.0% annual inflation in 2016. This increase was primarily due to larger increases in the prices for: housing; transportation, communication, and financial service; clothing; and education, recreation and sports, which increased by 5.1%, 4.2%, 3.9% and 3.3%, respectively.

In 2018, annual inflation was 3.1%, which was lower than the 3.6% annual inflation in 2017. This was primarily due to smaller increases in the prices for: housing; transportation, communication, and financial service; clothing; and processed food, beverages and cigarettes, which increased at 2.4%, 3.1%, 3.5% and 3.9%, respectively.

In 2019, annual inflation was 2.7%, which was lower than the 3.1% annual inflation in 2018. This was primarily due to smaller increases in the prices for: housing; and transportation, communication, and financial service, which increased at 1.8% and 0.2%, respectively.

In 2020, annual inflation was 1.7%, which was lower than the 2.7% annual inflation in 2019. This was primarily due to deflation in the prices for: transportation; and information, communication, and financial services, which decreased at 0.9% and 0.4%, respectively. From January 2020, BPS has calculated CPI based on a consumption pattern obtained from a cost of living survey conducted in 2018 in 90 cities in Indonesia. Prior to January 2020, CPI was based on a consumption pattern obtained from a cost of living survey conducted in 2012 in 82 provincial capital cities in Indonesia.

In 2021, annual inflation was 1.9%, which was higher than the 1.7% annual inflation in 2020. This was primarily due to increases in the prices for: food, drinks and tobacco; food and beverage providers/restaurant; household equipment, tools, and routine maintenance; and personal care and other services, which increased at 3.1%, 2.7%, 2.7% and 1.7%, respectively.

As of July 2022, annual inflation was 4.9%, which was higher than the 4.4% annual inflation in June 2022. This was due to increases in the prices for all sectors from June 2022 to July 2022. The three sectors which experienced the highest inflation as of July 2022 were food, drinks and tobacco, transportation, and household equipment, tools and routine maintenance, for which the month-to-month inflation compared to June 2022 was 1.2%, 1.1% and 0.3%, respectively, and the annual inflation was 9.4%, 6.7% and 4.9%, respectively.

Privatization of State-Owned Enterprises

The sale by the Government of SOE shares to private investors has been an important means for the Government to promote private investment and to improve the efficiency, transparency, public accountability and corporate governance of the SOEs.

As of December 31, 2021, there were 87 SOEs that comprised 14 listed SOEs, 61 non-listed SOEs, and 12 special purpose entities. In addition, there were 40 enterprises in which the Government owned a minority stake. Ministry of SOEs formed clusters based on supply-chain linkages and industry similarities to increase synergies that divided into 13 clusters. As of December 2021, these clusters include Danareksa-PPA cluster (35 SOEs), Infrastructure cluster (10 SOEs), Logistic cluster (9 SOEs), Manufacturing cluster (7 SOEs), Banking cluster (5 SOEs), Insurance cluster (5 SOEs), Tourism cluster (4 SOEs), Food and Agri cluster (3 SOEs), Energy cluster (2 SOEs), Health Care cluster (2 SOEs), Plantations cluster (2 SOEs), Telco cluster (2 SOEs), and Mining cluster (1 SOE).

The Government is currently pursuing the sale of minority interests by various SOEs and/or their subsidiaries. The Government is also pursuing the amalgamation of SOEs that operate in the same or related industries or sectors.

The following table sets forth significant full and partial privatizations since 2011 (including prior periods where relevant):

State-Owned Enterprises Privatizations

SOE	Year of offering		Government equity interest after offering	Proceeds to the Government		Proceeds to SOE

			(percentages)	(in billions of Rupiah)
PT Bank Tabungan Negara (Persero) Tbk	2009		72.9	—		1,819
	2012	(3)	60.0	135.9		1,870
PT Garuda Indonesia (Persero) Tbk	2011		69.1	—		3,187
	2014	(3)	60.5	11.2		1,449
PT Kertas Basuki Rachmat Tbk(1)	2011		—	2.6	(2)	—
PT Atmindo Tbk(1)	2011		—	9.0	(2)	—
PT Jakarta International Hotel Development, Tbk(1)	2011		—	18.5	(2)	—
PT Waskita Karya (Persero) Tbk	2012		68.0	—		1,171
PT Semen Baturaja (Persero) Tbk	2013		76.2	—		1,309
PT Sarana Karya (Persero)(4)	2013		—	48.2		—
PT Kertas Padalarang (Persero)(5)	2013		—	12.1		—
PT Waskita Karya (Persero) Tbk(6)	2015		68.0	—		5,289
PT Aneka Tambang (Persero) Tbk(6)	2015		65.0	—		5,381
PT Adhi Karya (Persero) Tbk(6)	2015		51.0	—		2,727
PT Wijaya Karya (Persero) Tbk(6)	2016		65.0	—		6,149
PT Krakatau Steel (Persero) Tbk(6)	2016		80.0	—		1,875
PT Pembangunan Perumahan (Persero) Tbk(6)	2016		51.0	—		4,412
PT Jasa Marga (Persero) Tbk(6)	2016		70.0	—		1,786
PT Bank Rakyat Indonesia (Persero) Tbk(7)	2021		56.8	—		95,900
PT Waskita Karya Tbk(8)	2021		75.4	—		9,444
PT Dayamitra Komunikasi Tbk(9)	2021		—	—		18,460

Source:    Ministry of State-Owned Enterprises.

(1)	Minority Ownership by Government.
(2)	Sale of unsold shares from 2007.
(3)	Rights issue through the issuance of new shares.
(4)

Pursuant to Government Regulation No. 91 of 2013, sales of shares held by the Republic in PT Sarana Karya (Persero) have been made using strategic sales method to PT Wijaya Karya (Persero) Tbk with total gross proceeds of Rp50 billion on December 31, 2013.

(5)

Pursuant to Government Regulation No. 35 and 36 of 2013, sales of shares held by the Republic in PT Kertas Padalarang (Persero) have been made using strategic sales method to Perum Peruri with total gross proceeds of Rp13 billion on December 18, 2013.

(6)	Rights issues carried out through the execution of pre-emptive rights using the addition of State Capital Investment Fund, from the Government.
(7)	Rights issue due the consolidation of SOEs for the establishment of ultra-micro holdings with PT Bank BRI as the parent company and PT PNM and PT Pegadaian as subsidiaries.
(8)	Rights issue of PT Waskita for business restructuring and the capital injection from the Government.
(9)	Mitratel is a subsidiary of PT Telkom Indonesia and underwent an initial public offering (IPO) on the Indonesia Stock Exchange (IDX) in November 2021.

Labor and Employment

Labor

The following table sets forth the proportion of the employed labor force in each sector of the economy as of the period indicated.

	As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February
Sector	2017(1)		2017(1)		2018(1)		2018(1)		20191)		2019(1)		2020(1)		2020(1)		2021(1)		2021(1)		2022(1)
	(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%
Agriculture, forestry and fishing	39.7	31.9	35.9	29.7	39.8	30.7	36.6	29.0	39.1	29.7	35.5	27.5	39.0	29.2	38.2	29.8	38.8	29.6	37.1	28.3	40.6	30.0
Mining and quarrying	1.4	1.1	1.4	1.1	1.4	1.1	1.5	1.2	1.4	1.0	1.4	1.1	1.3	1.0	1.4	1.1	1.4	1.0	1.4	1.1	1.6	1.2
Manufacturing	17.1	13.7	17.6	14.5	18.2	14.0	18.5	14.7	18.5	14.0	19.2	14.9	18.7	14.0	17.5	13.6	17.8	13.6	18.7	14.3	18.7	13.8
Electricity, gas, steam and air conditioning supply	0.3	0.2	0.3	0.2	0.3	0.3	0.3	0.3	0.3	0.2	0.4	0.3	0.3	0.3	0.3	0.2	0.3	0.2	0.3	0.2	0.3	0.2
Water supply, sewerage, waste management and remediation activities	0.4	0.3	0.4	0.3	0.4	0.3	0.5	0.4	0.4	0.3	0.5	0.4	0.5	0.3	0.5	0.4	0.5	0.4	0.6	0.4	0.5	0.4
Construction	7.2	5.8	8.1	6.7	7.2	5.6	8.5	6.7	7.8	5.9	8.7	6.7	8.1	6.1	8.1	6.3	7.9	6.1	8.3	6.3	8.2	6.0
Wholesale and retail trade, repair of motor vehicles and motorcycles	23.2	18.7	22.5	18.6	23.9	18.5	23.5	18.6	24.8	18.9	24.2	18.8	24.8	18.6	24.7	19.2	25.2	19.2	25.7	19.6	25.8	19.0
Transportation and storage	4.9	4.0	5.1	4.2	5.2	4.0	5.5	4.3	5.3	4.0	5.7	4.4	5.5	4.1	5.6	4.4	5.3	4.1	5.4	4.2	5.7	4.2
Accommodation and food service activities	7.1	5.7	6.9	5.7	8.2	6.3	7.8	6.1	8.9	6.8	8.6	6.7	9.1	6.8	8.5	6.7	9.2	7.0	9.2	7.0	9.6	7.1
Information and communication	0.8	0.7	0.8	0.7	1.0	0.8	0.9	0.7	1.0	0.7	0.9	0.7	1.0	0.7	0.9	0.7	1.1	0.8	1.0	0.8	1.1	0.8
Financial and insurance activities	1.8	1.4	1.7	1.4	1.7	1.3	1.8	1.4	1.8	1.4	1.8	1.4	1.8	1.4	1.6	1.2	1.5	1.2	1.6	1.2	1.5	1.1
Real estate activities	0.3	0.3	0.3	0.3	0.3	0.2	0.4	0.3	0.3	0.3	0.4	0.3	0.4	0.3	0.4	0.3	0.5	0.4	0.4	0.3	0.4	0.3
Professional, scientific and technical activities, Administrative and support service activities	1.4	1.2	1.7	1.4	1.6	1.2	1.7	1.3	1.7	1.3	1.9	1.5	1.8	1.4	1.8	1.4	1.9	1.4	2.0	1.5	1.9	1.4
Public administration and defence, compulsory social security	5.0	4.0	4.6	3.8	5.5	4.2	4.8	3.8	5.2	4.0	4.9	3.8	5.4	4.1	4.6	3.6	4.7	3.6	4.9	3.7	4.6	3.4
Education	6.4	5.1	6.0	4.9	6.4	5.0	6.2	4.9	6.7	5.1	6.4	5.0	7.1	5.3	6.0	4.7	6.5	5.0	6.5	5.0	6.6	4.9
Human health and social work activities	1.8	1.5	1.8	1.5	2.0	1.6	1.9	1.5	2.0	1.5	2.0	1.5	2.2	1.7	2.0	1.6	2.3	1.8	2.2	1.7	2.4	1.8
Other service activities	5.6	4.5	6.0	5.0	6.3	4.9	6.1	4.8	6.4	4.9	6.4	4.9	6.2	4.7	6.4	5.0	6.4	4.9	5.8	4.4	5.9	4.3

Total	124.5	100.0	121.0	100.0	129.5	100.0	126.3	100.0	131.7	100.0	128.8	100.0	133.3	100.0	128.5	100.0	131.1	100.0	131.1	100.0	135.6	100.0

Source:    BPS

(1)	Estimation using population projections weighing results.

Employed Labor Force of Indonesia by Gender

The following table sets forth Indonesia’s employed labor force by gender as of the period indicated.

	As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February
	2017		2017		2018		2018		2019		2019		2020		2020		2021		2021		2022
	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)	(in millions)	%(1)
Male	74.8	60.0	74.7	61.8	77.6	60.0	77.7	61.5	78.9	59.9	79.4	61.6	80.7	60.5	77.8	60.5	78.6	59.9	79.3	60.5	82.3	60.7
Female	49.8	40.0	46.3	38.2	51.9	40.0	48.6	38.5	52.8	40.1	49.4	38.4	52.6	39.5	50.7	39.5	52.5	40.1	51.8	39.5	53.3	39.3
Total	124.5	100.0	121.0	100.0	129.5	100.0	126.3	100.0	131.7	100.0	128.8	100.0	133.3	100.0	128.5	100.0	131.1	100.0	131.1	100.0	135.6	100.0

Source:    BPS

(1)	Percentages are calculated as percentages of the employed labor force.

Employment and Unemployment in Indonesia

The following table sets forth Indonesia’s employment and unemployment rate as a percentage of Indonesia’s labor force as of the period indicated.(1)

	As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February		As of August		As of February
	2017		2017		2018		2018		2019		2019		2020		2020		2021		2021		2022
	(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%		(in millions)%
Employed	124.5	94.7	121.0	94.5	129.5	94.9	126.3	94.7	131.7	95.0	128.8	94.8	133.3	95.1	128.5	92.9	131.1	93.7	131.1	93.5	135.6	94.2
Unemployed (2)	7.0	5.3	7.0	5.5	7.0	5.1	7.1	5.3	6.9	5.0	7.1	5.2	6.9	4.9	9.8	7.1	8.8	6.3	9.1	6.5	8.4	5.8

Total	131.5	100.0	128.1	100.0	136.4	100.0	133.4	100.0	138.6	100.0	135.9	100.0	140.2	100.0	138.2	100.0	139.8	100.0	140.2	100.0	144.0	100.0

Source:    BPS

(1)	Working age population refers to all persons in Indonesia 15 years old or older and includes certain non-workforce categories such as students and home makers.
(2)

The Government defines unemployment to include all persons 15 years old and older without work who (i) are looking for work, (ii) have established a new business, (iii) are not looking for work because they do not expect to find work, and (iv) have made arrangements to start work on a date subsequent to the unemployment measurement date.

Despite improvements in recent years, unemployment is expected to remain a problem in Indonesia if economic growth and job creation fail to keep pace with population growth. Youth unemployment (between the ages of 15 to 24) remains a particular problem, but has improved in recent years. The Government has sought to address employment issues through a number of policies and regulations, including efforts to create new areas of work and to develop existing areas of work through employee-employer relationships and entrepreneurial programs. The Government provides various forms of assistance (including tax relief and infrastructure support) to encourage employers to create jobs for employees while also creating and developing productive and sustainable working opportunities through entrepreneurial programs, the use of technology and encouraging voluntary work. As of February 2020, immediately prior to the severity of the Covid-19 outbreak in the country, Indonesia had its lowest unemployment rate in ten years. This improvement was due in part to a narrowing of the gap between workforce skills and the skills required in available jobs.

Regional governments have the power to establish minimum wage requirements through tripartite wage boards and do so from the beginning of each calendar year. The table below sets out the national average monthly minimum wage for each year and the average increase across the country for each year. Due to the Covid-19 pandemic, most provinces have not increased the minimum wage for 2021.

The Government increased the average minimum wage of each province by 1.1% for 2022. The figure was obtained through the new guidelines on the minimum wage under Government Regulation No. 36 of 2021, one of the implementing regulations of the Law on Job Creation.

Year	National average minimum wage	Increase in average minimum wage
2017	Rp2,074,151.1	8.9%
2018	Rp2,268,874.2	9.3%
2019	Rp2,455,662.2	8.2%
2020	Rp2,672,370.8	8.9%
2021	Rp2,687,723.7	0.0%
2022	Rp2,722,468.3	1.1%

Source:    Ministry of Manpower

Pension and Health Funds

The pension system in Indonesia consists of compulsory and voluntary pension funds. The compulsory system includes health insurance for Government employees (not including employees of SOEs) administered by PT Askes (Persero), pension plans for Government employees (not including employees of SOEs) administered by PT Taspen (Persero), old age savings for the police and armed forces administered by PT Asabri and old age security for private sector and SOEs employees (in companies that meet minimum requirements stipulated in the relevant law) administered by PT Jamsostek (Persero).

The establishment of pension funds for non-government employees is regulated by Law No. 11 of 1992 on Pension Funds that provides for the establishment of two types of pension funds: employer pension funds, which are provided by a private employer to its employees, and financial institution pension funds, which are formed by a bank or insurance company that aims to manage pension funds for employees and self-employed who want to have a pension fund. In addition, the law and several Government regulations and decrees specify the types of assets that these pension funds may acquire, as well as the permissible allocation of investments among assets and asset classes.

In November 2011, the Government enacted a law creating the Social Security Administering Agencies (Badan Penyelenggara Jaminan Sosial (“BPJS”)) or Law No. 24 of 2011 on Social Security Administering Agencies. The BPJS consists of the (i) BPJS for Health Coverage (“ BPJS Kesehatan”), which provides healthcare services for all citizens and (ii) BPJS for Social Security Benefit for Workers (“BPJS Ketenagakerjaan”), which provides social security benefits for private sector and informal workers. BPJS Kesehatan and BPJS Ketenagakerjaan took over the functions of the Government’s other social security administering agencies, namely PT Jamsostek (Persero) and PT Askes (Persero), on January 1, 2014. In November 2020, Law No. 24 of 2011 was amended by the Law on Job Creation.

In order to implement the BPJS, PT Asabri (Persero) and PT Taspen (Persero) will assign: (i) the provision of healthcare benefits and pensions for police and armed forces to be administered by PT Asabri (Persero) and (ii) the provision of pensions and retirement benefits to be administered by PT Taspen (Persero) and BPJS Ketenagakerjaan. The assignments are expected to be completed by no later than 2029.

In November 2020, the Law on Job Creation amended Law No. 40 of 2004 on the National Social Security System by adding the Unemployment Benefits Program (Jaminan Kehilangan Pekerjaan (“JKP”)). Prior to the effectiveness of the Law on Job Creation, unemployment benefit was not a part of Indonesia’s social security program. Under Law of Job Creation and its implementing regulation, employers are mandated to register their employees in JKP program. The benefits include hard cash, access to job market information and job training, all of which are accessible in the event of employment termination.

Income Distribution

As of March 2022, Indonesia had a Gini Index of 0.384. The Gini Index is a measure of income distribution that ranges between 0.0 and 1.0, with higher numbers indicating greater inequality. In practice, the lowest value does not go below 0.2 and the highest value may reach 0.6.

The percentage of people living below the poverty line in Indonesia has exhibited a decreasing trend since the Asian financial crisis in 1998. BPS measures poverty using a basic needs approach and defines poverty as an economic inability to fulfill food and non-food basic needs, measured by consumption and expenditure. Based on this methodology, approximately 49.5 million people, or 24.2% of the population, were living below the poverty line in 1998, and this decreased to approximately 26.2 million, or 9.5% of the population, as of March 2022.

Regional Growth

As the island with the highest population density, high consumption and an industrial base, Java has historically been the main contributor to Indonesia’s economic growth. Based on preliminary data for the year ended December 31, 2021, Java contributed 57.9% of the country’s GDP, Sumatera contributed 21.7%, Kalimantan contributed 8.3%, Sulawesi contributed 6.9%, Bali and Nusa Tenggara contributed 2.8%, and Maluku and Papua contributed 2.5%.

In the second quarter of 2022, Java contributed 56.6% of the country’s GDP, Sumatera contributed 22.0%, Kalimantan contributed 9.1%, Sulawesi contributed 7.1%, Bali and Nusa Tenggara contributed 2.7%, and Maluku and Papua contributed 2.5%.

The Government allocates a portion of the state budget for transfers to regions and village funds each year. Transfers to regions and village funds has become one of the funding instruments for accelerated development programs and is an instrument to achieve national priority goals carried out by the regional Government. This allocation plays a strategic role to support the performance of all regions in improving the quality of and equalizing basic public services, creating employment, alleviating poverty and improving equity in capacity inter-regional finance.

With the implementation of Law No. 33 of 2004 concerning Financial Balance between the Central Government and the Regional Government (as partially amended by Law No. 2 of 2020 which was issued in response to Covid-19, with respect to, among other things, budget allocation and deficit provisions), the Government allocates a portion of the state budget for transfers to regions and village funds each year. Transfers to regions and village funds have become one of the funding instruments for accelerated development programs and is an instrument to achieve national priority goals carried out by the regional government. This allocation plays a strategic role to support the performance of all regions in improving the quality of and equalizing basic public services, creating employment, alleviating poverty and improving equity in capacity inter-regional finance.

From 2017 to 2021, the budget for transfers to regions and village funds on average increased by 2.14% per year. The increase in transfers to the regions in recent years has been instrumental in improving delivery of basic public services in the area. For more information, see “— Government Revenues and Expenditure.”

The Law on Job Creation

On November 2, 2020, the President signed Law No. 11 of 2020 (the “Law on Job Creation”), an omnibus law that amended or revoked more than 70 existing laws and regulations. The Law on Job Creation aims to increase investment in the country by (i) reducing and streamlining licensing requirements, (ii) reducing restrictions on foreign investments, (iii) creating a framework for incentivizing investments, (iv) amending employment laws and regulations, including changes to existing rules on employee termination, fixed-term employment and outsourcing, and (v) amending land and spatial planning laws. The Law on Job Creation provides for the establishment of an Indonesian sovereign wealth fund, the Nusantara Investment Authority, to attract foreign capital to invest in strategic sectors of the Indonesian economy, support sustainable development and boost economic growth. The Nusantara Investment Authority will have a two-tiered board, comprising a five-member supervisory board co-chaired by the Minister of Finance and the Minister of State-Owned Enterprises and a five-member independent board of directors.

The Law on Job Creation mandates the issuance of implementing government regulations and presidential regulations that will significantly influence how the law is substantively implemented. Since February 2021, the government issued forty nine (49) of the implementing regulations for the Law on Job Creation. The implementation of the Law on Job Creation is carried out through the Government Regulation No. 5 of 2021, which regulates the business permit based on risk-based business licensing, the purpose of which is to improve the investment ecosystem and business activities to make it more effective and simple as well as to oversee transparent, structured, and accountable business activities. Furthermore, for the purpose of the implementation of the Government Regulation No. 5 of 2021, the Government issued the Central Statistics Agency Regulation No. 2 of 2020, which regulates the new Standard Classification of Indonesian Business Fields (“KBLI”) 2020 and replaces the KBLI 2017. The business permit has to comply with the KBLI 2020, which is a standard reference, coordination, integration and synchronization of statistical operations.

Infrastructure Development

A key priority of the Government is to encourage infrastructure development as a means to accelerate economic growth particularly in rural areas, support further industrial development and tourism, enhance urban transportation and improve the lives and economic welfare of Indonesians by reducing unemployment and poverty.

The Government has introduced a number of sector-specific reforms to encourage infrastructure development, including the requirement that the relevant ministries prepare long-term infrastructure development master plans for their respective sectors. See “— Government and Political Developments.”

According to Presidential Regulation No. 3 of 2016 on Acceleration of the Implementation of the National Strategic Projects, as lastly amended by Presidential Regulation No. 109 of 2020 and Coordinating Ministry for Economic Affairs Regulation No. 7 of 2021, the Government has selected a list of projects called National Strategic Projects, which currently consists of 208 projects across 12 sectors (toll road, seaport, airport, railway, industrial estate, housing, dam and irrigation, water and sanitation, sea wall, energy, technology, and education), and ten programs (electricity, economic equality, border zones, toll access, national strategic tourism areas, waste to energy installation, development of smelters, food estate provision, development of super-hubs and development of economic areas). The Government estimates that the total cost of the infrastructure projects under the National Strategic Projects will be approximately Rp5,698.5 trillion (equivalent to U.S.$391.1 billion, using the 2022 Budget exchange rate assumption of Rp14,350 per U.S.$). Indonesia’s infrastructure investment requirements exceed available public sector funding. As a result, the Government expects to pay for approximately 31.0% of this cost using public sector funding (state budgets, SOEs and regional SOEs) as well as private sector investment. The public sector funds would primarily be used to support basic infrastructure projects, food security (e.g., irrigation, dams) and transportation, logistics and connectivity projects as well as urban transportation.

In addition to maintaining and upgrading existing infrastructure, the Government has identified a number of priority infrastructure projects under the Coordinating Minister of Economic Affair Regulation No. 12 of 2015 on Acceleration in Preparing Priority Infrastructure, as amended by Coordinating Minister of Economic Affair Regulation No. 5 of 2017. The KPPIP has designated 51 priority projects in eight main sectors: roads and bridges, water and sanitation, refineries, electricity, ports, public transportation, railways, and information technology. The priority projects have an estimated cost of Rp2,665.5 trillion and are eligible to receive certain direct administrative support provided by KPPIP. As of December 31, 2021, 12 priority projects have been completed, 11 priority projects have been partially operational, and 19 priority projects have entered the construction stage. Meanwhile, there are six priority projects that are still in the preparation stage and another three priority projects that are still in the transaction process. The Government expects the remainder to be completed between 2022 and 2027.

As part of the newly released RPJMN 2020-2024, the Government has selected a list of major projects called Strategic Priority Projects, which consists of 41 major projects with main focus areas, among others, regulation and policy harmonization, tourism, industrial area, agriculture and fishery, renewable energy, ports, regional development, disaster recovery, skill improvement and education, roads and bridges, railways, public transportation, refineries, electricity, information technology, water and sanitation as well as housing. The Government estimates that the total cost of the infrastructure projects under the National Strategic Projects will be approximately Rp6,394 trillion (equivalent to approximately U.S.$445.6 billion using the 2022 Budget exchange rate assumption or Rp14,350 per U.S.$1.00).

The Government expects to finance the remaining cost of the priority infrastructure projects through greater private sector participation, specifically: partnerships between the Government and the private sector (i.e., private public partnerships (“PPPs”)), and increased borrowing by the Government and SOEs.

The Government recognizes the important role of PPPs in the development of infrastructure projects and has adopted regulations that provide the legal and regulatory framework for PPPs— from procurement of the PPP concessionaire to the provision of Government support and guarantees. For a discussion of these guarantees, see “ — Public Debt — Contingent Liabilities.”

Transportation-related projects

The transportation network on the Indonesian archipelago relies heavily on sea and air transportation compared to most other countries of comparable size. Most road networks in and around major cities are heavily congested, while many inter-urban and rural road networks are in poor condition and are in need of repair. Public funds for road maintenance and construction are insufficient, and the Government is encouraging private participation and investment in building toll roads, mostly in Java, Sumatera and Sulawesi.

In the railways sector, by 2030 the railway network is expected to cover 12,100 km and achieve passenger share of approximately 11.0%-13.0%, and freight transport share of approximately 15.0%-17.0%. In addition, the plan provides strategies for the Government to achieve its goals by 2030, such as strategies regarding railway network development, increasing security and safety, technology transfer and industrial development, human resources development, institutional development, investment and financing.

In addition, railway projects are expected to be developed in the provinces of Aceh, North Sumatera, West Sumatera, South Sumatera and South Sulawesi, as well as in Java and several urban railways in Jakarta, Bandung, Yogyakarta, Surabaya and Medan. The Government is also studying the feasibility of railway projects in Kalimantan and Papua and an elevated train and subway system in Jakarta.

Construction of the Jakarta Mass Rapid Transit (“MRT”), (Phase One), connecting Lebak Bulus to Bundaran Hotel Indonesia, commenced in 2013. Phase One constitutes approximately 15.7 km out of a total of approximately 23.8 km and was completed and operational in March 2019. Construction for Phase Two, connecting Bundaran Hotel Indonesia, MRT East-West Line and Kalideres-Ujung Menteng has commenced.

Construction of the Light Rail Transit in South Sumatera and the Jakarta, Bogor, Depok and Bekasi region commenced in 2015. Construction in South Sumatera was completed in 2018, whereas construction in Jakarta was partially completed in 2019. Construction in Bogor, Depok and Bekasi is still ongoing.

Construction of a high-speed train to connect Jakarta and Bandung commenced in 2016. In addition, two additional bus-way corridors have been developed and the construction of the remaining sections of the tolled ring road circling the outer city of Jakarta, the Jakarta Outer Ring Road, has been completed.

Energy related projects

The Government has included the construction of 27,000 MW Power Plant, 19,000 KMS Transmission System, and 38,000 MVA Main Station to develop the electricity sector in Indonesia, as parts of the 41 Strategic Priority Projects under the RPJMN 2020-2024.

Currently, the Government is guided by policy objectives as provided in the Government Annual Work Plan Document 2020, which provides a general framework for the preparation of specific work plans and budgets by the various ministries. These policy objectives are:

(i)	Improving the management on energy and electricity, including the funding aspect through several measures:

a)	implementation of electrical industry management to achieve transformation into an efficient and transparent industry;

b)	implementation of optimal energy and electricity tariff and pricing;

c)	promotion of wider access and utilization of renewable energy sources and energy efficiency measures by implementing creative funding schemes and providing incentive grants; and

d)	provision of extra funding to provide better access to energy and electricity for low-income families.

(ii)	Developing sustainable and efficient energy and electricity resource management through several measures:

a)	optimizing the use of renewable energy, such as geothermal, water, sun, and biomass to create an optimal mixture of energy sources;

b)	improvement of energy efficiency through the development of energy service companies and smart grid system; and

c)	utilization of high efficiency and low emission technologies.

(iii)	Expanding access to and improving the service quality of energy and electricity to make it more affordable for the society through several measures:

a)	development of on grid and off grid network system;

b)	expansion, rehabilitation, and upgrades of transmission system and distribution with improved information system management and data control;

c)	utilization of economically-efficient cooking method and fuel, such as urban gas distribution network, liquefied petroleum gas, electrical stove and clean cook stove; and

d)	governmental direct subsidy on energy and electricity.

(iv)	Improving the energy and electricity supply through several measures:

a)	fulfillment of energy demand with better energy supply based on regional development plans;

b)	improvement of oil and natural gas refineries infrastructure;

c)	guaranteed primary energy supply from domestic resources; and

d)	development of operational back up supply of fuels and liquefied natural gas from domestic resources.

Based on the National Medium Term Plan to develop the electricity sector in Indonesia, the Government is guided by policy objectives as provided in the Government Annual Work Plan Document 2018, which provides a general framework for the preparation of specific work plans and budgets by the various ministries. These policy objectives are:

(i)	accelerating the development of energy and electricity infrastructure;

(ii)	expanding access to energy and electricity infrastructure to rural, remote, border areas, and to the areas of economic activity

(iii)	promoting energy diversification;

(iv)	improving funding and pricing policies;

(v)	encouraging private participation; and

(vi)	encouraging the use of local components and inputs.

Telecommunications

The Government aims to reduce the digital divide between rural and urban areas. One Government initiative to achieve this reduction is to implement the Universal Service Obligation (“USO”), which aims at providing broadband access to villages in non-commercial areas using facilities placed in schools, community health centers, or rural government offices.

Due to the importance of broadband network access to the improvement of economic growth, the Government introduced the Indonesia Broadband Plan (“IBP”), which consists of a policy document and an implementation plan. The policy document outlines Indonesia’s current broadband ecosystem, the use of broadband as a strategy to improve Indonesia’s competitiveness, and the policies and strategies for developing Indonesia’s broadband. The implementation plan includes a detailed action plan for the broadband infrastructure project and its development.

One of the Government’s major projects in telecommunication is the Palapa Ring Broadband project. This Rp21 trillion (U.S.$1.55 billion) project comprises three sections, west, central and east, and will span 13,000 kilometers. It aims to construct a broadband network across Indonesia’s 57 cities, as well as in frontier, outermost and remote regions. In July 2017, telecommunication developer PT Palapa Timur Telematika commenced the construction of a broadband network in eastern Indonesia under the Palapa Ring Broadband project, which was completed in October 2019.

Foreign Investment

Foreign investment in Indonesia is primarily governed under Law No.25 of 2007 on Capital Investment (as partially amended by Law on Job Creation) (the “2007 Investment Law”). Pursuant to 2007 Investment Law, the Government has enacted a list of among others (i) sectors that are restricted for any investment and (ii) sectors that are open for investment with certain requirements (e.g. maximum foreign ownership or limited to certain locations) by issuing a presidential regulation. Any sector that is not included in the list is open for foreign investment without restriction. Since the enactment of 2007 Investment Law, the list was amended several times, lastly in 2016.

As part of the implementing regulations to the Law on Job Creation, in 2021, the government enacted a new investment list. The new investment list notably reduces a considerable number of sectors that are open for investment with certain requirements, from previously 350 sectors to 46 sectors. Sectors that are not listed are generally fully open for any investment (domestic or foreign investment) without any ownership restriction/limitation.

Following the issuance of Government Regulation No. 24 of 2018 on Electronic Integrated Business Licensing Services, as part of the Government’s ease of doing business initiative, the Government, among other things, launched the OSS system and changed the applicable licensing policy from a “pre-approval” regime to a “post evaluation” regime. These initiatives are also applicable to foreign investments.

The 2007 Investment Law provides certain tax incentives such as income tax deductions and certain deductions or exemptions with respect to import duties and value added tax on purchases of capital goods and raw materials. These tax incentives are granted in accordance with prevailing tax laws and regulations. Companies’ income tax holidays or reductions within certain amounts and periods may only be granted to a new investment in a pioneer industry, namely an industry with wide-ranging links that give added value, promotes new technology, and possesses strategic values for the national economy.

The Government has also taken other measures to attract more foreign direct investment, including measures described in the Government’s economic policy packages. See “— Government and Political Developments.”

Foreign Investment in Indonesia

Foreign investment in Indonesia is divided into direct investments, portfolio investments and other investments, and information about these types of investments is included in the Republic’s reports on its balance of payments published by the Bank Indonesia. Due to the different concept and method of compiling investment statistics, foreign direct investment statistical data published by Bank Indonesia are not comparable to the “administrative” foreign direct investment statistical data published by the Indonesia Investment Coordinating Board (Badan Koordinasi Penanaman Modal (“BKPM”)) under “Direct Investments Realizations.”

The following table sets out the amounts of foreign investments in Indonesia by non-residents.

Foreign Investment in Indonesia

	Year ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Direct Investments
Equity Capital	18,839	19,993	25,069	19,348	20,485	4,896
Debt instrument	1,671	(1,083)	(76)	(173)	464	542

Total direct investments	20,510	18,910	24,994	19,175	20,948	5,528
Portfolio investments:
Equity securities	(2,538)	(3,668)	(397)	(4,362)	3,131	2,027
Debt securities	26,953	18,151	21,978	8,929	3,722	(3,957)

Total portfolio investments	24,415	14,483	21,581	4,567	6,853	(1,930)
Financial derivatives	(569)	(584)	(730)	(1,291)	(1,143)	(184)
Other investments	2,740	11,499	6,059	2,264	(584)	1,299

Total foreign investment	47,096	44,308	51,903	24,715	26,075	4,713

Source:    Bank Indonesia

P	Preliminary.

Foreign Direct Investment in Indonesia by Country of Origin(1)

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
North America	(2,546)	(3,997)	2,199	786	1.532	459
USA	(2,458)	(3,936)	1,247	613	1.472	453
Canada	(27)	(25)	852	17	38	6
Other North America(2)	(61)	(37)	99	156	22	0
Central and South America	36	798	439	1,580	(70)	94
Argentina	1	(0)	(0)	0	0	—
Brazil	15	17	10	3	18	(5)
Mexico	1	1	1	0	1	2
Cayman Islands	(141)	84	235	101	(7)	46
Other Central and South America	160	696	193	1,476	(81)	51
Europe	5,932	1,097	2,801	(1,055)	990	401
European Union	5,349	540	2,445	(1,039)	952	344
Austria	45	99	132	58	(40)	19
Belgium	(18)	(13)	26	(17)	96	14
Denmark	8	3	27	5	(15)	4
Finland	136	54	(159)	15	1	(7)
France	(340)	63	528	(46)	38	5
Germany	561	565	383	(48)	9	(31)
Greece	(5)	(0)	0	0	0	0
Ireland	151	181	122	41	38	7
Italy	13	(335)	(669)	(403)	(407)	(48)
Luxembourg	114	47	99	(1)	(1)	(3)
)Netherlands	4,059	522	289	(115)	399	175
Portugal	0	(0)	0	0	0	0
Spain	106	1	5	12	20	1
Sweden	36	(305)	23	(8)	142	0
United Kingdom	469	(333)	1,636	(532)	672	207
Other European Union	14	(10)	1	(0)	0	1
Russia	1	1	0	23	0	0
Turkey	2	20	41	4	4	0
Other Europe	580	536	315	(43)	34	57
Asia	16,862	22,303	17,831	17,202	18.319	4.531
Japan	3,913	5,679	8,319	2,089	1.870	572
People’s Republic of China	1,994	3,398	811	904	5.025	391
South Korea	16	109	1,053	1,557	769	521
India	40	85	57	302	226	339
Hong Kong SAR	548	1,161	453	2,850	3.071	664
Taiwan	(1)	31	119	944	109	33
Saudi Arabia	1	1	1	40	2	0
ASEAN	10,190	11,157	6,880	7,928	7.244	1.992
Brunei Darussalam	(3)	(3)	(3)	(0)	0	1
Cambodia	0	1	0	2	1	0
Lao PDR	—	—	—	—	—	—
Malaysia	976	621	(608)	415	(25)	782
Myanmar	1	1	(0)	1	0	0
Philippines	14	17	15	0	5	4
Singapore	9,413	10,334	6,316	4,177	5.201	1.117
Thailand	(232)	164	1,137	3,208	2.058	91
Vietnam	20	21	23	126	3	(1)
Other Asia	163	682	139	588	3	21
Australia and Oceania	156	15	279	189	118	247
Australia	175	13	273	184	117	248
New Zealand	(20)	2	1	4	2	0
Other Australia and Oceania	1	1	6	1	(2)	0
Africa	64	49	43	(29)	(24)	(9)
South Africa	1	3	3	25	0	0
Other Africa	63	46	39	(55)	(23)	(9)
Others	76	299	292	(83)	(351)	(53)

Total	20,579	20,563	23,883	18,591	20,515	5,670

Source:    Bank Indonesia

P	Preliminary.
(1)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.
(2)	Includes Bermuda, Greenland and Saint Pierre & Miquelon.

Foreign Direct Investment

The following table sets out the amounts of foreign direct investments in Indonesia by non-residents.

Foreign Direct Investment

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Equity capital(1)	18,839	19,993	25,069	19,348	20,485	4,986
Debt instruments:
Inflow	49,415	48,458	48,070	41,710	42,501	10,679
Outflow	(47,744)	(49,540)	(48,146)	(41,882)	(42,038)	(10,137)
Total debt instruments	1,671	(1,083)	(76)	(173)	464	542

Total direct investments	20,510	18,910	24,994	19,175	20,948	5,528

Memorandum(2)
Direct investment in Indonesia	20,579	20,563	23,883	18,591	20,515	5,670

Source: Bank Indonesia

P	Preliminary.
(1)	Includes privatization and banking restructuring.
(2)	Presents foreign direct investment in accordance with the directional principle prescribed by BPM5.

In 2017, net foreign direct investment was U.S.$20.5 billion compared to U.S.$4.5 billion in 2016. This increase was mainly due to a promising domestic economic outlook and a more conducive investment climate, which encourages foreign investors to make long term investments in Indonesia, including equity investments in Indonesian start-up companies. The manufacturing, trade, and the agriculture sectors were the main contributors to net foreign direct investment in 2017. The majority of the foreign direct investment came from ASEAN countries, followed by Japan and Europe.

In 2018, net foreign direct investment was U.S.$18.9 billion compared to U.S.$20.5 billion in 2017. This decrease was mainly due to significant outflows related to the acquisitions of several foreign direct investment companies in the mining sector by domestic companies and higher inter-company debt repayments, which was partially offset by foreign direct investment inflows from capital investments in several Indonesian start-up companies. The manufacturing, trade, and agriculture sectors were still the main contributors to net foreign direct investment in 2018. ASEAN countries were the main contributors to foreign direct investment inflows, followed by Japan, China and Hong Kong.

In 2019, net foreign direct investment was U.S.$25.0 billion compared to U.S.$18.9 billion in 2018. This increase was mainly due to capital investments in several Indonesian companies, especially banks, and acquisition of several domestic manufacturing firms and financial intermediaries by foreign investors. In addition, foreign direct investment inflows were also supported by the global bond issuances by companies in the mining, manufacturing, property and energy sectors. The manufacturing and trade sectors were still the main contributors to net foreign direct investment in 2019. The majority of the foreign direct investment was from Japan, followed by ASEAN countries.

In 2020, despite the exceptional global financial market uncertainty caused by the Covid-19 pandemic, net foreign direct investment was maintained at U.S.$19.2 billion, down from U.S.$25.0 billion in 2019. Foreign direct investment inflows in 2020 were primarily attributable to a net inflow of equity capital relating to the acquisition of a domestic bank by a company from Thailand and in the form of debt instruments relating to global bond issuances by mining companies through foreign affiliates. The financial intermediaries and manufacturing sectors were still the main contributors to net foreign direct investment inflows in 2020. ASEAN countries were the main contributors to foreign direct investment inflows, followed by China and other Asian emerging markets.

In the middle of rapid transmission of the highly virulent Delta variant, net foreign direct investment amassed a higher U.S.$20.9 billion surpluses in 2021 compared to U.S.$19.2 billion in 2020, primarily stemming from a higher net inflow of equity capital. Debt instruments also recorded a net inflow, reversing deficit in the previous year. A higher net inflow on equity capital primarily driven in part by foreign capital investment in domestic courier companies, mining, manufacturing and financial intermediaries. The manufacturing sector dominated foreign direct investment inflows in 2021, followed by mining and quarrying sector. Meanwhile, the emerging Asia (including China) tended to dominate foreign direct investment inflows in 2021, along with foreign direct investment inflows from ASEAN region.

In the first quarter of 2022, net foreign direct investment was U.S.$4.5 billion, relatively stable compared with conditions in the first quarter of 2021. Such conditions were in line with investor confidence in the national economic outlook, thereby attracting foreign capital flows to Indonesia. By sector, the manufacturing industry, trade sector and others sector dominated foreign direct investment inflows in the first quarter of 2022. Based on country of origin, the ASEAN region, primarily Singapore, as well as emerging Asia (including China), particularly Hong Kong, and Japan tended to dominate foreign direct investment inflows in the first quarter of 2022.

Foreign Portfolio Investment

The following table sets out the amounts of foreign portfolio investments in Indonesia by non-residents.

Foreign Portfolio Investments

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Equity securities:
Inflows	18,526	25,052	48,065	44,300	59,114	20,270
(Outflows)	(21,064)	(28,720)	(48,462)	(48,662)	(55,983)	(18,243)
Net equity securities	(2,538)	(3,668)	(397)	(4,362)	3,131	2,027
Debt securities (net)	26,952	18,151	21,978	8,929	3,722	(3,957)

Total portfolio investments	24,415	14,483	21,581	4,567	6,853	(1,930)

Source:    Bank Indonesia

P	Preliminary.

In 2017, foreign capital inflows in the form of portfolio investments were U.S.$24.4 billion, higher than the U.S.$16.8 billion recorded in 2016. The increase resulted from higher global corporate bond issuances for expansion and refinancing purposes issued to capitalize on lower interest rates. Furthermore, the increase was also supported by higher foreign capital inflows to long-term public sector debt instruments denominated in Rupiah. These developments were in line with continued economic growth in Indonesia and investor confidence in the domestic economic outlook.

In 2018, foreign capital inflows in the form of portfolio investments were U.S.$14.5 billion, lower than the U.S.$24.4 billion recorded in 2017. Uncertainty in the global financial markets caused limited foreign fund placements in the stock market and government bond market, resulting in a decrease in the net foreign capital inflows to Indonesia. In addition, the decrease was also caused by an increase of outflows due to the payment at maturity of government global bonds.

In 2019, foreign capital inflows in the form of portfolio investments were U.S.$21.6 billion, higher than the U.S.$14.5 billion recorded in 2018. This was primarily due to a favorable domestic economic outlook resulting in higher net foreign fund placements in the bond market and lower net outflows from the stock market.

In 2020, foreign capital inflows in the form of portfolio investments were U.S.$4.6 billion, lower than the U.S.$21.6 billion recorded in 2019. Elevated financial market uncertainty caused by global and domestic factors, especially in the first quarter of 2021 has contributed to limited foreign fund placements in the government bond market and higher net outflows in the stock market, resulting in lower net foreign capital inflows to Indonesia.

After recording a surplus of U.S.$4.6 billion in 2020, portfolio investment achieved a higher surplus of U.S.$6.9 billion in 2021, predominantly driven by a larger net inflow in the first half of 2021. For the year, the stronger performance of the stock market bolstered portfolio investment inflow in line with the accelerated domestic economic growth achieved in 2021, thus maintaining non-resident investor confidence in the Indonesian economic outlook.

In the first quarter of 2022, portfolio investments recorded a U.S.$1.9 billion deficit, reversing from U.S.$5.2 billion surplus in the first quarter of 2021, in line with elevated global financial market uncertainty given faster policy normalization in advanced economies and escalating geopolitical tensions between Russia and Ukraine. Capital outflows of portfolio investments in the first quarter of 2022 primarily originated from government bond market amid a rally on the stock market, booking a net inflow of foreign capital.

Other Foreign Investment

The following table sets out the amounts of other investments (other than portfolio or foreign direct investments) in Indonesia by non-residents, mainly consisting of loans received and paid.

Other Foreign Investments

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Loans
Bank sector:
Disbursements	3,541	7,837	3,121	3,902	1,484	429

Debt repayments	(4,568)	(3,546)	(4,521)	(5,502)	(4,489)	(853)

Total bank sector	(1,027)	4,291	(1,400)	(1,600)	(4,489)	(853)
Corporate sector:
Disbursements	19,711	28,746	30,187	20,975	15,060	4,346

Debt repayments	(16,619)	(22,733)	(23,012)	(17,887)	(20,161)	(4,652)

Total corporate sector	3,092	6,013	7,175	3,088	(5,101)	(305)
Other (net)(1)	675	1,196	284	776	7,522	2,028

Total other investments	2,740	11,499	6,059	2,264	(584)	1,299

Source:    Bank Indonesia

P	Preliminary.
(1)	Consists of loans of public sector and trade credit, currency and deposits, SDR allocations, and other liabilities of private sector and public sector.

In 2017, foreign other investments increased from a deficit of U.S.$7.3 billion in 2016 to a surplus of U.S.$2.7 billion. The surplus was primarily due to net withdrawals of foreign loans by the private sector and increased inflows of trade credit in line with higher imports of goods.

In 2018, foreign other investments increased from a surplus of U.S.$2.7 billion in 2017 to a surplus of U.S.$11.5 billion. The increased surplus was primarily due to higher increase in withdrawals of foreign loans by the banking and corporate sector than their debt repayments as well as higher inflows of trade credits.

In 2019, foreign other investments fell from a surplus of U.S.$11.5 billion in 2018 to a surplus of U.S.$6.1 billion. The decrease in surplus was primarily due to higher loan repayments coupled with lower loan drawings of government and banks.

In 2020, foreign other investments decreased from a surplus of U.S.$6.1 billion in 2019 to a surplus of U.S.$2.3 billion. The decreased surplus was primarily due to lower loan withdrawal and a net payment on trade credit of private sector.

In 2021, foreign other investments fell from a surplus of U.S.$2.3 billion in 2020 to a deficit of U.S.$0.6 billion. The deficit was primarily due to net payments of foreign loans by both the public and private sectors (banking and corporate sector).

In the first quarter of 2022, foreign other investments recorded a U.S.$1.3 billion su rplus, reversing from U.S.$0.8 billion deficit in the first quarter of 2021, predominantly driven by net withdrawals of foreign loans by the government and inflows of other liabilities.

Direct Investment Realizations

Foreign Direct Investment

In 1973, the Republic established BKPM, an investment services agency of the Government, to accelerate economic growth by attracting foreign capital investment. BKPM’s main function is to implement the Government’s objectives for investment in the country.

Under Indonesian law, most direct equity investments by foreign persons are subject to approval by the BKPM, regardless of the size of the investment. The BKPM reviews applications for approval based on the Negative Investment List, which lists those business sectors that are closed to foreign investment and those that are open to foreign investment subject to certain conditions, including limits on the percentage of foreign capital ownership; and also based on criteria established by the particular ministry that regulates the sector in which the foreign investor seeks to invest. Upon receiving approval, a foreign investor may complete the investment, but is not obligated to do so.

Due to the different concept and method of compiling investment statistics, “administrative” foreign direct investment statistical data published by the BKPM and “Balance of Payment” foreign direct investment statistical data published by Bank Indonesia are not comparable. BKPM calculates foreign direct investment based on realized investments in Indonesian companies owned by foreign investors within a certain reporting period. BKPM’s realization data covers the total value of investments funded by foreign investors, other foreign creditors, as well as domestic investors and creditors. In comparison, Bank Indonesia’s calculation method covers the entire flow of investments stemming from foreign investors over a certain reporting period. In addition, Bank Indonesia excludes from its calculations foreign investments made by investors with a non-resident ownership of less than 10% per individual investors while BKPM has no such minimum ownership requirement. In terms of sector coverage, BKPM excludes certain sectors from its calculation, including investments in oil and gas, banking, non-bank financial institutions, insurance, leasing, investment sectors licensed by technical/sectoral agencies, investments through the stock market and household investments. Bank Indonesia covers all economic sectors. As a result the data regarding realized foreign direct investments is not comparable to those under “Foreign Investment in Indonesia” in the table above.

The following table sets forth the amount of realized foreign direct investment by sector of the economy for the periods indicated.

Realized Foreign Direct Investment by Sector(1)

	Year Ended December 31,					Six months ended June 30,
	2017	2018	2019	2020	2021	2022

	(in millions of U.S. dollars)
Primary Sector
Food Crops, Plantation & Livestock	1,433	1,721	947	1,184	951	857
Livestock(2)	160	—	—	—	—	—
Forestry	48	43	36	43	41	32
Fishery	59	24	54	48	17	13
Mining	4,376	3,039	2,256	2,005	3,817	2,429

Total Primary Sector	6,076	4,827	3,294	3,280	4,826	3,332

Secondary sector:
Food Industry	1,970	1,307	1,272	1,592	2,337	1,239
Textile Industry	372	305	239	280	312	236
Leather Goods & Footwear Industry	369	244	188	214	486	260
Wood Industry	396	276	95	85	68	135
Paper and Printing Industry	596	668	446	943	953	662
Chemical and Pharmaceutical Industry	2,579	1,938	1,486	1,743	1,657	1,751
Rubber and Plastic Industry	633	447	292	291	262	140
Non Metallic Mineral Industry	672	456	475	248	327	196
Metal, Industry not Machinery & Electronic Industry	3,782	2,219	3,559	5,969	6,974	5,683
Medical Precision & Optical Instruments, Watches & Clock, Machinery and Electronic Industry	5	1,341	500	601	679	317
Motor Vehicles & Other Transport Equipment Industry	1,271	971	754	942	1,502	778
Other Industry	504	174	245	294	246	150

Total Secondary Sector	13,149	10,348	9,551	13,202	15,804	11,544

Tertiary sector:
Electricity, Gas & Water Supply	4,241	4,384	5,921	4,614	2,939	1,819
Construction	225	248	162	190	93	55
Trade & Repair	1,294	609	421	434	464	427
Hotel & Restaurant	1,090	869	626	441	432	251
Transportation, Storage & Communication	1,900	3,027	4,728	3,580	3,159	1,754
Housing, Ind. Estate & Office Building	2,874	4,303	2,889	2,191	2,186	1,513
Other Services	1,392	693	618	733	1,190	934
Total Tertiary Sector	13,015	14,133	15,364	12,184	10,463	6,754

Total	32,240	29,308	28,209	28,666	31,093	21,629

Source:    BKPM

(1)

Excludes foreign investment in oil and natural gas projects, banking, non-bank financial institutions, insurance, leasing, mining in terms of contracts of work, coal mining in terms of agreement of work, investment in which licenses were issued by a technical/sectoral agency, portfolio as well as household investment.

(2)	Since 2018, the “Livestock” sector was merged into the “Food Crops & Plantation” sector to become the “Food Crops, Plantation & Livestock” sector.

Domestic Direct Investment

In addition to direct equity investments by foreign persons, BKPM also approves certain types of domestic direct investments. The following table sets forth the amount of realized domestic direct investment by sector of the economy for the periods indicated.

Realized Domestic Direct Investment by Sector(1)

	Year Ended December 31,					Six months ended June 30,
	2017	2018	2019	2020	2021	2022

	(in billions of Rupiah)
Primary sector:
Food Crops, Plantation & Livestock	22,041	31,186	43,599	32,096	29,375	19,888
Livestock(2)	843	—	—	—	—	—
Forestry	30	3,053	9,367	1,164	6,863	4,198
Fishery	33	88	248	565	1,012	393
Mining	20,635	33,100	25,675	13,755	25,517	33,369

Total Primary Sector	43,582	67,427	78,888	47,580	62,767	57,838

Secondary sector:
Food Industry	38,540	39,088	36,603	27,873	26,518	24,202
Textile Industry	7,863	3,597	1,313	2,103	1,972	2,596
Leather Goods & Footwear Industry	196	282	77	395	700	189
Wood Industry	1,569	1,536	1,586	1,263	1,144	1,588
Paper and Printing Industry	9,023	2,894	2,950	3,746	7,833	4,594
Chemical and Pharmaceutical Industry	13,734	13,338	9,484	22,526	23,364	12,883
Rubber and Plastic Industry	4,823	3,415	3,069	4,429	7,803	3,004
Non Metallic Mineral Industry	7,641	4,522	3,573	5,862	6,522	3,014
Metal Industry not Machinery & Electronic Industry	13,809	10,468	8,183	8,858	15,656	6,311
Medical Precision & Optical Instruments, Watches & Clock, Machinery, and Electronic Industry	0	1,950	1,152	1,156	535	1,761
Motor Vehicles & Other Transport Equipment Industry	34,474	1,837	2,608	2,556	1,459	1,063
Other Industry	676	717	2,076	2,051	1,192	3,945

Total Secondary Sector	99,188	83,643	72,673	82,818	94,699	65,151

Tertiary sector:
Electricity, Gas & Water Supply	25,428	37,265	37,164	35,519	38,728	15,269
Construction	30,334	44,980	55,091	68,289	39,569	17,357
Trade & Repair	3,712	6,430	13,663	16,748	22,432	17,487
Hotel & Restaurant	4,797	9,096	16,163	10,203	17,819	12,234
Transportation, Storage & Communication	34,474	58,740	68,083	93,283	61,242	39,899
Housing, Ind. Estate & Office Building	17,246	15,472	27,797	44,853	85,498	29,896
Other Services	3,589	5,551	16,977	14,243	24,310	19,070

Total Tertiary Sector	119,581	177,534	234,937	283,138	289,598	151,210

Total	262,351	328,604	386,498	413,536	447,064	274,199

Source:    BKPM

(1)

Excludes foreign investment in oil and natural gas projects, banking, non-bank financial institutions, insurance, leasing, mining in terms of contracts of work, coal mining in terms of agreement of work, investment in which licenses were issued by a technical/sectoral agency, portfolio as well as household investment.

(2)	Since 2018, the “Livestock” sector was merged into the “Food Crops & Plantation” sector to become the “Food Crops, Plantation & Livestock” sector.

Foreign Trade and Balance of Payments

Membership in International and Regional Free Trade Agreements

The Government supports the liberalization of international trade and investment through its membership in several international and regional trade organizations. Indonesia is a signatory to the GATT 1947 and a founding member of the World Trade Organization through the ratification of Law No. 7 of 1994 on Agreement Establishing the World Trade Organization. In 2017, the Government ratified the WTO Trade Facilitation Agreement through Law No. 17 of 2017 on Ratification of Protocol Amending the Marrakesh Agreement Establishing the World Trade Organization.

ASEAN has served as the forum for the negotiation of a number of regional agreements, and in 2015, ASEAN leaders adopted the ASEAN Economic Community Blueprint 2025, which is a roadmap for strategic integration of the economies of the ASEAN Member States. In 2009, the ASEAN Member States also entered into the ASEAN Comprehensive Investment Agreement which aims to create a free and open regime in ASEAN to achieve economic integration. ASEAN Member States have entered into six free trade agreements, namely: the ASEAN Trade in Goods Agreement (“ATIGA”), the ASEAN-China Free Trade Agreement (“ACFTA”), the ASEAN-Korea Free Trade Agreement (“AKFTA”), the ASEAN-Japan Comprehensive Economic Partnership (“AJCEP”), the ASEAN-India Free Trade Agreement (“AIFTA”), and the ASEAN-Australia and New Zealand Free Trade Agreement (“AANZFTA”). In addition, Indonesia has entered into two bilateral trade agreements and one regional trade agreement: the Indonesia-Japan Economic Partnership Agreement (“IJ-EPA”), the Indonesia-Pakistan Preferential Trade Agreement (“IP-PTA”), and the ASEAN-Hong Kong, China Free Trade Agreement (“AHKFTA”), which is pending ratification by the President of the Republic. These free trade agreements cover three core areas, namely: trade in goods, trade in services and investments.

On November 15, 2020, the member states of ASEAN, including the Republic, and Australia, China, Japan, New Zealand and South Korea entered into the Regional Comprehensive Economic Partnership (“RCEP”). RCEP seeks to establish a comprehensive, high-quality, and mutually beneficial economic partnership that will facilitate the expansion of regional trade and investment and contribute to global economic growth by eliminating tariffs on imports between its signatories and establishing common rules for e-commerce, trade and intellectual property. The agreement is expected to stimulate the economies of its members through a significant reduction of tariffs and the establishment of a common framework for e-commerce and rules of origin. RCEP does not establish unified labor or environmental standards.

Further to the above, on July 5, 2020, Indonesia has also finalized the Indonesia-Australia Comprehensive Economic Partnership Agreement (“IA-CEPA”). Building on existing Asean-Australia-New Zealand Free Trade Agreement, the IA-CEPA provides for the elimination of the remaining tariffs applicable on Indonesian imports into Australia. It also provides for ‘skill exchange’ programs, allowing professionals from both countries to gain experience in the other’s market.

Various regional and bilateral free trade agreements of which Indonesia is a party are currently in different stages of negotiations, namely, the Indonesia-European Union Comprehensive Economic Partnership Agreement and the Indonesia European Free Trade Association Comprehensive Economic Partnership Agreement.

Tariff Reforms

The Minister of Finance is authorized to set rates for import duties. The Republic maintains a policy of using tariff rates to promote the competitiveness of Indonesian products in international markets and to reduce price distortions in order to support the establishment of free trade. The Republic has implemented preferential tariff commitments under the ATIGA, the ACFTA, the AKFTA, the AIFTA, the AANZFTA, the IJ-EPA and the IP-PTA. As of March 1, 2018, the preferential tariff commitments under AJCEP have been implemented based on the Minister of Finance Regulation No. 18/PMK. 010/2018. The AHKFTA is intended to be implemented after the Republic has ratified the AHKFTA.

Exports and Imports

Beginning in 2012, the Republic started using a revised methodology in compiling exports and imports data. This revised methodology was implemented in order to comply with international best practices and to improve consistency with other Bank Indonesia publications. As a result of this change, the classification of certain export and import products has changed. Revisions following classification changes were carried out for data published in 2005 onwards. Since March 1, 2014, exporters must declare the value of their exported goods using terms of delivery cost insurance freight in order to enhance the validity and accuracy of freight and insurance data for export activities. The requirements introduced in 2014 have not changed the business process of export transactions, in which the export value is still the real transaction value agreed by exporters and importers.

The following table shows Indonesia’s exports and imports for the periods indicated as published by Bank Indonesia.

Exports and Imports

	Year Ended December 31,					Three Months Ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Exports:
Oil and gas exports (f.o.b.)	15,573	17,614	11,981	8,480	13,201	3,816
Non-oil and gas exports (f.o.b.)	153,310	163,111	156,474	154,921	219,635	62,957

Total exports (f.o.b.)	168,883	180,725	168,455	163,402	232,835	66,773
Total imports (c.i.f.)	(157,683)	(190,317)	(173,489)	(142,104)	(198,800)	(58,478)

Balance of trade	11,199	(9,592)	(5,033)	21,298	34,035	8,295

Source:    Bank Indonesia

P	Preliminary.

In 2017, Indonesia recorded a trade surplus of U.S.$11.2 billion, higher than the U.S.$8.6 billion surplus recorded in 2016. The higher trade surplus was caused by an increase in exports of 16.9% to U.S.$168.9 billion, which was higher than the 16.0% increase in imports. This increase in exports was primarily driven by higher commodity prices and improvements in global demand in 2017, while higher imports was in line with increased domestic economic activities in 2017.

In 2018, Indonesia recorded a trade deficit of U.S.$9.6 billion, a reversal of the U.S.$11.2 billion surplus in 2017. The trade deficit was caused by a 20.7% increase in imports, which was higher than the 7.0% increase in exports. Imports increased at a higher rate as a result of robust domestic demand, primarily due to higher imports of raw materials and capital goods, including importation for public infrastructure projects. Higher imports were also a result of higher global oil prices. Export growth rate was lower in 2018 than in 2017, in line with lower global trade volumes and weakening global commodity prices.

In 2019, Indonesia recorded a trade deficit of U.S.$5.0 billion, lower than the U.S.$9.6 billion deficit in 2018. The lower trade deficit was caused by an 8.8% decrease in imports, which was higher than the 6.8% decrease in exports. The decrease in exports and imports in 2019 was in line with lower global trade volumes and weakening global commodity prices, which led to real export and import contraction. The lower imports were also in line with the government’s policies to control imports, including the B-20 program.

In 2020, Indonesia recorded a trade surplus of U.S.$21.3 billion, reversed from the U.S.$5.0 billion deficit in 2019. The trade surplus was caused by an 18.1% decrease in imports, which was greater than the 3.0% decrease in exports. A greater import contraction affected all commodity groups in response to severely impaired domestic economic activity, curbed by mobility restrictions during the Covid-19 pandemic, as well as an export contraction recorded in 2020.

In 2021, Indonesia recorded a trade surplus of U.S.$34.0 billion, which increased from the U.S.$21.3 billion surplus recorded in 2020. The higher trade surplus was caused by a 42.5% increase in exports, which was higher than the 39.9% increase in imports, each compared to the previous year. Exports expanded at a higher rate compared to 2020, given stronger demand and higher export prices in 2021, which is in line with the global economic recovery. Increasing prices of Indonesia’s major commodities such as coal and palm oil has boosted exports throughout 2021.

In the first quarter of 2022, Indonesia recorded a trade surplus of U.S.$8.3 billion, which increased from the U.S.$5.5 billion recorded in the first quarter of 2021. The increase stemmed from a 35.2% increase in exports, which was higher than the 33.2% increase in imports, each compared to the corresponding period in the previous year. Rising exports was primarily driven by higher commodity prices owing to escalating geopolitical tensions between Russia and Ukraine.

On April 28, 2022, the Government implemented a temporary ban on export of Indonesian (i) crude palm oil, (ii) bleached and deodorized palm oil, (iii) refined, bleached, and deodorized palm olein, and (iv) used cooking oil, to the global market. The policy was aimed at maintaining the domestic stock and reducing the scarcity of palm-based cooking oil in the domestic Indonesian market. The policy was implemented to maintain the domestic stock and solve the scarcity of palm-based cooking oil in the domestic Indonesian market. As a result, the Government has stabilized the stock and lower the palm-based cooking oil price in the domestic market. In May 2022, the Government revoked the ban and raised the curtain for Indonesian palm company to conduct export of (i) crude palm oil, (ii) bleached and deodorized palm oil, (iii) refined, bleached, and deodorized palm olein, and (iv) used cooking oil.

Export-Import Data from the Central Statistics Agency

In addition to the exports and imports related data published by Bank Indonesia, the Central Statistics Agency or BPS also publishes data relating to imports and exports compiled based on the International Merchandise Trade Statistics Manual issued by the United Nations. Due to the different methods and timing of compiling export-import statistics, the export-import data published by BPS is different to the export-import data published by Bank Indonesia.

The tables below show Indonesia’s exports and imports for the periods indicated as published by the BPS.

	Year Ended December 31,					Six months ended June 30,
	2017	2018	2019	2020	2021	2022P

	(in millions of U.S. dollars)
Exports:
Non-oil and gas exports	153,083.8	162,841.0	155,893.7	154,940.7	219,362.1	133,305.1
Oil and gas exports	15,744.4	17,171.7	11,789.3	8,251.1	12,247.4	7,763.2

Total exports	168,828.2	180,012.7	167,683.0	163,191.8	231,609.5	141,068.3

Imports:
Non-oil and gas imports	132,669.3	158,842.4	148,842.1	127,312.0	170,660.9	96,718.0
Oil and gas imports	24,316.2	29,868.8	21,885.3	14,256.8	25,529.1	19,464.2

Total imports	156,985.5	188,711.2	170,727.4	141,568.8	196,190.0	116,182.2

Source:    BPS.

P	Preliminary.

The following table sets forth Indonesia’s exports by major commodity groups for the periods indicated.

Exports by Sector

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in thousands of U.S. dollars)
General merchandise	167,001,721	178,702,737	164,910,990	157,859,928	231,316,430	66,471,023
Agricultural
Coffee bean	1,175,625	807,357	872,089	808,635	848,285	260,104
Tea	88,171	78,624	63,791	66,850	62,171	15,097
Spices	568,048	543,032	560,463	706,632	678,397	158,456
Tobacco	55,547	67,005	59,737	63,743	73,901	23,393
Cocoa bean	55,522	74,284	82,215	77,023	56,244	13,309
Shrimp and prawn	1,543,894	1,471,051	1,391,141	1,558,667	1,644,429	445,370
Other agricultural products	2,447,373	2,781,591	2,805,987	2,911,090	3,303,394	845,106

Total Agricultural products	5,934,180	5,822,944	5,835,423	6,192,641	6,666,820	1,760,834

Manufacture products
Textile and Textile products	12,580,222	13,272,404	12,916,809	10,598,560	13,182,868	3,862,691
Processed wood products	3,756,483	4,123,971	3,554,922	3,514,645	4,636,060	1,237,911
Palm oils	18,512,908	16,528,433	14,720,420	17,289,749	26,516,433	6,151,371
Chemicals	4,611,231	4,702,931	4,349,491	3,957,822	6,546,591	1,862,372
Base metal products	9,493,976	12,377,082	13,363,675	16,696,618	30,443,013	9,811,763
Electrical apparatus, measuring instruments and others	8,851,781	9,318,094	9,412,842	9,400,790	11,730,664	3,304,987
Cement	128,604	237,185	281,951	322,887	402,352	98,320
Paper and paper products	3,877,961	4,524,415	4,408,263	4,243,152	4,284,955	1,082,475
Processed rubber	7,235,893	6,149,674	5,741,597	5,264,533	6,832,214	1,673,505
Oil products(1)	1,439,359	1,550,453	1,646,807	1,312,539	1,899,971	1,014,819
Liquefied Petroleum Gas(1)	75,797	56,405	9,734	416	4,185	0
Other manufacture products	51,567,588	53,976,851	52,600,236	51,720,855	68,334,868	20,332,440

Total Manufacture products	122,131,803	126,817,901	123,006,747	124,322,566	174,814,175	50,432,654

Mining products
Copper ore	3,439,732	4,186,888	1,280,055	2,412,204	5,386,321	2,126,487
Nickel ore	155,189	628,027	1,097,556	0	0	0
Coal	20,473,795	23,967,604	21,687,266	16,443,057	31,505,219	8,719,539
Bauxite	66,433	265,013	467,585	555,518	628,176	216,961
Crude oil(1)	5,267,880	5,086,551	1,720,014	1,426,591	2,956,045	347,750
Natural Gas(1)	7,994,558	9,719,229	7,505,736	5,111,340	7,178,270	2,046,691
o/w LNG	5,566,051	6,665,555	4,909,596	3,359,689	4,294,339	1,234,050
Other mining products	180,884	265,312	400,215	404,904	485,173	138,288

Total Mining products	37,578,472	44,118,624	34,158,426	26,353,613	48,139,205	13,595,717
Other merchandise(2)	1,357,266	1,943,268	1,910,394	991,108	1,696,229	681,818
Other goods(3)	1,880,792	2,022,247	3,544,376	5,541,878	1,518,852	301,983

Total Exports	168,882,513	180,724,984	168,455,366	163,401,806	232,835,282	66,773,006

Memorandum(4)
Non-oil & gas exports	153,309,550	163,110,799	156,474,110	154,921,425	219,634,699	62,956,631
Oil & gas exports	15,572,963	17,614,185	11,981,260	8,480,381	13,200,583	3,816,375

Source:    Bank Indonesia

P	Preliminary.
(1)	As a component of oil and gas exports.
(2)	Consists of art goods, goods not elsewhere specified, and goods procured in ports by carriers.
(3)	Consists of non-monetary gold and merchanting goods.
(4)	Presents the classification of exports based on two main groups of commodities: (i) oil and gas and (ii) non-oil and gas.

The table below sets forth Indonesia’s exports by destination for the periods indicated.

Exports by Destination

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in thousands of U.S. dollars)
America
North America
United States of America	17,761,095	18,454,928	17,814,460	18,594,853	25,765,002	7,784,674
Canada	820,451	912,897	856,090	782,733	1,064,214	321,164
Other North America	1,487	1,735	1,178	1,021	1,620	419
Total North America	18,583,033	19,369,561	18,671,728	19,378,608	26,830,836	8,106,256
Central and South America
Argentina	266,407	238,057	202,416	157,271	281,227	74,303
Brazil	1,229,571	1,145,641	1,003,214	1,017,307	1,504,539	322,303
Mexico	969,911	902,494	933,401	883,204	1,298,970	386,444
Other Central and South America	1,096,573	1,304,236	1,185,127	1,112,753	1,910,190	513,737

Total Central and South America	3,562,461	3,590,428	3,324,157	3,170,535	4,994,925	1,296,787

Total America	22,145,494	22,959,989	21,995,885	22,549,143	31,825,761	9,403,044

Europe
European Union
Netherlands	4,038,134	3,892,838	3,107,328	3,106,339	4,624,534	1,376,387
Belgium	1,240,474	1,261,226	1,075,660	1,175,519	1,635,031	527,202
United Kingdom	1,405,751	1,463,845	1,347,574	1,264,374	1,474,290	376,524
Italy	1,935,497	1,919,750	1,748,679	1,740,505	2,804,545	728,730
Germany	2,660,084	2,699,327	2,400,449	2,407,245	2,912,856	844,697
France	976,592	1,001,618	1,008,851	913,922	996,178	314,104
Spain	2,009,431	2,264,238	1,606,738	1,509,349	2,347,650	587,574
Other European Union	2,060,831	2,572,118	2,213,190	2,106,142	2,657,501	787,409

Total European Union	16,326,794	17,074,960	14,508,470	14,223,394	19,452,584	5,542,627

Russia	1,225,509	1,000,426	862,376	971,609	1,492,891	399,265
Turkey	1,166,983	1,179,583	1,147,700	1,046,747	1,599,382	463,063
Other Europe	1,725,671	1,163,159	1,427,068	2,796,242	2,162,096	1,280,378

Total Europe	20,444,958	20,418,128	17,945,614	19,037,992	24,706,953	7,685,333

Asia and Middle East
ASEAN
Brunei Darussalam	64,393	61,402	102,853	128,789	211,268	50,457
Philippines	6,596,663	6,825,281	6,767,873	5,892,160	8,590,823	2,529,522
Cambodia	509,699	524,127	609,618	540,472	530,909	191,355
PDR Laos	4,199	7,293	6,811	5,038	7,578	7,216
Malaysia	8,289,391	9,007,479	8,695,155	7,985,113	11,954,531	3,498,643
Myanmar	827,078	897,486	874,498	1,030,922	1,117,043	256,511
Singapore	12,751,079	13,831,319	12,904,470	10,817,047	12,167,500	3,710,321
Thailand	6,346,267	6,697,297	6,167,367	5,086,236	7,110,300	1,782,493
Vietnam	3,560,980	4,534,581	5,134,383	4,937,619	6,842,952	1,728,886

Total ASEAN	38,949,750	42,386,265	41,263,029	36,423,395	48,532,903	13,066,509

Hong Kong SAR	2,393,397	2,557,530	2,492,627	2,003,349	2,001,026	595,065
India	13,997,145	13,712,737	11,797,304	10,350,802	13,308,709	4,530,320
Iraq	126,070	135,567	168,850	185,901	218,389	113,609
Japan	17,026,602	18,763,677	15,272,018	13,472,208	17,595,122	5,272,358
South Korea	7,371,175	9,047,961	6,993,812	6,334,796	9,161,223	2,963,015
Pakistan	2,396,857	2,411,831	1,917,150	2,374,442	3,823,688	1,070,459
People’s Republic of China	23,238,232	26,946,250	27,912,462	31,557,495	53,278,076	13,060,522
Saudi Arabia	1,380,757	1,221,072	1,503,450	1,337,231	1,580,531	430,019
Taiwan	4,835,246	4,748,062	4,351,577	4,232,878	6,726,353	1,620,984
Other Asia and Middle East	6,351,102	6,246,418	6,297,157	5,714,233	8,676,922	3,880,389

Total Asia and Middle East	118,066,334	128,177,369	119,969,433	113,986,732	164,902,942	46,603,248

Australia and Oceania
Australia	2,527,490	2,733,511	2,321,841	2,506,086	3,236,357	595,065
New Zealand	426,694	489,885	444,705	479,782	717,463	4,530,320
Other Australia and Oceania	360,945	347,332	372,667	373,653	403,551	113,609

Total Australia and Oceania	3,315,129	3,570,728	3,139,213	3,359,521	4,357,371	1,044,590

Africa
South Africa	685,637	645,333	585,479	572,239	965,270	253,706
Other Africa	2,876,878	3,016,491	2,915,213	2,912,644	4,388,304	1,102,973

Total Africa	3,562,515	3,661,823	3,500,692	3,484,883	5,353,573	1,356,679

Unclassified exports(1)	1,348,083	1,936,947	1,904,528	983,534	1,688,680	680,113

Total (f.o.b.)	168,882,513	180,724,984	168,455,366	163,401,806	232,835,282	66,773,006

Source:    Bank Indonesia

P	Preliminary.
(1)	Consists of goods procured in ports by carriers and merchanting goods.

The following table sets forth Indonesia’s imports by major commodity groups for the periods indicated.

Imports by Sector(1)

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in thousands of U.S. dollars)
General Merchandise	156,657,285	188,187,080	171,720,170	140,202,566	196,118,688	57,935,857
Consumption Goods
Food and beverages, primary, mainly for household	2,256,256	2,304,817	2,461,143	2,311,232	2,754,783	562,106
Food and beverages, processed, mainly for household	2,892,394	4,182,556	3,427,209	3,123,868	3,860,341	1,049,972
Passenger motor cars	571,655	530,492	563,382	305,712	375,210	106,999
Transport equipment, nonindustrial	184,479	288,635	237,743	202,426	229,968	61,141
Durable consumer goods	1,557,133	1,985,222	2,069,190	1,777,178	2,227,130	625,098
Semi-durable consumer goods	2,841,290	3,592,082	3,802,345	3,198,553	3,547,131	950,492
Non-durable consumer goods	2,516,428	3,095,309	2,816,772	2,608,670	5,931,056	971,048
Fuels and lubricants, processed, oil products(2)	7,156,986	9,346,912	7,531,780	3,666,469	7,567,201	3,240,635
Goods not elsewhere specified	777,941	668,994	663,501	781,049	308,987	64,142

Total Consumption Goods	20,754,563	25,995,020	23,573,065	17,975,158	26,801,807	7,631,633

Raw materials and auxiliary goods
Food and beverages, primary, mainly for industry	5,172,249	5,316,619	5,528,661	5,006,804	6,791,471	1,869,723
Food and beverages, processed, mainly for industry	3,561,421	3,402,989	3,233,934	3,763,531	4,408,737	1,650,640
Industrial supplies, primary	5,018,999	6,103,771	5,650,464	4,545,622	7,409,535	1,946,193
Industrial supplies, processed	53,844,245	63,771,434	59,354,978	48,763,004	69,801,404	20,145,879
Parts and accessories for capital goods	17,287,162	20,597,484	19,124,732	17,749,286	20,765,500	5,807,400
Parts and accessories for transport equipment	7,528,898	9,048,335	8,241,401	5,800,391	8,039,984	2,359,191
Fuels and lubricants, primary	7,920,735	10,527,350	7,106,269	4,459,708	10,014,214	3,548,467
o/w Crude oil(2)	7,279,080	9,627,278	6,054,275	3,557,106	7,886,555	2,898,347
Fuels and lubricants, processed	9,970,888	11,956,794	10,179,672	7,772,769	12,669,639	4,137,924
o/w Oil products(2)	6,884,186	8,385,774	6,881,369	4,533,505	7,367,209	2,705,627
o/w Liquefied Petroleum Gas(2)	2,754,544	3,142,809	2,876,647	2,809,927	4,713,059	1,330,341

Total Raw materials and auxiliary goods	110,304,596	130,724,776	118,420,110	97,861,115	139,900,484	41,465,417

Capital Goods
Capital goods (except transport equipment)	21,229,079	25,955,366	25,811,574	21,970,509	25,371,226	7,572,550
Passenger motor cars	571,655	530,492	563,382	305,712	375,210	106,999
Other transport equipment, industrial	3,223,416	4,245,633	2,676,473	1,714,339	3,085,572	1,033,796

Total Capital Goods	25,024,150	30,731,490	29,051,428	23,990,560	28,832,008	8,713,345

Other merchandise(3)	573,977	735,794	675,566	375,733	584,389	125,463

Other goods(4)	1,025,757	2,129,700	1,768,419	1,901,635	2,681,663	542,186

Total	157,683,042	190,316,780	173,488,589	142,104,201	198,800,351	58,478,043

Source:    Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	As a component of oil and gas imports.
(3)	Consists of goods procured in ports by carriers.
(4)	Consists of nonmonetary gold.

The following table sets forth Indonesia’s imports by country of origin for the periods indicated.

Imports by Place of Origin(1)

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in thousands of U.S. dollars)
America
North America
United States of America	8,156,624	10,133,329	9,292,376	8,417,952	11,607,176	2,314,966
Canada	1,539,436	1,849,810	1,827,252	1,623,021	2,039,320	622,362
Other North America	24	195	3	1	0	—

Total North America	9,696,084	11,983,334	11,119,630	10,040,973	13,646,496	2,937,328

Central and South America
Argentina	1,150,507	1,438,057	1,810,225	1,740,897	2,028,162	599,508
Brazil	1,784,443	1,687,381	1,846,832	2,275,776	2,357,034	825,926
Mexico	184,127	269,351	252,495	238,295	251,035	81,017
Other Central and South America	567,051	516,954	517,974	500,835	600,554	157,650
Total Central and South America	3,686,128	3,911,743	4,427,526	4,755,804	5,236,784	1,664,101

Total America	13,382,212	15,895,077	15,547,156	14,796,777	18,883,280	4,601,429

Europe
European Union
Netherlands	1,035,945	1,225,689	859,506	820,167	877,900	223,175
Belgium	631,535	611,069	640,921	513,385	763,083	149,221
United Kingdom	1,047,837	1,138,205	1,060,357	984,941	1,116,936	248,595
Italy	1,550,224	1,801,754	1,743,423	1,521,690	1,674,996	344,476
Germany	3,502,246	3,909,355	3,421,230	2,939,619	3,057,219	832,761
France	1,630,294	1,692,548	1,463,555	1,420,698	1,316,552	325,250
Spain	482,722	668,137	603,465	440,412	676,814	161,879
Other European Union	2,600,335	2,986,296	2,636,266	2,412,368	2,413,677	715,185

Total European Union	12,481,136	14,033,053	12,428,724	11,053,278	11,897,176	3,000,542

Russia	1,270,371	1,508,902	1,089,622	843,722	1,033,735	526,780
Turkey	576,238	607,201	341,337	273,981	353,531	121,481
Other Europe	2,100,603	2,267,195	2,250,665	2,317,252	2,732,492	592,369

Total Europe	16,428,348	18,416,351	16,110,347	14,488,232	16,016,934	4,241,172

Asia and Middle East
ASEAN
Brunei Darussalam	38,021	14,289	29,155	71,940	156,977	145,956
Philippines	823,612	904,048	791,066	556,337	1,169,335	339,145
Cambodia	27,942	32,593	40,583	44,258	50,094	13,453
PDR Laos	11,897	25,426	31,233	42,290	38,976	24,827
Malaysia	8,750,587	8,767,438	7,826,886	6,992,397	9,634,006	3,060,750
Myanmar	145,240	151,124	182,505	187,175	164,217	39,208
Singapore	18,217,827	23,957,617	20,168,411	13,895,105	18,470,973	5,428,180
Thailand	9,037,149	10,557,703	9,079,021	6,289,009	8,920,455	3,092,357
Vietnam	3,163,823	3,658,058	3,650,859	2,983,247	3,972,949	1,203,651

Total ASEAN	40,216,098	48,068,296	41,799,719	31,061,759	42,577,980	13,347,527

Hong Kong SAR	3,054,928	4,306,538	5,136,340	4,015,843	5,557,561	1,201,140
India	3,975,918	4,648,384	4,065,942	3,595,103	7,057,958	2,608,733
Iraq	168	95	161	301	110	10
Japan	15,363,524	18,304,503	16,084,462	11,001,764	15,533,193	4,377,792
South Korea	8,354,646	9,350,079	8,707,588	7,063,543	9,773,262	3,136,446
Pakistan	239,310	642,791	379,989	196,596	192,770	59,575
People’s Republic of China	34,292,172	43,678,116	43,165,693	38,202,228	53,649,120	15,239,710
Saudi Arabia	2,770,951	4,714,594	3,565,923	2,559,806	4,359,067	1,515,723
Taiwan	3,268,451	3,555,643	3,721,549	3,610,972	4,293,046	1,220,995
Other Asia and Middle East	4,900,394	5,424,837	4,762,408	3,791,845	5,166,872	1,832,391

Total Asia and Middle East	116,436,560	142,693,876	131,389,772	105,099,760	148,160,938	44,540,042

Australia and Oceania
Australia	5,915,819	5,651,408	5,455,153	4,499,423	9,404,535	2,029,200
New Zealand	732,917	772,749	755,917	750,076	954,512	313,866
Other Australia and Oceania	173,445	234,079	213,786	167,923	39,107	33,043

Total Australia and Oceania	6,822,182	6,658,236	6,424,855	5,417,421	10,398,154	2,376,109

Africa
South Africa	366,530	584,671	181,345	258,480	634,585	595,438
Other Africa	3,673,232	5,332,776	3,159,547	1,667,797	4,122,070	1,998,392

Total Africa	4,039,762	5,917,447	3,340,892	1,926,277	4,756,656	4,593,830

Unclassified imports(2)	573,977	735,794	675,566	375,733	584,389	125,463

Total	157,683,042	190,316,780	173,488,589	142,104,201	198,800,351	58,478,043

Source:    Bank Indonesia

P	Preliminary.
(1)	Data collected on a cost, insurance and freight basis.
(2)	Consists of goods procured in ports by carriers.

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of a country as represented in the current account and the capital and financial account. The current account tracks a country’s trade in goods and services, as well as income and current transfer transactions. The capital and financial account covers all transactions involving capital transfers, acquisition or disposal of non-produced, non-financial assets, and financial assets and liabilities. A balance of payments surplus indicates a net inflow of foreign currencies, while a balance of payments deficit indicates a net outflow of foreign currencies.

The following table sets forth the Republic’s balance of payments for the periods indicated.

Balance of Payments(1)

	Year Ended December 31,					Three months ended March 31,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Current account	(16,196)	(30,633)	(30,279)	(4,433)	3,430	221
Goods(2)	18,814	(228)	3,508	28,301	43,806	11,140
Total exports (f.o.b.)	168,883	180,725	168,455	163,402	232,835	66,773

Non-oil and gas exports	153,310	163,111	156,474	154,921	219,635	62,957

Oil and gas exports	15,573	17,614	11,981	8,480	13,201	3,816
Total imports (f.o.b.)	(150,069)	(180,953)	(164,948)	(135,101)	(189,029)	(55,633)

Non-oil and gas imports	(127,146)	(151,935)	(142,647)	(121,234)	(162,864)	(45,961)
Oil and gas imports	(22,922)	(29,019)	(22,300)	(13,867)	(26,166)	(9,672)
Services	(7,379)	(6,485)	(7,641)	(9,755)	(14,678)	(4,407)
Primary income	(32,131)	(30,815)	(33,775)	(28,911)	(31,961)	(8,007)
Secondary income	4,500	6,895	7,629	5,932	6,264	1,494
Capital account	46	97	39	37	80	1
Financial account	28,686	25,122	36,564	7,884	11,895	(1,704)

(i) Public sector	20,515	8,748	12,675	3,413	4,317	(2,283)
Portfolio investment	21,868	9,732	15,230	1,424	(616)	(3,486)

Assets	(9)	228	258	—	—	—
Liabilities	21,877	9,504	14,973	1,424	(616)	(3,486)
Other investment	(1,353)	(983)	(2,555)	1,989	4,933	1,203

Assets	—	—	—	—	—	—
Liabilities	(1,353)	(983)	(2,555)	1,989	4,933	1,203
Loans	(1,362)	(755)	(2,298)	1,989	(1,377)	1,203
Drawings	3,645	4,588	3,773	8,166	4,355	2,534
Repayments	(5,007)	(5,344)	(6,070)	(6,177)	(5,732)	(1,331)
Other liabilities	9	(228)	(258)	—	6,310	—
(ii) Private sector	8,171	16,374	23,888	4,471	7,577	579
Direct investment	18,502	12,511	20,531	14,142	16,904	4,467

Assets	(2,008)	(6,399)	(4,462)	(5,033)	(4,044)	(1,061)
Liabilities	20,510	18,910	24,994	19,175	20,948	5,528
Portfolio investment	(809)	(420)	6,760	1,945	5,692	542

Assets	(3,346)	(5,399)	152	(1,199)	(1,778)	(1,014)
Liabilities	2,537	4,980	6,608	3,144	7,469	1,556
Financial derivatives	(128)	34	186	18	333	137

Other investment	(9,395)	4,249	(3,589)	(11,634)	(15,351)	(4,567)

Assets	(13,487)	(8,233)	(12,203)	(11,908)	(9,835)	(4,663)
Liabilities	4,093	12,482	8,614	274	(5,517)	96
Errors and omissions	(950)	(1,717)	(1,648)	(891)	(1,944)	(335)

Overall balance	11,586	(7,131)	4,676	2,597	13,461	(1,817)

Reserves and related items	(11,586)	7,131	(4,676)	(2,597)	(13,461)	1,817

Memorandum(3)
Reserve asset position	130,196	120,654	129,183	135,897	144,905	139,129

Source:    Bank Indonesia

P	Preliminary.
(1)

Bank Indonesia uses (+) and (-) signs in its published data to follow BPM5 whereby (+) means inflow and (-) means outflow. In financial account, (+) denotes increase in liabilities or decrease in assets, while (-) represents increase in assets or decrease in liabilities. The table above has been adjusted to align with the formatting hereof.

(2)	The calculation of export and import figures included in the balance of payments data compiled by Bank Indonesia differs in coverage and timing from the data on export/import trade compiled by BPS.
(3)

Presents the position of reserve assets at the end of period. A surplus/deficit in the overall balance of payments during a reporting period will increase/decrease the outstanding amount of reserve assets at the end of that period.

In 2017, the current account deficit decreased to U.S.$16.2 billion and improved as a percentage of GDP to 1.6% of GDP compared to 1.8% of GDP in 2016. The lower deficit was primarily attributable to a higher trade balance surplus that offset the higher deficit of services and primary income.

Improving investor perception of the domestic economic outlook led to a high capital and financial account surplus that reached U.S.$28.7 billion in 2017. However, the increase in placements of private sectors’ deposits in offshore banks resulted in an increase in net deficit of other investments, leading to capital and financial accounts being lower in 2017 compared to 2016.

Indonesia’s overall balance of payments in 2017 recorded a surplus of U.S.$11.6 billion, slightly lower than the U.S.$12.1 billion surplus in 2016. The surplus resulted in an increase in international reserves from U.S.$116.4 billion as of December 31, 2016 to U.S.$130.2 billion as of December 31, 2017.

In 2018, the current account deficit increased to U.S.$30.6 billion or 2.9% of GDP compared to a U.S.$16.2 billion deficit or 1.6% of GDP in 2017. The higher deficit was mainly due to higher non-oil and gas imports, particularly imports of raw materials and capital goods reflecting robust economic activity in Indonesia, amid restrained performance of exports of non-oil and gas. The increase in the deficit was also due to an increase in oil imports in line with the increase in average global oil prices and domestic fuel consumption.

Amid high uncertainty in the global financial markets, the capital and financial account recorded a significant surplus of U.S.$25.2 billion in 2018, mainly due to long-term capital inflows from foreign direct investments.

Indonesia’s overall balance of payments in 2018 recorded a deficit of U.S.$7.1 billion, which resulted in a decrease in international reserves from U.S.$130.2 billion as of December 31, 2017 to U.S.$120.7 billion as of December 31, 2018.

In 2019, the current account deficit decreased slightly to U.S.$30.3 billion compared to a U.S.$30.6 billion deficit in 2018. The lower current account deficit was primarily due to goods trade surplus and higher secondary income surplus. Goods trade surplus in 2019 reversed the deficit in the previous year, affected by higher surplus of non-oil and gas and coupled with lower deficit of oil and gas. Meanwhile, higher secondary income surplus was primarily due to an increase of Indonesian workers remittances receipts.

The capital and financial account surplus increased to U.S.$36.6 billion in 2019 compared to a U.S.$25.2 billion deficit in 2018, primarily due to significant inflows in foreign direct investment and portfolio investment.

Indonesia’s overall balance of payments in 2019 recorded a surplus of U.S.$4.7 billion, in line with the higher capital and financial account surplus. Consequently, official reserve assets were U.S.$129.2 billion as of December 31, 2019, an increase from U.S.$120.7 billion as of December 31, 2018.

In 2020, the current account deficit decreased considerably to U.S.$4.4 billion compared to a U.S.$30.3 billion deficit in 2019. The lower current account deficit was primarily due to higher goods trade surplus and lower primary income deficit. The higher goods trade surplus in 2020 was driven by rapid growth of the non-oil and gas trade surplus coupled with a narrower oil and gas trade deficit. In addition, lower primary income deficit in line with the ongoing Covid-19 pandemic coupled with exceptional global financial market uncertainty, which fed through to deteriorating corporate performance and lower foreign capital inflows in the form of direct investment, portfolio investment and other investment. On the other hand, the services trade deficit recorded a wider deficit which was primarily caused by reduction in the travel services trade surplus due to a precipitous decline of international and domestic travelers caused by closed borders and mobility restrictions to prevent Covid-19 transmission.

The capital and financial account surplus decreased to U.S.$7.9 billion in 2020 compared to a U.S.$36.6 billion surplus in 2019, primarily due to a net outflow of portfolio investment at the beginning of the year in response to global financial market panic stoked by rapid Covid-19 transmission around the world.

Indonesia’s overall balance of payments in 2020 recorded a surplus of U.S.$2.6 billion, accompanied by a higher position of reserve assets from U.S.$129.2 billion at the end of 2019 to U.S.$135.9 billion at the end of 2020.

In 2021, the current account reversed to a surplus of U.S.$3.4 billion compared to a U.S.$4.4 billion deficit in 2020. The current account improvements were primarily supported by a significantly larger goods trade surplus compared with conditions one year earlier due to non-oil and gas export performance. Exports of all major commodities improved in 2020, boosted by stronger export demand and higher prices. In addition, the secondary income account surplus also increased as compared to the previous year, which contributed to the current account surplus in 2021.

Notwithstanding the uncertainties in the global financial markets due to the Covid-19 pandemic, the financial account increased to a surplus of U.S.$12.0 billion in 2021, mainly due to long-term capital inflows from foreign direct investments and portfolio investments of the private sector.

Indonesia’s overall balance of payments in 2021 recorded a surplus of U.S.$13.5 billion, accompanied by a higher position of reserve assets from U.S.$135.9 billion at the end of 2020 to U.S.$144.9 billion at the end of 2021.

In the first quarter of 2022, the current account reversed to a surplus of U.S.$0.2 billion compared to a U.S.$1.1 billion deficit in the first quarter of 2021. The current account performance was underpinned by a solid non-oil and gas trade surplus given soaring international commodity prices, including coal and crude palm oil (CPO), despite a higher oil and gas trade deficit in line with the rising global oil price. Meanwhile, the services trade deficit increased as economic activity continued to improve and the number of outbound Indonesian travelers picked up in response to looser international travel restrictions and reopening of the umrah pilgrimage. The primary income deficit also increased in line with improving corporate performance, thereby offsetting a larger current account surplus.

The capital and financial account recorded a deficit of U.S.$1.7 billion in the first quarter of 2022, compared to a U.S.$5.8 billion surplus in the first quarter of 2021, primarily due to foreign capital outflows of portfolio investment which triggered by persistently elevated global financial market uncertainty in line with escalating geopolitical tensions between Russia and Ukraine, and faster policy normalization in advanced economies.

Indonesia’s overall balance of payments in first quarter of 2022 recorded a deficit of U.S.$1.8 billion. Consequently, the position of reserve assets at the end of March 2022 stood at U.S.$139.1 billion.

Financial System

Indonesia Financial Safety Net and Crisis Management

In April 2016, the Law on Prevention and Resolution of Financial System Crisis was passed that revamped the coordination framework for crisis management and resolution among Indonesia Financial Safety Net (“KSSK”) participants and also refined the emphasis on strengthened supervisory capacity, improved banking liquidity and prevention measures. These coordinated policy responses allow an institutionalized early warning system and crisis management protocol which enable KSSK to identify potential disruptions, and determine effective policy responses and resolution steps.

As a KSSK, the Ministry of Finance also contributes to safeguard financial system stability. In the event of a disruption, such as sudden reversals in capital flows, the Crisis Management Protocol will be activated to determine the policy response required to maintain market confidence and stability. Policy responses include, amongst others, the Bond Stabilization Framework which provides the mechanism to execute buybacks with several SOEs for the purpose of maintaining stability of the sovereign bond market, placement of funds in instruments with a longer maturity period by issuing longer term securities, debt switching to lengthen debt maturities and reduce the risks associated with refinancing.

Indonesia Deposit Insurance Corporation and Liquidity Support

Since September 2005, the Indonesia Deposit Insurance Corporation (“IDIC”), has insured customers’ deposits and actively participated in maintaining the stability of the financial system. The IDIC membership is compulsory for every bank conducting business in Indonesia. The prevailing IDIC coverage is up to Rp2 billion for each depositor in any one bank. The IDIC will pay, in accordance with its procedures, deposit insurance claims when a member bank has its license revoked by the OJK. The maximum amount of deposit insured can be adjusted, among others, in the event of a crisis that can potentially decrease public trust in the banking system or affect the stability of the financial system.

The Government’s policy on addressing sudden reversals in capital flows involves, among others, the implementation of a Crisis Management Protocol, which involves cooperation between the Ministry of Finance, Bank Indonesia, OJK and IDIC. In the event of a financial crisis, policy steps could include executing buybacks for stabilization in the event of a disruption; taking steps to enhance cooperation among Government institutions, Bank Indonesia, SOEs, regulators and other market participants to maintain stability of the sovereign bond market; and encouraging the placement of funds in instruments with a longer maturity by issuing longer term securities and debt switching to lengthen debt maturities and reduce risks associated with refinancing.

In April 2016, the parliament passed Law on Prevention and Resolution of Financial System Crisis, which provides a clear division of responsibilities between the Ministry of Finance, Bank Indonesia, OJK and IDIC in preventing and resolving crises in the financial system through the establishment of a Financial System Stability Committee with representatives from each of the Ministry of Finance, Bank Indonesia, OJK and IDIC. The Financial System Stability Committee aims to provide a coordinated policy response on the basis of regular monitoring of key areas of the financial system. In March 2020, certain provisions with respect to short term liquidity loans were revoked in order to enable the implementation of Covid-19 related financial policies.

The Banking System

The Government’s policies for the banking sector emphasize the strengthening of the banking system.

The law governing Bank Indonesia, Indonesia’s central bank, was amended in 2004 to, among other things, provide that Bank Indonesia will conduct monetary policy to achieve an inflation target as determined by the Government in consultation with Bank Indonesia. It also provides for the creation of the Bank Indonesia Supervisory Board (the “Supervisory Board”), to assist the DPR in conducting oversight of Bank Indonesia’s internal financial management. The Supervisory Board comprises five members chosen by the DPR and appointed by the President for three-year tenures. The January 2004 amendment also stipulates that Bank Indonesia is the lender of last resort to ensure the stability of the financial system. Bank Indonesia’s banking supervision function was transferred to the OJK on December 31, 2013. The latest amendment to the Central Bank Law was in 2008, mainly to amend the collateral requirement on Sharia financing, certain provisions of which were revoked by the Law on Prevention and Resolution of Financial System Crisis.

The authorities implement risk mitigation by strengthening micro and macro-prudential surveillance. Micro-prudential surveillance is performed on an individual bank or financial institution in order to ensure the fulfillment of prudential regulations through on-site and off-site supervision. Additionally, macro-prudential surveillance also aims to ensure that prudential regulations are adhered to at the industry level as an aggregate.

Under a framework of strengthening micro-prudential surveillance, a number of measures have been introduced by Bank Indonesia and the OJK to bolster and improve surveillance in order to better anticipate the symptoms of troubled banks on a risk basis, as well as enhance the quality of human resources through training, attachments and certification programs.

In addition, improvements to the tools and methodologies used in surveillance are ongoing in order to reinforce macro-prudential aspects, among others, stress testing, probability of default analysis, transition matrices and other early warning mechanisms. The creation of the financial system safety net also assists authorities to mitigate potential systemic risks that might arise.

OJK has issued banking regulations that are in line with the international standards, such as the Basel framework. In terms of the capital reforms, OJK issued its rule for the Basel III capital framework in December 2013, which was amended in February 2016. These cover (i) raising the quality of regulatory capital, (ii) setting a minimum Tier 1 and CET 1 ratio of 6% and 4.5%, respectively, as well as a minimum capital requirement based on risk profile between 8% to 14%, and (iii) building-up of adequate buffers above the minimum capital requirement based on risk profile (including a capital conservation buffer, countercyclical buffer and capital surcharge for D-SIBs). In 2015, OJK issued regulation regarding D-SIB methodology and capital surcharge application which was applied for the first time in January 2016.

As part of its Basel III implementation policies, OJK issued regulations for the Basel III Liquidity framework, Liquidity Coverage Ratio (“LCR”), Net Stable Funding Ratio (“NSFR”), and the risk weighted assets (“RWA”), calculation relating to derivative transactions. The LCR regulation was issued in December 2015 and requires banks to maintain short-term liquidity through high quality liquid assets that meet their liquidity needs for thirty days. The NSFR regulation was issued in July 2017 and uses NSFR as an indicator to evaluate a bank’s long-term liquidity risk by comparing the amount of stable funding available to the bank with the amount of stable funding required by the bank. It aims to reduce long-term liquidity risk by requiring banks to fund activities from stable and adequate sources of funds. Regulations relating to the RWA calculation for derivative transactions were issued in September 2017, providing guidelines for calculating the risk exposure to derivative transactions due to counterparty credit risk.

Under the Prevention and Resolution of Financial System Crisis law, OJK has issued a regulation concerning a systemic bank recovery plan in April 2017. This regulation establishes the requirements for systemic banks to prepare and submit recovery plans. Systemic banks are also required to have guidelines in relation to the recovery plan in place, which are prepared by taking into account the governance principles supporting the implementation of the recovery plan. Moreover, systemic banks are also obliged to evaluate and perform stress testing in order to assess the adequacy of their recovery plans at least once a year.

As of May 31, 2022, total banking assets were Rp10,369.8 trillion, consisting of commercial bank assets of Rp10,180,76 trillion and rural bank assets (including assets of sharia rural banks) of Rp189.0 trillion.

Islamic Financial System

The Government believes that the Islamic finance banking industry has an opportunity to grow rapidly in Indonesia, which has the largest Muslim population in the world. The industry provides the Muslim community with alternative financial products and services that conform to Sharia principles. These Sharia principles as applied to the Islamic finance banking industry includes Sharia concepts related to mudarabah (profit and loss sharing), wadiah (safekeeping), musharaka (joint venture), murabahah (cost plus), and ijara (leasing). Sharia prohibits riba, or usury, defined as interest paid on all loans of money. Furthermore, investments in some businesses that provide goods or services considered contrary to Islamic principles (such as pork or alcohol) are also considered haraam (sinful and prohibited) under Sharia principles. To assist with the development and growth of Islamic financial services in Indonesia, these alternative financial products are considered an integral part of the banking industry and contribute to enhancing the stability of the Indonesian financial system by supporting national economic development in Indonesia.

In July 2008, the Sharia Banking Law was enacted to facilitate the expansion of the Indonesian Islamic banking industry. The Sharia Banking Law applies Sharia principles to banking for Sharia banks and Sharia divisions of conventional banks, prohibiting the payment and receipt of interest and providing that returns on funds that are distributed or lent out must be based on the actual profits generated. The Sharia Banking Law also prohibits Islamic banking business and transactions that would support practices or products forbidden or discouraged by Sharia principles. This law also requires existing Sharia divisions of commercial banks to operate as separate Islamic commercial banks if such a division’s assets account for at least half of the parent commercial bank’s assets or within 15 years of the enactment of the Sharia Banking Law. The Government believes that this legislation will better position Indonesia as a venue for Islamic banking and finance.

One of the main challenges for Indonesia’s Sharia capital markets is the small number of companies that issue Sharia-compliant products such as Islamic bonds (“Sukuk”). As of March 31, 2022, of the 87 underwriters licensed by OJK, only 30 were involved in Sukuk issuances, and of the 97 investment managers licensed by OJK, 61 had Sharia investment management unit and one was sharia investment manager.

The Indonesian Islamic financial industry has been developing under the regulatory authority of OJK (since December 31, 2013) and previously Bank Indonesia, which formulates and publishes a strategic plan for the development of the industry. OJK has established a new strategic plan for the development of Indonesia’s Islamic banking industry for 2020-2025. This new strategic plan is expected to provide guidelines that include detailed initiatives as well as specific objectives for the Sharia banking industry to achieve. This strategic plan for the development of the national Sharia banking industry is recognized as the “Roadmap of Indonesian Islamic Banking 2020-2025” with a view to “establish a Sharia banking industry that contributes to facilitating the development of the halal industry and a competitive and efficient Sharia banking industry by increase of business scale and application of technology.” The roadmap includes, among others, the following measures: (i) establishment of Shariah banker code of conduct and basic competence, (ii) strengthening the implementation of compliance and internal audit functions on compliance with Sharia principles, (iii) issuance of regulations to develop Sharia banking products to be offered to the customers and to aid national priority programs, (iv) strengthening the capital of Sharia banking entities and issuing regulations on banking synergy and settlement of Shariah People’s Financing Bank (Bank Pembiayaan Rakyat Syariah), and (v) encouraging digitalization of Sharia banking.

OJK and Bank Indonesia have issued various regulations in order to support the growth and development of the Sharia banking industry taking into account precautionary principles and Sharia principles.

The Sharia Non-Bank Financial Industry (Industri keuangan Non Bank Syariah or IKNB Sharia) is also supervised by OJK and consists of the Sharia Insurance Company, the Sharia Pension Fund, the Sharia Financial Institution and other Sharia Financial Service Institutions. OJK issued OJK Regulation No. 33/POJK.05/2016 to govern the Sharia pension funds which came into force in September 2016. Under the regulation, management of Sharia pension funds may be conducted by way of: (i) establishment of Sharia pension fund, (ii) conversion of pension fund into Sharia pension fund, (iii) formation of Sharia unit in Employee Pension Fund, or (iv) sale of Sharia investment package in financial institution pension fund. There are currently no established Sharia pension funds in Indonesia.

As of June 30, 2022, of the 87 underwriters licensed by OJK, only 30 were involved in issuances of Sukuk, and from 96 investment managers, there are 61 investment managers having Sharia Investment Management Unit and one sharia investment manager.

As of May 31, 2022, assets of Sharia banks were Rp697.6 trillion, or 6.7% of Indonesia’s total banking assets.

Anti-Money Laundering Regime

Various financial regulatory agencies in the Republic were formed to combat money laundering activities within Indonesia. In 2002, the Government enacted an anti-money laundering law (“2002 AML Law”), and established a financial intelligence unit, the Indonesian Financial Transaction Reports and Analysis Centre (Pusat Pelaporan Analisis Transaksi Keuangan (“PPATK”)). The PPATK’s duties were later expanded to include matters relating to countering terrorism financing, and consequently, the PPATK was appointed to be the focal point of countering money-laundering and financing of terrorism in Indonesia.

Some of the significant progress made in implementing the Government’s anti-money laundering laws and countering financing of terrorism, national strategies in the last few years includes: promulgating a new Anti-Money Laundering Law, namely, Law No. 8 of 2010 on the Prevention and Eradication of Money Laundering Crimes (the “2010 AML Law”), and the ratification of the UN Convention against Transnational Organized Crime. The 2010 AML Law came into force on October 22, 2010 replacing the 2002 AML Law, as amended, to be in line with current international standards and best practices.

As part of the implementation of the Government’s policy to prevent and eradicate the crime of money laundering, the PPATK has issued and continues to issue various regulations as further implementation of the 2010 AML Law.

On March 13, 2013, the DPR adopted the Law No. 9 of 2013 on the Prevention and Eradication of the Financing of Terrorism (“Law No. 9”). Law No. 9 comprehensively regulates: (i) the criminalization of terrorist financing offenses and other offenses related to terrorism financing offenses; (ii) the application of the principle of recognizing users of financial services; reporting and compliance monitoring; (iii) surveillance activities through a remittance transfer system or through other systems by financial service providers; (iv) control disposition of cash and/or other payment instruments into or outside the Indonesian customs area; (v) blocking mechanisms relating to the movement of cash and/or other payment instruments; (vi) the inclusion in the list of suspected terrorists and terrorist organizations; and (vii) arrangements regarding the setting of the investigation, prosecution, and examination at trial.

Terrorism financing within the scope of Law No. 9 includes acts committed, directly or indirectly, in order to provide, gather, give, or lend funds to those who are known to intend to commit an act of terrorism. In addition to individuals, Law No. 9 regulates the criminalization of terrorist financing to terrorist organizations. Terrorist organizations within Law No. 9 can include a collection of people who have a common goal and that, based on a court decision, have committed an act of terrorism. Parties that are named in lists of terrorist organizations also fall within the scope of Law No. 9.

Since 2017, OJK has required any financial service provider to identify, assess and understand the risk of money laundering and/or terrorism financing crimes related to customers, countries, geographic areas, products, services, transaction or delivery channels. To perform these types of activities, the financial service provider must establish policies, supervision and maintenance procedures and mitigation of money laundering and terrorism financing risks and establish a special task force and/or appoint an officer to act as a person-in-charge for the implementation of anti-money laundering and anti-terrorism financing programs. The financial service provider is required to submit suspicious financial transaction reports, cash transaction reports and other reports to the PPATK. In September 2019, OJK began to require certain additional measures to prevent the funding and proliferation of weapons of mass destructions, namely the requirements for OJK to conduct data maintenance, identity and background checking of transaction parties and immediate blocking of suspected transactions.

Bank Indonesia

Bank Indonesia’s statutory mandate states that “the objective of Bank Indonesia is to achieve and maintain the stability of the Rupiah.” Rupiah stability can be measured in terms of its value vis-à-vis either domestic or external goods. Rupiah stability relative to domestic goods is reflected in the inflation rate, while stability relative to external goods is represented by the exchange rate of the Rupiah against other currencies. Market conditions determine the Rupiah exchange rate, consistent with the floating exchange rate system adopted by Bank Indonesia in August 1997. See “Foreign Exchange and Reserves — Exchange Rates.” Bank Indonesia may, however, continue to use its policy instruments to minimize exchange rate fluctuations.

Bank Indonesia, as a separate legal entity from the Government, has its own assets and its own liabilities. The foreign exchange reserves held by Bank Indonesia are recorded on the assets side of the Bank Indonesia balance sheet, while certain items of foreign debt (such as loans from the IMF) are liabilities of Bank Indonesia.

The following table sets forth the balance sheet of Bank Indonesia and was prepared in accordance with the Monetary and Financial Statistics Manual published by the IMF, as of the dates indicated.

Analytical Balance Sheet of Bank Indonesia

	As of December 31,					As of June 30,
	2017	2018	2019	2020	2021P	2022P

	(in billions of Rupiah)
Base Money (M0)	989,565	1,069,554	1,111,506	1,147,200	1,351,172	1,337,544
Currency in Circulation(1)	612,545	749,167	793,727	898,870	959,812	912,485
Commercial Banks Demand Deposits at Bank Indonesia	288,824	319,653	316,598	246,807	389,178	423,875
Private sector Demand Deposits	361	734	1,181	1,523	2,183	1,184
Bank Indonesia Certificates (“SBI”)(2)	87,835	—	—	—	—	—
Factors Affecting Base Money (M0)	989,565	1,069,554	1,111,506	1,147,200	1,351,172	1,337,544
Net Foreign Assets	1,525,701	1,708,563	1,759,105	1,877,480	1,942,909	1,903,716
Claims on Non-Residents	1,642,137	1,829,782	1,874,561	1,997,927	2,151,872	2,113,575
Liabilities to Non-Resident	(116,436)	(121,219)	(115,545)	(120,447)	(208,964)	(209,859)
Claims on Other Depository Corporations	362	158	56	56	56	56
Liquidity Credits	56	56	56	56	56	56
Other Claims	307	102	—	—	—	—
Net claims on central Government	82,455	22,027	(6,890)	(191,278)	(167,718)	(477,511)
Claims on central Government	207,515	197,009	155,269	124,326	113,358	107,401
Liabilities to central Government	(125,060)	(174,982)	(162,159)	(315,605)	281,076	(584,912)
Claims on Other Sectors	7,505	10,410	10,106	9,805	9,782	9,923
Claims on Other Financial Institutions	0	—	—	—	—	—
Claims on Private Sectors	7,505	10,410	10,106	9,805	9,782	9,923
Open Market Operations(3)	(259,798)	(170,345)	(173,675)	(15,312)	126,293	312,580
Other Liabilities to Commercial & Rural Banks	(80,483)	(97,969)	(89,668)	(58,222)	(87,160)	(83,275)
Deposits included in Broad Money (M2)	0	—	—	—	—	—
Deposits excluded from Broad Money (M2)	(9)	(8)	—	—	—	—
Shares and Other Equity	(252,816)	(371,443)	(354,651)	(447,681)	(412,022)	(320,402)
Net Other items	(33,352)	(31,850)	(32,786)	(27,649)	(60,967)	(7,542)

Source:    Bank Indonesia

P	Preliminary.
(1)	Currency outside banks plus cash in vault.
(2)

SBI which is used to fulfill the secondary statutory reserve requirement of banks and accounted for as primary money supply components. Included in base money from October 2009 to June 2018. Starting from July 2018 SBI is not accounted as component of primary money supply, due to changes in the reserve requirement regulation.

(3)

Consists of total SBI after it is reduced by the SBI used to fulfill the secondary statutory reserve requirement of banks, and is accounted for as a primary money supply component (see footnote 2). Such SBI types include: Syariah SBI, Third Party Syariah SBI, Bank Indonesia Facility, Fine Tune Operation, Government Bonds, State Syariah Negotiable Paper, and Reserve Reverse Repo Government Bonds.

Banks and Other Financial Institutions

The Indonesian financial system consists of banks and non-bank financial institutions. Non-bank financial institutions consist of, among others, insurance companies, pension funds, finance companies, venture capital companies, securities companies, mutual funds, credit guarantee companies and pawn shops.

The following table sets forth the total number of financial institutions in operation and their share of total assets of the financial system as of the date indicated.

Indonesian Financial Institutions as of May 31, 2022

	Number of institutions		Assets*		Percentage of total assets
			(in trillions of Rupiah)		(%)
Banking:
Commercial banks	107		10,180.8		74.4
Rural credit banks(1)	1,619		189.0		1.4

Total banking	1,726		10,369.8		75.8

Insurance:
Life insurance	61		628.0		4.6
General insurance & Reinsurance	85		231.8		1.7
Social insurance(2)	5		823.1		6.0

Total insurance	151		1,682.8		12.3

Pension funds:
Financial institution pension funds	26		116.7		0.9
Employer pension funds	180		217.6		1.6

Total pension funds	206		334.2		2.4

Finance companies(3)	158		443.6		3.2
Venture capital companies	59		23.1		0.2
Securities companies	122	(4)	155.8	(5)	1.1
Mutual funds (collective investment schemes, not institutions)	2,180		545.4		4.0
Credit guarantee companies	22		39.4		0.3
Pawn shops	130		69.7		0.5
Fintech peer to peer Lending(6)	102		4.5		0.0
Micro Financial Institution(7)	226		1.4		0.0
Insurance and Reinsurance Brokers(8)	196		18.1		0.1

Total	3,195		13,687.8		100.0

Sources:    OJK

*	Unaudited.
(1)	Including sharia rural banks.
(2)	Social insurance encompasses traffic and public transportation, health social security programs, worker social security programs and insurance for civil servants and the armed forces.
(3)	Finance companies provide investment financing, working capital financing, multipurpose financing, sharia financing and other financing based on OJK approval.
(4)	Includes 29 securities companies that are not members of a securities exchange but acting as broker-dealers.
(5)	Assets of securities companies as members of a securities exchange for the position of December 31, 2021.
(6)	Fintech peer to peer Lending includes sharia.
(7)	Micro Financial Institution includes sharia MFI. Assets based on data as of December 31, 2021, number of institutions based on data as of 31 March 2022.
(8)	Insurance and Reinsurance Brokers Assets based on data as of December 31, 2021, number of institutions based on data as of 31 March 2022.

Indonesian banks are divided into two categories: commercial banks and rural banks. Both commercial and rural banks may operate under either conventional banking principles or under Sharia principles.

The OJK is responsible for the regulation and supervision of the insurance industry. Development of this sub-sector has required the implementation of more robust regulatory requirements and, in particular, improved capital requirements, including requirements to continuously maintain a specified ratio of risk-weighted assets to risk-weighted liabilities.

Pension funds are divided into two categories: employer pension funds and financial institution pension funds. Employer pension funds may be run either as defined benefit plans or as defined contribution plans, while financial institution pension funds may only be run as defined contribution plans.

Indonesia’s other non-bank financial institutions include finance companies, guarantee companies, venture capital companies, Indonesia export credit agencies, infrastructure financing companies and secondary mortgage facilities companies.

Bank Assets and Liabilities

The following table sets forth the consolidated balance sheets of the commercial banks as of the dates indicated.

Consolidated Balance Sheet of Commercial Banks

	As of December 31,					As of May 31,
	2017	2018	2019	2020	2021	2022[p]

	(in trillions of Rupiah)
Assets
Loans	4,781.9	5,358.0	5,683.8	5,547.6	5,820.6	6,069.0
Interbank Assets	235.6	221.0	245.3	252.8	223.1	219.1
Placements at Bank Indonesia	701.3	767.1	766.8	775.4	1,146.4	989.6
Securities (including Government Bonds)	1,035.4	941.9	1,012.7	1,466.9	1,831.0	1,787.2
Equity Participation	39.7	43.5	50.8	55.0	96.5	102.7
Other Claims	218.6	293.4	329.9	656.5	623.6	654.5
Others	375.2	443.3	473.7	423.6	371.1	358.7

Total Assets	7,387.6	8,068.3	8,563.0	9,177.8	10,112.3	10,180.8

Liabilities
Third Party Funds	5,289.2	5,630.5	5,998.6	6,665.4	7,479.5	7,515.5
Liabilities owed to Bank Indonesia	1.2	2.8	2.1	6.0	1.7	1.6
Interbank Liabilities	184.2	192.5	197.5	176.7	160.6	185.1
Securities	113.3	115.1	135	125.1	117.7	115.3
Borrowing	199.1	296.7	299.1	270.0	227.6	238.1
Other Liabilities	121.2	206.5	187.4	135.0	125.8	131.5
Guarantee Deposits	5.9	4.6	4.2	4.4	4.6	3.0
Others	441.2	485.4	493.0	526.2	523.5	527.0
Capital:
Paid in Capital	196.3	209.3	211.8	229.6	261.7	274.2
Reserves	65.3	68.3	75.1	73.7	81.2	86.3
Current Earnings/Loss	131.2	150.0	156.5	104.7	140.2	79.5
Retained Earnings/Loss	469.9	542.9	615.1	612.6	648.3	693.7
Estimates of Additional Paid in Capital	124.7	114.5	144.1	192.2	274.0	260.8
Others	44.7	49.2	43.5	56.2	65.9	69.2

Total Liabilities	7,387.6	8,068.3	8,563.0	9,177.8	10,112.3	10,180.8

Source:    OJK.

P	Preliminary.

The following table shows the average capital adequacy ratio of the banking system as of the dates indicated:

Average Capital Adequacy Ratios

	As of December 31,					As of May 31,
	2017	2018	2019	2020	2021	2022[p]

	(percentages)
CAR	23.2	23.0	23.4	23.8	25.7	24.8

Source:    OJK.

P	Preliminary.

Non-Performing Loans

Since the beginning of 2005, Indonesian banks have been required to calculate their non-performing loans (“NPLs”), using international best practices-based standards that require banks to classify as “non-performing” all loans to any borrower if any of that borrower’s loans are non-performing. Banks nationwide are required to apply the same uniform loan classification system to all loans meeting one of three criteria: (i) loans greater than Rp10 billion that are made to one borrower or one similar project; (ii) loans between Rp1 billion and Rp10 billion that are made to one of the 50 largest debtors of the lending bank; and (iii) loans based on joint financing to one borrower or one project.

The following table shows the gross NPL ratios as of the dates indicated.

Non-Performing Loans Ratios

	As of December 31,					As of May 31,
	2017	2018	2019	2020	2021	2022[p]

	(percentages)
Gross NPL ratio*	2.6	2.4	2.5	3.1	3.0	3.0

Source:    OJK.

P	Preliminary.
*	Interbank Loans Excluded.

Capital Markets and Capital Markets Regulation

The Indonesian capital markets are regulated by the OJK, which superseded the Capital Markets and Financial Institutions Supervisory Agency (Badan Pengawas Pasar Modal dan Lembaga Keuangan (“Bapepam-LK”)) and assumed its duties and functions when Bapepam-LK and the Ministry of Finance’s Directorate General of Financial Institution, were merged into a single unit on December 31, 2012.

The regulatory framework for the Indonesian capital markets is provided by the Capital Markets Law No. 8 of 1995 on Capital Markets (the “Capital Markets Law”). The Capital Markets Law granted the original regulatory authority (and its successors, including OJK) authority in the fields of regulation, development, supervision and law enforcement. The law also provides the authority and responsibilities of self-regulatory organizations, capital market institutions, professionals and firms conducting business in the capital markets. According to the Capital Markets Law, OJK is responsible for the guidance, regulation and day-to-day supervision necessary to implement orderly, fair and efficient capital markets and to protect the interests of investors and the public.

Over the past few years, OJK has introduced rules to strengthen its supervisory and enforcement capacity over Indonesia’s capital markets and to promote sound and transparent capital markets. It has exercised its authority over publicly listed companies by issuing new corporate governance regulations to make corporate management and audit committees more directly responsible for financial reports. OJK has also issued revised regulations on the content of listed companies’ annual reports, general meeting of shareholders, board of directors and board of commissioners, remuneration and nomination committees, and corporate secretary.

The following table sets forth key indicators regarding the Indonesian Stock Exchange (Bursa Efek Indonesia (“IDX”)) and any securities traded on the IDX as of and for the six months ended June 30, 2022.

Indonesian Stock Exchange

IDX
Market capitalization (in trillions of Rupiah)	9,018.9
Listed shares (in billions of shares)	8,784.1
Average daily transaction value (in billions of Rupiah)(1)	16,098.0
Average daily transaction volume (in millions of shares)(1)	22,668.9

Source:    IDX.

(1)	For the six months ended June 30, 2022.

As the largest Muslim country in the world, Indonesia has been engaged in an initiative to establish a legal framework for the development of an investor market in Indonesia for Sharia-compliant securities, which are securities that comply with the tenets of Islamic legal principles. The OJK and Bapepam-LK issued various regulations on the form and issuance of Sharia-compliant commercial paper and mutual funds to enhance the growth of the Sharia-compliant securities industry and to provide alternative mutual fund products to investors within Indonesia as well as to attract Muslim investors outside Indonesia.

The IDX, a self-regulatory body, has two indices based on Sharia stock, the Jakarta Islamic Index (“JII”), and the Indonesia Sharia Stock Index (“ISSI”).

The JII is a stock market index established on the Indonesian Stock Exchange. The JII was launched in 2000 and consists of the 30 largest Sharia-compliant listings by market capitalization and average liquidity in the regular market. As of June 30, 2022, the market capitalization of the JII was Rp2,060.8 trillion.

The IDX launched the Indonesia Sharia Stock Index, or ISSI on May 12, 2011. The ISSI comprised of 483 Sharia stocks which are listed on the IDX and its market capitalization was Rp4,259.2 trillion as of June 30, 2022.

Monetary Policy

Bank Indonesia conducts its monetary policy under two principles: first, inflation targeting framework (“ITF”) was adopted as the anchor of monetary policy. Second, a floating exchange rate system was introduced under which Bank Indonesia may intervene in the foreign exchange market, but the objective of Bank Indonesia’s intervention is not to achieve a particular exchange rate level but to avoid excessive volatility.

Bank Indonesia adopted the ITF in July 2005. It replaced the previous monetary policy that used base money as the monetary policy target. At the operational level, the monetary policy stance is reflected in the setting of the policy rate, BI Rate, with the expectation of influencing money market rates and in turn the deposit rates and lending rates in the banking system. Changes in these rates will ultimately influence inflation. While other factors in the economy are also taken into account, Bank Indonesia will normally raise the BI Rate if future inflation is forecasted ahead of the established inflation target. Conversely, Bank Indonesia will lower the BI Rate if future inflation is predicted below the inflation target.

In order to strengthen its monetary policy framework, Bank Indonesia introduced a new benchmark rate effective from August 19, 2016, namely the Bank Indonesia 7-Day Reverse Repo Rate (“BI Repo Rate”), to replace the BI Rate. The BI Repo Rate changes the tenor of the policy rate from a 360 day tenor (used in the BI Rate) to 7-day tenor money market rates. The change aims to improve the effectiveness of monetary policy in influencing money market rates and bank rates, both lending and funding rates. The enhancement is directed to strengthen the effectiveness of policy rate setting as a tool to achieve monetary policy operational targets as reflected in the overnight interbank rates.

Implementation of the BI Repo Rate is complemented by normalization of the interest rate corridor in which the Lending Facility and the Deposit Facility, are positioned symmetrically from the BI Repo Rate at a spread of 75 basis points (“bps”).

In order to ensure financial and macroeconomic stability, Bank Indonesia also deploys a variety of policy instruments (policy mix approach) which consist of (i) policy rate to anchor inflation expectation complemented by (ii) exchange rate flexibility to lessen pressure on current account, (iii) capital flow management to dampen short-term excessive volatility of exchange rate, (iv) appropriate macro-prudential measures, and (v) ensure good communication to the public. Bank Indonesia also pursues financial market deepening to support the stability of the Rupiah exchange rate and enhance the effectiveness of transmission of monetary policy.

During 2020, Bank Indonesia has strengthened its policy mix oriented towards safeguarding economic stability and stimulating economic recovery from the distress caused by the Covid-19 pandemic. The policy response was instituted through an accommodative monetary policy mix, including BI Repo Rate reductions, liquidity injections, strengthening the monetary operations strategy and guiding the exchange rate towards the currency’s fundamental value. Accommodative macroprudential policy was maintained along with efforts to strengthen payment system policy in order to accelerate the digital economy and finance, buttressed by other supporting policies. Bank Indonesia also continued to strengthen synergy with the Government and other relevant authorities in order to follow up on all responsibilities in accordance with Law No. 2 of 2020 as part of the national policy response under the extraordinary conditions caused by the Covid-19 pandemic.

Bank Indonesia lowered the BI Repo Rate five times in 2020. BI Repo Rate reductions in 2020 totalled 125 basis points, bringing the BI Repo Rate to 3.75% by the end of 2020. Reductions of 25 bps were announced at each Board of Governors Meeting in February, March, June, July and November 2020. The measured decision to reduce gradually the BI Repo Rate was based on low inflation and the need to maintain the attractiveness and competitiveness of domestic financial assets for investment for the sake of external stability.

To stimulate national economic recovery and maintain financial system stability, Bank Indonesia also introduced monetary stimuli in the form of quantitative easing. As of the end of 2020, Bank Indonesia had injected Rupiah liquidity totalling approximately Rp726.57 trillion, equivalent to 4.7% of GDP, primarily in the form of lower reserve requirements totalling around Rp155 trillion and monetary expansion totalling approximately Rp555.77 trillion. Bank Indonesia lowered reserve requirements by 300 bps, including the 50 bps incentive, in 2020. In addition, Bank Indonesia lowered the foreign currency reserve requirements by 400 bps, effective March 16, 2020 in order to boost foreign exchange liquidity in the banking industry and alleviate pressures in the foreign exchange market. Bank Indonesia also waived the additional macroprudential intermediation ratio (“MIR”) Giro, the balance of Rupiah demand deposits held at Bank Indonesia to meet MIR. This policy provided approximately Rp15.8 trillion of additional liquidity to the banking industry. In the latter half of the year, Bank Indonesia provided giro services to banks meeting the daily and average Rupiah reserve requirements of 1.5% per year, with a portion calculated to obtain a giro service of 3% of deposit, effective August 1, 2020.

Bank Indonesia also maintained a Rupiah exchange rate stabilization policy in line with the currency’s fundamental value and market mechanisms amid persistent global financial market uncertainty. Bank Indonesia stabilized and strengthened the Rupiah by increasing the intensity of triple-intervention policy in the spot market, Domestic Non-Deliverable Forwards (“DNDF”), transactions and purchases of Government securities in the secondary market. In addition, in March 2020, Bank Indonesia lowered the foreign currency reserve requirement by 400bps to boost foreign exchange liquidity in the banking sector and simultaneously alleviate pressure on the foreign exchange market, as well as expanding the types of underlying transactions for foreign investors to provide an alternative hedging instrument against Rupiah holdings. Furthermore, exchange rate stabilization policy is supported by efforts to reinforce external resilience. To that end, Bank Indonesia secured a bilateral repo line agreement with the US Federal Reserve and extended bilateral swap and repo line agreements with the Monetary Authority of Singapore.

Furthermore, Bank Indonesia expanded money market and foreign exchange market instruments and transactions in order to provide more hedging instruments against currency risk through DNDF transactions, foreign exchange swaps and term repo agreements with the banking industry, while strengthening monetary operations and Islamic financial market deepening through the Sharia Compliant Liquidity Facility, Sharia-Compliant Liquidity Management and Sharia-Compliant Interbank Fund Management Certificates. In addition, Bank Indonesia also strengthened foreign currency term deposit instruments in order to enhance foreign currency liquidity management in the domestic markets, while encouraging banks to utilize lower foreign currency reserve requirements for domestic purposes. Furthermore, to strengthen money market and foreign exchange market deepening, Bank Indonesia was also encouraging infrastructure development in terms of electronic trading platforms and a central counterparty. Striving to enhance transmission of its accommodative monetary policy stance, Bank Indonesia continued to strengthen its monetary operations strategy, while developing money market instruments to support corporate and SME financing in line with the national economic recovery program.

Bank Indonesia implemented an accommodative macro-prudential policy in line with the existing policy mix and national policy mix, including various efforts to mitigate risk in the financial sector caused by the outbreak of Covid-19. Therefore, Bank Indonesia relaxed the MIR by extending the incentive period of 50bps lower Rupiah reserve requirements for banks allocating small and medium enterprise (“SME”) loans, loans for export-import activity as well as non-SME loans to priority sectors as stipulated in the national economic recovery program from previously December 31, 2020 to June 30, 2021, while also injecting liquidity into the banking industry to support loan restructuring for SMEs as well as ultra-micro enterprises with loans from financial institutions and strengthening macro-prudential policies to encourage inclusive financing, particularly for SMEs. Furthermore, Bank Indonesia maintained a Countercyclical Buffer ratio of 0%, MIR in the range of 84-94% with a disincentive parameter of 0%, a Macroprudential Liquidity Buffer ratio of 6% with repo flexibility of 6%, and a Loan to Value / Financing to ratio Value for property credit / financing is in accordance with current regulations. Bank Indonesia also lowered the minimum down payment on automotive loans/financing from 5-10% to 0% for the purchase of green vehicles, while maintaining prudential principles.

Bank Indonesia maintained cash and non-cash payment system convenience and availability in order to facilitate economic and financial transactions. This was achieved through, amid the Covid-19 pandemic, the circulation of sanitized currency notes and the promotion of cashless transactions through e-money, internet banking and the launch of an Indonesian standard for quick response codes, as well as accelerating the implementation of the digital economy and finance as part of the economic recovery efforts. Bank Indonesia also implemented measures among the banking industry, financial technology companies, the Government and other relevant authorities to promote digitalization and support the economic recovery.

Bank Indonesia has also accelerated the implementation of the Indonesia payment systems blueprint for 2025 to support digital economy and finance activities during the Covid-19 pandemic, stimulate a momentum for national economic recovery as well as expedite economic and financial inclusion. Bank Indonesia also continued to strengthen synergies with the Government and other relevant authorities to support cashless social aid program disbursements through expediting the electronification of the social aid program disbursements, including the Family Hope Program, Noncash Food Assistance Program, Pre-Employment Card and Indonesia Smart Card to help alleviate the impact of Covid-19.

Furthermore, Bank Indonesia will continue to implement the follow-up policy measures required to support the national economic recovery program by carefully observing global economic and financial market dynamics as well as the Covid-19 transmission and the impact on the economic outlook of Indonesia over time. Close policy coordination with the Government and the Financial System Stability Committee will constantly be strengthening order to maintain macroeconomic and financial system stability, while accelerating the national economic recovery.

In connection with the Republic’s legislative and regulatory response to the Covid-19 pandemic, the Ministry of Finance and Bank Indonesia issued two joint decrees: (i) the first (“SKB I”), on April 16, 2020, provides for Bank Indonesia to act as backstop buyer in primary market auctions of Government securities, pursuant to which Bank Indonesia purchased Rp75.9 trillion of Government securities in 2020; and (ii) the second (“SKB II”), on July 7, 2020, related to the so-called “burden sharing” between Bank Indonesia and the Ministry of Finance whereby, to help fund the Government’s Covid-19 relief and recovery efforts:

•

Rp397.5 trillion of Government expenditure in the public goods sector which includes health sector, social protection and labor-intensive programs, support sectoral and local government support is to be financed via Government securities privately placed to Bank Indonesia with a reference interest rate equal to the 3-month BI Reverse Repo Rate, to be borne entirely by Bank Indonesia;

•

a substantial portion, or Rp177.0 trillion, of the total Rp505.9 trillion of Government expenditure in the non-public goods sector, which includes support to micro, small and medium enterprises, or MSME, and non-MSME corporates, is to be financed via Government securities issued via market mechanisms. The Government will bear the interest expense at a rate equal to the 3-month BI Reverse Repo Rate minus 1% and Bank Indonesia will bear the remaining interest expense necessary to match the market rate.

These burden sharing schemes were valid for 2020 only. As part of their commitment to transparency to the public, the Ministry of Finance and Bank Indonesia reported the realization of financing support under the joint decrees in their respective monthly press releases, with all amounts having been realized in full by the end of December 2020.

On August 23, 2021, the Ministry of Finance and BI issued the third Joint Decree (“SKB III”) to cooperate on financing health and humanitarian care. The SKB III was enacted after the SKB I on April 16, 2020 pursuant to which BI acted as backstop buyer in primary market auctions of Government securities and the SKB II on July 7, 2020 providing “burden sharing” arrangement between the Government and BI. Pursuant to the SKB III, the Government will issue Government securities to BI through private placement. BI will contribute all interest costs on financing vaccination programs and certain healthcare expenses relating to the Covid-19 pandemic, and the amount of contribution will be determined considering BI’s balance sheet capacity, up to a maximum amount of Rp58 trillion for 2021 and Rp40 trillion for 2022. Meanwhile, the remaining interest costs on financing healthcare expenses relating to the Covid-19 pandemic and expenses of humanitarian initiatives including protection programs for affected communities and small businesses will be covered by the Government with a variable interest rate at the three-month BI Reference Rate, which will be below the market rate of similar borrowings. The maximum amount of aforementioned interest costs to be borne by the Government will be Rp157 trillion for 2021 and Rp184 trillion for 2022. Such joint effort is a manifestation of the strong synergy and coordination of fiscal policy of the Government and monetary policy of BI, as well as BI’s commitment to support state revenue and expenditure budget financing so as to accelerate the national economic recovery.

Bank Indonesia has maintained a pro-growth policy stance, directing the full panoply of monetary, macroprudential and payment system policy mix instruments towards supporting the national economic recovery in close coordination with the Government. In the monetary sector, a historically low policy rate has been maintained along with rupiah exchange rate stability and liquidity injections through quantitative easing. The low policy rate will be maintained until there are indications of rising core inflation. Since 2020, Bank Indonesia has lowered the BI repo rate six times to 3.50%, the lowest in history. The rupiah exchange rate stabilization policy was implemented using triple intervention in the spot market, DNDF and the purchase of Government securities in the secondary market, amid persistent global financial market uncertainty. Likewise, Bank Indonesia continued to inject liquidity via quantitative easing to strengthen the banks’ ability to extend credit/financing to the corporate sector.

In September to December 2021, Bank Indonesia maintained the BI repo rate at 3.50% and maintained the deposit facility rate at 2.75% and lending facility rate at 4.25%. The decision is consistent with the need to maintain exchange rate and financial system stability amid projected low inflation and efforts to revive economic growth. Liquidity conditions also remain very loose in line with Bank Indonesia’s accommodative monetary policy stance and the impact of synergy between Bank Indonesia and the Government to support the national economic recovery. Bank Indonesia has injected liquidity through quantitative easing (“QE”) to the banking industry totalling Rp141.19 trillion in 2021 (as of 14 December 2021). Bank Indonesia in 2021 has purchased government debt securities to fund the 2021 State Revenue and Expenditure Budget (APBN) totalling Rp201.32 trillion, comprising: (i) Rp143.32 trillion through primary auction in accordance with the Joint Decree (KB) issued by the Minister of Finance and Governor of Bank Indonesia on 16 April 2020 and subsequently extended on 11 December 2020 until December 31, 2021, and (ii) Rp58 trillion through private placement in November 2021 to fund the health and humanitarian budgets for Covid-19 pandemic handling in accordance with the Joint Decree (KB) issued by the Minister of Finance and Governor of Bank Indonesia on August 23, 2021.

Accommodative macroprudential policies continue to revive bank financing disbursed to the corporate sector in synergy with Financial System Stability Committee policy. This includes loosening the down payment requirements on automotive loans, Loan/Financing-to-Value (“LTV/FTV”) Ratio on Property Loans and (sharia) Macroprudential Intermediation Ratio (“MIR”), encouraging the banks to lower Prime Lending Rates, as well as other accommodative macroprudential policies. Bank Indonesia has also refined and modernized the MSME Credit Ratio policy into the Macroprudential Inclusive Financing Ratio (Rasio Pembiayaan Inklusif Makroprudensial) (“RPIM”)).

Bank Indonesia continues to accelerate payment system digitalization for integration of the national digital economy and finance, including expansion of Quick Response Code Indonesian Standard (“QRIS”) acceptance to 12 million merchants by the end of 2021, including cross-border QRIS, implementation of the National Open API Payment Standard, as well as electronification of social aid program (bansos) disbursements, transportation modes, and government financial operations. Various agendas in the Indonesia Payment System Blueprint (Blueprint Sistem Pembayaran Indonesia (“BSPI”)) 2025 have also been accelerated, including development of BI-FAST as a real-time retail payment system available 24/7, along with interlinkages between digital banking and FinTech, as well as payment system regulatory reform.

In addition to the three main policy initiatives above, Bank Indonesia also oriented all four supporting policies (MSMEs, Islamic Economy and Finance, Financial market deepening, and International policy) towards the national economic recovery. Close synergy with the Government, banks, and other institutions has been enhanced to develop MSMEs as well as the Islamic Economy and Finance as a new source of national economic growth in Indonesia. Financial market deepening has also accelerated, particularly the rupiah and foreign exchange money markets, to strengthen monetary policy transmission, support financial system stability, and finance development, including infrastructure. International policy has been directed towards not only strengthening Bank Indonesia’s policy diplomacy, but also to support the Government in facilitating and promoting trade and investment in various countries.

In January and February 2022, Bank Indonesia maintained the BI repo rate at 3.50%, and also maintained the deposit facility rate at 2.75% and lending facility rate at 4.25%. The decision is consistent with the need to maintain exchange rate stability, control inflation and stimulate economic growth amid a build-up of external pressure. Bank Indonesia has also optimized its policy mix to maintain stability and support economic recovery momentum through the following policy measures:

1.	Strengthening exchange rate policy to maintain rupiah stability in line with market mechanisms and economic fundamentals.

2.	Normalizing liquidity policy, as announced on January 20, 2022, via the following adjustments to rupiah reserve requirements:

i.

Raising the rupiah reserve requirement for conventional commercial banks from the current average requirement of 3.0% and daily requirement of 0.5%. From March 1, 2022, Bank Indonesia will raise the reserve requirement by 1.5% to 5.0%, calculated fully as an average. Banks fulfilling reserve requirement obligations will receive 1.5% remuneration on the reserve requirement based on 4.0% of deposits.

ii.

Raising the rupiah reserve requirement for sharia banks and business units from the current average requirement of 3.0% and daily requirement of 0.5%. From March 1, 2022, Bank Indonesia will raise the reserve requirement by 0.5% to 4.0%, calculated fully as an average. Banks fulfilling reserve requirement obligations will receive 1.5% remuneration on the reserve requirement based on 3.0% of deposits.

3.

Providing incentives for banks disbursing loans/financing to priority sectors and MSMEs and/or achieving the RPIM target in the form of a 1% reduction in the average rupiah reserve requirement, from March 1, 2022.

4.	Strengthening prime lending rate (PLR) transparency in the banking industry with a focus on interest rate spread against neighboring countries.

5.	Expanding the use of Local Currency Settlement (LCS) as a means to settle bilateral trade and investment transactions with major trading partners, especially in Asia.

6.

Strengthening international policy by expanding cooperation with other central banks and international organizations in trading partner countries, promoting trade and investment in conjunction with relevant institutions as well as ensuring the success of six priority agendas in the Finance Track together with the Ministry of Finance during Indonesia’s G20 presidency in 2022.

In March and April 2022, Bank Indonesia maintained the BI repo rate at 3.50%, and also maintained the deposit facility rate at 2.75% and lending facility rate at 4.25%. The decision is consistent with the need to maintain exchange rate stability and control inflation, together with efforts to revive economic growth despite a build-up of external pressure, particularly the geopolitical tensions between Russia and Ukraine as well as sooner-than-expected monetary policy normalization in advanced economies. Bank Indonesia continues to optimize its policy mix strategy to maintain stability and safeguard economic recovery momentum through the following policy measures:

1.	Strengthening exchange rate policy to maintain rupiah stability in line with market mechanisms and economic fundamentals.

2.

Maintaining an accommodative macroprudential policy stance by holding: (i) the Countercyclical Capital Buffer (CCyB) at 0%, (ii) Macroprudential Intermediation Ratio (MIR) in the 84-94% range, (iii) Macroprudential Liquidity Buffer (MPLB) at 6% with 6% repo flexibility and the Sharia Macroprudential Liquidity Buffer at 4.5% with 4.5% repo flexibility.

3.	Maintaining prime lending rate transparency in the banking industry with a focus on granular Prime Lending Rates components and the affecting factors.

4.	Preparing Payment System Providers (“PSP”) particularly first mover PSP, for National Open API Payment Standard implementation to support interlinkages between the banking and FinTech industries.

5.

Ensuring adequate availability of currency fit for circulation, maintaining seamless currency distribution and prime cash services, while preparing BI-FAST implementation during the holy fasting month of Ramadan and Eid-ul-Fitr 1443H.

6.	Raising the maximum deposit limit for registered electronic money from Rp10 million to Rp20 million and the monthly transaction limit from Rp20 million to Rp40 million, effective from July 1, 2022.

7.

Strengthening international policy by expanding cooperation with other central banks and international organizations, promoting trade and investment in conjunction with the relevant institutions as well as ensuring the success of the six priority agendas in the Finance Track during Indonesia’s G20 Presidency in 2022.

In May and June 2022, Bank Indonesia maintained the BI 7-Day Reverse Repo Rate at 3.50%, and also maintained the Deposit Facility (DF) rates at 2.75% and Lending Facility (LF) rates at 4.25%. The decision is consistent with the need to manage inflation and maintain exchange rate stability, while continuing to foster economic growth amid escalating external pressures stemming from the emerging risk of stagflation in several countries. Moving forward, global economic uncertainty is expected to remain elevated given the looming risk of an economic downturn and persistently high global inflation, including the expansion of inward-looking policies, particularly affecting food, in a number of countries. Therefore, Bank Indonesia is bolstering its policy mix as follows:

1.	Strengthening exchange rate policy to maintain Rupiah stability and to support managing inflation in line with market mechanisms and economic fundamentals.

2.	Accelerating liquidity policy normalization by incrementally raising Rupiah reserve requirements as follows:

a.	Bank Indonesia will raise the Rupiah reserve requirements for conventional commercial banks from 5.0% currently to 6.0% on June 1, 2022, to 7.5% on July 1, 2022 and to 9.0% on September 1, 2022.

b.

Bank Indonesia will raise the Rupiah reserve requirements for sharia banks and sharia business units from 4.0% currently to 4.5% on June 1, 2022, to 6.0% on July 1, 2022 and to 7.5% on September 1, 2022.

c.

Bank Indonesia will provide 1.5% remuneration to banks fulfilling reserve requirements obligations after taking into account the incentives for banks disbursing loans/financing to priority sectors and MSMEs and/or meeting the target Macroprudential Inclusive Financing Ratio (“RPIM”).

d.

The higher reserve requirements will not affect the banking industry’s ability to disburse loans/credit to the corporate sector or purchase SBN to fund the State Revenue and Expenditure Budget (“APBN”).

3.	Increasing incentives for banks disbursing loans/financing to priority sectors and MSMEs and/or meeting the target Macroprudential Inclusive Financing Ratio (“RPIM”) from September 1, 2022.

4.	Maintaining prime lending rate transparency in the banking industry with a focus on the overhead cost component.

5.

Maintaining support for MSME development through the Karya Kreatif Indonesia (“KKI”) expo to support the economic recovery, including the National BBI Movement promoting pride in Indonesian-made products and Proud to Travel in Indonesia Movement (“GBWI”).

6.

Strengthening payment system policy to reinforce economic recovery and accelerate inclusive digitalization by: (a) Extending the grace period on a minimum credit card payments and late fees from June 30, 2022 previously to December 31, 2022 to support credit card transactions while mitigating credit risk, and (b) Extending the 0% QRIS merchant discount rate (“MDR”) for micro merchants from June 30, 2022 previously to December 31, 2022 to continue efforts to expand the digital ecosystem and boost transactions, particularly amongst MSMEs.

7.

Extending low National Clearing System (“SKNBI”) fees of Rp1 from Bank Indonesia to the banking industry and up to Rp2,900 charged by banks to their customers from June 30, 2022 to December 31, 2022 to increase cost efficiency and stimulate economic activity, while facilitating financial transactions to foster economic recovery.

8.

Strengthening international policy by expanding cross-border payment connectivity, promoting trade and investment in priority sectors in synergy with the relevant institutions as well as ensuring the success of the six priority agendas in the Finance Track of Indonesia’s G20 Presidency in 2022.

Money Supply

Bank Indonesia tracks several different measures of money supply. Base money includes currency (bank notes and coins in circulation) and demand deposits of commercial banks and private sector at Bank Indonesia. Narrow money consists of currency outside the bank system plus Rupiah-denominated demand deposits in commercial banks. Broad Money consists of Narrow Money, securities other than shares, plus quasi-money, which includes time deposits and savings deposits in Rupiah and demand deposits in foreign currencies.

The following table sets forth the money supply as of the periods indicated.

Money Supply

	Money
End of period	Base money	Currency	Demand deposits	Rupiah saving deposits(1)	TotalM1 (1)	Quasi- money	Securities other than shares	TotalM2

	(in billions of Rupiah)
2017	1,085,796	586,576	804,231	1,466,205	2,857,012	2,543,791	18,362	5,419,165
2018	1,069,554	625,370	831,779	1,585,748	3,042,898	2,696,616	20,533	5,760,046
2019	1,111,506	654,764	910,675	1,691,463	3,256,902	2,853,894	25,981	6,136,777
2020	1,147,200	760,112	1,095,580	1,887,268	3,742,960	3,139,759	23,220	6,905,939
2021P	1,351,172	831,234	1,450,967	2,131,756	4,413,956	3,433,822	22,675	7,870,453
May 2022P	1,292,944	820,155	1,482,756	2,169,273	4,472,184	3,355,575	26,427	7,854,187

Source:    Bank Indonesia.

P	Preliminary.
M1	Narrow Money.
M2	Broad Money.
(1)	Since September 2021, rupiah saving deposits that can be withdrawn at any time is reclassified from quasi-money to narrow money, due to their high liquidity.

	Factors affecting money supply
End of period	Foreign assets (net)	Claims on central Government (net) (1)	Claims on business sectors	Other items (net)(2)

		(in billions of Rupiah)
2017	1,541,838	488,862	4,412,719	160,930
2018	1,442,602	472,729	4,868,594	184,424
2019	1,506,614	489,173	5,151,622	280,135
2020	1,711,187	818,392	5,129,116	713,554
2021P	1,809,680	1,127,267	5,444,160	1,007,279
May 2022P	1,714,258	794,737	5,637,121	1,032,563

Source:    Bank Indonesia.

P	Preliminary.
(1)	Claims on the Government include net of the Government’s deposits with the banking system.
(2)	Includes capital accounts, tradeable government bonds held by central bank and inter-system accounts.

As of December 31, 2017, Broad Money grew by 8.3% (year on year) compared to 10.0% (year on year) growth in 2016, resulting from slower growth in both Narrow Money and quasi-money. Narrow Money growth decreased to 11.1% compared to 13.5% in 2016 primarily due to a slower growth in Rupiah demand deposits and Rupiah saving deposits that can be withdrawn at any time. Quasi-money growth decreased to 5.1% compared to 6.6% in 2016 primarily due to a decrease in growth of Rupiah time deposits as well as other savings deposits.

As of December 31, 2018, Broad Money grew by 6.3% (year on year) compared to 8.3% (year on year) growth as of the end of the previous year, resulting from slower growth in Narrow Money. Narrow Money growth decreased to 6.5% compared to 11.1% as of the end of the previous year due to a slower growth in all components namely Rupiah demand deposits, currency outside the bank, as well as Rupiah saving deposits that can be withdrawn at any time. Quasi-money growth increased to 6.0% compared to 5.1% in 2017, as primarily due to increase in other savings deposits and foreign currency demand deposits.

As of December 31, 2019, Broad Money grew by 6.5% (year on year) compared to 6.3% (year on year) growth as of the end of the previous year, resulting from higher growth in Narrow Money. Narrow Money increased to 7.0% compared to 6.5% as of the end of the same period in the previous year, due to a higher growth in Rupiah demand deposits. Quasi-money growth decreased to 5.8% compared to 6.0% in the same period as of the end of the previous year, due to a decrease in growth of other savings deposits as well as foreign currency demand deposits.

As of December 31, 2020, Broad Money experienced faster growth on the back of Narrow Money (M1) and Quasi-money. Totalling Rp6,905.9 trillion, Broad Money accelerated to 12.5% (year on year) compared to 6.5% (year on year) growth as of the end of the previous year. Narrow Money growth increased to 14.9% (year on year) compared to 7.0% (year on year) as of the end of the previous year, in line with increases recorded in terms of currency outside banks and Rupiah demand deposits, as well as rupiah saving deposits that can be withdrawn at any time. Further, Quasi-money growth increased to 10.0% (year on year) compared to 5.8% (year on year) as of the end of the previous year, due to increases in all components, namely time deposits, other saving deposits and foreign currency demand deposits.

As of December 31, 2021, Broad Money grew by 13.9% (year-on-year) compared to 12.5% (year-on-year) as of the same date in the previous year, resulting from higher growth in Narrow Money. Narrow Money growth increased to 17.9% (year-on-year) as of December 31, 2021 compared to 14.9% (year-on-year) as of the same date in the previous year, due to higher growth in rupiah demand deposits and rupiah saving deposits that can be withdrawn at any time. Quasi-money growth decreased to 9.3% (year-on-year) compared to 10.0% (year-on-year) as of the same date in the previous year, due to slower growth in time deposits and other saving deposits.

As of May 31, 2022, Broad Money grew by 12.1% compared to 8.3% as of the same date in the previous year, on the back of Narrow Money (M1). Narrow Money growth increased to 18.4% as of May 31, 2022 compared to 11.4% as of the same date in the previous year, in line with increases recorded in terms of Rupiah demand deposits. Quasi-money slightly decreased to 4.6% compared to 5.2% as of the same date in the previous year, due to slower growth in time deposits.

Government Budget

Fiscal Policy

Since 2001, the focus of the Government’s fiscal policy has been to promote fiscal consolidation and reduce Government debt gradually in order to achieve fiscal sustainability. As a result of the overall macroeconomic situation and current policy challenges, since 2006, the Government has also focused fiscal policy on providing a modest degree of stimulus to the overall economy, within the constraints of the Government’s overall fiscal situation.

The following table sets forth Government revenues and expenditures for the periods indicated.

Government Revenues and Expenditures

	Year Ended December 31,							Six months ended June 30,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R	2022P

				(in trillions of Rupiah)
Revenues and grants:
Domestic revenues
Tax revenues	1,343.5	1,518.8	1,546.1	1,285.1	1,547.8	1,510.0	1,784.0	1,035.9
Non-tax revenue	311.2	409.3	409.0	343.8	458.5	335.6	481.6	281.0
Total domestic revenues	1,654.7	1,928.1	1,955.1	1,629.0	2,006.3	1,845.6	2,265.6	1,316.9
Grants	11.6	15.6	5.5	18.8	5.0	0.6	0.6	0.3

Total revenues and grants	1,666.4	1,943.7	1,960.6	1,647.8	2,011.3	1,846.1	2,266.2	1,317.2

Expenditures:
Central government expenditures	1,265.4	1,455.3	1,496.3	1,833.0	2,000.7	1,944.5	2,301.6	876.5
Transfer to regions and rural fund	742.0	757.8	813.0	762.5	785.7	769.6	804.8	367.1

Total expenditures	2,007.4	2,213.1	2,309.3	2,595.5	2,786.4	2,714.2	3,106.4	1,243.6

Primary balance(1)	(124.4)	(11.5)	(73.1)	(633.6)	(431.6)	(462.2)	(434.4)	259.7
Surplus/(deficit)	(341.0)	(269.4)	(348.7)	(947.7)	(775.1)	(868.0)	(840.2)	73.6

Financing:(2)
Debt Financing	429.1	372.0	437.5	1,229.6	870.5	973.6	943.7	191.9
Investment Financing	(59.8)	(61.1)	(49.4)	(104.7)	(142.5)	(182.3)	(230.2)	(40.4)
On-Lending	(2.1)	(4.3)	(1.3)	1.0	1.9	0.6	0.6	1.6
Government Guarantee	(1.0)	(1.1)	—	(3.6)	(2.7)	(1.1)	(1.1)	0.0
Other Financing	0.4	0.2	15.2	70.9	144.4	77.3	127.3	0.5

Total Financing	366.6	305.7	402.1	1,193.3	871.7	868.0	840.2	153.5

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.
P	Preliminary.
(1)	Primary balance represents revenues minus expenditures excluding interest expenditures.
(2)	In 2021, total financing of Rp871.7 trillion exceeded the 2021 deficit of Rp775.1 trillion and the Government added the difference of Rp96.7 trillion to its reserves.

Budget 2022 Realization

For the first half of 2022, the Government revenues realization had improved by a positive 48.5%, from Rp886.9 trillion in the six months ended June 30, 2021, to Rp1,317.2 trillion in the six months ended June 30, 2022. Total tax revenues increased by 52.3% from Rp680.0 trillion to Rp1,035.9 trillion and total non-tax revenues increased by 35.8% from Rp206.9 trillion to Rp281.0 trillion. This achievement was mainly contributed by the positive performance of both tax revenues and non-tax state revenues, which was driven by a stronger domestic post-pandemic economic recovery, improved export-import performance, and a significant increase in commodity prices.

Total Government expenditures in the six months ended June 30, 2022 reached Rp1,243.6 trillion or an increase of 6.3% from Rp1,170.1 trillion in the six months ended June 30, 2021. The need for funds for handling Covid-19, particularly for health clusters and patient payment claims, has decreased significantly compared to 2021 as a result of the development of more tightly controlled Covid-19 cases. Total central Government expenditures increased by 10.1% from Rp796.3 trillion to Rp876.5 trillion, primarily caused by an increase in non-line ministries expenditures realization for the payment of subsidies and compensation. In order to keep people’s purchasing power intact, the Government has also distributed more cash transfers, known as Bantuan Langsung Tunai (BLT), in anticipation of the increase in cooking oil prices in the second quarter of 2022. Total transfers to regions and rural fund decreased by 1.8% from Rp373.9 trillion to Rp367.1 trillion.

Revised Budget 2022

After a downturn brought on by the Covid-19 pandemic, the global economy resumed its upward momentum at the start of 2022. In the midst of the controlled Covid-19 pandemic, economic recovery is confronted with other rising risks that could prevent the global recovery from being sustained. Geopolitical tensions brought on by the quickly escalating Russia-Ukraine conflict turned into a risk factor that affected supply-side disruption, which in turn caused a rise in global inflation and a surge in commodities prices.

As a result of these diverse dynamics, the Government has chosen a course of action that leverages the budget as a shock absorber to preserve economic stability and sustain the ongoing process of national economic recovery. This approach works in harmony with initiatives to restructure the Government budget to better reflect rising Government revenues as a result of rising commodity prices. On June 27, 2022, the Government amended the 2022 budget with Presidential Regulation No. 98 of 2022.

The Government has released the following outlook figures for 2022 as follows:

•	an economic growth rate of 4.9% - 5.4%;

•	an inflation rate of 3.5% - 4.5%;

•	an average Government 10-year bond rate of 6.85% - 8.42%;

•	an exchange rate of Rp14,300 – 14,700 to U.S.$1.00;

•	an ICP of U.S.$95 - U.S.$105 per barrel;

•	an oil production by the Republic of 635 - 703 thousand barrels of oil per day; and

•	gas production by the Republic of 956 - 1.036 million barrels of oil equivalent of gas per day.

The Revised Budget includes a target fiscal deficit of Rp840.2 trillion or 4.50% of the GDP, compared to Rp868.0 trillion or 4.85% of the GDP in the Initial Budget. The significant increase in revenues (especially tax revenues and non-tax revenues), which was targeted at Rp2,266.2 trillion in the Revised Budget from Rp1,846.1 trillion in the Initial Budget, contributed to the decrease in the deficit. The Government expects to issue Rp961.4 trillion worth of net Government securities to finance the estimated deficit. The budget deficit gap is permitted to temporarily exceed the statutory cap of 3% of GDP until the fiscal year 2022 under the Government Regulation in Lieu of Law No. 2 of 2020.

Total expenditures under the Revised Budget is estimated at Rp3,106.4 trillion, an increase of Rp392.3 trillion or 14.5% compared to the initial Budget. Allocation of the transfer to region and rural funds amounts to Rp804.8 trillion. At least 40% of rural funds budget of Rp68.0 trillion must be allocated for social protection programs, at least 20% for food and animal security programs, and at least 8% for funding support for handling Covid-19.

Initial 2022 Budget

The 2022 Budget law was enacted on October 27, 2021. Budget policy for 2022 continues to focus on economic recovery and structural reform. The key macroeconomic assumptions for 2022 underlying the 2022 Budget contained in the bill are as follows:

•	an economic growth rate of 5.2%;

•	an inflation rate of 3.0%;

•	an average Government 10-year bond rate of 6.80%;

•	an exchange rate of Rp14,350 to U.S.$1.00;

•	an ICP of U.S.$63 per barrel;

•	an oil production by the Republic of 703 thousand barrels of oil per day; and

•	gas production by the Republic of 1.036 million barrels of oil equivalent of gas per day.

Tax revenues under the 2022 Budget are targeted at Rp1,510.0 trillion, or a decrease of 2.4% from the 2021 Budget realization of Rp1,546.5 trillion. Non-tax revenues under the 2022 Budget are targeted at Rp335.6 trillion, or a decrease of 25.8% from the 2021 Budget realization of Rp452.0 trillion.

Total expenditure under the 2022 Budget are estimated at Rp2,714.2 trillion, or an 2.6% decrease from the 2021 Budget realization of Rp2,786.8 trillion, comprising of Rp1,944.5 trillion in central Government expenditures and Rp769.6 trillion in transfer to regional and rural funds. Allocations in the 2022 Budget include (i) Rp255.4 trillion for health budget; (ii) Rp431.5 trillion for social protection budget; (iii) Rp542.8 trillion for education; (iv) Rp365.8 trillion for infrastructure development; (v) Rp25.4 trillion for optimizing information and communication technology; and (vi) Rp92.3 trillion for food security.

The primary deficit in the 2022 Budget is projected to be Rp868.0 trillion or 4.85% of projected 2022 GDP, higher than the deficit of 4.65% of projected 2021 GDP in the 2021 Budget. The Government expects to fund the deficit from debt financing.

Realization of 2021 Budget

The key macroeconomic results for 2021, as compared with the key macroeconomic assumptions underlying the 2021 Budget, are as follows:

•	economic growth rate of 3.7% (preliminary projection), compared to 5.0% in the 2021 Budget;

•	an inflation rate of 1.87%, compared to 3.0% in the 2021 Budget;

•	an average Government 10-year bond rate of 6.35%, compared to 7.29% in the 2021 Budget;

•	an exchange rate of Rp14,312 to U.S.$1, compared to Rp14,600 to U.S.$1 in the 2021 Budget;

•	an ICP of U.S.$68.5 per barrel, compared to ICP of U.S.$45.0 per barrel in the 2021 Budget;

•	oil production by the Republic of 662 thousand barrels of oil per day (preliminary projection), compared with 705 thousand barrels of oil per day in the 2021 Budget; and

•	gas production by the Republic of 982 million barrels of oil equivalent of gas per day (preliminary projection), compared to 1,007 million barrels of oil equivalent of gas per day in the 2021 Budget.

The realization of total Government revenues (including grants) for 2021 was Rp2,003.1 trillion, or 114.9% of the targeted amount set out in the 2021 Budget. Total Government revenues consisted of Rp1,546.5 trillion in tax revenues and Rp452.0 trillion in non-tax revenues. Tax revenues realization in 2021 has returned to its pre-pandemic level in 2019 of Rp1,546.1 trillion. The positive tax revenues performance is driven by improvement in tax revenues from the majority of the main sectors contributing to tax revenues. During 2021, total Government expenditures realization amounted to Rp2,786.8 trillion, or 101.3% of the projected expenditures in the 2021 Budget. This is in line with the countercyclical Budget policy strategy taken by the Government to deal with the resurgence of the Delta variant in the second half of 2021 and to encourage national economic growth amidst the ongoing impact of the Covid-19 pandemic. Total expenditures consisted of Rp2,001.1 trillion in central Government expenditures and Rp785.7 trillion in transfers to regions and rural funds.

2021 Budget

On October 26, 2020, the Government passed Law No. 9 of 2020 on State Budget for 2021, effective from January 1, 2021.

The 2021 Budget policy is aimed primarily at supporting development priorities to accelerate economic recovery with a focus on spending on improving the quality of health, education, infrastructure, food (agriculture and fisheries), tourism, social safety nets, the business world, and MSMEs. Economic growth in 2021 is estimated to be in the range of 5%, supported by a gradual recovery in consumption as economic activity recover from the Covid-19 crisis.

The key macroeconomic assumptions for 2021 underlying the 2021 Budget are as follows:

•	an economic growth rate of 5.0%;

•	an inflation rate of 3.0%;

•	Government 10-year bond yield of 7.29%;

•	an exchange rate of Rp14,600 to U.S.$1.00;

•	U.S.$45 per barrel as the average price of Indonesian crude oil, measured by the ICP;

•	an oil production by the Republic of 705 thousand barrels per day; and

•	gas production by the Republic of 1,007 thousand barrel of oil equivalent per day.

Tax revenues under the 2021 Budget are targeted at Rp1,444.5 trillion, or an increase of 2.9% from the Revised 2020 Budget, which results in a tax revenue to GDP ratio of approximately 8.7%. The tax revenues will focus on providing selective and measured incentive support to accelerate economic recovery and continue tax reform.

Non-tax revenue under the 2021 Budget is targeted at Rp298.2 trillion, or an increase of 1.4% from the Revised 2020 Budget, supported by the prospect of rising prices for major world commodities, especially petroleum and optimising revenues from non-tax from line ministries.

Total expenditures under the 2021 Budget are estimated at Rp2,750.0 trillion, or an 0.4% increase from the Revised 2020 Budget allocation, comprising Rp1,954.5 trillion in central Government expenditures and Rp795.5 trillion in transfer to regions and rural funds. Allocations in the 2021 Budget include (i) Rp550.0 trillion for education; (ii) Rp413.8 trillion for infrastructure development; (iii) Rp421.7 trillion for social protection programs; and (iv) Rp169.7 trillion for health.

The primary deficit in the 2021 Budget is projected to be Rp1,006.4 trillion, or 5.7% of GDP, a reduction of the 6.34% primary deficit in the most recently revised 2020 Budget. The Government expects to fund the deficit from debt financing.

Government Finances

The following table sets forth information regarding the revenues and expenditures of the Government for the periods indicated.

Government Revenues

The following table sets forth Government revenues by category for the periods indicated.

Government Revenues

	Year Ended December 31,							Six months ended June 30,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R	2022P

	(in trillions of Rupiah)
Domestic revenues:
Tax revenues:
Domestic tax
Income tax:
Oil and gas	50.3	64.7	59.2	33.0	52.8	47.3	64.7	43.0
Non-oil and gas	596.5	685.3	713.1	561.0	643.8	633.6	749.0	519.6

Total income tax	646.8	750.0	772.3	594.0	696.7	680.9	813.7	562.6
Value added tax (VAT)	480.7	537.3	531.6	450.3	551.9	554.4	639.0	300.9
Land and building tax	16.8	19.4	21.1	21.0	18.9	18.4	20.9	1.4
Excises	153.2	159.6	172.4	176.3	195.5	203.9	220.0	121.5
Other taxes	6.7	6.6	7.7	6.8	11.1	11.4	11.4	3.4

Total domestic taxes	1,304.3	1,472.9	1,505.1	1,248.4	1,474.1	1,468.9	1,705.0	989.8

International trade taxes:
Import duties	35.1	39.1	37.5	32.4	39.1	35.2	42.3	23.1
Export tax	4.1	6.8	3.5	4.3	34.6	5.9	36.7	23.0

Total international trade taxes	39.2	45.9	41.1	36.7	73.7	41.1	79.0	46.2

Total tax revenues	1,343.5	1,518.8	1,546.1	1,285.1	1,547.8	1,510.0	1,784.0	1,035.9

Non-tax revenues:
Natural resources:
Oil	58.2	101.5	83.6	44.9	65.0	64.6	106.5	66.1
Gas	23.6	41.3	37.5	24.2	31.6	21.3	32.6	8.4

Total oil and gas	81.8	142.8	121.1	69.1	96.6	85.9	139.1	74.6
General mining	23.8	30.3	26.3	21.2	44.8	28.0	78.9	36.3
Forestry	4.1	4.8	5.0	4.4	5.4	4.9	5.2	2.2
Fishery	0.5	0.4	0.5	0.6	0.7	1.6	1.7	0.6
Geothermal	0.9	2.3	1.9	2.0	1.9	1.6	1.6	0.9

Total non-oil and gas	29.3	37.8	33.8	28.1	52.9	36.0	87.4	40.0

Total natural resources	111.1	180.6	154.9	97.2	149.5	122.0	226.5	114.6

Profit transfer from SOEs	43.9	45.1	80.7	66.1	30.5	37.0	37.1	35.5
Other non-tax revenues	108.8	128.6	124.5	111.2	152.5	97.8	112.2	85.1
Public Service Agency (BLU) Income	47.3	55.1	48.9	69.3	126.0	78.8	105.8	45.8

Total non-tax revenues	311.2	409.3	409.0	343.8	458.5	335.6	481.6	281.0

Total domestic revenues	1,654.7	1,928.1	1,955.1	1,629.0	2,006.3	1,845.6	2,265.6	1,316.9

Grants	11.6	15.6	5.5	18.8	5.0	0.6	0.6	0.3

Total revenues and grants	1,666.4	1,943.7	1,960.6	1,647.8	2,011.3	1,846.1	2,266.2	1,317.2

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.
P	Preliminary.

Sources of Government Revenues.

The Government derives its revenues from both tax and non-tax sources. The main sources of tax revenues include income tax, value-added tax (“VAT”), customs duties and excises. The main sources of non-tax revenues are revenues generated from the sale of natural resources, profit transfers from SOEs and other non-tax revenues. Although oil and gas have historically been the single largest source of income tax and non-tax revenues for the Government, this has changed in recent years. In 2014, income tax from oil and gas as well as revenues generated from the sale of oil and gas constituted 16.0% and 54.4% of total income tax revenue and total non-tax revenues, respectively. In 2020, these ratios decreased to 5.6% and 20.6% respectively, primarily driven by a decrease in the average price of Indonesian crude oil and a decrease in oil and gas lifting.

Indonesian income tax comprises both corporate income tax and personal income tax. Starting from the fiscal year of 2020, the general corporate income tax rate is 22% applied to taxable profits. Listed companies that meet certain criteria are entitled to a reduction from the general rate (i.e., 3% lower); therefore the effective corporate income tax rate for listed companies is 19%. Small enterprises, being, corporate taxpayers with an annual gross turnover of up to Rp50 billion, are entitled to a 50% discount of the general income tax rate so that their effective tax rate will be 11%, to be imposed proportionally on taxable income of the part of gross turnover up to Rp4.8 billion. Certain enterprises with gross turnover of up to Rp4.8 billion are subject to a final income tax at 0.5% of revenue.

Personal income tax rates are set at progressive rates: (i) the maximum rate of 35% for annual taxable income above Rp5 billion, (ii) 30% for annual taxable income above Rp500 million and up to Rp5 billion, (iii) 25% for annual taxable income above Rp250 million and up to Rp500 million, (iv) 15% for annual taxable income above Rp60 million and up to Rp250 million, and (v) 5% for annual taxable income from Rp0 up to Rp60 million.

Value added tax (“VAT”) is typically levied at a 11% rate on events involving the delivery of VAT-able goods or the provision of VAT-able services in the Indonesian customs area. The VAT rate will be increase to be 12% at the latest starting from 2025. There are certain VAT exemptions available, such as on, the delivery and/or import of VAT-able goods designated as strategic goods (e.g., certain capital goods in the form of machinery and plant and equipment or specifically supporting the achievement of certain national objectives). Exports of VAT-able goods and certain VAT-able services are subject to a VAT rate of 0%.

Customs duties consist of import duty and export duty. Import duty is applied on importation of goods and is payable at rates from 0% and 150% on cost, insurance and freight (“CIF”) level. Export of certain goods are subject to export duty on certain tariff based on the type of the products and calculated based on either certain percentage of customs value (ad valorem) or specifically based on duty rate/quantity in certain currency. Excises are generally imposed on certain goods, the distribution and consumption of which are required to be controlled due to their potential negative effects on society or the environment (such as ethyl alcohol and its concentrate, alcoholic drinks and tobacco products).

Other than the taxes described above, deliveries or imports of certain manufactured taxable goods may be subject to a sales tax on luxury goods, the rates of which by law may be increased up to 200%. These rates currently range between 10% - 125%. Further, a property tax, called Land and Building Tax (Pajak Bumi dan Bangunan (“PBB”)), is chargeable on all land and/or buildings unless exempted. Previously, certain documents were subject to nominal stamp duty payable as a fixed amount of either Rp6,000 or Rp3,000. Since January 2021, the nominal stamp duty increased to a single fixed amount of Rp10,000. The Rp6,000 and Rp3,000 stamp duties apply until January 1, 2022 provided that at least Rp9,000 had been paid.

Government revenues increased by 7.1% from Rp1,555.9 trillion in 2016 to Rp1,666.4 trillion in 2017, primarily driven by an increase in tax revenues. Total tax revenues increased by 4.6% from Rp1,285.0 trillion in 2016 to Rp1,343.5 trillion in 2017, mainly driven by higher value added taxes, which increased by 16.6% from Rp412.2 trillion in 2016 to Rp480.7 trillion in 2017 primarily due to an increase in household consumption. This was offset partly by a 5.3% decline in non-oil and gas taxes from Rp630.1 trillion in 2016 to Rp596.5 trillion in 2017 mainly due to the decrease in non-oil and gas income tax. Total non-tax revenues increased by 18.8% from Rp262.0 trillion in 2016 to Rp311.2 trillion in 2017. This was primarily driven by an increase in total oil and gas revenues of 85.5% from Rp44.1 trillion in 2016 to Rp81.8 trillion in 2017 mainly due to higher oil prices. Total natural resources revenues increased by 71.2% from Rp64.9 trillion in 2016 to Rp111.1 trillion in 2017 mainly due to higher oil prices and an increase in demand for commodities such as coal.

Government revenues increased by 16.6% from Rp1,666.4 trillion in 2017 to Rp1,943.7 trillion in 2018, primarily driven by an increase in tax revenues. Total tax revenues increased by 13.0% from Rp1,343.5 trillion in 2017 to Rp1,518.8 trillion in 2018, mainly driven by an increase in non-oil-gas income taxes and value added tax. Total non-tax revenues increased by 31.5% from Rp311.2 trillion in 2017 to Rp409.3 trillion in 2018. This was primarily due to higher other non-tax revenues from line ministries. Total natural resources revenues increased by 62.6% from Rp111.1 trillion in 2017 to Rp180.6 trillion in 2018 mainly due to a higher crude palm oil price and weaker Rupiah exchange rate.

Government revenues increased by 0.9% from Rp1,943.7 trillion in 2018 to Rp1,960.6 trillion in 2019, primarily driven by an increase in tax revenues. Total tax revenues increased by 1.8% from Rp1,518.8 trillion in 2018 to Rp1,546.1 trillion in 2019, mainly driven by an increase in non-oil-gas income taxes, land and building taxes, and excises. Total non-tax revenues decreased by 0.1% from Rp409.3 trillion in 2018 to Rp409.0 trillion in 2019. In 2019, total natural resources revenues decreased by 14.2% from Rp180.6 trillion in 2018 to Rp154.9 trillion, due to decreased crude palm oil price and weaker Rupiah exchange rate.

Government revenues decreased by 16.0% from Rp1,960.6 trillion in 2019 to Rp1,647.8 trillion in 2020, caused by reduced economic activities due to the Covid-19 pandemic and provision of tax incentives. By the end of 2020, total tax revenues decreased by 16.9% from Rp1,546.1 trillion in 2019 to Rp1,285.1 trillion in 2020, mainly driven by decreases in almost all tax revenues. Total non-tax revenues decreased by 15.9% from Rp409.0 trillion in 2019 to Rp343.8 trillion in 2020. This was mainly due to a decrease in the average price of Indonesian crude oil, measured by the ICP, and a decrease in oil and gas lifting, compared to the same period in 2019.

Government revenues increased by 22.1% from Rp1,647.8 trillion in 2020 to Rp2,011.3 trillion in 2021, driven by increases in domestic revenues. By the end of 2021, total tax revenues increased by 20.4% from Rp1,285.1 trillion in 2020 to Rp1,547.8 trillion in 2021, in line with improving economic activity and international trade. Total non-tax revenues increased by 33.4% from Rp343.8 trillion in 2020 to Rp458.5 trillion in 2021, in line with the upward trend in commodity prices, especially oil, minerals, coal, and crude palm oil.

Government revenues increased by 48.5% from Rp886.9 trillion in the six months ended June 30, 2021 to Rp1,317.2 trillion in the six months ended June 30, 2022, mainly driven by the positive performance of both tax revenues and non-tax state revenues, which was driven by a stronger domestic post-pandemic economic recovery, improved export-import performance, and a significant increase in commodity prices. By June 30, 2022, total tax revenues increased by 52.3% from Rp680.0 trillion in the six months ended June 30, 2021 to Rp1,035.9 trillion in the six months ended June 30, 2022. Total non-tax revenues increased by 35.8% from Rp206.9 trillion in the six months ended June 30, 2021 to Rp281.0 trillion in the six months ended June 30, 2022.

The tax-to-GDP ratio was in a relatively moderate range from 2017 to 2019, being 9.9% in 2017, 10.2% in 2018 and 9.8% in 2019. The tax-to-GDP ratio declined in 2020 to 8.3% due to the reduction of economic activity as a result of the Covid-19 pandemic. In 2021, the tax-to-GDP ratio increased to 9.1% as a result of the recovery of economic activity.

Tax Amnesty

In July 2016, the Government passed the Tax Amnesty Law which grants a certain tax amnesty to any individual or corporate taxpayer who met the requirements and submitted their application before March 31, 2017. 973,462 taxpayers participated in the program, which has concluded as of March 31, 2017.

As of March 31, 2017, Rp4,884.3 trillion in assets had been declared and the Government had collected Rp135.7 trillion as penalties under the scheme. Of the assets declared under the program, 75.8% are onshore, 21.2% are offshore and 3.0% have been repatriated (predominantly from Singapore). Most of the penalties collected, or Rp114.5 trillion of the total, as of March 31, 2017, represent “redemption” money, or the fee payable to the Government in exchange for the amnesty.

The Government hopes that the success of the tax amnesty program will continue to improve tax compliance in Indonesia. The submissions of annual tax reports by taxpayers who are required to submit one has risen in tandem with the number of registered taxpayers in the past few years. The compliance rate for annual tax rate submissions was 72.6% in 2017, 71.1% in 2018, 73.1% in 2019, 77.6% in 2020, and 84.0% in 2021.

Tax Incentive Policies

To drive investment, the Government’s tax incentives policy includes:

•

Tax holiday for certain “pioneer” industries, where eligible companies may be entitled to a 50% or 100% corporate income tax discount for a period of five to 20 years depending on the investment value, subsequent to which the eligible company may been entitled to a 25% or 50% income tax discount for an additional two years depending on the investment value;

•

Tax allowances to support investment in priority sectors, where the Government grants investment allowances of 30% from investment value (5% per year for six years) in addition to accelerated depreciation and amortization, dividend tariffs for foreign taxpayers of up to 10% or an amount according to the applicable tax treaty, and extended loss compensation beyond five years for a maximum period of 10 years;

•	Investment allowance for new investment in labor intensive sectors, where the Government grants investment allowance of 60% from investment value, spread throughout a certain period;

•	Super deduction for vocational activities conducted by industry, where government allows deduction to maximum 200% from all cost incurred;

•	Super deduction for research and development (R&D) activities conducted in Indonesia, where government allows deduction to maximum 300% from all cost incurred for specific R&D;

•	VAT not collected on the supply of goods and services from custom area to Special Economic Zone (SEZ) or within SEZ;

•	VAT exemption on the supply of goods and services within Free Trade Zone (FTZ) and VAT not collected on the supply of goods and services from custom area to FTZ; and

•	VAT not collected on the supply of goods and services within Bonded Area and the supply of goods and services from custom area to Bonded Area.

Government Expenditures

The following table sets forth the expenditures of the Government for the periods indicated.

Government Expenditures

	Year Ended December 31,							Six Months ended June 30,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R	2022P

	(in trillions of Rupiah)
Central Government expenditures:
Personnel expenditures	312.7	346.9	376.1	380.5	387.8	426.5	426.5	210.3
Good and services expenditures	291.5	347.5	334.4	422.3	530.1	339.7	339.7	143.1
Capital expenditures	208.7	184.1	177.8	190.9	239.6	199.2	199.2	56.8
Interest payments:
Domestic debt	200.0	238.4	254.1	297.2	332.9	393.7	393.7	181.4
Foreign debt	16.6	19.5	21.4	16.9	10.6	12.2	12.2	4.6
Total interest payments	216.6	258.0	275.5	314.1	343.5	405.9	405.9	186.1
Subsidies:
Energy subsidies	97.6	153.5	136.9	108.8	140.4	134.0	208.9	75.6
Non-energy subsidies	68.8	63.4	64.9	87.4	101.7	72.9	74.7	20.8
Total subsidies	166.4	216.9	201.8	196.2	242.1	207.0	283.7	96.4
Grant expenditures	5.4	1.5	6.5	6.3	4.3	4.8	4.8	1.3
Social assistance(1)	55.3	84.3	112.5	202.5	173.7	147.4	147.4	71.2
Other expenditures	8.8	16.2	11.7	120.0	79.7	214.0	494.4	111.3

Total central Government expenditures	1,262.1	1,455.3	1,496.3	1,833.0	2,000.7	1,944.5	2,301.6	876.5

Transfers to Regions and Rural Fund
Transfer to Regions
Balanced funds:
General transfer funds:
Revenue sharing funds	88.2	93.7	104.0	93.9	117.2	105.3	140.4	31.6
General allocation funds	398.6	401.5	420.9	381.6	377.8	378.0	378.0	216.7
Total general transfer funds	486.8	495.2	524.9	475.5	494.9	483.3	518.4	248.3
Specific allocation funds:
Physical special allocation fund	62.1	58.1	64.2	50.2	57.1	60.9	60.9	5.2
Non-physical special allocation fund	105.6	115.3	122.2	126.4	127.6	128.7	128.7	70.4
Total specific allocation funds	167.7	173.4	186.4	176.6	184.6	189.6	189.6	75.6
Total balanced funds	654.5	668.6	711.3	652.1	679.6	672.9	708.0	323.9
Regional incentive fund	7.5	8.2	9.7	18.5	13.5	7.0	7.0	2.0
Specific autonomy funds(2)-	19.4	20.1	21.0	19.6	19.5	20.4	20.4	6.1
Specific Fund for Special Region of Yogyakarta	0.8	1.0	1.2	1.3	1.3	1.3	1.3	1.1
Total Transfer to Regions	682.2	697.9	743.2	691.4	713.9	701.6	736.8	333.1
Rural Fund	59.8	59.9	69.8	71.1	71.9	68.0	68.0	34.0

Total transfers to regions and Rural Fund	742.0	757.8	813.0	762.5	785.7	769.6	804.8	367.1

Total Government expenditures	2,007.4	2,213.1	2,309.3	2,595.5	2,786.4	2,714.2	3,106.4	1,243.6

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.
P	Preliminary.
(1)	Consists of Social Assistance from Ministries/Agencies Spending and Social Assistance for Disaster Relief.
(2)	Consists of specific autonomy fund and additional specific infrastructure autonomy fund for Papua and West Papua Provinces.

Fuel Prices and Subsidies

The basic price and retail price of certain types of fuel are set by the Government through the Minister of Energy and Mineral Resources taking into consideration fuel purchasing cost, distribution cost, storage cost, and margin. Although the Government subsidy for fuel was eliminated in 2015, kerosene and gasoil continue to be subsidized by the Government. Historically, spending on subsidies has consumed a large portion of the Indonesian state budget. However, the Government in recent years has been implementing measures to raise subsidized fuel prices and reduce energy subsides by controlling the consumption of subsidized fuel through regulations, increased supervision and distribution management. In the past, fuel hike announcements have resulted in protests in major cities across Indonesia.

With recent global and domestic economic challenges, greater emphasis has been placed on improving national competitiveness. The Government is pursuing a more focused subsidy regime to provide direct subsidies to low income households and to allocate a large part of the budget for infrastructure development. Following the adjustment of fuel subsidies, the Government has implemented a conditional cash transfer program for low-income households. “Smart cards” have been introduced to provide improved health care services, better facilities, education assistance and other kinds of social assistance.

The savings from reductions in fuel subsidies have been allocated to more productive Government spending. For example, energy subsidy spending was Rp97.6 trillion for 2017 and increased to Rp153.5 trillion for 2018, and then decreased to Rp136.9 trillion for 2019, and to Rp108.8 trillion for 2020, and then increased to Rp140.4 trillion for 2021 and further increased to Rp208.9 trillion for 2022. Spending for infrastructure was Rp381.2 trillion for 2017, Rp394.0 trillion for 2018, Rp394.1 trillion for 2019, Rp286.5 trillion for 2020, Rp417.4 trillion for 2021 and Rp365.8 trillion for 2022.

The table below sets forth the amount of subsidies for the periods indicated.

	Year Ended December 31,							Six months ended June 30,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R	2022P

	(in trillions of Rupiah)
Subsidies:
Energy subsidies	97.6	153.5	136.9	108.8	140.4	134.0	208.9	75.6
Non-energy subsidies	68.8	63.4	64.9	87.4	101.7	72.9	74.7	20.8

Total subsidies	166.4	216.9	201.8	196.2	242.1	207.0	283.7	96.4

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.
P	Preliminary.

Government Expenditure Allocation

The following table sets forth, by percentage, the allocation of central Government expenditures by function for the periods indicated.

Allocation of Central Government Expenditures by Function

	Year Ended December 31,							Six months ended June 30,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R	2022P

	(percentages)
General public services	24.3	25.8	26.7	29.3	27.5	32.3	27.3	25.8
Defense	9.3	7.3	7.7	7.5	6.3	6.9	5.8	6.2
Public order and safety	10.7	9.8	9.9	8.4	7.9	9.1	7.7	8.2
Economic affairs	24.3	26.3	24.0	21.8	23.1	20.6	32.6	29.0
Environmental protection	0.8	0.9	1.1	0.7	0.7	0.7	0.6	0.5
Housing and community amenities	2.2	2.2	1.8	1.2	1.5	0.9	0.8	0.7
Health	4.5	4.3	4.7	5.7	10.6	7.2	5.3	6.5
Tourism and culture	0.5	0.7	0.3	0.2	0.2	0.2	0.2	0.2
Religion	0.7	0.6	0.7	0.5	0.5	0.5	0.5	0.5
Education(1)	10.9	10.0	10.4	8.5	8.1	8.7	8.4	6.7
Social protection	11.8	11.9	12.7	16.1	13.6	12.9	10.9	15.5

Total	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.
P	Preliminary.
(1)	The amount set out in the table above is allocated as Central Government Expenditure. Total education budget in the revised budget 2022 is Rp621.3 trillion

The table below sets forth certain Government budget expenditures for priority sectors for the periods indicated.

	Year Ended December 31,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R

	(in trillions of Rupiah)
Education	406.1	431.7	460.3	473.7	479.5	542.8	621.3
Infrastructure	381.2	394.0	394.1	286.5	425.3	365.8	365.8
Energy Subsidy	97.6	153.5	136.9	108.8	140.4	134.0	208.9
Health	92.2	109.2	113.6	172.3	312.4	255.4	255.4

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.

Deficit Financing

The following table sets forth, by amount, information on deficit financing for the periods indicated.

Deficit Financing

	Year Ended December 31,							Six months ended June 30,
	2017L	2018L	2019L	2020L	2021L	2022B	2022R	2022P

	(in trillions of Rupiah)
Debt financing
Government securities (net)	441.8	358.4	446.3	1,177.2	877.5	991.3	961.4	182.4
Loans
Domestic loans (net)	0.6	1.4	3.0	2.4	0.9	1.8	1.8	1.8
Foreign loans:
Gross drawings:
Program loan	20.9	50.6	36.7	102.3	41.6	28.7	28.7	40.9
Project loan	30.8	38.0	37.5	38.9	32.6	34.8	34.8	10.0
Total gross drawing	51.7	88.6	74.2	141.1	74.2	63.5	63.5	50.9
Amortization	(65.1)	(76.3)	(86.0)	(91.0)	(82.1)	(83.0)	(83.0)	(43.2)
Total foreign loan (net)	(13.4)	12.3	(11.8)	50.1	(7.9)	(19.5)	(19.5)	7.7
Total loans (net)	(12.7)	13.6	(8.7)	52.5	(7.0)	(17.7)	(17.7)	9.5

Total debt financing	429.1	372.0	437.5	1,229.6	870.5	973.6	943.7	191.9

Investment financing
Investment to SOEs	(6.4)	(3.6)	(17.8)	(31.3)	(71.2)	(38.5)	(38.5)	0.0
Investment to other institutions	(3.2)	(2.5)	(2.5)	(25.0)	(21.0)	0.0	0.0	0.0
Investment to public service agencies	(48.2)	(52.7)	(28.2)	(31.3)	(39.4)	(52.8)	(52.8)	(41.0)
Investment in financial organizations/institutions	(2.0)	(2.3)	(2.3)	(0.7)	(0.9)	(0.9)	(0.9)	0.0
Revenue of investment	—	—	1.4	22.0	—	—	0.0	7.6
Government’s Investments	—	—	—	(38.4)	(10.0)	(19.1)	(19.1)	(7.0)
Others investment financing	—	—	—	—	0.0	(71.0)	(118.9)	0.0
Investment financing reserves	—	—	—	—	(142.5)	(182.3)	(230.2)	(40.4)

Total investment financing	(59.8)	(61.1)	(49.4)	(104.7)	(71.2)	-38.5	-38.5	0.0

Lending	(2.1)	(4.3)	(1.3)	1.0	1.9	0.6	0.6	1.6
Government guarantee	(1.0)	(1.1)	—	(3.6)	-2.7	-1.1	-1.1	0.0
Other financing	0.4	0.2	15.2	70.9	144.4	77.3	127.3	0.5

Total financing (net)	366.6	305.7	402.1	1,193.3	871.7	868.0	840.2	153.5

Source:    Ministry of Finance.

L	LKPP (Financial Report of Central Government/Audited).
B	Budget.
R	Revised Budget.
P	Preliminary.

Government Expenditures

Total Government expenditures consist primarily of two components: (i) central Government expenditures and (ii) transfers to regions and rural fund. Central Government expenditures consist primarily of personnel, goods and services, capital, interest and social expenditures, as well as energy subsidies. Regional transfers consist primarily of expenditures for general and specific funds on the regional and rural level.

Total Government expenditures increased by 7.7% from Rp1,864.3 trillion in 2016 to Rp2,007.4 trillion in 2017. Total central Government expenditures increased by 9.7% from Rp1,154.0 trillion in 2016 to Rp1,265.4 trillion in 2017, primarily due to higher goods and services expenditures, higher capital expenditures resulting from the continuing implementation of Government programs by line ministries and macroeconomic factors such as the lower Rupiah to U.S. dollar exchange rate, which have an effect on interest payments. Total interest payment increased by 18.5% from Rp182.8 trillion in 2016 to Rp216.6 trillion in 2017. Total transfers to regions and rural fund increased by 4.5% from Rp710.3 trillion in 2016 to Rp742.0 trillion in 2017, primarily due to higher distributions to the regional incentive fund, the balanced fund and the rural fund.

Total Government expenditures increased by 10.2% from Rp2,007.4 trillion in 2017 to Rp2,213.1 trillion in 2018. Total central Government expenditures increased by 15.0% from Rp1,265.4 trillion in 2017 to Rp1,455.3 trillion in 2018, primarily due to increases in fuel subsidies and interest payments. The increase in fuel subsidies was primarily due to an adjustment in diesel subsidies from Rp500.0/liter to Rp2,000.0/liter and payment of energy subsidy arrears from previous years. The increase in interest payments was primarily due to the depreciation of the Rupiah. Total transfers to regions and rural fund increased by 2.1% from Rp742.0 trillion in 2017 to Rp757.8 trillion in 2018, primarily due to higher specific allocation funds realization.

Total Government expenditures increased by 4.3% from Rp2,213.1 trillion in 2018 to Rp2,309.3 trillion in 2019. Total central Government expenditures increased by 2.8% from Rp1,455.3 trillion in 2018 to Rp1,496.3 trillion in 2019, primarily due to increases in personnel expenditures and social assistance expenditures resulting primarily from the implementation of social assistance programs. Total transfers to regions and rural fund increased by 7.3% from Rp757.8 trillion in 2018 to Rp813.0 trillion in 2019, primarily due to higher general transfer funds realization.

Total Government expenditure in 2020 reached Rp2,595.5 trillion or an increase of 12.4% from Rp2,309.3 trillion in 2019, in line with the countercyclical State Budget policy strategy adopted by the Government to withstand the impact of Covid-19 pandemic. Total central Government expenditure increased by 22.5% from Rp1,496.3 trillion in 2019 to Rp1,833.0 trillion in 2020. Total transfers to regions and rural fund decreased by 6.2% from Rp813.0 trillion in 2019 to Rp762.5 trillion in 2020 primarily due to lower general allocation funds realization, which also has lower budget allocation in the Revised 2020 Budget No. 2 compared to 2019.

Total Government expenditures in 2021 reached Rp2,786.4 trillion or an increase of 7.4% from Rp2,595.5 trillion in 2020. This is mainly driven by the realization of central Government expenditures, which, among other things, support the handling of the impact of the Covid-19 pandemic, especially in health sector and social protection. Total central Government expenditures increased by 9.1% from Rp1,833.0 trillion in 2020 to Rp2,000.7 trillion in 2021, primarily due to high expenditures from line ministries, which was mainly driven by the realization for infrastructure, connectivity projects, vaccination, medical treatment claims, productive relief programs, as well as disbursement of various protection programs. Total transfers to regions and rural fund increased by 3.0% from Rp762.5 trillion in 2020 to Rp785.7 trillion in 2021.

Total Government expenditures in the six months ended June 30, 2022 reached Rp1,243.6 trillion or an increase of 6.3% from Rp1,170.1 trillion in the six months ended June 30, 2021, primarily due to more cash transfers (Bantuan Langsung Tunai (“BLT”)) distributed by the Government, in anticipation of the increase in cooking oil prices in the second quarter, offset by a significant reduction in funds required for the handling of the Covid-19 pandemic, particularly for health clusters and patient payment claims, as a result of the development of Covid-19 case management controls. Total central Government expenditures increased by 10.1% from Rp796.3 trillion in the six months ended June 30, 2021 to Rp876.5 trillion in the six months ended June 30, 2021, primarily caused by an increase in non-line ministries expenditures realization for the payment of subsidies and compensation. Total transfers to regions and rural fund decreased by 1.8% from Rp373.9 trillion to Rp367.1 trillion.

Government Revenues

The following table sets forth the revenues of the Government as (i) audited 2020 revenue as a percentage of the preliminary 2020 GDP at current prices and (ii) audited 2021 revenue as a percentage of the preliminary 2021 GDP at current prices, respectively.

Government Revenues

	2020 LKPP Audited	2021 LKPP Audited
	(percentage of 2020 GDP)	(percentage of 2021 GDP)
Total revenues and grants (in trillions of Rupiah)	1,647.8	2,011.3
Domestic revenues:
Tax revenues:
Domestic tax
Income tax:
Oil and gas	0.2	0.3
Non-oil and gas	3.6	3.6

Total income tax	3.8	3.8
Value added tax (VAT)	2.9	3.3
Land and building tax	0.1	0.1
Excises	1.1	1.2
Other taxes	0.0	0.1

Total domestic taxes	8.1	8.7
International trade taxes:
Import duties	0.2	0.2
Export tax	0.0	0.2

Total international trade taxes	0.2	0.4

Total tax revenue	8.3	9.1

Non-tax revenues:
Natural resources:
Oil	0.3	0.4
Gas	0.2	0.2

Total oil and gas	0.4	0.6
General Mining	0.1	0.3
Forestry	0.0	0.0
Fishery	0.0	0.0
Geothermal	0.0	0.0

Total non-oil and gas	0.2	0.3

Total natural resources	0.6	0.9

Profit transfer from SOEs	0.4	0.2
Other non-tax revenues	0.7	0.9
Public Service Agency (BLU) Income	0.4	0.7

Total non-tax revenues	2.2	2.7

Total domestic revenues	10.6	11.8
Grants	0.1	0.0

Total Revenues and Grants	10.7	11.9

Source: Ministry of Finance

P	Preliminary.

Government Expenditures

The following table sets forth the expenditures of the Government as (i) audited 2020 expenditures as a percentage of the preliminary 2020 GDP and (ii) audited expenditures for 2021 as a percentage of preliminary 2021 GDP, respectively.

Government Expenditure

	2020 LKPP Audited	2021 LKPP Audited
	(percentages of 2020 GDP)	(percentages of 2021 GDP)
Total expenditures (in trillions of Rupiah)	2,595.5	2,786.4
Central Government expenditures:
Personnel expenditures	2.5	2.3
Good and services expenditures	2.7	3.1
Capital expenditures	1.2	1.4
Interest payments:
Domestic debt	1.9	2.0
Foreign debt	0.1	0.1
Total interest payments	2.0	2.0
Subsidies:
Energy subsidies	0.7	0.8
Non-energy subsidies	0.6	0.6
Total subsidies	1.3	1.4
Grant expenditures	0.0	0.0
Social assistance(1)	1.3	1.0
Other expenditures	0.8	0.5

Total central Government expenditures	11.9	11.8

Transfers to Regions and Rural Fund:
Transfer to Regions
Balance funds:
General transfer funds:
Revenue sharing funds	0.6	0.7
General allocation funds	2.5	2.2

Total general transfer funds	3.1	2.9
Specific allocation funds:
Physical special allocation fund	0.3	0.3
Non-physical special allocation fund	0.8	0.8

Total specific allocation funds	1.1	1.1

Total balanced funds	4.2	4.0
Regional incentive fund	0.1	0.1
Specific autonomy funds(2)	0.1	0.1
Specific Fund for Special Region of Yogyakarta	0.0	0.0

Total transfer to Regions	4.5	4.2
Rural Fund	0.5	0.4

Total transfer to regions and rural fund	4.9	4.6

Total Government expenditures	16.8	16.4

Source:    Ministry of Finance

P	Preliminary.
(1)	Consists of Social Assistance from Ministries/Agencies Spending and Social Assistance for Disaster Relief.
(2)	Consists of specific autonomy fund and additional specific infrastructure autonomy fund for Papua and West Papua Provinces.

Government Deficit Financing

The following table sets forth the deficit financing of the Government, by amount and (i) audited 2020 deficit financing as a percentage of the preliminary 2020 GDP and (ii) audited 2021 deficit financing as a percentage of preliminary 2021 GDP, respectively.

Government Deficit Financing

	2020 LKPP Audited	2021 LKPP Audited
	(percentages of 2020 GDP)	(percentages of 2021 GDP)
Total financing (net) (in trillions of Rupiah)	1,177.2	877.5
Debt financing
Government securities (net)	7.63	5.17
Loans
Domestic loans (net)	0.02	0.01
Foreign loans:
Gross drawings:
Program loan	0.66	0.24
Project loan	0.25	0.19

Total gross drawing	0.91	0.44
Amortization	(0.59)	(0.48)

Total foreign loan (net)	0.32	(0.05)
Total loans (net)	0.34	(0.04)

Total debt financing	7.96	5.13

Investment financing
Investment to SOEs	(0.20)	(0.42)
Investment to other institutions	(0.16)	(0.12)
Investment to public service agencies	(0.20)	(0.23)
Investment in financial organizations/institutions	0.00	(0.01)
Revenue of investment	0.14	—
Government’s investments	(0.25)	(0.06)
Others investment financing	—	—

Total investment financing	(0.68)	(0.84)

Lending	0.01	0.01
Government guarantee	(0.02)	(0.02)
Other financing	0.46	0.85

Total financing (net)	7.73	5.14

Source:    Ministry of Finance

P	Preliminary.

Public Debt

The reduction of public debt in percentage-of-GDP terms has been a consistent key fiscal policy objective of the Government. To achieve this objective, the Government’s policy has emphasized the strengthening of public debt management, the lengthening and balancing of the maturities of public debt and the growth of public debt at sustainable levels.

As of December 31, 2021, the central Government’s foreign debt-to-GDP ratio was 12.4%, with foreign debt to total debt ratio of 30.0%.

External Public Debt of the Republic

External public debt of the Republic consists of central Government debt (other than public domestic debt) and debt of Bank Indonesia owed to creditors outside Indonesia. The discussion below treats the external debt of Bank Indonesia as part of the Republic’s external debt. However, SBI, which are issued by Bank Indonesia in its role as formulator and implementer of the Republic’s monetary policy, are not considered liabilities of the Republic. Accordingly, SBI are not reflected in the Government debt discussions herein. See “— Financial System — Bank Indonesia.” The discussion of debt of the Republic in this section differs from the discussion of “Government debt” elsewhere in this report, in which Bank Indonesia debt is excluded and only central Government debt, which depends on Government revenue for its repayment, is included. See “— Government Budget — Government Finances.”

The following table sets forth information on the outstanding external public debt of the Republic in terms of creditor type as of the dates indicated.

Outstanding External Public Debt of the Republic by Source(1)

	As of December 31,					As of June 30,
	2017	2018	2019	2020	2021	2022P

	(in billions of U.S. dollars)
Concessional Loans:
Multilateral creditors	28.2	29.3	30.5	33.0	32.8	33.0
Bilateral creditors	23.2	23.1	21.4	23.7	20.8	18.3
Commercial(2)	70.2	75.8	78.6	88.0	92.0	90.8

Total	121.6	128.3	130.6	144.7	145.5	142.2

Total external public debt of the Republic, as a percentage of GDP for the period indicated(3)	11.8%	12.5%	11.5%	12.7%	12.2%	11.7%

Source: Ministry of Finance.

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes securities (bonds and Sukuk) issued in international capital markets and commercial bank borrowings.
(3)	In calculating as a percentage of GDP, GDP in U.S. dollars has been converted from Rupiah into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

Sources of External Public Borrowing

The sources of the Republic’s external public borrowings are, among others, foreign loans extended by multilateral creditors, bilateral creditors, export credit agency, and commercial creditors, including international bondholders.

Since 2012, the Government has expanded its sources of external financing by accessing the international capital markets (including the Islamic financial markets).

The World Bank and the ADB have been important sources of funds for the Republic, and the Republic has also secured substantial commitments from the Kreditanstalt für Wiederaufbau (“KfW”), The Agence Française de Développement (“AFD”), and Japan International Cooperation Agency (“JICA”) in recent years.

In 2017, the Republic drew down program loans of U.S.$647 million from the World Bank, U.S.$400 million from the ADB, €200 million from KfW and €250 million from AFD.

In 2018, the Republic drew down program loans of U.S.$679.8 million from the World Bank, U.S.$1.4 billion from ADB, U.S.$100 million from the ASEAN Infrastructure Fund, €900 million from KfW and €300 million from AFD.

In 2019, the Republic drew down program loans of U.S.$1.1 billion from the World Bank and U.S$1.5 billion from ADB. Since 2012, the Government has expanded its sources of external financing by accessing the international capital markets (including the Islamic financial markets).

Due to the Covid-19 pandemic, in 2020, the Republic increased the financing of program loans from equivalent of U.S.$1.5 billion in its initial budget to equivalent of U.S.$6.9 billion in budget realization. These program loans were sourced from World Bank in the amount of U.S.$875.10 million and JPY31,975.60 million, ADB in the amount of €1,388.76 million, AFD in the amount of €200 million, KfW in the amount of €1,050 million, Japan International Cooperation Agency in the amount of JPY81,800 million, Asian Infrastructure Development Bank in the amount of U.S.$962.5 million, and Australian Government in the amount of AUD1,500 million. A total of 71% from these program loans have been utilized for the Republic’s Covid-19 pandemic responses.

In 2021, the Republic had drawn down program loans of U.S.$1,052.8 million from the World Bank, U.S.$1,000 million from the ADB, U.S.$37.5 million from the AIIB, €200 million from KfW, €100 million from AFD, and JPY50,000 million from JICA.

The total outstanding external public debt of the Republic as of June 30, 2022 was U.S.$142.2 billion.

The following table sets forth the outstanding amounts of international development assistance received by the Republic as of the dates indicated.

International Development Assistance(1)(2)

	As of December 31,					As of June 30,
	2017	2018	2019	2020	2021	2022P

	(in millions of U.S. dollars)
Bilateral loans	23,210.4	23,107.3	21,431.5	23,739.3	20,781.8	18,273.6
Multilateral loans:
International Monetary Fund	—	—	—	—	—	—
World Bank Group	17,955.7	18,295.8	18,832.0	19,285.6	19,091.2	19,355.2
Asian Development Bank	9,065.9	9,787.9	10,167.5	10,999.8	10,818.4	10,343.4
Islamic Development Bank	908.8	988.1	1,224.5	1,325.6	1,345.4	1,345.1
Nordic Investment Bank	11.4	10.2	9.3	9.4	8.1	6.9
European Investment Bank	16.1	9.9	3.4	—	—	—
International Fund for Agricultural Development	188.1	183.2	179.4	195.7	202.1	219.4
Asian Infrastructure Investment Bank	23.8	73.6	117.3	1,187.4	1,306.7	1,770.4
Multilateral Investment Guarantee Agency	—	—	—	—	—	—

Total multilateral loans	28,169.8	29,348.7	30,533.4	33,003.5	32,771.8	33,040.5

Total loans	51,380.2	52,456.0	51,964.9	56,742.8	53,553.6	51,314.1

Source: Ministry of Finance.

P	Preliminary.
(1)	The term international development assistance includes any concessionary loans provided by international financial institutions or foreign governments, excluding grants.
(2)	Foreign currency values of international development assistance have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

The following table sets forth the external public debt of the Republic by currency as of the dates indicated.

Outstanding External Public Debt of the Republic by Major Currency

	As of December 31,										As of June 30,
	2017		2018		2019		2020		2021		2022P
	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))	(in millions of original currency)	(in millions of U.S. dollars(1))
U.S. dollars	87,874	87,874	93,702	93,702	93,937	93,937	95,823	95,823	99,263	99,263	101,755	101,755
Japanese yen	2,021,598	17,939	1,976,032	17,892	2,049,292	18,865	2,391,841	23,142	2,392,620	20,786	2,279,639	16,733
Euros	10,120	12,081	11,937	13,651	13,306	14,921	18,036	22,160	19,843	22,453	20,137	21,023
SDR	1,436	2,040	1,246	1,733	1,053	1,457	861	1,239	701	981	609	812
British pounds	105	141	77	97	46	61	17	22	1	1	1	1
Others	Multiple currencies	1,560	Multiple currencies	1,192	Multiple currencies	1,241	Multiple Currencies	2,315	Multiple Currencies	2,036	Multiple Currencies	1,840

Total	N/A	121,635	N/A	128,267	N/A	130,481	N/A	144,702	N/A	145,521	N/A	142,163

Source:    Ministry of Finance.

P	Preliminary.
(1)	Calculated based on the applicable BI middle exchange rates as of the date indicated for each column.

The following table sets forth the external debt service requirements of the central Government for the years indicated.

External Debt Service Requirements of the Central Government

Period	Principal repayment	Interest repayment	Total

	(in billions of U.S. dollars)
2021R	11.4	3.4	14.8
2022*	11.7	4.2	15.8
2023**	11.8	4.1	15.9
2024**	11.7	3.8	15.5
2024**	13.2	3.4	16.6

Source:    Ministry of Finance.

R	Realization.
*

Calculated based on (i) actual principal and interest payments made from January 1, 2022 to June 30, 2022 and (ii) projected principal and interest payments to be made from July 1, 2022 to December 31, 2022 based on external debt outstanding as of June 30, 2022.

**	Projected based on external debt outstanding as of June 30, 2022.

Payment History of External Debt

Indonesia maintains a policy of external debt management and has a history of servicing its external debt obligations in accordance with its terms.

In the wake of the Asian financial crisis in 1997, the Paris Club, an informal voluntary group of 18 creditor countries that seeks to coordinate solutions for payment difficulties experienced by debtor nations by extending or guaranteeing bilateral credits, played an important role in easing Indonesia’s foreign exchange burden. Between 1998 and 2000, Indonesia twice rescheduled certain payments of its Paris Club foreign debt. Pursuant to an April 2002 agreement, Paris Club debt payments of principal and interest of approximately U.S.$5.4 billion that were due to certain of Indonesia’s creditors between April 2002 and December 2003 were rescheduled.

In addition, on March 10, 2005, the Paris Club offered to permit Indonesia, as well as other countries affected by the December 2004 tsunami, to defer debt services payments through the end of 2005 to allow these countries to commit additional government resources to the tsunami-related humanitarian and relief efforts. On May 10, 2005, 18 individual Paris Club members and Indonesia signed a memorandum of understanding to reschedule some payments of principal and interest due under official development assistance and non-official development assistance.

While there have been a number of reschedulings of Indonesia’s external debt to its bilateral creditors as described above, Indonesia has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

External Debt of Bank Indonesia

Under Indonesian law, Bank Indonesia has the ability to incur external debt primarily to meet balance of payments needs and maintain adequate foreign exchange reserves.

The following table sets forth the outstanding multilateral and commercial external debt of Bank Indonesia by type of credit as of the dates indicated.

Outstanding Multilateral and Commercial External Debt of Bank Indonesia(1)

	As of December 31,					As of April 30,
	2017	2018	2019	2020	2021P	2022P
	(in millions of U.S. dollars)
Multilateral	2,814	2,754	2,739	2,852	9,007	8,680
Commercial(2)	0	0	0	0	0	0
Total	2,814	2,754	2,739	2,852	9,007	8,680

Source: Bank Indonesia

P	Preliminary.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.
(2)	Includes bonds issued in international capital markets and commercial bank borrowings but excludes SBI owned by non-residents, currencies and deposits and other liabilities.

The following table sets forth the external debt service requirements of Bank Indonesia for the years indicated.

External Debt Service Requirements of Bank Indonesia

Period	Principal repayment	Interest repayment	Total
	(in millions of U.S. dollars)
2017	144.9	13.4	158.3
2018	0.0	11.1	11.1
2019	427.6	22.5	450.1
2020	277.7	18.7	296.4
2021	0.0	2.7	2.7
2022*(1)	0.0	1.1	1.1

Source: Bank Indonesia.

*	Projected based on external debt outstanding as of June 15, 2022.
(1)	Foreign currency values of outstanding external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of April 30, 2022.

In order to strengthen its international reserves and support its balance of payments, the Republic has entered into a swap arrangement with ASEAN as well as bilateral swap arrangements with other countries. See “— Foreign Exchange and Reserves — Regional Swap Arrangements of the Republic.”

External Debt of State-Owned Enterprises

The following table sets forth the outstanding direct external debt of SOEs as of the dates indicated.

Outstanding Direct External Debt of State-Owned Enterprises(1)

	As of December 31,					As of April 30,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars)
Financial institutions:
Bank	4,724	6,924	7,441	8,807	9,280	8,966
Non-bank	4,016	3,865	3,850	2,615	2,895	2,489

Total financial institutions	8,740	10,789	11,291	11,422	12,175	11,455
Non-financial institutions	24,505	34,709	40,419	45,677	46,895	46,332

Total	33,245	45,499	51,710	57,100	59,070	57,787

Source: Bank Indonesia.

P	Preliminary.
(1)	Foreign currency values of outstanding direct external debt have been converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

For a discussion of the Republic’s guarantee of certain external debt in connection with infrastructure projects in the country, see “— Public Debt — Contingent Liabilities.”

Domestic Public Debt of the Central Government

The following table sets forth the outstanding domestic public debt of the central Government as of the dates indicated.

Domestic Public Debt of the Central Government

	As of December 31,					As of June 30,
	2017	2018	2019	2020	2021	2022P

	(in trillions of Rupiah)
Total domestic public debt(1)	2,346.9	2,608.8	2,971.5	4,038.2	4,836.2	5,007.9

Source:    Ministry of Finance.

P	Preliminary.
(1)	Excludes SBI, which are obligations of Bank Indonesia and not of the Government. See “— Financial System — Bank Indonesia.”

Domestic Debt Service Requirements of the Central Government

The following table sets forth the debt service requirements for the central Government for the years indicated.

Direct Domestic Debt Service Requirements of the Central Government

Period	Principal repayment and redemption	Interest repayment	Total

	(in trillions of Rupiah)
2021R	382.3	299.2	681.5
2022*	311.6	306.6	618.2
2023*	377.8	295.2	672.9
2024*	459.3	266.7	725.9
2025**	405.2	241.7	646.9

Source:    Ministry of Finance.

R	Realization.
*

Calculated based on (i) actual principal and interest payments made from January 1, 2022 to June 30, 2022 and (ii) projected principal and interest payments to be made from July 1, 2022 to December 31, 2022 based on domestic debt outstanding as of June 30, 2022.

**	Projected based on domestic debt outstanding as of June 30, 2022.

Contingent Liabilities from Government Guarantees

As part of the Government’s policy to accelerate infrastructure development, the Government has provided support to encourage investments in infrastructure projects in the form of credit and investment guarantees. External debts of SOEs are not direct obligations of the Republic, unless such debts are explicitly guaranteed by the Republic.

Beginning in 2008 the Government has allocated a contingent budget with respect to these guarantees. The allocated budget is then transferred to a guarantee reserve fund. This fund stands ready as reserves for any claims that may arise from the guarantees. Additional budget allocation can also be made available for direct payment of claims if necessary.

Active guarantee contracts as of March 2022 amount to a nominal of Rp511,9 trillion with actual outstanding exposure of Rp337,5 trillion. The Government has limited new issuance of guarantees at 6% of GDP for the period of 2022-2025 (cumulative over four years). However, the Ministry of Finance may re-evaluate the limit if it sees the need.

As of March 31, 2022, the Government had accumulated Rp5.8 trillion in the guarantee reserve fund account and the guarantee that the Government has provided to infrastructure projects includes:

•

Full default risk guarantees relating to the PT Perusahaan Listrik Negara (“PT PLN”) loans for the construction of coal power plants with aggregate capacity of 10,000 MW and the associated transmission lines (‘Fast Track I’ program). Outstanding guarantees for this program amount to Rp6.2 trillion;

•

Business viability guarantees to independent power producers on the ability of PT PLN to fulfill its financial obligations based on power purchase agreements related to the ‘Fast Track II’ program. The guarantee exposure for this program amounts to Rp57.4 trillion;

•	Full default risk guarantees relating to the PT PLN loans for the construction of electricity infrastructure (35 GW program). Outstanding guarantees for this program amount to Rp90.2 trillion.

•

Partial default risk guarantees for local government-owned water companies’ loans in connection with the Millennium Development Goals in water provision. Outstanding guarantees for this program amount to Rp46.0 billion;

•

Co-guarantee scheme between the Government and the Indonesia Infrastructure Guarantee Fund (“IIGF”) to guarantee private-public partnership projects such as power plant projects (e.g. the Central Java steam power plant) and several section of toll road projects (e.g. Jakarta Cikampek II Elevated, Cileunyi — Sumedang — Dawunan, Krian — Legundi — Bunder — Manyar, Serang — Panimbang, Probolinggo — Banyuwangi, and Jakarta Cikampek II Selatan). The guarantee exposure for this program amounts to Rp91.4 trillion;

•	Full default risk guarantees relating to PT Hutama Karya loans and bonds for the construction of Sumatera Toll Roads. Outstanding guarantees for this program amount to Rp44.0 trillion;

•

Guarantee for infrastructure financing through direct loans from international financial institutions to SOEs to finance infrastructure projects. Outstanding guarantees for this program amount to Rp33.5 trillion;

•

Full default risk guarantee relating to the PT Kereta Api Indonesia (Persero) loans for the construction of the Light Rail Transit Jakarta-Bogor-Depok-Bekasi. Outstanding guarantees for this program amount to Rp11.6 trillion; and

•	Guarantee for local infrastructure financing through PT SMI. Outstanding guarantees for this program amount to Rp3.0 trillion.

As of March 31, 2022, no claims from the foregoing guarantees had arisen.

Foreign Exchange and Reserves

Exchange Rates

From 1978 to 1997, Indonesia maintained a managed floating exchange rate system under which the Rupiah was linked to a basket of currencies, the composition of which was based on Indonesia’s main trading partners. Indonesia has adopted a free-floating exchange rate system since August 1997, under which market forces determine the exchange rate for the Rupiah. See “— Monetary Policy.”

The following table sets forth information on exchange rates between the Rupiah and the U.S. dollar for the periods indicated.

Exchange Rates

	Rupiah per U.S. dollar
	End of Period	Average
2017	13,568	13,385
2018	14,380	14,246
2019	13,883	14,139
2020	14,050	14,525
2021	14,525	14,157
2022
January	14,382	14,337
February	14,367	14,342
March	14,369	14,344
April	14,497	14,351
May	14,581	14,394
June	14,898	14,449

Source:    Bank Indonesia.

By the end of 2017, the Rupiah depreciated by 0.7% from Rp13,473 per U.S. dollar as of December 31, 2016 to Rp13,568 per U.S. dollar as of December 31, 2017. On average, the Rupiah depreciated by 0.6% from Rp13,303 per U.S. dollar as of December 31, 2016 to Rp13,385 per U.S. dollar as of December 29, 2017. The depreciation was in line with prevailing trends for most other global currencies against the U.S. dollar due to growing expectations of a further increase in the US Federal Funds Rate as well as U.S. tax reforms. The Rupiah exchange rate was stable in 2017 supported by the improving economic fundamentals in Indonesia, despite pressure in the last quarter of 2017 caused by external factors.

By the end of 2018, the Rupiah depreciated by 6.0% from Rp13,568 per U.S. dollar as of December 29, 2017 to Rp14,380 per U.S. dollar as of December 31, 2018. On average, the Rupiah depreciated by 6.4% from Rp13,385 per U.S. dollar as of December 29, 2017 to Rp14,246 per U.S. dollar as of December 31, 2018. The depreciation was in line with prevailing trends for most other global currencies against the U.S. dollar. The U.S. dollar appreciated globally following the intention of the US Federal Reserve Bank to gradually normalize its monetary policy, growing expectations of a further increase in the US Federal Funds Rate, solid economic growth in the US economy, higher inflationary pressure, and plans in the U.S. for tax reforms.

By the end of 2019, the Rupiah appreciated by 3.6% from Rp14,380 per U.S. dollar as of December 31, 2018 to Rp13,883 per U.S. dollar as of December 31, 2019. On average, the Rupiah appreciated by 0.8% from Rp14,246 per U.S. dollar in 2018 to Rp14,139 per U.S. dollar in 2019. The appreciation of Rupiah was supported by the increased supply of foreign currencies from exports and the increased foreign capital inflows due to the favorable national economic outlook, attractive domestic financial markets and less uncertainty in the global financial markets. Furthermore, the performance of the foreign exchange market showed an improvement, characterized by an increase in transaction volumes and more efficient quotation processes as well as further development of the DNDF market, all of which serve to improve foreign exchange market efficiency.

By the end of 2020, the Rupiah depreciated by 1.2% from Rp13,883 per U.S. dollar as of December 31, 2019 to Rp14,050 per U.S. dollar as of December 30, 2020. On average, the Rupiah depreciated by 2.7% from Rp14,139 per U.S. dollar in 2019 to Rp14,525 per U.S. dollar in 2020. The depreciation of Rupiah was in in line with prevailing trends for most other emerging markets currencies against the U.S. dollar. The Covid-19 pandemic triggered concern amongst global investors and market players, peaking towards the end of the first quarter of 2020. This spurred large and sudden capital outflows from developing economies, including Indonesia. The global rebalancing of capital flows resulted in Rupiah depreciation especially in the first half of 2020. The Rupiah regained value in the second half of 2020, bolstered by foreign capital inflows supported by robust global liquidity, attractive domestic financial assets for investment and continued investor confidence in the domestic economic outlook.

By the end of 2021, the Rupiah depreciated by 1.42% from Rp14,050 per U.S. dollar as of December 31, 2020 to Rp14,253 per U.S. dollar as of December 31, 2021. On average, the Rupiah appreciated by 1.6% from Rp14,525 per U.S. dollar in 2020 to Rp14,296 per U.S. dollar in 2021. At the beginning of 2021, currencies in Asia, including the rupiah, appreciated in line with optimism surrounding a relatively quick economic recovery as vaccination programs began rolling out world-wide. Such optimism was eroded, however, by the emergence of the Delta variant together with persistent global financial market uncertainty. This triggered a rebalancing in the form of capital outflows from EMDEs, driven by a flight to quality. Depreciatory pressures on the rupiah intensified at the end of February and into March 2021, primarily triggered by a hike in the benchmark 10-year UST yield in line with economic and inflationary expectations in the United States. In April and July 2021, concerns fueled by the Delta outbreak intensified currency pressures, with the rupiah losing value against the US dollar. In the third quarter of 2021, rupiah exchange rate stability was relatively well maintained together with low volatility, supported by solid external sector performance; by positive perceptions concerning the domestic economy; and by the support of Bank Indonesia’s exchange rate stabilization policy. In the fourth quarter of 2021, consistent with balance of payments performance, rupiah exchange rates were stable. Overall, the rupiah exchange rate in 2021 was maintained in line with the currency’s fundamental value. Stability was supported by an adequate supply of foreign exchange from residents and non-residents, accompanied by the availability of diverse hedging instruments.

As of June 30, 2022, the Rupiah depreciated by 4.33% to Rp14,898 per U.S. dollar from Rp14,253 per U.S. dollar as of December 31, 2021, and on average the Rupiah depreciated by 1.06% year-to-date to Rp14,449 per U.S. dollar. Rupiah stability was spurred by increasing global financial market uncertainty given more aggressive monetary policy tightening in several countries in response to an uptick of inflationary pressures and concerns stoked by global economic moderation. Meanwhile, the domestic supply of foreign exchange has been maintained and the perception of Indonesia’s economic outlook remains positive. Moving forward, Bank Indonesia will continue to monitor forex supply and strengthen Rupiah stabilization policy in line with market mechanisms and economic fundamentals, thereby supporting efforts to manage inflation and maintain macroeconomic stability.

Prudential Policies on Foreign Exchange and Rupiah

Under Law No. 24 of 1999 on Foreign Exchange Activities and Exchange Rate System, every resident may freely own and use foreign currency. Foreign currency is also generally freely transferable within or from Indonesia although by regulation most domestic transactions are prohibited from using foreign currency. Bank Indonesia has the authority to request information and data regarding foreign exchange activities and implement provisions regarding foreign exchange activities based on prudential principles.

To maintain the stability of the Rupiah, and to prevent the utilization of the Rupiah for speculative purposes by foreign parties, the Rupiah is non-internationalized. Regulations prohibit banks from conducting, among others, the following transactions: (i) extensions of loans or of overdrafts in Rupiah or foreign currencies to foreign parties, (ii) transfers of Rupiah to foreign parties or offshore banks in excess of U.S.$1 million without underlying transactions, and (iii) purchases of Rupiah-denominated securities issued by foreign parties.

Bank Indonesia has issued several regulations concerning foreign currency transactions relating to the Rupiah in order to deepen financial markets. A deep foreign exchange market is distinguished by adequate liquidity, convenient transactions, fair prices and minimal risk in order to maintain economic stability. Bank Indonesia strives towards the creation of a liquid, efficient and secure domestic foreign exchange market through amendments to regulations concerning foreign exchange transactions.

On January 1, 2015, Bank Indonesia regulations came into effect to mitigate risks relating to external borrowing by non-bank corporations. Under these regulations, corporate issuers of debt must, subject to certain limited exceptions:

•	hedge at least 25% of their open foreign exchange positions (i.e., the excess of foreign currency liabilities that fall due within the following three to six months over foreign currency assets);

•	maintain a 70% minimum liquidity ratio of foreign currency assets to foreign currency liabilities maturing within three months after the end of a quarter; and

•	maintain a minimum credit rating (issuer and/or issue) of BB- by a rating agency acknowledged by Bank Indonesia.

As of December 31, 2021, based on Bank Indonesia’s assessment of corporate issuers’ compliance with the regulations above:

•	88.3% of corporate issuers are compliant with the hedging ratio requirement for liabilities due under three months;

•	93.7% of corporate issuers are compliant with the hedging ratio requirement for liabilities due between three to six months; and

•	87.0% of corporate issuers are compliant with the liquidity ratio requirement for liabilities due under three months.

International Reserves

The following table sets forth the Republic’s total official international reserves, expressed in (i) U.S. dollar equivalents and (ii) the number of months of imports and Government external debt repayments, in each case at the end of the periods indicated. These reserves consist of foreign exchange, gold, SDRs and a reserve position with the IMF. Indonesia complies with the IMF’s Special Data Dissemination Standard requirement on international reserves and foreign exchange currency liquidity.

Official International Reserves of the Republic(1)

	As of December 31,					As of June 30,
	2017	2018	2019	2020	2021P	2022P

	(in millions of U.S. dollars, except for months)
Gold	3,346	3,230	3,844	4,758	4,595	4,588
SDRs	1,588	1,553	1,542	1,605	7,795	7,424
Reserve position with the IMF	1,119	1,096	1,090	1,135	1,110	1,057
Foreign exchange and others	124,143	114,776	122,707	128,398	131,405	123,311

Total	130,196	120,654	129,183	135,897	144,905	136,379

Total as number of months of imports and Government external debt repayments	8.3	6.5	7.3	9.8	7.8	6.4

Source:     Bank Indonesia.

P	Preliminary.
(1)	Converted into U.S. dollars at the applicable BI middle exchange rates as of the respective dates indicated.

Foreign reserves totaled U.S.$130.2 billion, U.S.$120.7 billion, U.S.$129.2 billion, U.S.$135.9 billion, and US$144.9 billion as of December 31, 2017, 2018, 2019, 2020, and 2021 respectively.

As of June 30, 2022, foreign reserves recorded U.S.$136.4 billion, equivalent to 6.4 months of import coverage and government external debt service requirements. In addition, the coverage ratio is well above the international adequacy standard of three months imports.

Regional Swap Arrangements of the Republic

Following the experience of the Asian crisis in 1997 to 1998, ASEAN recognized a need to strengthen regional self-help and support mechanisms in East Asia and endeavored to prevent future financial crises. In 2000, ASEAN members agreed to strengthen the existing cooperative frameworks among monetary authorities through the Chiang Mai Initiative (“CMI”). The CMI involves an expanded ASA (extending its coverage to all members of ASEAN and increasing the size) and a network of BSAs among ASEAN+3 countries. The objectives of these bilateral swap arrangements are to address short-term liquidity difficulties in the region and to supplement existing international financial arrangements.

The ASA was originally created by five ASEAN member states in 1977 with a size of U.S.$100 million. After the CMI, it has been enlarged to include all ten ASEAN countries and increased in size to U.S.$2 billion.

Since CMI’s inception in 2000, ASEAN+3 member countries undertook a review to explore ways of enhancing its effectiveness. On 2010, ASEAN+3 member countries entered into a multilateral currency swap contract which covers all ASEAN+3 member countries with a total size of U.S.$120 billion (the CMI Multilateralization or CMIM). CMIM was developed from the CMI-BSA network to facilitate prompt and simultaneous currency swap transactions through establishing a common decision making mechanism under a single contract. The CMIM objectives are the same as the BSAs. In May 2012 and in response to the global and regional economic developments, the ASEAN+3 Finance Ministers and Central Bank Governors agreed to strengthen the CMIM as a regional financial safety net by doubling the total size to U.S.$240 billion and launching a crisis prevention program called the CMIM Precautionary Line (“CMIM-PL”). This arrangement became effective on July 17, 2014. In addition to the role of providing liquidity support for ASEAN+3 member countries, CMIM has contributed to the development of the regional surveillance capacity by establishing the ASEAN+3 Macroeconomic Research Office (“AMRO”), as an ASEAN+3 independent surveillance unit since early 2011.

Under the ASA, BSA, and CMIM, a total of U.S.$46.1 billion of foreign currency swap is currently available to the Republic as of December 31, 2017. Up to 30.0% of the amount available under the BSAs and CMIM may be activated without participating in any IMF program, but greater amounts requires participation in an IMF program. The Republic also has a U.S.$22.8 billion swap line in place with Japan. The swap line increased from U.S.$12.0 billion in December 2013. These swap arrangements will contribute to greater financial stability and sustainable economic growth in the region.

In March 2017, Bank Indonesia has renewed a three year Bilateral Currency Swap Agreement (“BCSA”), with the Republic of Korea amounting to KRW 10.7 trillion or Rp115 trillion.

In August 2018, Bank Indonesia renewed a BCSA with the Reserve Bank of Australia. The agreement will span a period of three years and allow for the exchange of local currencies between the two central banks of up to A.U.$10billion or Rp100.0 trillion.

In October 2018, Bank Indonesia renewed a bilateral swap agreement with Bank of Japan. The agreement enables Indonesia to swap its local currency against the Japanese Yen and the U.S. dollar in an amount of up to U.S.$22.8 billion or equivalent.

On November 5, 2018, Bank Indonesia established a one-year bilateral financial arrangement with the Monetary Authority of Singapore with a size of up to U.S.$10.0 billion (bilateral swap agreement and bilateral repo agreement) or equivalent, to enable the two central banks to access foreign currency liquidity from each other, if needed, to preserve monetary and financial stability.

On November 16, 2018, Bank Indonesia renewed a three-year BCSA with People’s Bank of China and increased the size of BCSA from CNY100.0 billion (equivalent to U.S.$15.0 billion) to CNY200.0 billion (equivalent to U.S.$30.0 billion).

On September 27, 2019, Bank Indonesia and Bank Negara Malaysia established a three-year bilateral financial arrangement with a size up to U.S.$2 billion (equivalent), which will enable both central banks to access foreign currency liquidity from each other if needed.

On November 5, 2019, Bank Indonesia renewed a one-year bilateral financial arrangement with the Monetary Authority of Singapore with a size of up to U.S.$10 billion (bilateral swap agreement and bilateral repo agreement) or equivalent to enable the two central banks to access foreign currency liquidity from each other, if needed, to preserve monetary and financial stability.

In 2019, the Government of Indonesia made two currency swap arrangements for three Asian Development Bank loans. The first two Loans were converted on September 6, 2019 from USD Libor Based-Loan to EUR Fixed Rate-Loan in the total amount of U.S.$1 billion. The third loan was converted on December 17, 2019 from USD Libor Based-Loan to JPY Fixed Rate-Loan in the amount of U.S.$479.17 million.

In 2020, Bank Indonesia secured a bilateral repo line agreement with the US Federal Reserve and extended bilateral swap and repo line agreements with the Monetary Authority of Singapore.

In 2021, Bank Indonesia renewed the 3 years swap line with Bank of Japan amounted U.S.$22.76 billion (October 14, 2021), and also the 1 year SGD/IDR swap arrangement equivalent up to U.S.$10 billion (bilateral swap agreement and bilateral repo agreement) with the Monetary Authority of Singapore (November 5, 2021). While in January 2022, Bank Indonesia renewed the 3 years swap arrangement with People’s Bank of China and increased the size of swap line up to CNY250 billion / IDR550 trillion (about U.S.$38.8 billion equivalent).

As of June 30, 2022, no drawdowns on existing bilateral and regional swap arrangements have been made.

Debt-to-GDP Ratios

The following table sets forth the central Government’s debt-to-GDP ratio and debt service to GDP ratio as of the dates indicated. Under the State Finances Law No. 17 of 2003, the Republic’s debt-to-GDP ratio must remain below 60%.

Debt-to-GDP Ratios

	As of December 31,					As of June 30,
	2017L	2018L	2019L	2020L	2021L	2022P

	(percentages, unless indicated otherwise)
Debt-to-GDP ratio	29.4	29.8	30.2	39.4	40.7	39.6
Debt service to GDP ratio	4.2	5.1	5.3	5.0	5.3	3.1
Total public debt of the central Government (in billions of U.S.$)(1)	294.9	308.4	344.3	431.0	484.1	478.7
—% in Loans	18.7	18.1	16.0	14.1	11.9	11.5
—% in Bonds	81.3	81.9	84.0	85.9	88.1	88.5

Source:	Ministry of Finance, Bank Indonesia.
L	LKPP (Financial Report of Central Government/Audited).
P	Preliminary.
(1)	Outstanding foreign currency debt was converted to U.S. dollars using the BI middle exchange rate as of each period indicated in the table.

As of June 30, 2022 the central Government’s debt-to-GDP ratio was 39.6%, with U.S.$478.7 billion of total public debt of the central Government, 11.5% of which are in loans and 88.5% are in bonds.

DEBT TABLES OF THE REPUBLIC OF INDONESIA

External Loans of the Republic of Indonesia as of December 31, 2021	D-93

Domestic Loans of the Republic of Indonesia as of December 31, 2021	D-108

Guaranteed Domestic Loans of the Republic of Indonesia as of December 31, 2021	D-111

Guaranteed External Loans of the Republic of Indonesia as of December 31, 2021	D-112

Foreign Currency-Denominated Bonds of the Republic of Indonesia as of December 31, 2021	D-113

Domestic Currency-Denominated Bonds of the Republic of Indonesia as of December 31, 2021	D-115

EXTERNAL LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2021

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
MULTILATERAL
ACU	NO INTEREST RATE	0.000%	0.000%	1998	2023	3,131,008	4,382,128	347,890	486,903
ACU	NO INTEREST RATE	0.000%	0.000%	2000	2024	5,844,757	8,180,265	974,126	1,363,377
ACU	NO INTEREST RATE	0.000%	0.000%	2000	2025	6,090,241	8,523,842	1,184,213	1,657,414
ACU	NO INTEREST RATE	0.000%	0.000%	2003	2027	5,075,320	7,103,368	1,691,774	2,367,790
ACU	NO INTEREST RATE	0.000%	0.000%	2004	2022	18,069,158	25,289,418	1,505,763	2,107,451
ACU	NO INTEREST RATE	0.000%	0.000%	2005	2022	3,522,416	4,929,940	293,535	410,828
ACU	NO INTEREST RATE	0.000%	0.000%	2005	2022	3,355,342	4,696,104	279,698	391,462
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2023	5,203,056	7,282,146	868,531	1,215,588
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2023	17,654,654	24,709,283	2,206,832	3,088,660
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2026	16,331,074	22,856,813	4,530,579	6,340,954
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2027	4,218,086	5,903,592	1,546,733	2,164,792
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2027	13,769,421	19,271,547	4,966,954	6,951,701
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2028	17,166,291	24,025,774	7,433,800	10,404,274
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2029	6,677,108	9,345,215	3,338,554	4,672,607
ACU	NO INTEREST RATE	0.000%	0.000%	2006	2033	2,468,697	3,455,165	1,892,668	2,648,960
ACU	NO INTEREST RATE	0.000%	0.000%	2007	2032	8,864,502	12,406,671	4,924,724	6,892,595
ACU	NO INTEREST RATE	0.000%	0.000%	2008	2029	3,750,773	5,249,546	2,089,148	2,923,951
ACU	NO INTEREST RATE	0.000%	0.000%	2008	2032	10,274,000	14,379,391	3,865,732	5,410,440
ACU	NO INTEREST RATE	0.000%	0.000%	2009	2025	10,033,378	14,042,618	3,248,464	4,546,519
ACU	NO INTEREST RATE	0.000%	0.000%	2009	2027	40,329,934	56,445,384	14,787,643	20,696,641
ACU	NO INTEREST RATE	0.000%	0.000%	2009	2033	912,816	1,277,569	608,544	851,713
ACU	NO INTEREST RATE	0.000%	0.000%	2009	2033	9,172,817	12,838,185	6,115,211	8,558,790
ACU	NO INTEREST RATE	0.000%	0.000%	2011	2030	4,000,000	5,598,361	2,170,672	3,038,051
ACU	NO INTEREST RATE	0.000%	0.000%	2011	2031	1,746,424	2,444,278	1,106,069	1,548,043
ACU	NO INTEREST RATE	0.000%	0.000%	2011	2031	3,140,000	4,394,713	2,093,323	2,929,795
ACU	NO INTEREST RATE	0.000%	0.000%	2013	2033	1,459,473	2,042,664	1,118,929	1,566,042
ACU	NO INTEREST RATE	0.000%	0.000%	2013	2033	3,625,695	5,074,488	2,779,700	3,890,441
ADB	ADB FLOATING RATE	6.400%	0.750%	1997	2022	35,709,678	35,709,678	1,966,378	1,966,378
ADB	ADB FLOATING RATE	6.400%	0.750%	1997	2022	23,507,365	23,507,365	1,353,065	1,353,065
ADB	ADB FLOATING RATE	6.400%	0.750%	1997	2023	3,791,494	3,791,494	783,594	783,594
EUR	EURIBOR 6 MONTHS	0.625%	0.000%	2019	2032	29,800,000	33,720,188	4,857,765	5,496,803
EUR	EURIBOR 6 MONTHS	0.630%	0.000%	2019	2033	44,850,000	50,750,015	5,843,543	6,612,261
EUR	EURIBOR 6 MONTHS	0.000%	0.150%	2020	2025	925,840,000	1,047,634,194	925,840,000	1,047,634,194
EUR	EURIBOR 6 MONTHS	0.000%	0.150%	2020	2030	462,920,000	523,817,097	462,920,000	523,817,097
EUR	FIXED	0.750%	0.000%	1990	2029	2,584,961	2,925,012	1,590,745	1,800,007
EUR	FIXED	0.750%	0.000%	1993	2031	2,900,308	3,281,843	1,933,539	2,187,896
EUR	FIXED	0.750%	0.000%	1995	2035	4,731,712	5,354,168	3,452,871	3,907,096
EUR	FIXED	1.030%	0.000%	2012	2030	5,695,647	6,444,909	3,792,048	4,290,892
EUR	FIXED	0.830%	0.000%	2013	2033	337,952,011	382,409,577	337,952,011	382,409,577
EUR	FIXED	0.820%	0.000%	2013	2033	253,356,980	286,686,075	253,356,980	286,686,075
EUR	FIXED	1.030%	0.000%	2017	2035	93,150,000	105,403,877	21,102,345	23,878,357
EUR	NO INTEREST RATE	0.000%	0.000%	2011	2026	102,989,447	116,537,702	95,740,135	108,334,744
EUR	NO INTEREST RATE	0.000%	0.000%	2012	2027	139,007,699	157,294,153	117,621,899	133,095,053
EUR	NO INTEREST RATE	0.000%	0.000%	2012	2027	149,700,599	169,393,703	128,314,799	145,194,603
EUR	NO INTEREST RATE	0.000%	0.000%	2013	2028	228,115,198	258,123,738	199,600,798	225,858,271
EUR	NO INTEREST RATE	0.000%	0.000%	2014	2029	242,372,398	274,256,472	228,115,198	258,123,738
EUR	NO INTEREST RATE	0.000%	0.000%	2018	2033	452,867,785	512,442,514	433,998,294	491,090,742
EUR	NO INTEREST RATE	0.000%	0.000%	2018	2033	452,867,785	512,442,514	433,998,294	491,090,742
JPY	FIXED	0.003%	0.000%	2011	2036	9,039,216,675	78,530,205	8,903,163,516	77,348,213
JPY	FIXED	0.005%	0.000%	2012	2036	15,376,956,872	133,590,732	14,893,199,376	129,387,981
JPY	FIXED	0.054%	0.000%	2013	2031	1,161,362,188	10,089,592	1,079,881,738	9,381,713
JPY	FIXED	0.087%	0.000%	2015	2030	33,454,249,998	290,641,236	31,693,499,998	275,344,329
JPY	FIXED	0.060%	0.000%	2015	2030	34,946,666,665	303,606,938	31,451,999,999	273,246,244
JPY	FIXED	0.125%	0.000%	2016	2031	46,191,250,001	401,296,756	41,792,083,335	363,078,017
JPY	FIXED	0.035%	0.000%	2016	2031	52,454,375,000	455,709,047	45,612,500,000	396,268,737
JPY	LIBOR JPY 6 MONTHS	0.430%	0.000%	2019	2033	110,795,000,000	962,556,200	110,795,000,000	962,556,200
JPY	LIBOR JPY 6 MONTHS	0.550%	0.250%	2020	2034	31,975,600,000	277,795,135	31,975,600,000	277,795,135
JPY	NO INTEREST RATE	0.000%	0.000%	2009	2033	1,570,573,575	13,644,707	1,507,582,816	13,097,461
JPY	NO INTEREST RATE	0.000%	0.000%	2009	2034	7,494,931,344	65,113,883	7,357,835,092	63,922,829
JPY	NO INTEREST RATE	0.000%	0.000%	2017	2032	42,728,000,000	371,209,001	37,387,000,001	324,807,876
JPY	NO INTEREST RATE	0.000%	0.000%	2017	2032	40,964,000,000	355,883,859	37,550,333,334	326,226,871
JPY	NO INTEREST RATE	0.000%	0.000%	2018	2039	52,275,000,000	454,150,687	52,275,000,000	454,150,687
JPY	NO INTEREST RATE	0.000%	0.000%	2019	2034	52,595,000,000	456,930,758	52,595,000,000	456,930,758
JPY	NO INTEREST RATE	0.000%	0.000%	2019	2034	51,840,000,000	450,371,528	51,840,000,000	450,371,528
SDR	FIXED	1.000%	0.000%	1982	2031	23,677,607	33,138,948	5,919,407	8,284,744
SDR	FIXED	0.750%	0.000%	1995	2035	5,443,537	7,618,721	2,540,305	3,555,386
SDR	FIXED	1.000%	0.000%	1996	2022	12,044,449	16,857,293	948,446	1,327,436
SDR	FIXED	1.000%	0.000%	1996	2022	24,324,298	34,044,051	1,940,191	2,715,472
SDR	FIXED	1.000%	0.000%	1996	2023	6,772,673	9,478,968	916,111	1,282,181
SDR	FIXED	1.000%	0.000%	1998	2024	8,799,590	12,315,820	1,928,281	2,698,804

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
SDR	FIXED	1.000%	0.000%	1998	2024	10,500,493	14,696,387	2,401,254	3,360,772
SDR	FIXED	0.750%	0.000%	1998	2037	15,352,987	21,487,892	6,512,747	9,115,178
SDR	FIXED	0.750%	0.000%	1999	2024	11,685,983	16,355,588	3,067,605	4,293,390
SDR	FIXED	0.750%	0.000%	1999	2024	71,023,332	99,403,565	18,643,651	26,093,472
SDR	FIXED	0.750%	0.000%	1999	2024	3,796,674	5,313,788	1,139,026	1,594,169
SDR	FIXED	0.750%	0.000%	1999	2024	14,782,027	20,688,781	3,880,302	5,430,833
SDR	FIXED	1.500%	0.000%	2000	2022	27,021,579	37,819,139	2,284,237	3,196,995
SDR	FIXED	0.750%	0.350%	2000	2025	21,799,223	30,509,980	7,629,726	10,678,490
SDR	FIXED	0.750%	0.200%	2000	2025	54,139,161	75,772,644	18,930,049	26,494,313
SDR	FIXED	0.750%	0.000%	2000	2040	17,500,000	24,492,830	10,791,659	15,103,901
SDR	FIXED	1.500%	0.000%	2001	2022	31,003,569	43,392,294	2,572,412	3,600,322
SDR	FIXED	1.500%	0.000%	2001	2022	41,698,813	58,361,253	3,471,137	4,858,170
SDR	FIXED	0.750%	0.000%	2001	2026	35,414,179	49,565,340	10,624,248	14,869,594
SDR	FIXED	0.750%	0.000%	2001	2026	4,586,621	6,419,390	1,605,310	2,246,776
SDR	FIXED	0.750%	0.300%	2001	2026	2,776,666	3,886,195	971,824	1,360,155
SDR	FIXED	0.750%	0.500%	2001	2026	87,499,973	122,464,112	29,259,732	40,951,636
SDR	FIXED	0.750%	0.100%	2001	2026	30,282,981	42,383,766	10,599,043	14,834,318
SDR	FIXED	1.500%	0.000%	2002	2023	74,834,760	104,738,002	9,354,324	13,092,221
SDR	FIXED	0.750%	0.100%	2002	2026	55,551,518	77,749,365	19,441,582	27,210,249
SDR	FIXED	1.500%	0.000%	2003	2023	34,040,314	47,642,492	5,660,634	7,922,568
SDR	FIXED	1.500%	0.000%	2003	2023	23,962,479	33,537,653	3,978,647	5,568,476
SDR	FIXED	1.500%	0.000%	2003	2023	25,379,732	35,521,226	4,187,608	5,860,935
SDR	FIXED	0.750%	0.500%	2003	2026	36,831,596	51,549,144	12,891,059	18,042,200
SDR	FIXED	1.500%	0.000%	2004	2024	13,780,339	19,286,829	2,870,919	4,018,111
SDR	FIXED	1.500%	0.000%	2004	2024	24,491,234	34,277,693	5,100,463	7,138,558
SDR	FIXED	1.500%	0.000%	2004	2024	14,539,228	20,348,963	3,634,792	5,087,220
SDR	FIXED	0.750%	0.300%	2004	2026	21,585,432	30,210,761	7,554,898	10,573,762
SDR	FIXED	0.750%	0.300%	2004	2026	15,647,425	21,899,984	5,475,683	7,663,713
SDR	FIXED	0.750%	0.300%	2004	2026	31,597,889	44,224,099	11,059,261	15,478,434
SDR	FIXED	0.750%	0.200%	2004	2026	3,409,938	4,772,516	1,193,473	1,670,373
SDR	FIXED	1.500%	0.000%	2005	2024	13,363,083	18,702,841	2,783,633	3,895,945
SDR	FIXED	0.750%	0.300%	2005	2025	51,647,003	72,284,644	15,494,101	21,685,393
SDR	FIXED	0.750%	0.300%	2005	2025	22,683,185	31,747,165	7,920,434	11,085,363
SDR	FIXED	0.750%	0.300%	2005	2025	47,003,494	65,785,633	16,447,664	23,019,991
SDR	FIXED	1.500%	0.000%	2005	2025	11,109,377	15,548,575	3,192,925	4,468,786
SDR	FIXED	1.500%	0.000%	2005	2025	2,945,950	4,123,123	981,982	1,374,372
SDR	FIXED	0.750%	0.300%	2005	2026	17,899,858	25,052,467	6,264,949	8,768,362
SDR	FIXED	0.750%	0.300%	2005	2026	19,832,774	27,757,757	6,940,797	9,714,272
SDR	FIXED	0.750%	0.300%	2005	2026	9,920,000	13,883,936	3,472,000	4,859,377
SDR	FIXED	1.500%	0.000%	2006	2025	34,207,410	47,876,359	11,402,482	15,958,803
SDR	FIXED	0.750%	0.200%	2006	2026	45,655,179	63,898,545	15,923,774	22,286,759
SDR	FIXED	0.750%	0.000%	2006	2026	47,370,000	66,298,592	16,579,500	23,204,507
SDR	FIXED	1.500%	0.000%	2006	2026	14,588,899	20,418,481	5,874,175	8,221,438
SDR	FIXED	0.750%	0.000%	2006	2044	13,638,602	19,088,455	10,438,775	14,610,009
SDR	FIXED	0.750%	0.100%	2007	2025	81,950,000	114,696,423	26,633,750	37,276,338
SDR	FIXED	0.750%	0.100%	2007	2026	89,508,359	125,275,029	29,090,217	40,714,384
SDR	FIXED	0.750%	0.200%	2007	2026	39,654,356	55,499,852	11,885,779	16,635,221
SDR	FIXED	0.750%	0.100%	2007	2026	38,320,881	53,633,532	12,381,735	17,329,356
SDR	FIXED	0.750%	0.100%	2007	2026	90,838,458	127,136,623	31,460,793	44,032,219
SDR	FIXED	1.500%	0.000%	2007	2026	20,457,033	28,631,465	8,523,769	11,929,784
SDR	FIXED	1.500%	0.000%	2007	2026	32,326,766	45,244,228	13,469,466	18,851,734
SDR	FIXED	1.500%	0.000%	2007	2027	31,155,525	43,604,970	15,577,761	21,802,483
SDR	FIXED	0.750%	0.500%	2008	2025	119,500,000	167,251,038	41,775,731	58,468,907
SDR	FIXED	0.750%	0.500%	2008	2026	78,598,745	110,006,040	27,509,561	38,502,114
SDR	FIXED	1.500%	0.000%	2008	2027	49,323,506	69,032,699	24,652,169	34,502,935
SDR	FIXED	1.500%	0.000%	2008	2028	31,335,613	43,857,019	18,279,113	25,583,269
SDR	FIXED	0.750%	0.000%	2008	2048	42,033,300	58,829,398	37,510,268	52,499,006
SDR	FIXED	1.500%	0.000%	2009	2028	16,502,377	23,096,566	9,533,572	13,343,095
SDR	FIXED	0.750%	0.000%	2011	2032	29,022,733	40,619,935	20,092,390	28,121,113
SDR	FIXED	1.510%	0.000%	2012	2030	11,727,046	16,413,060	7,062,016	9,883,930
USD	ADB FLOATING RATE	6.400%	0.750%	1996	2022	27,382,260	27,382,260	2,967,260	2,967,260
USD	ADB FLOATING RATE	6.400%	0.750%	1997	2022	44,621,711	44,621,711	2,440,411	2,440,411
USD	ADB FLOATING RATE	6.400%	0.750%	1997	2022	15,381,230	15,381,230	1,609,330	1,609,330
USD	ADB FLOATING RATE	6.400%	0.750%	1997	2022	33,406,604	33,406,604	3,754,004	3,754,004
USD	ADB FLOATING RATE	6.400%	0.750%	1998	2022	8,623,204	8,623,204	969,004	969,004
USD	ADB FLOATING RATE	6.400%	0.750%	1998	2022	7,045,607	7,045,607	776,707	776,707
USD	ADB FLOATING RATE	6.400%	0.750%	1998	2022	84,043,480	84,043,480	9,107,280	9,107,280
USD	ADB FLOATING RATE	6.400%	0.750%	1998	2022	9,890,602	9,890,602	1,071,402	1,071,402
USD	ADB FLOATING RATE	6.400%	0.750%	1998	2022	6,479,098	6,479,098	702,198	702,198
USD	ADB FLOATING RATE	6.400%	0.750%	1999	2022	29,195,110	29,195,110	3,163,710	3,163,710
USD	ADB FLOATING RATE	6.400%	0.750%	2000	2025	5,174,296	5,174,296	1,982,596	1,982,596
USD	ADB FLOATING RATE	6.400%	0.750%	2001	2024	3,824,992	3,824,992	1,131,592	1,131,592
USD	ADB FLOATING RATE	6.400%	0.750%	2001	2025	21,509,284	21,509,284	8,241,584	8,241,584
USD	ADB FLOATING RATE	0.416%	0.000%	2007	2022	300,000,000	300,000,000	25,000,000	25,000,000

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	ADB FLOATING RATE	0.367%	0.150%	2008	2023	280,000,000	280,000,000	46,666,667	46,666,667
USD	ADB FLOATING RATE	0.416%	0.000%	2008	2023	350,000,000	350,000,000	58,333,333	58,333,333
USD	FIXED	0.750%	0.000%	1972	2022	9,550,170	9,550,170	143,253	143,253
USD	FIXED	0.750%	0.000%	1972	2022	8,252,642	8,252,642	123,789	123,789
USD	FIXED	0.750%	0.000%	1972	2022	10,969,224	10,969,224	164,538	164,538
USD	FIXED	0.750%	0.000%	1972	2022	39,991,132	39,991,132	599,867	599,867
USD	FIXED	0.750%	0.000%	1973	2022	3,600,000	3,600,000	108,000	108,000
USD	FIXED	0.750%	0.000%	1973	2022	5,000,000	5,000,000	150,000	150,000
USD	FIXED	0.750%	0.000%	1973	2023	13,500,000	13,500,000	607,500	607,500
USD	FIXED	0.750%	0.000%	1973	2023	14,000,000	14,000,000	630,000	630,000
USD	FIXED	0.750%	0.000%	1973	2023	46,000,000	46,000,000	2,070,000	2,070,000
USD	FIXED	0.750%	0.000%	1973	2023	7,702,698	7,702,698	346,348	346,348
USD	FIXED	0.750%	0.000%	1973	2023	50,000,000	50,000,000	2,250,000	2,250,000
USD	FIXED	0.750%	0.000%	1973	2023	14,896,026	14,896,026	666,526	666,526
USD	FIXED	0.750%	0.000%	1973	2023	9,992,038	9,992,038	599,522	599,522
USD	FIXED	0.750%	0.000%	1974	2023	5,000,000	5,000,000	300,000	300,000
USD	FIXED	0.750%	0.000%	1974	2024	14,618,111	14,618,111	1,102,111	1,102,111
USD	FIXED	0.750%	0.000%	1974	2024	6,500,000	6,500,000	487,500	487,500
USD	FIXED	0.750%	0.000%	1974	2024	30,000,000	30,000,000	2,250,000	2,250,000
USD	FIXED	0.750%	0.000%	1978	2026	40,000,000	40,000,000	4,200,000	4,200,000
USD	FIXED	0.750%	0.000%	1978	2026	28,673,287	28,673,287	3,010,693	3,010,693
USD	FIXED	0.750%	0.000%	1978	2026	49,000,000	49,000,000	5,145,000	5,145,000
USD	FIXED	0.750%	0.000%	1979	2025	67,000,000	67,000,000	6,030,000	6,030,000
USD	FIXED	0.750%	0.000%	1979	2026	9,546,069	9,546,069	1,002,337	1,002,337
USD	FIXED	0.750%	0.000%	1979	2026	11,147,916	11,147,916	1,170,057	1,170,057
USD	FIXED	0.750%	0.000%	1979	2029	5,500,000	5,500,000	1,430,101	1,430,101
USD	FIXED	0.750%	0.000%	1980	2026	26,163,597	26,163,597	2,747,171	2,747,171
USD	FIXED	0.750%	0.000%	1980	2026	36,526,867	36,526,867	3,835,314	3,835,314
USD	FIXED	0.750%	0.000%	1980	2026	30,000,000	30,000,000	3,150,000	3,150,000
USD	FIXED	0.750%	0.000%	1980	2028	35,058,627	35,058,627	3,681,153	3,681,153
USD	FIXED	4.980%	0.250%	2002	2022	29,496,021	29,496,021	2,367,195	2,367,195
USD	FIXED	4.980%	0.250%	2002	2022	2,041,270	2,041,270	158,234	158,234
USD	FIXED	4.980%	0.250%	2003	2023	12,742,290	12,742,290	1,421,852	1,421,852
USD	FIXED	5.040%	0.250%	2003	2023	132,048,021	132,048,021	15,248,098	15,248,098
USD	FIXED	5.040%	0.250%	2004	2024	8,871,240	8,871,240	1,622,029	1,622,029
USD	FIXED	5.030%	0.250%	2004	2024	187,774,783	187,774,783	35,411,989	35,411,989
USD	FIXED	5.220%	0.000%	2004	2024	300,000,000	300,000,000	68,640,000	68,640,000
USD	FIXED	1.340%	0.250%	2005	2023	44,595,403	44,595,403	7,115,043	7,115,043
USD	FIXED	4.580%	0.000%	2005	2025	400,000,000	400,000,000	150,480,000	150,480,000
USD	FIXED	5.280%	0.250%	2005	2025	67,300,000	67,300,000	18,469,227	18,469,227
USD	FIXED	1.330%	0.250%	2005	2025	80,000,000	80,000,000	21,746,799	21,746,799
USD	FIXED	5.280%	0.250%	2005	2025	36,374,144	36,374,144	10,472,120	10,472,120
USD	FIXED	5.280%	0.250%	2005	2025	68,139,965	68,139,965	19,305,264	19,305,264
USD	FIXED	5.480%	0.250%	2006	2026	61,765,082	61,765,082	22,979,775	22,979,775
USD	FIXED	4.730%	0.000%	2006	2026	530,000,000	530,000,000	240,779,000	240,779,000
USD	FIXED	5.200%	0.000%	2007	2026	174,107,152	174,107,152	69,391,540	69,391,540
USD	FIXED	4.220%	0.000%	2007	2027	600,000,000	600,000,000	316,320,000	316,320,000
USD	FIXED	4.250%	0.000%	2008	2027	200,000,000	200,000,000	105,440,000	105,440,000
USD	FIXED	0.210%	0.000%	2008	2030	51,965,240	51,965,240	44,024,951	44,024,951
USD	FIXED	4.410%	0.000%	2008	2033	600,000,000	600,000,000	472,200,000	472,200,000
USD	FIXED	4.690%	0.000%	2008	2033	200,000,000	200,000,000	162,060,000	162,060,000
USD	FIXED	4.690%	0.000%	2008	2033	750,000,000	750,000,000	607,725,000	607,725,000
USD	FIXED	0.250%	0.250%	2011	2051	124,311,085	124,311,085	123,067,974	123,067,974
USD	FIXED	1.370%	0.000%	2018	2036	39,885,000	39,885,000	20,255,000	20,255,000
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2022	57,253,175	57,253,175	6,412,940	6,412,940
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2022	33,707,581	33,707,581	1,936,011	1,936,011
USD	LIBOR 6 MONTHS	0.763%	0.750%	2002	2022	25,421,969	25,421,969	1,444,776	1,444,776
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2022	26,027,943	26,027,943	1,513,931	1,513,931
USD	LIBOR 6 MONTHS	0.000%	0.750%	2002	2022	10,205,208	10,205,208	1,129,094	1,129,094
USD	LIBOR 6 MONTHS	0.803%	0.750%	2002	2022	13,084,301	13,084,301	1,479,336	1,479,336
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2022	8,131,098	8,131,098	910,432	910,432
USD	LIBOR 6 MONTHS	0.000%	0.750%	2002	2022	45,725,661	45,725,661	5,008,161	5,008,161
USD	LIBOR 6 MONTHS	0.816%	0.750%	2002	2022	64,645,578	64,645,578	7,327,302	7,327,302
USD	LIBOR 6 MONTHS	0.803%	0.750%	2002	2022	15,868,762	15,868,762	1,799,649	1,799,649
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2022	114,208	114,208	12,508	12,508
USD	LIBOR 6 MONTHS	0.763%	0.750%	2002	2022	53,130,639	53,130,639	5,846,804	5,846,804
USD	LIBOR 6 MONTHS	0.803%	0.750%	2002	2023	61,588,530	61,588,530	12,948,674	12,948,674
USD	LIBOR 6 MONTHS	0.803%	0.750%	2002	2024	176,882,876	176,882,876	53,511,020	53,511,020
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2025	29,581,192	29,581,192	11,360,294	11,360,294
USD	LIBOR 6 MONTHS	0.767%	0.750%	2002	2025	129,187,219	129,187,219	49,631,136	49,631,136
USD	LIBOR 6 MONTHS	0.767%	0.750%	2003	2027	152,506,250	152,506,250	83,436,760	83,436,760
USD	LIBOR 6 MONTHS	0.767%	0.750%	2003	2027	101,942,064	101,942,064	56,627,268	56,627,268
USD	LIBOR 6 MONTHS	5.080%	0.300%	2004	2023	44,929,928	44,929,928	6,662,816	6,662,816
USD	LIBOR 6 MONTHS	0.930%	0.250%	2004	2024	29,978,871	29,978,871	6,541,277	6,541,277

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	LIBOR 6 MONTHS	0.960%	0.250%	2004	2024	54,410,916	54,410,916	12,251,887	12,251,887
USD	LIBOR 6 MONTHS	0.781%	0.750%	2004	2028	51,938,068	51,938,068	30,550,128	30,550,128
USD	LIBOR 6 MONTHS	0.781%	0.638%	2004	2028	46,372,874	46,372,874	27,563,628	27,563,628
USD	LIBOR 6 MONTHS	0.960%	0.250%	2005	2025	39,549,612	39,549,612	10,558,269	10,558,269
USD	LIBOR 6 MONTHS	0.960%	0.250%	2005	2025	14,500,000	14,500,000	4,065,000	4,065,000
USD	LIBOR 6 MONTHS	0.781%	0.750%	2005	2025	53,986,553	53,986,553	22,887,534	22,887,534
USD	LIBOR 6 MONTHS	0.764%	0.750%	2005	2030	17,547,670	17,547,670	11,818,721	11,818,721
USD	LIBOR 6 MONTHS	0.759%	0.750%	2006	2030	143,052,258	143,052,258	94,225,792	94,225,792
USD	LIBOR 6 MONTHS	0.767%	0.750%	2007	2022	400,000,000	400,000,000	53,840,000	53,840,000
USD	LIBOR 6 MONTHS	0.403%	0.750%	2007	2022	200,000,000	200,000,000	26,920,000	26,920,000
USD	LIBOR 6 MONTHS	0.650%	0.250%	2007	2026	25,729,880	25,729,880	11,704,593	11,704,593
USD	LIBOR 6 MONTHS	0.200%	0.000%	2007	2027	18,060,078	18,060,078	8,953,740	8,953,740
USD	LIBOR 6 MONTHS	0.367%	0.150%	2008	2023	200,000,000	200,000,000	51,395,646	51,395,646
USD	LIBOR 6 MONTHS	0.210%	0.000%	2008	2030	41,190,000	41,190,000	34,896,168	34,896,168
USD	LIBOR 6 MONTHS	0.359%	0.000%	2009	2024	300,000,000	300,000,000	110,351,994	110,351,994
USD	LIBOR 6 MONTHS	0.367%	0.000%	2009	2024	200,000,000	200,000,000	73,567,996	73,567,996
USD	LIBOR 6 MONTHS	0.910%	0.000%	2009	2033	275,000	275,000	222,833	222,833
USD	LIBOR 6 MONTHS	0.900%	0.000%	2009	2033	47,365,385	47,365,385	39,464,475	39,464,475
USD	LIBOR 6 MONTHS	1.610%	0.000%	2009	2033	114,946,690	114,946,690	93,141,303	93,141,303
USD	LIBOR 6 MONTHS	1.610%	0.000%	2009	2033	296,075,411	296,075,411	239,909,905	239,909,905
USD	LIBOR 6 MONTHS	0.520%	0.000%	2009	2033	20,487,156	20,487,156	17,129,311	17,129,311
USD	LIBOR 6 MONTHS	1.560%	0.000%	2009	2034	5,000,000	5,000,000	4,310,000	4,310,000
USD	LIBOR 6 MONTHS	0.680%	0.000%	2009	2034	66,954,247	66,954,247	57,622,213	57,622,213
USD	LIBOR 6 MONTHS	0.690%	0.000%	2009	2034	750,000,000	750,000,000	645,975,000	645,975,000
USD	LIBOR 6 MONTHS	0.690%	0.000%	2009	2034	250,000,000	250,000,000	215,325,000	215,325,000
USD	LIBOR 6 MONTHS	0.503%	0.150%	2010	2025	200,000,000	200,000,000	93,678,970	93,678,970
USD	LIBOR 6 MONTHS	0.520%	0.000%	2010	2033	99,880,000	99,880,000	83,509,668	83,509,668
USD	LIBOR 6 MONTHS	0.690%	0.000%	2010	2034	149,980,000	149,980,000	129,045,646	129,045,646
USD	LIBOR 6 MONTHS	0.690%	0.000%	2010	2034	779,674,925	779,674,925	671,534,013	671,534,013
USD	LIBOR 6 MONTHS	0.690%	0.000%	2010	2034	200,000,000	200,000,000	177,180,000	177,180,000
USD	LIBOR 6 MONTHS	0.690%	0.000%	2010	2034	500,000,000	500,000,000	442,950,000	442,950,000
USD	LIBOR 6 MONTHS	0.690%	0.000%	2010	2034	219,770,855	219,770,855	194,695,000	194,695,000
USD	LIBOR 6 MONTHS	0.680%	0.000%	2010	2034	18,718,505	18,718,505	16,582,724	16,582,724
USD	LIBOR 6 MONTHS	0.680%	0.000%	2010	2034	182,064,708	182,064,708	161,538,794	161,538,794
USD	LIBOR 6 MONTHS	0.365%	0.150%	2010	2034	99,481,861	99,481,861	81,744,773	81,744,773
USD	LIBOR 6 MONTHS	0.890%	0.000%	2010	2035	200,000,000	200,000,000	181,980,000	181,980,000
USD	LIBOR 6 MONTHS	0.890%	0.000%	2010	2035	600,000,000	600,000,000	545,940,000	545,940,000
USD	LIBOR 6 MONTHS	0.364%	0.150%	2010	2035	32,221,592	32,221,592	28,537,390	28,537,390
USD	LIBOR 6 MONTHS	0.364%	0.150%	2010	2035	39,126,660	39,126,660	33,532,799	33,532,799
USD	LIBOR 6 MONTHS	0.465%	0.000%	2011	2025	200,000,000	200,000,000	93,678,970	93,678,970
USD	LIBOR 6 MONTHS	0.890%	0.000%	2011	2035	110,618,216	110,618,216	100,651,515	100,651,515
USD	LIBOR 6 MONTHS	0.880%	0.000%	2011	2035	8,455,448	8,455,448	7,891,470	7,891,470
USD	LIBOR 6 MONTHS	0.880%	0.000%	2011	2035	525,373,016	525,373,016	490,330,635	490,330,635
USD	LIBOR 6 MONTHS	0.920%	0.000%	2011	2035	150,000,000	150,000,000	108,499,204	108,499,204
USD	LIBOR 6 MONTHS	0.880%	0.000%	2011	2035	44,000,000	44,000,000	33,547,540	33,547,540
USD	LIBOR 6 MONTHS	0.890%	0.000%	2011	2035	129,044,476	129,044,476	120,437,209	120,437,209
USD	LIBOR 6 MONTHS	0.880%	0.000%	2011	2035	228,000,000	228,000,000	209,196,028	209,196,028
USD	LIBOR 6 MONTHS	0.890%	0.000%	2011	2036	400,000,000	400,000,000	382,440,000	382,440,000
USD	LIBOR 6 MONTHS	0.780%	0.500%	2012	2023	2,000,000,000	2,000,000,000	600,000,000	600,000,000
USD	LIBOR 6 MONTHS	0.567%	0.150%	2012	2030	68,628,534	68,628,534	54,676,619	54,676,619
USD	LIBOR 6 MONTHS	0.567%	0.150%	2012	2030	56,918,189	56,918,189	45,662,692	45,662,692
USD	LIBOR 6 MONTHS	0.880%	0.000%	2012	2034	4,114,072	4,114,072	4,114,072	4,114,072
USD	LIBOR 6 MONTHS	0.880%	0.000%	2012	2036	91,089,216	91,089,216	87,062,478	87,062,478
USD	LIBOR 6 MONTHS	0.880%	0.000%	2012	2036	77,093,168	77,093,168	75,420,246	75,420,246
USD	LIBOR 6 MONTHS	0.880%	0.000%	2012	2037	300,000,000	300,000,000	300,000,000	300,000,000
USD	LIBOR 6 MONTHS	0.880%	0.000%	2012	2037	100,000,000	100,000,000	100,000,000	100,000,000
USD	LIBOR 6 MONTHS	0.880%	0.000%	2012	2037	100,000,000	100,000,000	100,000,000	100,000,000
USD	LIBOR 6 MONTHS	0.890%	0.000%	2012	2037	260,609,548	260,609,548	260,609,548	260,609,548
USD	LIBOR 6 MONTHS	0.680%	0.000%	2013	2029	95,419,264	95,419,264	82,299,115	82,299,115
USD	LIBOR 6 MONTHS	0.603%	0.150%	2013	2033	48,757,919	48,757,919	39,113,195	39,113,195
USD	LIBOR 6 MONTHS	0.659%	0.150%	2013	2033	17,344,813	17,344,813	14,906,387	14,906,387
USD	LIBOR 6 MONTHS	1.649%	0.000%	2013	2033	1,920,255	1,920,255	1,650,291	1,650,291
USD	LIBOR 6 MONTHS	0.780%	0.000%	2013	2034	105,364,546	105,364,546	99,727,543	99,727,543
USD	LIBOR 6 MONTHS	0.900%	0.000%	2013	2037	634,074,990	634,074,990	633,077,249	633,077,249
USD	LIBOR 6 MONTHS	0.890%	0.000%	2013	2037	74,763,379	74,763,379	71,174,464	71,174,464
USD	LIBOR 6 MONTHS	0.680%	0.000%	2014	2030	500,000,000	500,000,000	460,400,000	460,400,000
USD	LIBOR 6 MONTHS	0.700%	0.000%	2014	2030	500,000,000	500,000,000	500,000,000	500,000,000
USD	LIBOR 6 MONTHS	0.664%	0.150%	2014	2031	80,000,000	80,000,000	27,439,934	27,439,934
USD	LIBOR 6 MONTHS	1.554%	0.150%	2014	2031	40,000,000	40,000,000	9,657,522	9,657,522
USD	LIBOR 6 MONTHS	0.665%	0.150%	2014	2032	71,221,904	71,221,904	64,450,393	64,450,393
USD	LIBOR 6 MONTHS	0.800%	0.000%	2014	2033	47,380,000	47,380,000	44,258,147	44,258,147
USD	LIBOR 6 MONTHS	1.549%	0.150%	2015	2030	100,000,000	100,000,000	75,000,000	75,000,000
USD	LIBOR 6 MONTHS	1.000%	0.250%	2015	2035	500,000,000	500,000,000	476,900,000	476,900,000
USD	LIBOR 6 MONTHS	0.716%	0.000%	2016	2031	148,200,000	148,200,000	78,067,623	78,067,623

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	LIBOR 6 MONTHS	1.350%	0.250%	2016	2032	216,500,000	216,500,000	186,450,000	186,450,000
USD	LIBOR 6 MONTHS	1.150%	0.250%	2016	2032	216,500,000	216,500,000	186,450,000	186,450,000
USD	LIBOR 6 MONTHS	0.664%	0.150%	2016	2033	108,700,000	108,700,000	53,024,200	53,024,200
USD	LIBOR 6 MONTHS	0.990%	0.250%	2016	2036	300,000,000	300,000,000	299,550,000	299,550,000
USD	LIBOR 6 MONTHS	1.020%	0.250%	2016	2036	400,000,000	400,000,000	400,000,000	400,000,000
USD	LIBOR 6 MONTHS	1.000%	0.250%	2016	2037	400,000,000	400,000,000	400,000,000	400,000,000
USD	LIBOR 6 MONTHS	0.900%	0.250%	2017	2026	100,000,000	100,000,000	48,164,913	48,164,913
USD	LIBOR 6 MONTHS	0.900%	0.250%	2017	2027	100,000,000	100,000,000	48,002,930	48,002,930
USD	LIBOR 6 MONTHS	1.190%	0.250%	2017	2030	200,000,000	200,000,000	186,600,000	186,600,000
USD	LIBOR 6 MONTHS	1.050%	0.250%	2017	2031	450,000,000	450,000,000	271,586,740	271,586,740
USD	LIBOR 6 MONTHS	1.250%	0.250%	2017	2032	125,000,000	125,000,000	71,376,747	71,376,747
USD	LIBOR 6 MONTHS	1.190%	0.250%	2017	2032	125,000,000	125,000,000	71,376,747	71,376,747
USD	LIBOR 6 MONTHS	1.557%	0.150%	2017	2032	100,000,000	100,000,000	91,666,667	91,666,667
USD	LIBOR 6 MONTHS	0.681%	0.150%	2017	2034	500,000,000	500,000,000	283,286,309	283,286,309
USD	LIBOR 6 MONTHS	1.571%	0.150%	2017	2034	100,000,000	100,000,000	56,781,294	56,781,294
USD	LIBOR 6 MONTHS	1.460%	0.250%	2017	2036	200,000,000	200,000,000	136,925,277	136,925,277
USD	LIBOR 6 MONTHS	1.350%	0.250%	2017	2037	300,000,000	300,000,000	300,000,000	300,000,000
USD	LIBOR 6 MONTHS	0.780%	0.250%	2018	2031	150,000,000	150,000,000	49,297,500	49,297,500
USD	LIBOR 6 MONTHS	0.780%	0.250%	2018	2031	100,000,000	100,000,000	35,000,000	35,000,000
USD	LIBOR 6 MONTHS	0.780%	0.250%	2018	2031	300,000,000	300,000,000	18,444,611	18,444,611
USD	LIBOR 6 MONTHS	0.780%	0.250%	2018	2031	200,000,000	200,000,000	63,710,948	63,710,948
USD	LIBOR 6 MONTHS	0.780%	0.250%	2018	2032	400,000,000	400,000,000	183,450,000	183,450,000
USD	LIBOR 6 MONTHS	0.880%	0.250%	2018	2034	250,000,000	250,000,000	36,438,873	36,438,873
USD	LIBOR 6 MONTHS	1.150%	0.250%	2018	2034	250,000,000	250,000,000	36,438,873	36,438,873
USD	LIBOR 6 MONTHS	0.703%	0.150%	2018	2037	200,000,000	200,000,000	21,024,582	21,024,582
USD	LIBOR 6 MONTHS	1.350%	0.250%	2018	2038	300,000,000	300,000,000	300,000,000	300,000,000
USD	LIBOR 6 MONTHS	1.000%	0.250%	2019	2032	49,600,000	49,600,000	2,562,500	2,562,500
USD	LIBOR 6 MONTHS	1.000%	0.250%	2019	2032	250,000,000	250,000,000	54,000,000	54,000,000
USD	LIBOR 6 MONTHS	1.370%	0.000%	2019	2037	55,300,000	55,300,000	13,000,000	13,000,000
USD	LIBOR 6 MONTHS	0.681%	0.150%	2019	2037	90,000,000	90,000,000	8,511,351	8,511,351
USD	LIBOR 6 MONTHS	0.663%	0.150%	2019	2039	188,000,000	188,000,000	37,380,498	37,380,498
USD	LIBOR 6 MONTHS	0.663%	0.150%	2019	2039	109,750,000	109,750,000	6,093,077	6,093,077
USD	LIBOR 6 MONTHS	1.000%	0.250%	2020	2032	100,000,000	100,000,000	5,983,095	5,983,095
USD	LIBOR 6 MONTHS	1.000%	0.250%	2020	2032	300,000,000	300,000,000	15,170,000	15,170,000
USD	LIBOR 6 MONTHS	1.000%	0.250%	2020	2032	150,000,000	150,000,000	22,650,000	22,650,000
USD	LIBOR 6 MONTHS	0.720%	0.250%	2020	2032	750,000,000	750,000,000	750,000,000	750,000,000
USD	LIBOR 6 MONTHS	0.780%	0.250%	2020	2033	250,000,000	250,000,000	250,000,000	250,000,000
USD	LIBOR 6 MONTHS	1.100%	0.250%	2020	2033	160,000,000	160,000,000	17,390,000	17,390,000
USD	LIBOR 6 MONTHS	6.671%	0.250%	2020	2033	250,000,000	250,000,000	250,000,000	250,000,000
USD	LIBOR 6 MONTHS	0.780%	0.250%	2020	2034	300,000,000	300,000,000	300,000,000	300,000,000
USD	LIBOR 6 MONTHS	0.780%	0.250%	2020	2034	400,000,000	400,000,000	221,000,000	221,000,000
USD	LIBOR 6 MONTHS	0.681%	0.150%	2020	2035	500,000,000	500,000,000	500,000,000	500,000,000
USD	LIBOR 6 MONTHS	0.665%	0.000%	2020	2036	500,000,000	500,000,000	500,000,000	500,000,000
USD	LIBOR 6 MONTHS	0.950%	0.250%	2021	2031	500,000,000	500,000,000	140,000,000	140,000,000
USD	LIBOR 6 MONTHS	0.790%	0.250%	2021	2033	800,000,000	800,000,000	800,000,000	800,000,000
USD	NO INTEREST RATE	0.000%	0.000%	2008	2026	13,585,521	13,585,521	5,598,537	5,598,537
USD	NO INTEREST RATE	0.000%	0.000%	2008	2027	4,584,236	4,584,236	2,289,229	2,289,229
USD	NO INTEREST RATE	0.000%	0.000%	2009	2030	51,484,813	51,484,813	51,484,813	51,484,813
USD	NO INTEREST RATE	0.000%	0.000%	2011	2026	133,605,200	133,605,200	59,651,731	59,651,731
USD	NO INTEREST RATE	0.000%	0.000%	2011	2027	7,304,212	7,304,212	3,984,116	3,984,116
USD	NO INTEREST RATE	0.000%	0.000%	2011	2027	5,621,266	5,621,266	3,064,448	3,064,448
USD	NO INTEREST RATE	0.000%	0.000%	2011	2027	22,919,455	22,919,455	11,459,108	11,459,108
USD	NO INTEREST RATE	0.000%	0.000%	2011	2027	3,997,338	3,997,338	2,180,366	2,180,366
USD	NO INTEREST RATE	0.000%	0.000%	2011	2028	19,632,981	19,632,981	11,601,319	11,601,319
USD	NO INTEREST RATE	0.000%	0.000%	2011	2028	28,794,548	28,794,548	20,091,326	20,091,326
USD	NO INTEREST RATE	0.000%	0.000%	2011	2028	21,198,322	21,198,322	12,480,073	12,480,073
USD	NO INTEREST RATE	0.000%	0.000%	2011	2030	26,998,000	26,998,000	18,213,073	18,213,073
USD	NO INTEREST RATE	0.000%	0.000%	2011	2030	9,000,832	9,000,832	5,297,059	5,297,059
USD	NO INTEREST RATE	0.000%	0.000%	2011	2030	6,071,773	6,071,773	3,783,545	3,783,545
USD	NO INTEREST RATE	0.000%	0.000%	2011	2032	20,359,477	20,359,477	14,930,283	14,930,283
USD	NO INTEREST RATE	0.000%	0.000%	2012	2035	65,000,000	65,000,000	30,769,955	30,769,955
USD	NO INTEREST RATE	0.000%	0.000%	2013	2028	161,565,869	161,565,869	113,096,108	113,096,108
USD	NO INTEREST RATE	0.000%	0.000%	2013	2029	26,323,881	26,323,881	17,948,101	17,948,101
USD	NO INTEREST RATE	0.000%	0.000%	2013	2030	102,735,040	102,735,040	102,735,040	102,735,040
USD	NO INTEREST RATE	0.000%	0.000%	2013	2033	8,302,857	8,302,857	6,365,524	6,365,524
USD	NO INTEREST RATE	0.000%	0.000%	2014	2030	100,000,000	100,000,000	69,924,739	69,924,739
USD	NO INTEREST RATE	0.000%	0.000%	2014	2031	160,956,898	160,956,898	160,956,898	160,956,898
USD	NO INTEREST RATE	0.000%	0.000%	2016	2030	8,000,000	8,000,000	5,543,845	5,543,845
USD	NO INTEREST RATE	0.000%	0.000%	2016	2030	311,760,000	311,760,000	286,092,235	286,092,235
USD	NO INTEREST RATE	0.000%	0.000%	2016	2030	10,000,000	10,000,000	8,022,886	8,022,886
USD	NO INTEREST RATE	0.000%	0.000%	2016	2030	13,864,704	13,864,704	11,187,555	11,187,555
USD	NO INTEREST RATE	0.000%	0.000%	2016	2030	162,600,841	162,600,841	119,160,236	119,160,236
USD	NO INTEREST RATE	0.000%	0.000%	2017	2031	235,000,000	235,000,000	111,006,711	111,006,711

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	NO INTEREST RATE	0.000%	0.000%	2017	2032	15,000,000	15,000,000	6,192,534	6,192,534
USD	NO INTEREST RATE	0.000%	0.000%	2020	2024	12,153,000	12,153,000	113,205	113,205
USD	NO INTEREST RATE	0.000%	0.000%	2020	2030	66,000,000	66,000,000	14,502,000	14,502,000
BILATERAL
AUD	FIXED	1.485%	0.000%	2020	2035	1,500,000,000	1,089,975,137	1,400,000,000	1,017,310,127
AUD	NO INTEREST RATE	0.000%	0.000%	2007	2047	290,024,929	210,746,641	263,922,685	191,779,443
CAD	NO INTEREST RATE	0.000%	0.000%	1972	2022	6,000,000	4,711,609	75,000	58,895
CAD	NO INTEREST RATE	0.000%	0.000%	1973	2023	22,191,471	17,426,258	1,109,603	871,336
CAD	NO INTEREST RATE	0.000%	0.000%	1973	2023	7,023,677	5,515,471	259,924	204,110
CAD	NO INTEREST RATE	0.000%	0.000%	1973	2023	27,007,702	21,208,291	977,702	767,758
CAD	NO INTEREST RATE	0.000%	0.000%	1973	2024	11,114,464	8,727,835	818,970	643,111
CAD	NO INTEREST RATE	0.000%	0.000%	1975	2024	12,417,888	9,751,373	929,388	729,819
CAD	NO INTEREST RATE	0.000%	0.000%	1975	2024	1,930,011	1,515,576	104,591	82,132
CAD	NO INTEREST RATE	0.000%	0.000%	1976	2024	9,399,999	7,381,521	628,000	493,148
CAD	NO INTEREST RATE	0.000%	0.000%	1976	2026	9,951,252	7,814,402	1,118,850	878,598
CAD	NO INTEREST RATE	0.000%	0.000%	1977	2027	3,797,864	2,982,342	567,864	445,925
CAD	NO INTEREST RATE	0.000%	0.000%	1978	2027	18,482,976	14,514,094	2,740,984	2,152,407
CAD	NO INTEREST RATE	0.000%	0.000%	1978	2027	19,479,946	15,296,983	2,729,946	2,143,740
CAD	NO INTEREST RATE	0.000%	0.000%	1979	2029	12,847,054	10,088,383	2,569,411	2,017,677
CAD	NO INTEREST RATE	0.000%	0.000%	1981	2030	21,059,866	16,537,644	4,738,470	3,720,970
CAD	NO INTEREST RATE	0.000%	0.000%	1982	2024	1,480,844	1,162,860	112,094	88,024
CAD	NO INTEREST RATE	0.000%	0.000%	1982	2030	31,544,124	24,770,599	7,097,428	5,573,385
CAD	NO INTEREST RATE	0.000%	0.000%	1983	2033	14,999,732	11,778,813	4,277,557	3,359,030
CAD	NO INTEREST RATE	0.000%	0.000%	1984	2034	855,778	672,016	267,431	210,005
CAD	NO INTEREST RATE	0.000%	0.000%	1984	2035	49,977,499	39,245,743	16,727,499	13,135,574
CAD	NO INTEREST RATE	0.000%	0.000%	2002	2023	10,880,982	8,544,489	1,632,147	1,281,673
CHF	NO INTEREST RATE	0.000%	0.000%	2002	2023	5,666,667	6,202,909	850,000	930,436
CNY	FIXED	2.500%	0.350%	2008	2025	1,550,083,480	243,674,035	542,529,218	85,285,912
DKK	NO INTEREST RATE	0.000%	0.000%	2002	2023	19,733,332	3,002,291	2,960,000	450,344
EUR	EURIBOR 6 MONTHS	0.050%	0.250%	2018	2029	200,000,000	226,309,987	188,236,000	212,998,434
EUR	EURIBOR 6 MONTHS	0.050%	0.250%	2018	2029	200,000,000	226,309,987	188,236,000	212,998,434
EUR	EURIBOR 6 MONTHS	0.000%	0.250%	2019	2031	500,000,000	565,774,968	500,000,000	565,774,968
EUR	EURIBOR 6 MONTHS	0.000%	0.250%	2020	2032	250,000,000	282,887,484	250,000,000	282,887,484
EUR	EURIBOR 6 MONTHS	0.000%	0.250%	2020	2032	300,000,000	339,464,981	300,000,000	339,464,981
EUR	EURIBOR 6 MONTHS	0.170%	0.250%	2021	2036	85,700,000	96,973,830	345,114	390,513
EUR	EURIBOR 6 MONTHS	0.960%	0.200%	2021	2039	89,008,005	100,717,003	100,000	113,155
EUR	FIXED	2.000%	0.000%	1980	2022	18,104,111	20,485,705	3,134	3,546
EUR	FIXED	2.000%	0.000%	1981	2022	19,780,036	22,382,098	11,592	13,117
EUR	FIXED	2.000%	0.000%	1982	2022	12,193,549	13,797,610	182,122	206,081
EUR	FIXED	2.000%	0.000%	1982	2023	22,834,194	25,838,030	18,848	21,327
EUR	FIXED	0.750%	0.000%	1982	2030	4,729,450	5,351,609	196,336	222,164
EUR	FIXED	1.500%	0.000%	1983	2022	4,691,856	5,309,069	5,395	6,105
EUR	FIXED	1.500%	0.000%	1983	2024	11,820,946	13,375,990	24,699	27,949
EUR	FIXED	1.500%	0.000%	1983	2024	17,419,325	19,710,836	296,671	335,698
EUR	FIXED	1.500%	0.000%	1984	2023	27,187,576	30,764,100	191,149	216,294
EUR	FIXED	1.500%	0.000%	1984	2023	9,390,859	10,626,226	169,725	192,052
EUR	FIXED	0.750%	0.000%	1984	2034	27,251,857	30,836,837	760,802	860,886
EUR	FIXED	0.750%	0.000%	1984	2034	26,570,305	30,065,627	760,802	860,886
EUR	FIXED	1.500%	0.000%	1985	2027	26,359,240	29,826,797	424,425	480,259
EUR	FIXED	1.500%	0.000%	1987	2025	34,256,162	38,762,558	2,544,164	2,878,849
EUR	FIXED	2.000%	0.000%	1988	2022	5,158,481	5,837,079	575,283	650,961
EUR	FIXED	1.500%	0.000%	1988	2022	7,351,926	8,319,071	445,812	504,459
EUR	FIXED	1.500%	0.000%	1988	2022	6,342,039	7,176,334	595,851	674,235
EUR	FIXED	2.000%	0.000%	1989	2024	33,043,770	37,390,676	5,390,717	6,099,865
EUR	FIXED	2.000%	0.000%	1989	2024	28,503,046	32,252,620	2,670,665	3,021,991
EUR	FIXED	2.000%	0.000%	1989	2024	33,122,379	37,479,626	7,299,660	8,259,930
EUR	FIXED	0.750%	0.000%	1989	2029	20,451,675	23,142,092	4,695,705	5,313,424
EUR	FIXED	2.000%	0.000%	1990	2026	37,767,403	42,735,702	8,603,348	9,735,118
EUR	FIXED	2.000%	0.000%	1991	2025	19,223,588	21,752,450	2,128,541	2,408,550
EUR	FIXED	2.000%	0.000%	1991	2025	8,402,989	9,508,402	1,638,861	1,854,453
EUR	FIXED	0.750%	0.000%	1991	2031	79,311,597	89,745,032	24,972,007	28,257,073
EUR	FIXED	2.000%	0.000%	1991	2031	17,383,924	19,670,778	1,016,960	1,150,740
EUR	FIXED	0.750%	0.000%	1991	2033	58,747,437	66,475,659	20,293,175	22,962,740
EUR	FIXED	3.500%	0.000%	1992	2022	13,526,460	15,305,865	21,039	23,806
EUR	FIXED	0.750%	0.000%	1992	2032	20,093,771	22,737,105	5,022,420	5,683,119
EUR	FIXED	0.750%	0.000%	1992	2032	9,816,804	11,108,204	2,914,364	3,297,748
EUR	FIXED	2.000%	0.000%	1993	2023	11,043,905	12,496,730	538,902	609,794
EUR	FIXED	2.000%	0.000%	1993	2023	23,519,427	26,613,406	674,662	763,413
EUR	FIXED	2.000%	0.000%	1993	2023	23,723,943	26,844,827	1,807,928	2,045,761
EUR	FIXED	0.750%	0.000%	1993	2033	10,839,388	12,265,309	4,161,405	4,708,837
EUR	FIXED	0.750%	0.000%	1993	2033	36,659,628	41,482,200	3,414,919	3,864,151
EUR	FIXED	0.500%	0.000%	1993	2035	13,102,993	14,826,691	5,910,754	6,688,313
EUR	FIXED	0.500%	0.000%	1993	2036	47,838,742	54,131,926	24,735,430	27,989,374

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EUR	FIXED	0.500%	0.000%	1993	2038	63,683,736	72,061,328	29,627,547	33,525,049
EUR	FIXED	0.750%	0.250%	1994	2034	9,246,474	10,462,847	2,525,050	2,857,221
EUR	FIXED	0.750%	0.250%	1995	2035	10,276,967	11,628,901	2,270,136	2,568,772
EUR	FIXED	0.750%	0.250%	1995	2035	8,513,009	9,632,895	3,692,010	4,177,693
EUR	FIXED	0.750%	0.250%	1995	2035	14,902,735	16,863,189	6,718,735	7,602,584
EUR	FIXED	0.750%	0.000%	1995	2035	11,654,155	13,187,258	5,248,962	5,939,463
EUR	FIXED	0.750%	0.250%	1995	2035	21,609,069	24,451,740	9,498,069	10,747,539
EUR	FIXED	0.250%	0.000%	1995	2037	40,998,276	46,391,597	16,507,160	18,678,676
EUR	FIXED	0.250%	0.000%	1996	2026	45,463,607	51,444,342	16,192,445	18,322,560
EUR	FIXED	3.500%	0.000%	1997	2024	39,703,257	44,926,218	6,617,210	7,487,703
EUR	FIXED	3.500%	0.000%	1997	2024	26,162,220	29,603,859	3,633,642	4,111,647
EUR	FIXED	3.500%	0.000%	1997	2024	10,896,067	12,329,443	1,816,011	2,054,907
EUR	FIXED	3.500%	0.000%	1997	2026	29,601,112	33,495,136	8,222,531	9,304,205
EUR	FIXED	0.250%	0.000%	1997	2031	12,337,977	13,961,037	6,023,376	6,815,751
EUR	FIXED	0.250%	0.000%	1997	2033	15,683,500	17,746,663	7,193,409	8,139,702
EUR	FIXED	3.500%	0.000%	1998	2023	32,681,718	36,980,996	3,631,302	4,109,000
EUR	FIXED	3.500%	0.000%	1998	2024	2,172,918	2,458,765	362,153	409,794
EUR	FIXED	3.500%	0.000%	1998	2024	2,165,651	2,450,542	360,942	408,424
EUR	FIXED	3.500%	0.000%	1998	2026	20,481,742	23,176,114	5,689,373	6,437,809
EUR	FIXED	3.500%	0.000%	1998	2026	15,647,789	17,706,255	3,911,947	4,426,564
EUR	FIXED	3.500%	0.000%	1998	2026	34,193,032	38,691,123	9,498,064	10,747,534
EUR	FIXED	3.500%	0.000%	1998	2027	11,118,944	12,581,640	3,706,314	4,193,880
EUR	FIXED	3.500%	0.000%	1998	2029	24,898,896	28,174,344	10,374,540	11,739,310
EUR	FIXED	0.630%	0.000%	1998	2031	2,285,816	2,586,515	1,049,311	1,187,348
EUR	FIXED	0.750%	0.240%	1998	2038	12,271,005	13,885,255	6,749,053	7,636,890
EUR	FIXED	0.750%	0.250%	1998	2038	10,946,906	12,386,970	5,977,148	6,763,442
EUR	FIXED	3.500%	0.000%	1999	2024	22,262,341	25,190,951	3,710,390	4,198,492
EUR	FIXED	3.500%	0.000%	1999	2024	28,509,806	32,260,269	3,959,695	4,480,593
EUR	FIXED	3.500%	0.000%	1999	2024	28,649,483	32,418,320	3,979,095	4,502,544
EUR	FIXED	3.500%	0.000%	1999	2024	28,814,783	32,605,366	4,002,053	4,528,523
EUR	FIXED	3.500%	0.000%	1999	2024	22,435,697	25,387,112	3,116,069	3,525,988
EUR	FIXED	2.200%	0.000%	1999	2025	15,882,219	17,971,524	4,175,257	4,724,512
EUR	FIXED	3.500%	0.000%	1999	2026	21,667,405	24,517,751	6,018,724	6,810,487
EUR	FIXED	3.500%	0.000%	1999	2027	68,632,225	77,660,789	20,970,958	23,729,686
EUR	FIXED	0.750%	0.250%	1999	2039	76,609,992	86,688,031	42,700,638	48,317,904
EUR	FIXED	0.750%	0.250%	1999	2039	11,759,713	13,306,703	6,748,030	7,635,733
EUR	FIXED	0.750%	0.250%	2000	2040	14,622,948	16,546,596	8,779,904	9,934,900
EUR	FIXED	0.750%	0.250%	2000	2040	8,087,557	9,151,475	4,860,557	5,499,963
EUR	FIXED	2.000%	0.250%	2001	2031	9,428,222	10,668,504	4,141,464	4,686,274
EUR	FIXED	0.750%	0.250%	2001	2035	2,652,707	3,001,671	1,433,707	1,622,311
EUR	FIXED	0.750%	0.250%	2001	2041	19,186,859	21,710,889	11,952,529	13,524,883
EUR	FIXED	0.750%	0.250%	2001	2041	20,221,795	22,881,971	13,143,890	14,872,967
EUR	FIXED	1.950%	0.000%	2002	2023	106,768,936	120,814,383	3,047,667	3,448,587
EUR	FIXED	3.500%	0.000%	2002	2023	487,625	551,772	73,144	82,766
EUR	FIXED	2.950%	0.000%	2002	2023	127,398,151	144,157,370	19,109,723	21,623,606
EUR	FIXED	2.500%	0.000%	2002	2023	87,951,147	99,521,115	13,192,671	14,928,166
EUR	FIXED	2.500%	0.000%	2002	2023	1,171,714	1,325,852	175,755	198,876
EUR	FIXED	2.350%	0.000%	2002	2024	9,365,347	10,597,358	1,626,370	1,840,319
EUR	FIXED	5.890%	0.250%	2002	2042	74,649,000	84,469,071	24,497,000	27,719,579
EUR	FIXED	0.750%	0.250%	2002	2042	14,762,878	16,704,933	5,125,000	5,799,193
EUR	FIXED	0.200%	0.000%	2003	2038	10,840,484	12,266,549	7,300,734	8,261,146
EUR	FIXED	0.750%	0.250%	2003	2043	10,500,383	11,881,708	7,290,142	8,249,160
EUR	FIXED	2.350%	0.000%	2004	2025	2,456,933	2,780,143	731,590	827,831
EUR	FIXED	0.750%	0.250%	2004	2044	9,000,000	10,183,949	6,501,000	7,356,206
EUR	FIXED	0.750%	0.000%	2004	2044	74,927,500	84,784,208	30,792,000	34,842,686
EUR	FIXED	0.750%	0.250%	2005	2044	48,496,003	54,875,649	19,872,931	22,487,214
EUR	FIXED	0.750%	0.250%	2006	2045	6,000,000	6,789,300	4,700,000	5,318,285
EUR	FIXED	0.750%	0.250%	2006	2046	8,821,144	9,981,565	7,204,144	8,151,849
EUR	FIXED	0.150%	0.000%	2007	2037	13,594,264	15,382,589	13,594,264	15,382,589
EUR	FIXED	1.000%	0.000%	2008	2028	36,800,000	41,641,038	23,602,984	26,707,955
EUR	FIXED	0.150%	0.000%	2008	2038	10,198,683	11,540,319	10,198,683	11,540,319
EUR	FIXED	0.150%	0.000%	2008	2038	8,554,233	9,679,542	8,554,233	9,679,542
EUR	FIXED	0.150%	0.000%	2008	2039	6,888,832	7,795,057	6,888,832	7,795,057
EUR	FIXED	0.750%	0.250%	2009	2049	30,887,392	34,950,626	20,297,392	22,967,513
EUR	FIXED	0.150%	0.000%	2010	2040	3,695,046	4,181,129	3,695,046	4,181,129
EUR	FIXED	1.000%	0.000%	2011	2034	30,299,373	34,285,254	23,202,577	26,254,875
EUR	FIXED	0.150%	0.000%	2011	2046	7,349,159	8,315,940	7,349,159	8,315,940
EUR	FIXED	0.750%	0.250%	2011	2051	19,000,000	21,499,449	18,504,731	20,939,027
EUR	FIXED	2.270%	0.600%	2013	2022	189,512,796	214,443,192	23,689,099	26,805,399
EUR	FIXED	2.300%	0.250%	2013	2028	75,000,000	84,866,245	38,052,718	43,058,551
EUR	FIXED	3.090%	0.000%	2013	2031	74,700,000	84,526,780	53,357,143	60,376,272
EUR	FIXED	0.150%	0.000%	2013	2051	12,430,001	14,065,166	12,430,001	14,065,166
EUR	FIXED	2.000%	0.400%	2014	2029	15,312,037	17,326,335	11,353,280	12,846,803

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EUR	FIXED	0.400%	0.400%	2014	2034	11,523,700	13,039,642	11,523,700	13,039,642
EUR	FIXED	0.220%	0.000%	2014	2037	47,677,098	53,949,017	47,677,098	53,949,017
EUR	FIXED	2.060%	0.000%	2015	2033	140,000,000	158,416,991	129,230,769	146,231,069
EUR	FIXED	0.400%	0.400%	2015	2034	7,730,000	8,746,881	7,730,000	8,746,881
EUR	FIXED	2.080%	0.000%	2016	2034	100,000,000	113,154,994	100,000,000	113,154,994
EUR	FIXED	0.150%	0.000%	2016	2054	6,979,739	7,897,924	6,979,739	7,897,924
EUR	FIXED	1.300%	0.250%	2017	2028	200,000,000	226,309,987	164,708,000	186,375,327
EUR	FIXED	1.250%	0.000%	2017	2028	200,000,000	226,309,987	164,708,000	186,375,327
EUR	FIXED	1.410%	0.500%	2017	2032	150,000,000	169,732,491	150,000,000	169,732,491
EUR	FIXED	1.900%	0.000%	2017	2032	100,000,000	113,154,994	100,000,000	113,154,994
EUR	FIXED	2.550%	0.250%	2017	2032	30,000,000	33,946,498	11,399,073	12,898,620
EUR	FIXED	1.620%	0.000%	2018	2028	150,000,000	169,732,491	150,000,000	169,732,491
EUR	FIXED	1.620%	0.000%	2018	2028	150,000,000	169,732,491	150,000,000	169,732,491
EUR	FIXED	0.400%	0.400%	2019	2023	20,250,000	22,913,886	10,125,000	11,456,943
EUR	FIXED	0.330%	0.500%	2019	2031	20,779,100	23,512,589	13,999,617	15,841,265
EUR	FIXED	0.400%	0.400%	2019	2032	114,750,000	129,845,355	65,483,388	74,097,724
EUR	FIXED	1.230%	0.000%	2020	2030	100,000,000	113,154,994	100,000,000	113,154,994
EUR	FIXED	0.990%	0.000%	2020	2030	100,000,000	113,154,994	100,000,000	113,154,994
EUR	FIXED	1.360%	0.000%	2021	2031	100,000,000	113,154,994	100,000,000	113,154,994
EUR	NO INTEREST RATE	0.000%	0.000%	1993	2023	6,197,338	7,012,598	619,734	701,260
EUR	NO INTEREST RATE	0.000%	0.000%	1994	2024	4,957,713	5,609,900	745,605	843,690
EUR	NO INTEREST RATE	0.000%	0.000%	1996	2033	1,801,799	2,038,825	1,081,079	1,223,295
EUR	NO INTEREST RATE	0.000%	0.000%	2002	2023	13,287,969	15,036,000	1,993,195	2,255,400
EUR	NO INTEREST RATE	0.000%	0.150%	2008	2023	6,102,500	6,905,283	1,220,500	1,381,057
EUR	NO INTEREST RATE	1.950%	0.000%	2011	2023	13,589,779	15,377,513	2,815,337	3,185,695
EUR	NO INTEREST RATE	0.000%	0.250%	2012	2027	8,000,000	9,052,399	4,800,000	5,431,440
EUR	NO INTEREST RATE	0.000%	0.250%	2012	2027	8,000,000	9,052,399	4,800,000	5,431,440
EUR	NO INTEREST RATE	0.000%	0.250%	2018	2029	300,000,000	339,464,981	282,353,000	319,496,519
EUR	NO INTEREST RATE	0.000%	0.400%	2018	2043	12,500,000	14,144,374	12,500,000	14,144,374
EUR	NO INTEREST RATE	0.000%	0.400%	2018	2043	12,000,000	13,578,599	12,000,000	13,578,599
EUR	NO INTEREST RATE	0.000%	0.000%	2018	2055	42,782,878	48,410,963	14,546,279	16,459,841
EUR	NO INTEREST RATE	0.000%	0.000%	2019	2048	12,400,000	14,031,219	9,711,285	10,988,804
EUR	NO INTEREST RATE	0.000%	0.400%	2020	2046	8,000,000	9,052,399	7,258,815	8,213,711
EUR	NO INTEREST RATE	0.000%	0.400%	2020	2048	14,883,000	16,840,858	5,965,509	6,750,272
EUR	NO INTEREST RATE	0.000%	0.000%	2021	2022	45,102,666	51,035,918	18,394,825	20,814,663
EUR	NO INTEREST RATE	0.000%	0.250%	2021	2032	200,000,000	226,309,987	200,000,000	226,309,987
EUR	NO INTEREST RATE	0.000%	0.450%	2021	2049	12,599,493	14,256,956	3,329,288	3,767,255
GBP	FIXED	3.343%	0.000%	1997	2022	18,955,088	25,615,906	1,053,060	1,423,106
JPY	COMMERCIAL INTEREST REFERENCE RATE	2.200%	0.200%	2012	2025	1,412,670,247	12,272,887	371,537,635	3,227,816
JPY	FIXED	2.600%	0.000%	1992	2022	7,467,391,930	64,874,628	363,546,000	3,158,387
JPY	FIXED	2.600%	0.000%	1992	2022	2,897,870,095	25,175,891	141,358,000	1,228,079
JPY	FIXED	2.600%	0.000%	1992	2022	4,425,641,115	38,448,741	215,884,000	1,875,540
JPY	FIXED	2.600%	0.000%	1992	2022	15,575,368,644	135,314,479	759,772,000	6,600,688
JPY	FIXED	2.600%	0.000%	1992	2022	9,906,513,776	86,065,041	483,244,000	4,198,290
JPY	FIXED	2.600%	0.000%	1992	2022	3,056,748,027	26,556,178	149,108,000	1,295,409
JPY	FIXED	2.600%	0.000%	1992	2022	1,703,332,270	14,798,078	83,086,000	721,828
JPY	FIXED	2.600%	0.000%	1992	2022	3,928,065,926	34,125,946	191,612,000	1,664,672
JPY	FIXED	2.600%	0.000%	1992	2022	436,534,443	3,792,490	21,292,000	184,979
JPY	FIXED	2.600%	0.000%	1992	2022	3,236,198,575	28,115,195	157,860,000	1,371,444
JPY	FIXED	2.600%	0.000%	1992	2022	580,619,754	5,044,263	28,322,000	246,054
JPY	FIXED	2.600%	0.000%	1992	2022	2,816,681,234	24,470,545	137,396,000	1,193,658
JPY	FIXED	2.600%	0.000%	1992	2022	1,033,537,194	8,979,084	50,414,000	437,983
JPY	FIXED	2.600%	0.000%	1992	2022	1,580,332,873	13,729,493	77,086,000	669,702
JPY	FIXED	2.600%	0.000%	1992	2022	424,812,454	3,690,653	20,722,000	180,027
JPY	FIXED	2.600%	0.000%	1992	2022	66,170,000,000	574,866,589	3,227,804,000	28,042,265
JPY	FIXED	2.500%	0.000%	1992	2022	15,891,138,604	138,057,800	775,176,000	6,734,514
JPY	FIXED	2.600%	0.000%	1993	2023	10,893,524,544	94,639,917	795,018,000	6,906,896
JPY	FIXED	2.600%	0.000%	1993	2023	3,960,752,566	34,409,919	386,412,000	3,357,040
JPY	FIXED	2.600%	0.000%	1993	2023	6,397,467,654	55,579,423	549,932,000	4,777,657
JPY	FIXED	2.600%	0.000%	1993	2023	2,639,825,048	22,934,067	257,540,000	2,237,436
JPY	FIXED	2.600%	0.000%	1993	2023	14,436,128,844	125,417,079	1,408,400,000	12,235,788
JPY	FIXED	2.600%	0.000%	1993	2023	15,642,355,559	135,896,442	1,525,732,000	13,255,136
JPY	FIXED	2.600%	0.000%	1993	2023	7,883,982,207	68,493,849	769,164,000	6,682,283
JPY	FIXED	2.600%	0.000%	1993	2023	18,829,628,283	163,586,583	1,837,032,000	15,959,624
JPY	FIXED	2.600%	0.000%	1993	2023	3,233,664,341	28,093,178	315,476,000	2,740,768
JPY	FIXED	2.600%	0.000%	1993	2023	5,949,463,489	51,687,287	580,432,000	5,042,632
JPY	FIXED	2.600%	0.000%	1993	2023	7,863,978,067	68,320,058	767,212,000	6,665,325
JPY	FIXED	2.600%	0.000%	1993	2023	3,366,260,156	29,245,134	328,412,000	2,853,152
JPY	FIXED	2.600%	0.000%	1993	2023	2,756,901,453	23,951,194	268,960,000	2,336,650
JPY	FIXED	2.600%	0.000%	1993	2023	6,850,333,594	59,513,796	668,320,000	5,806,179
JPY	FIXED	2.600%	0.000%	1993	2023	7,673,368,311	66,664,094	735,536,000	6,390,133

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
JPY	FIXED	2.600%	0.000%	1993	2023	707,632,393	6,147,714	69,036,000	599,766
JPY	FIXED	2.600%	0.000%	1993	2023	5,463,929,142	47,469,099	533,040,000	4,630,904
JPY	FIXED	2.600%	0.000%	1993	2023	483,543,684	4,200,893	47,168,000	409,782
JPY	FIXED	2.600%	0.000%	1993	2023	444,688,561	3,863,331	43,380,000	376,873
JPY	FIXED	2.600%	0.000%	1993	2023	34,056,000,000	295,869,073	3,322,536,000	28,865,270
JPY	FIXED	2.600%	0.000%	1994	2024	3,449,912,720	29,971,884	504,864,000	4,386,118
JPY	FIXED	2.600%	0.000%	1994	2024	8,076,289,375	70,164,560	1,181,892,000	10,267,950
JPY	FIXED	2.600%	0.000%	1994	2024	11,451,116,629	99,484,122	1,675,764,000	14,558,572
JPY	FIXED	2.600%	0.000%	1994	2024	3,219,283,472	27,968,241	445,002,000	3,866,054
JPY	FIXED	2.600%	0.000%	1994	2024	6,440,775,079	55,955,666	942,546,000	8,188,578
JPY	FIXED	2.600%	0.000%	1994	2024	7,038,459,499	61,148,182	1,030,014,000	8,948,476
JPY	FIXED	2.600%	0.000%	1994	2024	7,206,296,453	62,606,303	1,053,882,000	9,155,834
JPY	FIXED	2.600%	0.000%	1994	2024	10,840,293,972	94,177,464	1,586,382,000	13,782,046
JPY	FIXED	2.600%	0.000%	1994	2024	13,290,116,692	115,460,844	1,944,894,000	16,896,699
JPY	FIXED	2.600%	0.000%	1994	2024	2,451,784,586	21,300,424	358,794,000	3,117,103
JPY	FIXED	2.600%	0.000%	1994	2024	5,231,165,396	45,446,913	759,540,000	6,598,673
JPY	FIXED	2.600%	0.000%	1994	2024	2,743,422,667	23,834,094	401,472,000	3,487,877
JPY	FIXED	2.600%	0.000%	1994	2024	6,935,362,586	60,252,505	1,014,930,000	8,817,430
JPY	FIXED	2.600%	0.000%	1994	2024	7,180,165,620	62,379,285	1,050,750,000	9,128,624
JPY	FIXED	2.600%	0.000%	1994	2024	2,074,509,829	18,022,765	303,582,000	2,637,436
JPY	FIXED	2.600%	0.000%	1994	2024	781,595,670	6,790,286	114,372,000	993,632
JPY	FIXED	2.600%	0.000%	1994	2024	20,998,735,857	182,431,187	3,072,984,000	26,697,232
JPY	FIXED	2.600%	0.000%	1994	2024	29,171,489	253,434	4,266,000	37,062
JPY	FIXED	2.600%	0.000%	1994	2024	326,320,694	2,834,984	47,748,000	414,821
JPY	FIXED	2.600%	0.000%	1994	2024	288,078,933	2,502,750	42,150,000	366,187
JPY	FIXED	2.600%	0.000%	1994	2024	20,844,000,000	181,086,885	3,050,340,000	26,500,507
JPY	FIXED	2.300%	0.000%	1995	2025	934,666,009	8,120,119	182,368,000	1,584,363
JPY	FIXED	2.500%	0.000%	1995	2025	16,269,800,349	141,347,508	3,167,344,000	27,517,005
JPY	FIXED	2.500%	0.000%	1995	2025	2,699,554,273	23,452,978	526,720,000	4,575,997
JPY	FIXED	2.500%	0.000%	1995	2025	11,416,106,238	99,179,962	2,227,520,000	19,352,075
JPY	FIXED	2.500%	0.000%	1995	2025	5,854,899,193	50,865,739	1,142,408,000	9,924,924
JPY	FIXED	2.500%	0.000%	1995	2025	2,788,907,810	24,229,257	544,160,000	4,727,511
JPY	FIXED	2.300%	0.000%	1995	2025	3,221,493,655	27,987,442	605,760,000	5,262,675
JPY	FIXED	2.500%	0.000%	1995	2025	2,833,282,030	24,614,768	526,960,000	4,578,082
JPY	FIXED	2.500%	0.000%	1995	2025	5,313,543,703	46,162,592	1,036,776,000	9,007,222
JPY	FIXED	2.300%	0.000%	1995	2025	10,780,551,260	93,658,436	2,103,504,000	18,274,659
JPY	FIXED	2.300%	0.000%	1995	2025	4,810,783,364	41,794,750	938,672,000	8,154,922
JPY	FIXED	2.300%	0.000%	1995	2025	4,399,191,845	38,218,957	858,360,000	7,457,193
JPY	FIXED	2.500%	0.000%	1995	2025	6,043,377,777	52,503,188	1,179,176,000	10,244,354
JPY	FIXED	2.500%	0.000%	1995	2025	4,063,855,000	35,305,644	736,376,000	6,397,430
JPY	FIXED	2.300%	0.000%	1995	2025	3,845,709,495	33,410,456	744,664,000	6,469,434
JPY	FIXED	2.300%	0.000%	1995	2025	11,723,113,208	101,847,153	1,940,232,000	16,856,197
JPY	FIXED	2.500%	0.000%	1995	2025	12,070,722,652	104,867,087	2,327,984,000	20,224,879
JPY	FIXED	2.500%	0.000%	1995	2025	6,767,086,104	58,790,565	1,320,400,000	11,471,269
JPY	FIXED	2.500%	0.000%	1995	2025	2,796,236,510	24,292,926	545,592,000	4,739,952
JPY	FIXED	2.300%	0.000%	1995	2025	351,467,896	3,053,456	68,568,000	595,700
JPY	FIXED	2.300%	0.000%	1995	2025	194,000,000	1,685,418	37,848,000	328,813
JPY	FIXED	2.500%	0.000%	1995	2025	17,312,000,000	150,401,850	3,377,944,000	29,346,640
JPY	FIXED	2.700%	0.000%	1996	2026	1,638,883,994	14,238,169	399,700,000	3,472,483
JPY	FIXED	2.700%	0.000%	1996	2026	6,760,714,022	58,735,206	1,648,950,000	14,325,620
JPY	FIXED	2.700%	0.000%	1996	2026	4,044,399,437	35,136,619	972,720,000	8,450,721
JPY	FIXED	2.700%	0.000%	1996	2026	4,897,893,000	42,551,535	1,037,170,000	9,010,645
JPY	FIXED	2.700%	0.000%	1996	2026	10,179,763,353	88,438,958	2,482,480,000	21,567,097
JPY	FIXED	2.700%	0.000%	1996	2026	5,638,684,098	48,987,322	1,375,270,000	11,947,964
JPY	FIXED	2.700%	0.000%	1996	2026	13,737,371,078	119,346,466	2,855,070,000	24,804,056
JPY	FIXED	2.700%	0.000%	1996	2026	5,988,924,586	52,030,114	1,460,690,000	12,690,069
JPY	FIXED	2.700%	0.000%	1996	2026	971,466,270	8,439,829	236,930,000	2,058,382
JPY	FIXED	2.700%	0.000%	1996	2026	4,997,313,008	43,415,268	1,218,840,000	10,588,944
JPY	FIXED	2.700%	0.000%	1996	2026	12,866,917,324	111,784,205	3,138,240,000	27,264,158
JPY	FIXED	2.700%	0.000%	1996	2026	10,327,876,843	89,725,727	2,484,350,000	21,583,343
JPY	FIXED	2.500%	0.000%	1996	2026	2,810,949,132	24,420,746	685,580,000	5,956,129
JPY	FIXED	2.500%	0.000%	1996	2026	8,769,146,199	76,183,908	2,113,830,000	18,364,368
JPY	FIXED	2.700%	0.000%	1996	2026	9,933,865,838	86,302,668	2,343,120,000	20,356,376
JPY	FIXED	2.700%	0.000%	1996	2026	4,612,342,063	40,070,747	1,063,090,000	9,235,831
JPY	FIXED	2.700%	0.000%	1996	2026	6,023,804,059	52,333,137	1,469,200,000	12,764,002
JPY	FIXED	2.700%	0.000%	1996	2026	5,403,909,048	46,947,662	1,318,000,000	11,450,418
JPY	FIXED	2.700%	0.000%	1996	2026	436,583,101	3,792,913	105,210,000	914,035
JPY	FIXED	2.700%	0.000%	1996	2026	1,271,465,139	11,046,136	310,100,000	2,694,063
JPY	FIXED	2.700%	0.000%	1996	2026	4,618,666,272	40,125,690	1,126,480,000	9,786,545
JPY	FIXED	2.700%	0.000%	1996	2026	16,005,000,000	139,046,997	3,903,650,000	33,913,827
JPY	FIXED	2.700%	0.000%	1998	2028	2,665,501,317	23,157,135	845,130,000	7,342,255
JPY	FIXED	2.700%	0.000%	1998	2028	26,783,193,096	232,684,946	8,374,483,000	72,755,183
JPY	FIXED	2.700%	0.000%	1998	2028	4,762,885,004	41,378,623	1,510,158,000	13,119,833

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
JPY	FIXED	2.700%	0.000%	1998	2028	7,906,192,340	68,686,804	2,469,935,000	21,458,110
JPY	FIXED	2.700%	0.000%	1998	2028	8,742,020,786	75,948,250	2,771,223,000	24,075,616
JPY	FIXED	2.700%	0.000%	1998	2028	7,454,120,226	64,759,327	2,205,723,000	19,162,709
JPY	FIXED	2.700%	0.000%	1998	2028	8,093,719,955	70,315,992	2,566,278,000	22,295,111
JPY	FIXED	2.700%	0.000%	1998	2028	2,509,432,920	21,801,257	795,652,000	6,912,404
JPY	FIXED	2.700%	0.000%	1998	2028	2,894,769,534	25,148,954	902,811,000	7,843,371
JPY	FIXED	2.700%	0.000%	1998	2028	6,479,673,714	56,293,606	2,028,975,000	17,627,171
JPY	FIXED	2.500%	0.000%	1998	2028	9,323,394,424	80,999,062	2,946,801,000	25,600,989
JPY	FIXED	2.100%	0.000%	1998	2028	411,741,033	3,577,092	130,546,000	1,134,147
JPY	FIXED	2.500%	0.000%	1998	2028	4,567,508,445	39,681,245	1,446,965,000	12,570,830
JPY	FIXED	2.700%	0.000%	1998	2028	9,148,152,658	79,476,610	2,900,599,000	25,199,599
JPY	FIXED	2.700%	0.000%	1998	2028	16,008,569,778	139,078,010	5,075,850,000	44,097,576
JPY	FIXED	2.700%	0.000%	1998	2028	29,283,319,347	254,405,349	7,983,768,000	69,360,760
JPY	FIXED	2.300%	0.000%	1998	2028	902,092,741	7,837,131	286,013,000	2,484,802
JPY	FIXED	2.300%	0.000%	1998	2028	428,467,622	3,722,408	135,837,000	1,180,114
JPY	FIXED	2.200%	0.000%	1998	2028	20,000,000,000	173,754,447	6,341,452,000	55,092,774
JPY	FIXED	1.000%	0.000%	1998	2028	48,500,000,000	421,354,535	16,560,964,000	143,877,057
JPY	FIXED	1.000%	0.000%	1998	2028	98,524,758,827	855,955,751	33,642,588,000	292,277,464
JPY	FIXED	0.509%	0.000%	1998	2028	15,171,500,000	131,805,780	1,770,527,500	15,381,851
JPY	FIXED	3.000%	0.000%	1998	2028	6,068,600,000	52,722,312	626,357,500	5,441,620
JPY	FIXED	1.000%	0.000%	1999	2029	45,200,000,000	392,685,051	16,536,585,000	143,665,259
JPY	FIXED	1.000%	0.000%	1999	2029	35,280,000,000	306,502,845	12,907,305,000	112,135,082
JPY	FIXED	1.000%	0.000%	2000	2030	35,964,000,000	312,445,247	14,911,890,000	129,550,360
JPY	FIXED	1.800%	0.000%	2001	2031	6,350,883,729	55,174,715	3,319,320,000	28,837,331
JPY	FIXED	1.800%	0.000%	2001	2031	18,473,896,575	160,496,085	9,509,300,000	82,614,158
JPY	FIXED	0.750%	0.000%	2001	2041	19,906,758,134	172,944,388	9,919,200,000	86,175,256
JPY	FIXED	0.750%	0.000%	2001	2041	5,705,511,965	49,567,904	3,741,280,000	32,503,202
JPY	FIXED	0.950%	0.000%	2001	2041	21,556,651,657	187,278,205	14,304,640,000	124,274,741
JPY	FIXED	1.800%	0.000%	2002	2023	208,605,798,990	1,812,309,266	31,290,867,000	271,846,365
JPY	FIXED	3.000%	0.000%	2002	2023	6,352,091,212	55,185,205	952,813,680	8,277,781
JPY	FIXED	1.800%	0.000%	2002	2032	13,784,512,741	119,756,020	7,821,800,000	67,953,627
JPY	FIXED	0.750%	0.000%	2002	2042	25,541,797,385	221,900,045	14,516,146,000	126,112,246
JPY	FIXED	1.800%	0.000%	2003	2033	54,150,511,998	470,444,614	31,697,856,000	275,382,173
JPY	FIXED	1.800%	0.000%	2003	2033	16,526,621,188	143,578,697	9,674,088,000	84,045,791
JPY	FIXED	0.950%	0.000%	2003	2043	48,538,362,136	421,687,815	34,209,037,000	297,198,616
JPY	FIXED	1.800%	0.000%	2004	2034	14,542,600,396	126,342,075	8,867,425,000	77,037,727
JPY	FIXED	1.300%	0.000%	2004	2034	56,647,456,984	492,137,379	34,510,150,000	299,814,602
JPY	FIXED	1.300%	0.000%	2004	2034	9,093,144,720	78,998,717	5,544,575,000	48,169,728
JPY	FIXED	1.300%	0.000%	2004	2034	3,382,052,096	29,382,330	2,062,200,000	17,915,821
JPY	FIXED	1.300%	0.000%	2004	2034	5,382,263,817	46,759,614	3,281,850,000	28,511,802
JPY	FIXED	1.300%	0.000%	2004	2034	10,551,284,688	91,666,632	6,306,600,000	54,789,990
JPY	FIXED	0.750%	0.000%	2004	2044	558,369,285	4,850,957	411,885,000	3,578,343
JPY	FIXED	0.750%	0.000%	2004	2044	4,517,356,107	39,245,536	3,566,295,000	30,982,981
JPY	FIXED	1.300%	0.000%	2005	2035	10,794,000,000	93,775,275	7,108,236,000	61,754,381
JPY	FIXED	1.300%	0.000%	2005	2035	8,515,235,486	73,978,002	5,513,886,000	47,903,111
JPY	FIXED	1.300%	0.000%	2005	2035	13,690,981,879	118,943,450	9,012,654,000	78,299,436
JPY	FIXED	1.300%	0.000%	2005	2035	16,401,023,543	142,487,539	10,800,648,000	93,833,031
JPY	FIXED	1.300%	0.000%	2005	2035	9,677,262,639	84,073,371	6,370,812,000	55,347,846
JPY	FIXED	1.300%	0.000%	2005	2035	2,606,700,483	22,646,290	1,765,126,000	15,334,925
JPY	FIXED	0.750%	0.000%	2005	2045	16,068,683,783	139,600,264	12,380,740,000	107,560,432
JPY	FIXED	0.750%	0.000%	2005	2045	677,399,208	5,885,056	521,841,000	4,533,610
JPY	FIXED	0.400%	0.000%	2005	2045	2,880,815,148	25,027,722	2,219,575,000	19,283,051
JPY	FIXED	0.400%	0.000%	2005	2045	17,911,070,347	155,606,407	13,094,623,000	113,762,449
JPY	FIXED	1.500%	0.000%	2006	2036	11,729,000,000	101,898,296	8,296,117,000	72,074,361
JPY	FIXED	1.500%	0.000%	2006	2036	15,671,499,292	136,149,635	11,073,534,000	96,203,789
JPY	FIXED	0.400%	0.000%	2006	2046	23,125,703,144	200,909,689	18,481,183,000	160,559,387
JPY	FIXED	0.750%	0.000%	2006	2046	27,642,000,000	240,146,022	15,634,497,104	135,828,170
JPY	FIXED	0.750%	0.000%	2006	2046	8,040,654,742	69,854,976	6,458,837,000	56,112,583
JPY	FIXED	0.400%	0.000%	2006	2046	1,550,354,185	13,469,047	1,270,750,000	11,039,923
JPY	FIXED	0.700%	0.100%	2007	2022	23,182,000,000	201,398,780	2,207,808,000	19,180,823
JPY	FIXED	1.500%	0.000%	2007	2037	11,777,000,000	102,315,306	8,904,533,000	77,360,111
JPY	FIXED	1.500%	0.000%	2007	2037	11,777,000,000	102,315,306	8,904,533,000	77,360,111
JPY	FIXED	1.500%	0.000%	2007	2037	284,232,810	2,469,336	51,491,000	447,340
JPY	FIXED	1.500%	0.000%	2007	2037	10,046,900,990	87,284,686	7,596,426,000	65,995,640
JPY	FIXED	1.500%	0.000%	2007	2037	833,233,056	7,238,897	629,951,000	5,472,839
JPY	FIXED	1.500%	0.000%	2007	2037	7,753,418,781	67,359,550	5,900,912,000	51,265,485
JPY	FIXED	1.500%	0.000%	2007	2037	1,520,108,426	13,206,280	1,149,325,000	9,985,017
JPY	FIXED	1.500%	0.000%	2007	2037	23,210,292,485	201,644,577	17,529,012,000	152,287,190
JPY	FIXED	0.750%	0.000%	2007	2047	25,927,805,569	225,253,576	21,666,126,000	188,229,288
JPY	FIXED	0.400%	0.000%	2007	2047	6,210,886,208	53,958,455	5,190,423,000	45,092,954
JPY	FIXED	0.750%	0.000%	2007	2047	8,619,294,974	74,882,042	7,164,837,000	62,246,115
JPY	FIXED	0.700%	0.100%	2008	2023	22,080,000,000	191,824,910	3,154,284,000	27,403,544
JPY	FIXED	0.150%	0.100%	2008	2023	30,768,000,000	267,303,842	5,860,568,000	50,914,988

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
JPY	FIXED	1.400%	0.100%	2008	2038	12,260,163,334	106,512,895	9,867,858,000	85,729,211
JPY	FIXED	1.400%	0.100%	2008	2038	8,591,830,235	74,643,436	6,915,315,000	60,078,337
JPY	FIXED	0.010%	0.100%	2008	2038	646,301,237	5,614,886	520,179,000	4,519,171
JPY	FIXED	1.400%	0.100%	2008	2038	14,179,821,482	123,190,352	11,393,943,000	98,987,413
JPY	FIXED	0.650%	0.100%	2008	2048	5,846,601,826	50,793,653	5,079,732,000	44,131,301
JPY	FIXED	0.700%	0.100%	2009	2024	9,293,000,000	80,735,004	2,212,615,000	19,222,585
JPY	FIXED	0.700%	0.100%	2009	2024	9,293,000,000	80,735,004	2,212,615,000	19,222,585
JPY	FIXED	0.150%	0.150%	2009	2024	28,083,000,000	243,977,307	8,023,710,000	69,707,765
JPY	FIXED	0.010%	0.100%	2009	2039	6,407,959,986	55,670,577	5,470,150,000	47,523,145
JPY	FIXED	0.010%	0.100%	2009	2039	5,414,467,136	47,039,387	4,622,030,000	40,154,913
JPY	FIXED	1.400%	0.100%	2009	2039	4,812,991,753	41,813,936	4,108,580,000	35,694,202
JPY	FIXED	0.010%	0.100%	2009	2039	1,572,911,089	13,665,015	1,241,450,000	10,785,373
JPY	FIXED	0.010%	0.100%	2009	2049	48,131,267,599	418,151,090	43,396,650,000	377,018,047
JPY	FIXED	0.700%	0.100%	2010	2025	8,997,000,000	78,163,438	2,998,996,000	26,054,445
JPY	FIXED	0.150%	0.100%	2010	2025	27,195,000,000	236,262,610	9,065,000,000	78,754,203
JPY	FIXED	0.800%	0.100%	2010	2025	8,391,000,000	72,898,678	3,196,568,000	27,770,895
JPY	FIXED	2.860%	0.200%	2011	2022	3,286,537,998	28,552,530	362,467,998	3,149,021
JPY	FIXED	0.800%	0.100%	2011	2026	8,291,000,000	72,029,906	3,553,281,000	30,869,919
JPY	FIXED	0.300%	0.100%	2011	2051	26,966,000,000	234,273,121	11,625,690,201	101,000,769
JPY	FIXED	0.800%	0.100%	2013	2028	15,490,000,000	134,572,820	9,589,047,000	83,306,978
JPY	FIXED	0.800%	0.000%	2013	2028	19,848,000,000	172,433,914	13,231,988,000	114,955,838
JPY	FIXED	1.400%	0.100%	2013	2038	3,077,927,607	26,740,181	2,726,790,000	23,689,594
JPY	FIXED	0.010%	0.100%	2013	2053	5,104,000,000	44,342,135	3,663,148,274	31,824,415
JPY	FIXED	0.010%	0.100%	2013	2053	1,727,000,000	15,003,697	721,915,649	6,271,803
JPY	FIXED	1.400%	0.000%	2014	2039	9,554,358,849	83,005,617	9,028,355,000	78,435,842
JPY	FIXED	0.010%	0.000%	2014	2039	4,954,000,000	43,038,977	2,947,921,907	25,610,727
JPY	FIXED	1.400%	0.000%	2014	2044	16,322,000,000	141,801,005	288,565,429	2,506,976
JPY	FIXED	0.010%	0.000%	2014	2054	1,968,000,000	17,097,438	1,202,000,672	10,442,648
JPY	FIXED	0.010%	0.000%	2014	2054	5,000,975,715	43,447,089	4,995,864,715	43,402,686
JPY	FIXED	0.010%	0.000%	2014	2054	7,075,000,000	61,465,636	6,105,158,884	53,039,925
JPY	FIXED	0.010%	0.000%	2015	2040	1,919,000,000	16,671,739	599,011,100	5,204,042
JPY	FIXED	0.010%	0.000%	2015	2055	75,218,000,000	653,473,101	68,129,285,737	591,888,320
JPY	FIXED	0.010%	0.100%	2015	2055	657,000,000	5,707,834	309,925,412	2,692,546
JPY	FIXED	0.100%	0.000%	2017	2042	8,309,000,000	72,186,285	5,578,887,252	48,467,824
JPY	FIXED	0.100%	0.000%	2017	2057	118,906,000,000	1,033,022,316	73,260,649,853	636,468,187
JPY	FIXED	0.100%	0.000%	2018	2058	70,021,000,000	608,323,008	30,121,082,675	261,683,604
JPY	FIXED	1.300%	0.000%	2019	2044	30,980,000,000	269,145,639	533,749,957	4,637,071
JPY	FIXED	0.400%	0.000%	2020	2035	31,800,000,000	276,269,571	31,800,000,000	276,269,571
JPY	FIXED	0.010%	0.000%	2020	2035	50,000,000,000	434,386,119	50,000,000,000	434,386,119
JPY	FIXED	0.010%	0.000%	2020	2060	27,970,000,000	242,995,595	2,554,341,542	22,191,410
JPY	FIXED	0.450%	0.000%	2021	2036	50,000,000,000	434,386,119	50,000,000,000	434,386,119
JPY	LIBOR 6 MONTHS	0.010%	0.100%	2009	2024	9,361,000,000	81,325,769	2,246,640,000	19,518,185
JPY	LIBOR 6 MONTHS	0.010%	0.000%	2017	2047	48,237,000,000	419,069,664	11,677,533,843	101,451,172
JPY	LIBOR 6 MONTHS	0.100%	0.000%	2017	2047	15,896,000,000	138,100,035	287,954,176	2,501,666
JPY	LIBOR 6 MONTHS	0.100%	0.000%	2017	2047	9,855,000,000	85,617,504	410,966,574	3,570,363
KRW	FIXED	2.500%	0.000%	1998	2027	27,366,962,730	23,000,669	8,210,088,000	6,900,200
KRW	FIXED	2.500%	0.000%	2000	2030	44,912,981,250	37,747,288	20,210,832,000	16,986,271
KRW	FIXED	2.000%	0.000%	2000	2030	32,899,947,110	27,650,887	14,804,964,000	12,442,889
KRW	FIXED	3.000%	0.000%	2001	2025	13,203,435,770	11,096,878	2,934,096,000	2,465,972
KRW	FIXED	3.500%	0.000%	2002	2023	4,214,155,990	3,541,804	632,118,000	531,266
KRW	FIXED	2.000%	0.000%	2005	2035	19,312,358,510	16,231,146	13,518,624,000	11,361,780
KRW	FIXED	1.500%	0.000%	2007	2037	14,124,233,500	11,870,766	11,299,360,000	9,496,591
KRW	FIXED	1.500%	0.000%	2007	2037	19,102,895,130	16,055,102	15,282,304,000	12,844,071
KRW	FIXED	1.500%	0.000%	2007	2037	23,717,066,770	19,933,100	18,973,632,000	15,946,462
KRW	FIXED	1.500%	0.000%	2009	2039	32,354,707,860	27,192,639	28,310,345,000	23,793,538
KRW	FIXED	0.200%	0.000%	2011	2041	39,845,706,280	33,488,477	38,849,538,000	32,651,244
KRW	FIXED	0.150%	0.000%	2011	2051	109,426,000,000	91,967,502	95,735,983,230	80,461,675
KRW	FIXED	0.150%	0.000%	2014	2054	57,397,000,000	48,239,529	46,438,837,770	39,029,700
KRW	FIXED	0.150%	0.000%	2014	2054	40,720,146,500	34,223,404	40,720,146,500	34,223,404
KRW	NO INTEREST RATE	0.000%	0.000%	2019	2059	1,206,697,908	1,014,174	1,127,289,130	947,434
SAR	FIXED	3.000%	0.000%	2002	2022	43,585,197	11,609,084	1,574,699	419,427
SAR	FIXED	2.000%	0.000%	2010	2035	107,294,934	28,578,417	66,987,000	17,842,244
SAR	FIXED	2.000%	0.000%	2014	2038	131,250,000	34,958,940	91,502,680	24,372,089
USD	FIXED	3.000%	0.000%	1979	2025	5,078,561	5,078,561	364,421	364,421
USD	FIXED	3.000%	0.000%	1980	2023	1,484,683	1,484,683	109,342	109,342
USD	FIXED	3.000%	0.000%	1980	2023	2,202,201	2,202,201	213,358	213,358
USD	FIXED	3.000%	0.000%	1980	2024	6,544,887	6,544,887	786,805	786,805
USD	FIXED	3.000%	0.000%	1981	2022	11,549,008	11,549,008	567,786	567,786
USD	FIXED	3.000%	0.000%	1981	2022	3,944,535	3,944,535	193,926	193,926
USD	FIXED	3.000%	0.000%	1981	2024	531,110	531,110	76,058	76,058
USD	FIXED	3.000%	0.000%	1981	2025	25,960	25,960	4,306	4,306
USD	FIXED	3.000%	0.000%	1981	2028	286,568	286,568	84,505	84,505
USD	FIXED	3.000%	0.000%	1982	2023	10,032,171	10,032,171	971,956	971,956

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	FIXED	3.000%	0.000%	1982	2023	432,142	432,142	33,766	33,766
USD	FIXED	3.000%	0.000%	1982	2023	2,562,416	2,562,416	187,572	187,572
USD	FIXED	3.000%	0.000%	1982	2023	1,992,781	1,992,781	145,874	145,874
USD	FIXED	3.000%	0.000%	1982	2023	638,194	638,194	61,831	61,831
USD	FIXED	3.000%	0.000%	1982	2023	1,499,827	1,499,827	145,309	145,309
USD	FIXED	3.000%	0.000%	1982	2024	843,708	843,708	120,823	120,823
USD	FIXED	3.000%	0.000%	1982	2024	961,572	961,572	115,598	115,598
USD	FIXED	3.000%	0.000%	1982	2024	2,777,890	2,777,890	397,807	397,807
USD	FIXED	3.000%	0.000%	1982	2025	1,500,000	1,500,000	282,250	282,250
USD	FIXED	3.000%	0.000%	1982	2026	1,175,983	1,175,983	272,604	272,604
USD	FIXED	3.000%	0.000%	1982	2027	1,477,874	1,477,874	405,191	405,191
USD	FIXED	3.000%	0.000%	1983	2023	2,813,521	2,813,521	212,513	212,513
USD	FIXED	3.000%	0.000%	1983	2024	9,891,530	9,891,530	1,416,514	1,416,514
USD	FIXED	3.000%	0.000%	1983	2024	3,236,314	3,236,314	389,059	389,059
USD	FIXED	3.000%	0.000%	1983	2024	2,944,145	2,944,145	421,616	421,616
USD	FIXED	3.000%	0.000%	1983	2024	2,454,752	2,454,752	295,103	295,103
USD	FIXED	3.000%	0.000%	1983	2024	6,300,771	6,300,771	902,300	902,300
USD	FIXED	3.000%	0.000%	1983	2024	5,150,000	5,150,000	737,504	737,504
USD	FIXED	3.000%	0.000%	1983	2024	4,000,000	4,000,000	480,867	480,867
USD	FIXED	3.000%	0.000%	1983	2024	1,308,345	1,308,345	187,362	187,362
USD	FIXED	3.000%	0.000%	1983	2025	3,494,360	3,494,360	657,522	657,522
USD	FIXED	3.000%	0.000%	1983	2025	3,888,753	3,888,753	644,961	644,961
USD	FIXED	3.000%	0.000%	1983	2026	194,518	194,518	45,091	45,091
USD	FIXED	3.000%	0.000%	1983	2026	2,254,775	2,254,775	522,677	522,677
USD	FIXED	3.000%	0.000%	1984	2025	3,936,113	3,936,113	652,816	652,816
USD	FIXED	3.000%	0.000%	1984	2025	5,382,648	5,382,648	1,012,835	1,012,835
USD	FIXED	3.000%	0.000%	1984	2025	14,211,987	14,211,987	2,674,220	2,674,220
USD	FIXED	3.000%	0.000%	1984	2025	4,244,083	4,244,083	703,894	703,894
USD	FIXED	3.000%	0.000%	1984	2025	4,371,309	4,371,309	724,995	724,995
USD	FIXED	3.000%	0.000%	1984	2025	190,000	190,000	31,512	31,512
USD	FIXED	3.000%	0.000%	1984	2026	2,100,000	2,100,000	441,316	441,316
USD	FIXED	3.000%	0.000%	1984	2026	1,200,000	1,200,000	278,171	278,171
USD	FIXED	3.000%	0.000%	1984	2026	70,000	70,000	16,227	16,227
USD	FIXED	3.000%	0.000%	1984	2027	1,000,000	1,000,000	274,171	274,171
USD	FIXED	3.000%	0.000%	1984	2027	1,832,922	1,832,922	464,001	464,001
USD	FIXED	3.000%	0.000%	1984	2028	1,170,000	1,170,000	345,014	345,014
USD	FIXED	3.000%	0.000%	1985	2026	236,726	236,726	49,748	49,748
USD	FIXED	3.000%	0.000%	1985	2026	4,171,492	4,171,492	876,640	876,640
USD	FIXED	3.000%	0.000%	1985	2026	3,364,174	3,364,174	779,846	779,846
USD	FIXED	3.000%	0.000%	1985	2027	2,368,361	2,368,361	649,337	649,337
USD	FIXED	3.000%	0.000%	1985	2027	4,075,000	4,075,000	1,031,578	1,031,578
USD	FIXED	3.000%	0.000%	1985	2027	31,812	31,812	8,722	8,722
USD	FIXED	3.000%	0.000%	1985	2028	1,959,000	1,959,000	617,655	617,655
USD	FIXED	3.000%	0.000%	1985	2029	41,000	41,000	13,751	13,751
USD	FIXED	3.000%	0.000%	1986	2026	980,434	980,434	227,274	227,274
USD	FIXED	3.000%	0.000%	1986	2026	1,751,928	1,751,928	406,113	406,113
USD	FIXED	3.000%	0.000%	1986	2027	196,750	196,750	53,944	53,944
USD	FIXED	3.000%	0.000%	1986	2027	3,322,901	3,322,901	841,186	841,186
USD	FIXED	3.000%	0.000%	1986	2028	100,000	100,000	29,489	29,489
USD	FIXED	3.000%	0.000%	1986	2028	2,125,851	2,125,851	626,880	626,880
USD	FIXED	3.000%	0.000%	1986	2028	696,000	696,000	219,443	219,443
USD	FIXED	3.000%	0.000%	1986	2030	530,451	530,451	198,770	198,770
USD	FIXED	3.000%	0.000%	1986	2030	1,717,012	1,717,012	676,410	676,410
USD	FIXED	3.000%	0.000%	1987	2027	1,775,032	1,775,032	449,347	449,347
USD	FIXED	3.000%	0.000%	1987	2028	51,760	51,760	16,320	16,320
USD	FIXED	3.000%	0.000%	1987	2028	1,229,291	1,229,291	360,714	360,714
USD	FIXED	3.000%	0.000%	1987	2028	7,967,454	7,967,454	2,512,066	2,512,066
USD	FIXED	3.000%	0.000%	1987	2029	602,843	602,843	202,191	202,191
USD	FIXED	3.000%	0.000%	1987	2029	585,449	585,449	196,357	196,357
USD	FIXED	3.000%	0.000%	1987	2030	1,772,056	1,772,056	698,094	698,094
USD	FIXED	3.000%	0.000%	1987	2031	1,215,947	1,215,947	502,051	502,051
USD	FIXED	7.800%	0.000%	1992	2022	25,000,000	25,000,000	2,350,335	2,350,335
USD	FIXED	7.210%	0.000%	1993	2023	20,000,000	20,000,000	2,661,418	2,661,418
USD	FIXED	8.380%	0.000%	1994	2024	25,000,000	25,000,000	6,767,727	6,767,727
USD	FIXED	1.250%	0.000%	1994	2025	100,000,000	100,000,000	17,073,171	17,073,171
USD	FIXED	7.440%	0.000%	1994	2026	15,000,000	15,000,000	5,976,129	5,976,129
USD	FIXED	7.440%	0.000%	1994	2026	10,000,000	10,000,000	3,984,086	3,984,086
USD	FIXED	7.310%	0.000%	1995	2025	20,000,000	20,000,000	6,550,974	6,550,974
USD	FIXED	7.310%	0.000%	1995	2025	5,000,000	5,000,000	1,637,743	1,637,743
USD	FIXED	1.250%	0.000%	1995	2025	10,803,941	10,803,941	1,844,575	1,844,575
USD	FIXED	0.300%	0.000%	1995	2026	7,138,645	7,138,645	1,567,020	1,567,020
USD	FIXED	1.250%	0.000%	1996	2027	8,000,000	8,000,000	2,146,342	2,146,342
USD	FIXED	3.000%	0.000%	1998	2028	23,144,880	23,144,880	6,231,314	6,231,314

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	FIXED	3.500%	0.000%	1999	2024	29,997,556	29,997,556	4,053,724	4,053,724
USD	FIXED	3.500%	0.000%	1999	2024	36,862,932	36,862,932	4,981,478	4,981,478
USD	FIXED	3.500%	0.000%	1999	2024	16,367,091	16,367,091	2,654,123	2,654,123
USD	FIXED	6.650%	0.000%	1999	2029	11,000,000	11,000,000	6,142,093	6,142,093
USD	FIXED	6.650%	0.000%	1999	2029	14,000,000	14,000,000	7,817,209	7,817,209
USD	FIXED	1.000%	0.000%	1999	2029	40,476,113	40,476,113	12,454,189	12,454,189
USD	FIXED	3.500%	0.000%	2000	2025	18,000,000	18,000,000	3,891,892	3,891,892
USD	FIXED	3.500%	0.000%	2000	2025	25,801,357	25,801,357	5,578,672	5,578,672
USD	FIXED	3.170%	0.000%	2002	2023	103,597,572	103,597,572	15,539,636	15,539,636
USD	FIXED	3.000%	0.000%	2002	2023	37,248,967	37,248,967	5,587,347	5,587,347
USD	FIXED	3.000%	0.000%	2002	2023	40,365,252	40,365,252	6,054,785	6,054,785
USD	FIXED	2.500%	0.000%	2002	2023	23,006,346	23,006,346	3,450,952	3,450,952
USD	FIXED	1.000%	0.000%	2002	2032	18,995,245	18,995,245	8,213,125	8,213,125
USD	FIXED	3.500%	0.000%	2003	2028	10,199,208	10,199,208	3,859,160	3,859,160
USD	FIXED	0.700%	0.000%	2003	2034	9,189,325	9,189,325	5,603,247	5,603,247
USD	FIXED	0.700%	0.000%	2004	2034	9,996,353	9,996,353	6,339,151	6,339,151
USD	FIXED	3.000%	0.000%	2007	2022	215,591,695	215,591,695	23,954,633	23,954,633
USD	FIXED	2.410%	0.000%	2008	2023	200,000,000	200,000,000	30,000,000	30,000,000
USD	FIXED	3.770%	0.000%	2009	2024	300,000,000	300,000,000	75,000,000	75,000,000
USD	FIXED	5.300%	0.000%	2009	2024	42,500,000	42,500,000	10,625,000	10,625,000
USD	FIXED	5.300%	0.000%	2009	2024	47,685,000	47,685,000	14,305,500	14,305,500
USD	FIXED	3.710%	0.000%	2010	2025	300,000,000	300,000,000	105,000,000	105,000,000
USD	FIXED	2.430%	0.000%	2010	2025	31,621,675	31,621,675	11,067,586	11,067,586
USD	FIXED	5.300%	0.000%	2010	2025	47,600,000	47,600,000	16,660,000	16,660,000
USD	FIXED	5.300%	0.000%	2010	2025	2,550,000	2,550,000	892,500	892,500
USD	FIXED	5.300%	0.000%	2011	2026	45,900,000	45,900,000	20,655,000	20,655,000
USD	FIXED	3.000%	0.000%	2011	2027	68,724,795	68,724,795	29,075,880	29,075,880
USD	FIXED	0.150%	0.000%	2011	2051	40,000,000	40,000,000	864,483	864,483
USD	FIXED	5.300%	0.000%	2012	2027	96,900,000	96,900,000	58,140,000	58,140,000
USD	FIXED	3.000%	0.000%	2012	2027	56,251,832	56,251,832	30,469,742	30,469,742
USD	FIXED	3.000%	0.200%	2012	2028	101,793,291	101,793,291	66,165,639	66,165,639
USD	FIXED	3.000%	0.000%	2012	2028	99,531,602	99,531,602	64,695,541	64,695,541
USD	FIXED	3.000%	0.000%	2012	2028	92,761,947	92,761,947	57,424,063	57,424,063
USD	FIXED	3.450%	0.000%	2012	2032	29,999,128	29,999,128	20,999,390	20,999,390
USD	FIXED	3.000%	0.200%	2013	2026	116,999,053	116,999,053	58,499,527	58,499,527
USD	FIXED	3.850%	0.000%	2013	2028	38,758,055	38,758,055	25,192,736	25,192,736
USD	FIXED	2.230%	0.500%	2014	2022	61,370,000	61,370,000	6,137,000	6,137,000
USD	FIXED	3.900%	0.250%	2014	2025	200,000,000	200,000,000	94,120,000	94,120,000
USD	FIXED	3.000%	0.200%	2014	2030	240,983,647	240,983,647	195,755,221	195,755,221
USD	FIXED	3.000%	0.200%	2014	2030	316,153,519	316,153,519	268,730,491	268,730,491
USD	FIXED	3.400%	0.250%	2015	2026	45,000,000	45,000,000	23,823,529	23,823,529
USD	FIXED	3.400%	0.250%	2015	2026	200,000,000	200,000,000	117,650,000	117,650,000
USD	FIXED	3.000%	0.200%	2015	2031	195,111,421	195,111,421	195,111,421	195,111,421
USD	FIXED	3.000%	0.200%	2015	2031	52,453,797	52,453,797	52,453,797	52,453,797
USD	FIXED	2.850%	0.250%	2016	2027	220,000,000	220,000,000	155,295,000	155,295,000
USD	FIXED	3.470%	0.250%	2016	2028	220,000,000	220,000,000	168,236,000	168,236,000
USD	FIXED	3.000%	0.200%	2016	2031	206,765,453	206,765,453	206,765,453	206,765,453
USD	FIXED	3.000%	0.200%	2016	2031	77,050,253	77,050,253	77,050,253	77,050,253
USD	FIXED	3.000%	0.250%	2016	2032	175,056,018	175,056,018	153,174,015	153,174,015
USD	FIXED	3.000%	0.000%	2018	2033	130,387,426	130,387,426	130,285,575	130,285,575
USD	LIBOR 6 MONTHS	5.000%	0.300%	2014	2028	9,481,270	9,481,270	6,162,826	6,162,826
USD	LIBOR 6 MONTHS	0.923%	0.500%	2019	2028	20,400,000	20,400,000	8,342,250	8,342,250
USD	LIBOR 6 MONTHS	0.912%	0.500%	2019	2028	53,125,000	53,125,000	46,891,983	46,891,983
USD	NO INTEREST RATE	0.000%	0.250%	2011	2022	15,863,434	15,863,434	1,586,343	1,586,343
USD	NO INTEREST RATE	0.000%	0.000%	2018	2058	31,705,000	31,705,000	413,206	413,206
COMMERCIAL CREDIT
CHF	LIBOR 6 MONTHS	0.850%	0.350%	2017	2025	101,946,786	111,594,102	83,956,176	91,901,025
CHF	LIBOR CHF 6 MONTHS	0.850%	0.250%	2019	2028	25,390,381	27,793,095	22,365,960	24,482,471
EUR	EURIBOR 6 MONTHS	0.977%	0.500%	2011	2025	7,349,159	8,315,940	1,066,734	1,207,063
EUR	EURIBOR 6 MONTHS	2.977%	0.000%	2013	2022	12,430,001	14,065,166	12,556	14,207
EUR	EURIBOR 6 MONTHS	0.750%	0.300%	2015	2022	9,732,500	11,012,810	1,145,000	1,295,625
EUR	EURIBOR 6 MONTHS	2.900%	0.500%	2015	2023	6,433,650	7,279,996	6,433,650	7,279,996
EUR	EURIBOR 6 MONTHS	2.677%	0.550%	2015	2023	21,650,869	24,499,039	10,850,865	12,278,295
EUR	EURIBOR 6 MONTHS	1.250%	0.600%	2015	2024	17,311,440	19,588,759	8,655,720	9,794,379
EUR	EURIBOR 6 MONTHS	2.530%	0.800%	2016	2022	4,851,290	5,489,477	618,045	699,349
EUR	EURIBOR 6 MONTHS	2.950%	0.000%	2016	2027	6,979,739	7,897,924	4,215,066	4,769,557
EUR	EURIBOR 6 MONTHS	1.000%	0.500%	2017	2023	4,110,558	4,651,301	1,450,785	1,641,636
EUR	EURIBOR 6 MONTHS	1.150%	0.300%	2017	2024	19,346,850	21,891,927	7,704,436	8,717,954
EUR	EURIBOR 6 MONTHS	1.150%	0.500%	2017	2024	24,184,200	27,365,630	7,502,141	8,489,047
EUR	EURIBOR 6 MONTHS	1.150%	0.500%	2017	2024	18,893,927	21,379,422	8,633,255	9,768,959
EUR	EURIBOR 6 MONTHS	1.600%	0.650%	2019	2028	243,908,151	275,994,253	109,212,866	123,579,812
EUR	EURIBOR 6 MONTHS	0.920%	0.368%	2020	2027	32,895,000	37,222,335	5,779,000	6,539,227
EUR	EURIBOR 6 MONTHS	1.620%	0.000%	2020	2027	12,526,875	14,174,785	2,236,625	2,530,853

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EUR	FIXED	0.990%	0.300%	2015	2023	91,036,314	103,012,135	45,518,157	51,506,068
EUR	FIXED	0.990%	0.400%	2016	2022	6,014,940	6,806,205	1,503,735	1,701,551
EUR	FIXED	0.590%	0.300%	2017	2024	100,533,750	113,758,958	69,828,502	79,014,438
EUR	FIXED	1.280%	0.300%	2018	2027	35,214,565	39,847,039	21,543,028	24,377,012
EUR	NO INTEREST RATE	0.000%	0.400%	2020	2048	12,000,000	13,578,599	8,249,000	9,334,155
EUR	NO INTEREST RATE	0.000%	0.400%	2020	2048	10,000,000	11,315,499	1,972,000	2,231,416
USD	FIXED	2.630%	0.500%	2012	2023	61,183,800	61,183,800	10,507,201	10,507,201
USD	FIXED	1.870%	0.500%	2015	2022	51,000,000	51,000,000	12,750,000	12,750,000
USD	FIXED	2.040%	0.200%	2016	2022	38,336,105	38,336,105	9,584,026	9,584,026
USD	FIXED	2.500%	0.500%	2016	2022	8,500,000	8,500,000	1,062,500	1,062,500
USD	FIXED	2.220%	0.500%	2016	2022	2,870,124	2,870,124	956,708	956,708
USD	FIXED	0.050%	0.000%	2016	2041	36,440,994	36,440,994	36,440,994	36,440,994
USD	FIXED	2.290%	0.500%	2017	2024	8,498,000	8,498,000	4,249,000	4,249,000
USD	LIBOR 3 MONTHS	2.474%	0.250%	2013	2024	144,499,796	144,499,796	36,933,975	36,933,975
USD	LIBOR 3 MONTHS	2.124%	0.500%	2017	2030	130,474,830	130,474,830	117,427,347	117,427,347
USD	LIBOR 6 MONTHS	4.054%	0.500%	2012	2024	54,162,498	54,162,498	33,851,561	33,851,561
USD	LIBOR 6 MONTHS	2.109%	0.500%	2014	2023	29,750,000	29,750,000	8,500,000	8,500,000
USD	LIBOR 6 MONTHS	0.749%	0.350%	2014	2024	119,000,000	119,000,000	59,499,998	59,499,998
USD	LIBOR 6 MONTHS	3.546%	0.500%	2015	2022	38,867,100	38,867,100	9,716,775	9,716,775
USD	LIBOR 6 MONTHS	2.870%	0.250%	2015	2022	19,118,822	19,118,822	2,731,260	2,731,260
USD	LIBOR 6 MONTHS	0.917%	0.300%	2016	2022	27,212,750	27,212,750	7,292,661	7,292,661
USD	LIBOR 6 MONTHS	3.140%	0.500%	2016	2022	13,982,500	13,982,500	3,495,625	3,495,625
USD	LIBOR 6 MONTHS	1.559%	0.900%	2016	2022	16,978,750	16,978,750	2,122,344	2,122,344
USD	LIBOR 6 MONTHS	3.059%	0.500%	2016	2022	12,716,964	12,716,964	1,589,620	1,589,620
USD	LIBOR 6 MONTHS	1.558%	0.900%	2016	2022	22,245,920	22,245,920	5,311,480	5,311,480
USD	LIBOR 6 MONTHS	2.156%	1.000%	2016	2022	2,549,999	2,549,999	359,639	359,639
USD	LIBOR 6 MONTHS	2.958%	0.500%	2016	2022	2,427,116	2,427,116	303,389	303,389
USD	LIBOR 6 MONTHS	3.040%	0.000%	2016	2022	25,436,250	25,436,250	6,359,063	6,359,063
USD	LIBOR 6 MONTHS	1.565%	0.900%	2016	2022	33,990,381	33,990,381	8,497,595	8,497,595
USD	LIBOR 6 MONTHS	2.681%	0.250%	2016	2022	3,484,788	3,484,788	995,654	995,654
USD	LIBOR 6 MONTHS	1.538%	0.500%	2016	2022	8,499,445	8,499,445	1,062,431	1,062,431
USD	LIBOR 6 MONTHS	1.928%	0.500%	2016	2023	16,888,319	16,888,319	5,066,496	5,066,496
USD	LIBOR 6 MONTHS	3.136%	0.500%	2016	2023	2,549,299	2,549,299	955,987	955,987
USD	LIBOR 6 MONTHS	2.309%	0.000%	2016	2023	11,473,645	11,473,645	4,302,617	4,302,617
USD	LIBOR 6 MONTHS	2.729%	0.000%	2016	2023	8,496,523	8,496,523	3,633,918	3,633,918
USD	LIBOR 6 MONTHS	2.011%	0.200%	2017	2022	12,657,095	12,657,095	3,393,923	3,393,923
USD	LIBOR 6 MONTHS	1.907%	0.500%	2017	2022	5,440,000	5,440,000	1,360,000	1,360,000
USD	LIBOR 6 MONTHS	3.126%	0.500%	2017	2023	11,024,768	11,024,768	4,134,288	4,134,288
USD	LIBOR 6 MONTHS	3.068%	0.500%	2017	2023	5,099,984	5,099,984	2,549,992	2,549,992
USD	LIBOR 6 MONTHS	3.068%	0.500%	2017	2023	5,099,947	5,099,947	2,549,974	2,549,974
USD	LIBOR 6 MONTHS	2.656%	0.500%	2017	2023	9,350,000	9,350,000	4,675,000	4,675,000
USD	LIBOR 6 MONTHS	4.179%	0.000%	2017	2024	38,160,750	38,160,750	23,760,750	23,760,750
USD	LIBOR 6 MONTHS	2.041%	0.000%	2017	2024	321,300,000	321,300,000	240,975,000	240,975,000
USD	LIBOR 6 MONTHS	2.140%	0.500%	2017	2024	12,707,509	12,707,509	7,942,193	7,942,193
USD	LIBOR 6 MONTHS	2.033%	0.000%	2017	2024	25,498,059	25,498,059	15,936,287	15,936,287
USD	LIBOR 6 MONTHS	1.353%	0.500%	2017	2024	34,000,000	34,000,000	34,000,000	34,000,000
USD	LIBOR 6 MONTHS	1.063%	0.350%	2017	2026	170,000,000	170,000,000	127,500,000	127,500,000
USD	LIBOR 6 MONTHS	1.593%	0.900%	2017	2026	5,939,237	5,939,237	5,698,751	5,698,751
USD	LIBOR 6 MONTHS	1.206%	0.000%	2018	2023	8,499,065	8,499,065	4,249,532	4,249,532
USD	LIBOR 6 MONTHS	1.359%	0.000%	2018	2023	8,493,030	8,493,030	4,246,515	4,246,515
USD	LIBOR 6 MONTHS	1.255%	0.000%	2018	2024	12,725,959	12,725,959	12,725,959	12,725,959
USD	LIBOR 6 MONTHS	1.864%	0.500%	2018	2024	18,700,000	18,700,000	11,687,500	11,687,500
USD	LIBOR 6 MONTHS	2.075%	0.000%	2018	2024	42,313,477	42,313,477	31,735,108	31,735,108
USD	LIBOR 6 MONTHS	2.390%	0.000%	2018	2024	8,498,433	8,498,433	7,436,129	7,436,129
USD	LIBOR 6 MONTHS	1.351%	0.000%	2018	2024	16,999,111	16,999,111	10,624,445	10,624,445
USD	LIBOR 6 MONTHS	1.166%	0.000%	2018	2024	12,748,725	12,748,725	7,967,953	7,967,953
USD	LIBOR 6 MONTHS	1.146%	0.000%	2018	2024	33,999,753	33,999,753	33,999,753	33,999,753
USD	LIBOR 6 MONTHS	1.276%	0.000%	2018	2024	28,029,003	28,029,003	21,021,752	21,021,752
USD	LIBOR 6 MONTHS	2.079%	0.000%	2018	2024	12,718,423	12,718,423	7,949,014	7,949,014
USD	LIBOR 6 MONTHS	1.685%	0.000%	2018	2024	12,725,945	12,725,945	7,953,716	7,953,716
USD	LIBOR 6 MONTHS	1.170%	0.000%	2018	2025	59,498,368	59,498,368	43,146,835	43,146,835
USD	LIBOR 6 MONTHS	1.271%	0.000%	2018	2025	22,082,702	22,082,702	19,322,364	19,322,364
USD	LIBOR 6 MONTHS	1.177%	0.100%	2019	2024	12,747,960	12,747,960	9,560,970	9,560,970
USD	LIBOR 6 MONTHS	1.881%	0.000%	2019	2025	34,849,150	34,849,150	34,849,150	34,849,150
USD	LIBOR 6 MONTHS	1.429%	0.000%	2019	2025	93,499,997	93,499,997	93,499,997	93,499,997
USD	LIBOR 6 MONTHS	1.758%	0.000%	2019	2025	13,574,208	13,574,208	10,298,970	10,298,970
USD	LIBOR 6 MONTHS	2.026%	0.000%	2019	2026	156,398,376	156,398,376	138,899,759	138,899,759
USD	LIBOR 6 MONTHS	1.858%	0.000%	2019	2026	169,995,989	169,995,989	145,337,785	145,337,785
USD	LIBOR 6 MONTHS	1.343%	0.100%	2019	2026	25,499,717	25,499,717	24,697,767	24,697,767
USD	LIBOR 6 MONTHS	2.193%	0.000%	2020	2026	8,490,650	8,490,650	8,372,679	8,372,679
USD	LIBOR 6 MONTHS	2.558%	0.000%	2020	2026	12,728,750	12,728,750	2,995,000	2,995,000
USD	LIBOR 6 MONTHS	1.563%	0.150%	2020	2027	25,498,916	25,498,916	20,130,892	20,130,892
USD	LIBOR 6 MONTHS	1.526%	0.000%	2020	2027	69,699,840	69,699,840	28,699,934	28,699,934

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	COMMITMENT CHARGE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
						(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
USD	LIBOR 6 MONTHS	0.771%	0.250%	2020	2028	94,267,785	94,267,785	33,270,983	33,270,983
USD	LIBOR 6 MONTHS	1.471%	0.000%	2020	2028	330,732,215	330,732,215	116,729,017	116,729,017
USD	LIBOR 6 MONTHS	1.734%	0.150%	2020	2028	41,565,000	41,565,000	7,335,000	7,335,000
USD	LIBOR 6 MONTHS	1.657%	0.000%	2020	2029	68,000,000	68,000,000	12,000,000	12,000,000
USD	LIBOR 6 MONTHS	1.613%	0.390%	2021	2027	26,349,657	26,349,657	22,912,520	22,912,520
USD	LIBOR 6 MONTHS	1.763%	0.500%	2021	2027	8,492,109	8,492,109	7,367,777	7,367,777
EXPORT CREDIT
AUD	NO INTEREST RATE	0.000%	0.000%	2006	2046	197,505,719	143,517,549	175,780,090	127,730,618
EUR	EURIBOR 6 MONTHS	1.785%	1.000%	2012	2025	148,802,419	168,377,367	65,101,058	73,665,098
EUR	EURIBOR 6 MONTHS	1.782%	1.000%	2013	2025	147,441,457	166,837,372	73,720,729	83,418,686
EUR	EURIBOR 6 MONTHS	0.900%	0.150%	2016	2023	19,141,208	21,659,232	7,177,953	8,122,212
EUR	EURIBOR 6 MONTHS	0.750%	0.500%	2017	2027	21,335,000	24,141,618	15,060,000	17,041,142
EUR	FIXED	7.900%	0.000%	1995	2025	46,699,077	52,842,338	3,036,573	3,436,034
EUR	FIXED	0.775%	0.271%	2016	2028	166,961,250	188,924,992	135,656,016	153,501,556
EUR	FIXED	0.490%	0.250%	2019	2027	26,264,490	29,719,582	10,573,323	11,964,243
EUR	FIXED	0.400%	0.400%	2019	2033	152,721,115	172,811,568	71,868,760	81,323,091
USD	FIXED	3.500%	0.000%	1996	2022	35,929,415	35,929,415	998,039	998,039
USD	FIXED	3.500%	0.000%	1997	2022	17,998,085	17,998,085	999,894	999,894
USD	FIXED	3.500%	0.000%	1997	2022	30,370,120	30,370,120	843,615	843,615
USD	FIXED	3.500%	0.000%	1997	2022	20,107,934	20,107,934	558,554	558,554
USD	FIXED	3.500%	0.000%	1997	2022	26,000,235	26,000,235	722,229	722,229
USD	FIXED	3.940%	0.500%	1999	2023	20,134,102	20,134,102	1,677,842	1,677,842
USD	FIXED	2.950%	0.000%	1999	2024	4,757,040	4,757,040	660,700	660,700
USD	FIXED	3.470%	0.000%	2002	2028	49,578,504	49,578,504	17,903,349	17,903,349
USD	FIXED	3.470%	0.000%	2002	2032	4,221,496	4,221,496	2,154,722	2,154,722
USD	FIXED	3.100%	0.500%	2010	2022	85,000,000	85,000,000	8,500,000	8,500,000
USD	FIXED	5.300%	0.000%	2011	2026	4,242,605	4,242,605	1,909,172	1,909,172
USD	FIXED	3.580%	0.500%	2012	2024	339,999,999	339,999,999	84,999,999	84,999,999
USD	FIXED	3.980%	0.500%	2012	2028	917,999,150	917,999,150	503,186,959	503,186,959
USD	LIBOR 6 MONTHS	0.653%	0.125%	2007	2022	29,749,989	29,749,989	408,235	408,235
USD	LIBOR 6 MONTHS	0.917%	0.300%	2016	2022	15,287,250	15,287,250	4,046,625	4,046,625
USD	LIBOR 6 MONTHS	3.126%	0.500%	2017	2023	18,667,611	18,667,611	7,000,354	7,000,354
USD	LIBOR 6 MONTHS	2.654%	0.250%	2017	2024	25,499,985	25,499,985	18,214,275	18,214,275
USD	LIBOR 6 MONTHS	0.873%	0.250%	2020	2029	36,975,000	36,975,000	12,632,109	12,632,109
USD	NO INTEREST RATE	2.600%	0.000%	2017	2030	101,660,000	101,660,000	91,494,000	91,494,000

TOTAL MULTILATERAL						USD	48,598,333,487	USD	32,768,668,609

TOTAL BILATERAL						USD	41,359,403,079	USD	20,258,985,860

TOTAL COMMERCIAL CREDIT						USD	4,026,868,781	USD	2,294,214,893

TOTAL EXPORT CREDIT						USD	2,753,010,138	USD	1,319,113,350

DOMESTIC LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2021

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
COMMERCIAL CREDIT
IDR	JIBOR 6 MONTHS	4.656%	2014	2022	30,216,597,315	2,116,305	3,357,399,707	235,145
IDR	JIBOR 6 MONTHS	4.656%	2014	2022	37,125,341,038	2,600,178	4,125,037,894	288,909
IDR	JIBOR 6 MONTHS	4.656%	2014	2022	100,000,000,000	7,003,782	11,111,111,112	778,198
IDR	JIBOR 6 MONTHS	4.657%	2015	2022	40,000,000,000	2,801,513	6,666,666,675	466,919
IDR	JIBOR 6 MONTHS	4.657%	2015	2022	100,000,000,000	7,003,782	16,666,666,670	1,167,297
IDR	JIBOR 6 MONTHS	4.657%	2015	2022	29,999,816,000	2,101,122	4,999,969,324	350,187
IDR	JIBOR 6 MONTHS	4.657%	2015	2022	48,531,841,600	3,399,064	8,088,640,264	566,511
IDR	JIBOR 6 MONTHS	4.657%	2015	2022	29,858,950,000	2,091,256	4,976,491,669	348,543
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	19,842,749,300	1,389,743	5,952,824,790	416,923
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	19,777,985,000	1,385,207	5,933,395,500	415,562
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	49,783,625,450	3,486,737	14,935,087,635	1,046,021
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	34,875,000,000	2,442,569	10,462,500,000	732,771
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	29,627,645,000	2,075,056	8,888,293,500	622,517
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	24,955,605,500	1,747,836	7,486,681,650	524,351
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	29,857,150,320	2,091,130	8,957,145,096	627,339
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	19,393,500,500	1,358,279	5,818,050,150	407,484
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	24,870,275,000	1,741,860	7,461,082,500	522,558
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	23,669,057,000	1,657,729	7,100,717,100	497,319
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	31,999,324,400	2,241,163	12,799,729,760	896,465
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	4,789,300,000	335,432	1,915,720,000	134,173
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	8,984,600,000	629,262	3,593,840,000	251,705
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	59,920,000,000	4,196,666	23,968,000,000	1,678,666
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	4,694,800,000	328,814	1,877,920,000	131,525
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	16,960,998,650	1,187,911	6,784,399,460	475,165
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	31,724,998,000	2,221,950	12,689,999,200	888,780
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	119,999,993,200	8,404,538	47,999,997,280	3,361,815
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	10,382,948,000	727,199	4,153,179,200	290,880
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	2,274,745,000	159,318	909,898,000	63,727
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	129,999,984,000	9,104,916	51,999,993,600	3,641,966
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	24,999,899,000	1,750,938	9,999,959,600	700,375
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	16,994,824,000	1,190,280	6,797,929,600	476,112
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	32,939,895,000	2,307,038	13,175,958,000	922,815
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	88,999,094,100	6,233,303	35,599,637,640	2,493,321
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	19,989,800,000	1,400,042	7,995,920,000	560,017
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	7,124,208,000	498,964	2,849,683,200	199,586
IDR	JIBOR 6 MONTHS	4.407%	2015	2023	18,572,804,199	1,300,799	5,571,841,259	390,240
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	17,490,000,000	1,224,961	6,996,000,000	489,985
IDR	JIBOR 6 MONTHS	4.357%	2015	2023	18,622,233,744	1,304,261	7,448,893,500	521,704
IDR	JIBOR 6 MONTHS	4.357%	2016	2023	220,000,000,000	15,408,320	88,000,000,000	6,163,328
IDR	JIBOR 6 MONTHS	4.407%	2016	2023	199,500,000,000	13,972,545	59,850,000,000	4,191,764
IDR	JIBOR 6 MONTHS	4.357%	2016	2024	59,997,588,000	4,202,100	29,998,794,000	2,101,050
IDR	JIBOR 6 MONTHS	4.357%	2016	2024	50,000,000,000	3,501,891	25,000,000,000	1,750,946
IDR	JIBOR 6 MONTHS	4.357%	2016	2024	179,988,181,974	12,605,980	89,994,090,989	6,302,990
IDR	JIBOR 6 MONTHS	4.357%	2016	2024	17,598,620,000	1,232,569	8,799,310,000	616,284
IDR	JIBOR 6 MONTHS	4.357%	2016	2024	150,000,000,000	10,505,673	75,000,000,000	5,252,837
IDR	JIBOR 6 MONTHS	4.357%	2016	2024	59,390,001,000	4,159,546	29,695,000,500	2,079,773
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	19,999,980,000	1,400,755	17,499,982,500	1,225,661
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	27,975,075,000	1,959,313	24,478,190,625	1,714,399
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	88,000,000,000	6,163,328	77,000,000,000	5,392,912
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	59,000,000,000	4,132,231	51,625,000,000	3,615,702
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	49,000,000,000	3,431,853	42,875,000,000	3,002,872
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	30,000,000,000	2,101,135	26,250,000,000	1,838,493
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	10,100,000,000	707,382	8,837,500,000	618,959
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	20,000,000,000	1,400,756	17,500,000,000	1,225,662
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	10,000,000,000	700,378	8,750,000,000	612,831
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	9,986,250,000	699,415	8,737,968,750	611,988
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	9,000,000,000	630,340	7,875,000,000	551,548
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	14,991,429,600	1,049,967	13,117,500,900	918,721
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	379,986,300,000	26,613,412	332,488,012,500	23,286,736
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	29,876,750,000	2,092,502	26,142,156,250	1,830,940
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	24,824,385,366	1,738,646	21,721,337,195	1,521,315
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	14,999,996,280	1,050,567	13,124,996,745	919,246
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	20,000,000,000	1,400,756	17,500,000,000	1,225,662
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	20,000,000,000	1,400,756	17,500,000,000	1,225,662
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	39,735,716,500	2,783,003	34,768,751,937	2,435,128
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	59,801,731,000	4,188,383	52,326,514,625	3,664,835
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	30,000,000,000	2,101,135	26,250,000,000	1,838,493
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	19,988,798,000	1,399,972	17,490,198,250	1,224,975
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	19,889,625,000	1,393,026	17,403,421,875	1,218,898
IDR	JIBOR 6 MONTHS	4.353%	2016	2024	39,593,750,000	2,773,060	34,644,531,250	2,426,427
IDR	JIBOR 6 MONTHS	4.353%	2017	2024	125,000,000,000	8,754,728	109,375,000,000	7,660,387
IDR	JIBOR 6 MONTHS	4.353%	2017	2024	25,000,000,000	1,750,946	21,875,000,000	1,532,077

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
IDR	JIBOR 6 MONTHS	4.353%	2017	2024	65,000,000,000	4,552,458	56,875,000,000	3,983,401
IDR	JIBOR 6 MONTHS	4.353%	2017	2024	95,000,000,000	6,653,593	79,245,186,125	5,550,160
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	29,921,000,000	2,095,602	26,928,900,000	1,886,041
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	59,857,402,000	4,192,282	53,871,661,800	3,773,054
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	35,000,000,000	2,451,324	31,500,000,000	2,206,191
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	79,880,000,000	5,594,621	71,892,000,000	5,035,159
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	29,841,273,000	2,090,018	26,857,145,700	1,881,016
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	39,853,350,000	2,791,242	35,868,015,000	2,512,118
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	60,000,000,000	4,202,269	54,000,000,000	3,782,042
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	20,000,000,000	1,400,756	18,000,000,000	1,260,681
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	49,106,000,000	3,439,277	44,195,400,000	3,095,349
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	105,894,000,000	7,416,585	95,304,600,000	6,674,926
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	42,000,000,000	2,941,588	37,800,000,000	2,647,430
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	22,500,000,000	1,575,851	20,250,000,000	1,418,266
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	383,000,000,000	26,824,485	344,700,000,000	24,142,037
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	110,000,000,000	7,704,160	99,000,000,000	6,933,744
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	69,998,560,000	4,902,547	62,998,704,000	4,412,292
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	147,000,000,000	10,295,560	132,300,000,000	9,266,004
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	19,998,090,000	1,400,623	17,998,281,000	1,260,560
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	19,903,690,000	1,394,011	17,913,321,000	1,254,610
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	27,800,000,000	1,947,051	25,020,000,000	1,752,346
IDR	JIBOR 6 MONTHS	4.037%	2017	2025	44,978,780,000	3,150,216	40,480,902,000	2,835,194
IDR	JIBOR 6 MONTHS	4.067%	2017	2025	34,867,909,600	2,442,072	31,381,118,640	2,197,865
IDR	JIBOR 6 MONTHS	4.353%	2018	2024	147,000,000,000	10,295,560	128,625,000,000	9,008,615
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	249,975,000,000	17,507,704	224,977,500,000	15,756,934
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	199,975,000,000	14,005,813	179,977,500,000	12,605,232
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	29,895,817,500	2,093,838	26,906,235,750	1,884,454
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	24,891,350,000	1,743,336	22,402,215,000	1,569,002
IDR	JIBOR 6 MONTHS	4.037%	2018	2025	271,093,250,000	18,986,780	243,983,925,000	17,088,102
IDR	JIBOR 6 MONTHS	4.037%	2018	2025	20,000,000,000	1,400,756	18,000,000,000	1,260,681
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	64,854,466,000	4,542,265	58,369,019,400	4,088,039
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	19,826,481,400	1,388,604	17,843,833,260	1,249,743
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	49,832,733,100	3,490,176	44,849,459,790	3,141,158
IDR	JIBOR 6 MONTHS	4.067%	2018	2025	59,978,492,000	4,200,763	53,980,642,800	3,780,687
IDR	JIBOR 6 MONTHS	4.037%	2018	2025	40,000,000,000	2,801,513	36,000,000,000	2,521,362
IDR	JIBOR 6 MONTHS	3.903%	2018	2025	185,500,000,000	12,992,016	148,400,000,000	10,393,613
IDR	JIBOR 6 MONTHS	3.603%	2018	2026	249,950,000,000	17,505,953	187,462,500,000	13,129,465
IDR	JIBOR 6 MONTHS	3.603%	2018	2026	29,828,780,000	2,089,143	29,828,780,000	2,089,143
IDR	JIBOR 6 MONTHS	3.603%	2018	2026	50,000,000,000	3,501,891	50,000,000,000	3,501,891
IDR	JIBOR 6 MONTHS	3.603%	2018	2026	19,896,283,000	1,393,492	19,896,283,000	1,393,492
IDR	JIBOR 6 MONTHS	3.603%	2018	2026	99,803,391,600	6,990,012	99,803,391,600	6,990,012
IDR	JIBOR 6 MONTHS	3.603%	2018	2026	19,906,920,000	1,394,237	19,906,920,000	1,394,237
IDR	JIBOR 6 MONTHS	4.037%	2019	2025	180,000,000,000	12,606,808	162,000,000,000	11,346,127
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	61,512,638,850	4,308,211	43,058,847,195	3,015,748
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	35,000,000,000	2,451,324	24,500,000,000	1,715,927
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	34,994,895,000	2,450,966	27,995,916,000	1,960,773
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	29,968,673,600	2,098,941	23,974,938,880	1,679,152
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	13,749,835,000	963,008	9,624,884,500	674,106
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	8,595,966,813	602,043	7,736,370,130	541,839
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	104,727,986,160	7,334,920	83,782,388,928	5,867,936
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	13,717,000,000	960,709	9,601,900,000	672,496
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	28,786,100,000	2,016,116	23,028,880,000	1,612,893
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	294,000,000,000	20,591,119	205,800,000,000	14,413,783
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	59,994,270,000	4,201,868	47,995,416,000	3,361,494
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	30,000,000,000	2,101,135	24,000,000,000	1,680,908
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	30,000,000,000	2,101,135	24,000,000,000	1,680,908
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	30,000,000,000	2,101,135	24,000,000,000	1,680,908
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	59,936,800,000	4,197,843	41,955,760,000	2,938,490
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	39,917,980,000	2,795,768	31,934,384,000	2,236,615
IDR	JIBOR 6 MONTHS	3.410%	2019	2025	29,922,220,800	2,095,687	23,937,776,640	1,676,550
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	536,084,300	37,546	536,084,300	37,546
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	131,155,000,000	9,185,810	131,155,000,000	9,185,810
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	23,808,895,000	1,667,523	23,808,895,000	1,667,523
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	147,500,000,000	10,330,579	147,500,000,000	10,330,579
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	158,460,004,000	11,098,193	158,460,004,000	11,098,193
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	115,000,000,000	8,054,349	115,000,000,000	8,054,349
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	383,500,000,000	26,859,504	383,499,973,000	26,859,502
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	40,768,100,000	2,855,309	40,768,100,000	2,855,309
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	1,662,500,000,000	116,437,876	1,230,250,000,000	86,164,029
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	24,984,320,000	1,749,847	24,984,320,000	1,749,847
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	59,962,260,000	4,199,626	59,962,260,000	4,199,626
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	19,996,367,000	1,400,502	19,996,367,000	1,400,502
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	19,000,440,000	1,330,749	19,000,440,000	1,330,749
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	60,000,000,000	4,202,269	60,000,000,000	4,202,269
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	20,000,000,000	1,400,756	20,000,000,000	1,400,756
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	49,998,833,220	3,501,809	49,998,833,220	3,501,809

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	ORIGINAL AMOUNT		OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	30,000,000,000	2,101,135	30,000,000,000	2,101,135
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	29,989,014,000	2,100,365	29,989,014,000	2,100,365
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	55,000,000,000	3,852,080	55,000,000,000	3,852,080
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	17,998,251,200	1,260,558	17,998,251,200	1,260,558
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	49,999,985,750	3,501,890	49,999,985,750	3,501,890
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	170,000,000,000	11,906,429	170,000,000,000	11,906,429
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	185,000,000,000	12,956,997	185,000,000,000	12,956,997
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	35,000,000,000	2,451,324	35,000,000,000	2,451,324
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	175,000,000,000	12,256,619	175,000,000,000	12,256,619
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	39,987,475,000	2,800,636	39,987,475,000	2,800,636
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	339,999,200,000	23,812,803	339,999,200,000	23,812,803
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	236,987,660,000	16,598,099	236,987,660,000	16,598,099
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	38,999,348,873	2,731,429	38,999,348,873	2,731,429
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	147,500,000,000	10,330,579	147,500,000,000	10,330,579
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	27,600,000,000	1,933,044	24,840,000,000	1,739,739
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	9,999,998,800	700,378	8,999,998,920	630,340
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	20,000,000,000	1,400,756	18,000,000,000	1,260,681
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	49,998,866,500	3,501,812	44,998,979,850	3,151,630
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	77,998,697,749	5,462,859	77,998,697,749	5,462,859
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	17,000,000,000	1,190,643	15,300,000,000	1,071,579
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	115,000,000,000	8,054,349	103,500,000,000	7,248,914
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	39,883,379,000	2,793,345	35,895,041,100	2,514,010
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	24,969,500,000	1,748,809	22,472,550,000	1,573,928
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	40,768,100,000	2,855,309	36,691,290,000	2,569,778
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	185,499,994,438	12,992,015	185,499,994,438	12,992,015
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	41,400,000,000	2,899,566	41,400,000,000	2,899,566
IDR	JIBOR 6 MONTHS	3.603%	2019	2026	84,442,466,900	5,914,166	84,442,466,900	5,914,166
IDR	JIBOR 6 MONTHS	3.410%	2019	2026	19,581,000,000	1,371,411	19,581,000,000	1,371,411
IDR	JIBOR 6 MONTHS	3.410%	2019	2027	54,100,000,000	3,789,046	54,100,000,000	3,789,046
IDR	JIBOR 6 MONTHS	3.410%	2019	2027	185,000,000,000	12,956,997	185,000,000,000	12,956,997
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	170,000,000,000	11,906,429	77,917,000,000	5,457,137
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	1,222,500,000,000	85,621,235	709,050,000,000	49,660,317
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	99,795,000,000	6,989,424	59,877,000,000	4,193,655
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	174,956,278,000	12,253,556	131,210,650,200	9,189,708
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	180,000,000,000	12,606,808	180,000,000,000	12,606,808
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	374,999,960,000	26,264,180	187,499,980,000	13,132,090
IDR	JIBOR 6 MONTHS	3.410%	2019	2028	131,000,000,000	9,174,954	102,644,779,600	7,189,017
IDR	JIBOR 6 MONTHS	3.410%	2020	2026	383,500,000,000	26,859,504	383,500,000,000	26,859,504
IDR	JIBOR 6 MONTHS	3.903%	2020	2026	750,000,000,000	52,528,365	325,500,000,000	22,797,311
IDR	JIBOR 6 MONTHS	3.410%	2020	2026	880,000,000,000	61,633,282	323,730,000,000	22,673,344
IDR	JIBOR 6 MONTHS	3.158%	2021	2030	262,800,000,000	18,405,939	262,800,000,000	18,405,939

TOTAL COMMERCIAL CREDIT					USD	1,267,189,426	USD	943,756,903

GUARANTEED DOMESTIC LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2021

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	YEAR OF CONTRACT	YEAR OF MATURITY	ORIGINAL AMOUNT		OUTSTANDING BALANCE Q4 2021
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
DOMESTIC CREDIT
IDR	SBI 12 Bulan	4.500%	2012	2022	110,000,000,000	7,709,017	12,941,176,460	906,943
IDR	Fixed	7.800%	2017	2022	3,532,000,000,000	247,529,523	3,532,000,000,000	247,529,523
IDR	SBI 12 Bulan	4.500%	2014	2023	45,000,000,000	3,153,689	11,421,187,598	800,419
IDR	SBI 12 Bulan	4.500%	2014	2024	32,350,000,000	2,267,152	6,996,044,667	490,297
IDR	SBI 12 Bulan	4.500%	2014	2024	7,984,000,000	559,534	3,916,297,921	274,462
IDR	SBI 12 Bulan	4.500%	2014	2024	17,294,000,000	1,211,998	6,073,690,680	425,656
IDR	JIBOR 3 MONTHS	1.200%	2015	2025	2,449,962,746,818	171,698,219	1,399,978,706,818	98,113,268
IDR	JIBOR 3 MONTHS	1.500%	2015	2025	2,225,000,000,000	155,932,386	1,191,964,285,706	83,535,207
IDR	SBI 12 Bulan	4.500%	2014	2026	16,870,000,000	1,182,283	5,482,875,000	384,251
IDR	Fixed	8.550%	2016	2026	1,000,000,000,000	70,081,971	1,000,000,000,000	70,081,971
IDR	Fixed	8.550%	2017	2027	1,968,000,000,000	137,921,320	1,968,000,000,000	137,921,320
IDR	SUN Y10	0.750%	2018	2028	4,500,000,000,000	315,368,871	3,700,000,000,000	259,303,294
IDR	JIBOR 6M	1.250%	2019	2029	4,506,787,490,000	315,844,552	2,260,526,332,222	158,422,142
IDR	JIBOR 6M	1.250%	2020	2030	5,071,000,000,000	355,385,677	3,708,724,980,040	259,914,758
IDR	Setara JIBOR 6 Bulan	1.250%	2020	2030	2,846,000,000,000	199,453,291	1,268,617,790,886	88,907,236
IDR	JIBOR 3 Bulan	2.500%	2017	2032	23,419,128,801,423	1,641,258,714	11,340,150,000,000	794,740,068
IDR	SUN Y15	1.000%	2018	2033	12,264,000,000,000	859,485,297	7,373,468,336,325	516,747,197
IDR	SUN Y15	1.250%	2018	2033	14,366,000,000,000	1,006,797,601	8,241,859,175,242	577,605,739
IDR	BI Rate	2.000%	2016	2041	481,000,000,000	33,709,428	430,867,651,433	30,196,054
IDR	BI Rate	2.000%	2016	2041	1,240,335,000,000	86,925,122	1,056,207,003,017	74,021,069

TOTAL					80,098,712,038,241	5,613,475,644	48,519,195,534,015	3,400,320,873

Assumed exchange rate for conversion as of December 31 2021 (Bank Indonesia Middle Exchange Rate)

IDR/USD	14,278.00
IDR/EUR	16,156.27

GUARANTEED EXTERNAL LOANS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2021

CURRENCY BASE	INTEREST RATE BASIS	INTEREST RATE	YEAR OF CONTRACT	YEAR OF MATURITY	ORIGINAL AMOUNT		OUTSTANDING BALANCE Q4 2021
					(In Original Currency)	(In US Dollar)	(In Original Currency)	(In US Dollar)
EXTERNAL CREDIT
USD	Fixed	3.750%	2020	2030	600,000,000	600,000,000.00	600,000,000	600,000,000
EUR	EURIBOR 6 MONTHS	0.000%	2019	2034	294,700,000	333,070,157.87	499,436	564,463
EUR	EURIBOR 6 MONTHS	0.590%	2020	2035	255,165,034	288,387,710.07	—	—
USD	LIBOR 6 MONTHS	0.600% - 0.100%	2020	2040	300,000,000	300,000,000.00	16,614,134	16,614,134
USD	Fixed	0.750%	2020	2040	35,000,000	35,000,000.00	1,078,956	1,078,956
USD	LIBOR 6 MONTHS	0.500%	2020	2040	600,000,000	600,000,000.00	275,800,000	275,800,000
USD	LIBOR 6 MONTHS	1.400%	2018	2053	248,400,000	248,400,000.00	66,667,426	66,667,426
USD	LIBOR 6 MONTHS	2.300%	2009	2022	454,974,082	454,974,082.00	21,607,096	21,607,096
USD	LIBOR 6 MONTHS	0.840%	2008	2023	284,288,744	284,288,744.00	47,048,953	47,048,953
USD	LIBOR 6 MONTHS	0.840%	2008	2023	330,825,515	330,825,515.00	48,220,509	48,220,509
USD	LIBOR 6 MONTHS	2.800%	2009	2024	124,339,936	124,339,936.00	32,230,686	32,230,686
USD	LIBOR 6 MONTHS	3.850%	2009	2024	625,256,803	625,256,803.00	170,800,385	170,800,385
USD	LIBOR 6 MONTHS	2.800%	2009	2025	481,937,182	481,937,182.00	163,217,429	163,217,429
USD	LIBOR 6 MONTHS	2.800%	2009	2025	293,226,064	293,226,064.00	88,043,414	88,043,414
USD	LIBOR 6 MONTHS	0.600% - 0.100%	2015	2035	36,277,710	36,277,710.00	26,913,252	26,913,252
EUR	LIBOR 6 MONTHS	0.600% - 0.100%	2015	2035	489,881,140	553,664,026.59	457,222,397	516,753,091
USD	LIBOR 6 MONTHS	0.600% - 0.100%	2015	2035	25,000,000	25,000,000.00	23,032,710	23,032,710
USD	Reference Rate for Loan Curr. + Var. Spread		2016	2036	500,000,000	500,000,000.00	488,580,288	488,580,288
USD	LIBOR 6 MONTHS	0.500%	2017	2037	600,000,000	600,000,000.00	547,760,000	547,760,000
USD	SWAP Rate (LIBOR-6mo)	1.300%	2017	Tentative	330,000,000	330,000,000.00	191,807,420	191,807,420
USD	LIBOR 6 MONTHS	0.800%	2021	2051	310,000,000	310,000,000.00	62,000,000	62,000,000

Total						7,354,647,931		3,388,740,212

Assumed exchange rate for conversion as of December 31 2021 (Bank Indonesia Middle Exchange Rate)

IDR/USD	14,278.00
IDR/EUR	16,156.27

FOREIGN CURRENCY-DENOMINATED BONDS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2021

CURRENCY	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
I. GOVERNMENT DEBT SECURITIES
US DOLLAR
RI0035	FIXED	8.50000%	12-Oct-2005	12-Oct-2035	1,600,000,000	1,600,000,000
RI0037	FIXED	6.62500%	14-Feb-2007	17-Feb-2037	1,500,000,000	1,500,000,000
RI0038	FIXED	7.75000%	17-Jan-2008	17-Jan-2038	2,000,000,000	2,000,000,000
RI0122	FIXED	3.70000%	8-Dec-2016	8-Jan-2022	750,000,000	750,000,000
RI0123	FIXED	2.95000%	11-Dec-2017	11-Jan-2023	1,000,000,000	1,000,000,000
RI0124	FIXED	5.87500%	15-Jan-2014	15-Jan-2024	2,000,000,000	2,000,000,000
RI0125	FIXED	4.12500%	15-Jan-2015	15-Jan-2025	2,000,000,000	2,000,000,000
RI0126	FIXED	4.75000%	8-Dec-2015	8-Jan-2026	2,250,000,000	2,250,000,000
RI0127	FIXED	4.35000%	8-Dec-2016	8-Jan-2027	1,250,000,000	1,250,000,000
RI0128	FIXED	3.50000%	11-Dec-2017	11-Jan-2028	1,250,000,000	1,250,000,000
RI0142	FIXED	5.25000%	17-Jan-2012	17-Jan-2042	2,250,000,000	2,250,000,000
RI0144	FIXED	6.75000%	15-Jan-2014	15-Jan-2044	2,000,000,000	2,000,000,000
RI0145	FIXED	5.12500%	15-Jan-2015	15-Jan-2045	2,000,000,000	2,000,000,000
RI0146	FIXED	5.95000%	8-Dec-2015	8-Jan-2046	1,250,000,000	1,250,000,000
RI0147	FIXED	5.25000%	8-Dec-2016	8-Jan-2047	1,500,000,000	1,500,000,000
RI0148	FIXED	4.35000%	11-Dec-2017	11-Jan-2048	1,750,000,000	1,750,000,000
RI0224	FIXED	4.45000%	11-Dec-2018	11-Feb-2024	526,115,000	526,115,000
RI0229	FIXED	4.75000%	11-Dec-2018	11-Feb-2029	1,250,000,000	1,250,000,000
RI0230	FIXED	2.85000%	14-Jan-2020	14-Feb-2030	1,200,000,000	1,200,000,000
RI0249	FIXED	5.35000%	11-Dec-2018	11-Feb-2049	1,000,000,000	1,000,000,000
RI0250	FIXED	3.50000%	14-Jan-2020	14-Feb-2050	800,000,000	800,000,000
RI0331	FIXED	1.85000%	12-Jan-2021	12-Mar-2031	1,250,000,000	1,250,000,000
RI0351	FIXED	3.05000%	12-Jan-2021	12-Mar-2051	2,000,000,000	2,000,000,000
RI0371	FIXED	3.35000%	12-Jan-2021	12-Mar-2071	800,000,000	800,000,000
RI0422	FIXED	3.75000%	25-Apr-2012	25-Apr-2022	1,484,807,000	1,484,807,000
RI0423	FIXED	3.37500%	15-Apr-2013	15-Apr-2023	1,260,950,000	1,260,950,000
RI0428	FIXED	4.10000%	24-Apr-2018	24-Apr-2028	1,000,000,000	1,000,000,000
RI0443	FIXED	4.62500%	15-Apr-2013	15-Apr-2043	1,500,000,000	1,500,000,000
RI0470	FIXED	4.45000%	15-Apr-2020	15-Apr-2070	1,000,000,000	1,000,000,000
RI0727	FIXED	3.85000%	18-Jul-2017	18-Jul-2027	1,000,000,000	1,000,000,000
RI0731	FIXED	2.15000%	28-Jul-2021	28-Jul-2031	1,200,000,000	1,200,000,000
RI0747	FIXED	4.75000%	18-Jul-2017	18-Jul-2047	1,000,000,000	1,000,000,000
RI0929	FIXED	3.40000%	18-Jun-2019	18-Sep-2029	750,000,000	750,000,000
RI0961	FIXED	3.20000%	23-Sep-2021	23-Sep-2061	650,000,000	650,000,000
RI1023	FIXED	5.37500%	17-Jul-2013	17-Oct-2023	819,219,000	819,219,000
RI1030	FIXED	3.85000%	15-Apr-2020	15-Oct-2030	1,650,000,000	1,650,000,000
RI1049	FIXED	3.70000%	30-Oct-2019	30-Oct-2049	1,000,000,000	1,000,000,000
RI1050	FIXED	4.20000%	15-Apr-2020	15-Oct-2050	1,650,000,000	1,650,000,000
USDFR0002	FIXED	4.05000%	24-Jun-2016	24-Jun-2026	200,000,000	200,000,000

TOTAL US DOLLAR DENOMINATED					51,341,091,000	51,341,091,000

JAPAN YEN
JBIC GUARANTEED SAMURAI BONDS
RIJPY1122	FIXED	1.130%	22-Nov-2012	22-Nov-2022	60,000,000,000	521,263,342
RIJPY0825	FIXED	0.910%	13-Aug-2015	13-Aug-2025	55,000,000,000	477,824,730

TOTAL JBIC GUARANTEED SAMURAI BONDS					115,000,000,000	999,088,073

NON JBIC GUARANTEED SAMURAI BONDS
RIJPY0522	FIXED	0.540%	22-May-2019	20-May-2022	75,700,000,000	657,660,583
RIJPY0523	FIXED	0.920%	31-May-2018	31-May-2023	39,000,000,000	338,821,172
RIJPY0524	FIXED	0.830%	22-May-2019	22-May-2024	80,200,000,000	696,755,334
RIJPY0524A	FIXED	0.330%	27-May-2021	27-May-2024	29,000,000,000	251,943,949
RIJPY0525	FIXED	1.070%	31-May-2018	30-May-2025	3,500,000,000	30,407,028
RIJPY0526	FIXED	0.960%	22-May-2019	22-May-2026	4,500,000,000	39,094,751
RIJPY0526A	FIXED	0.570%	27-May-2021	27-May-2026	46,800,000,000	406,585,407
RIJPY0528	FIXED	1.270%	31-May-2018	31-May-2028	8,500,000,000	73,845,640
RIJPY0528A	FIXED	0.700%	27-May-2021	26-May-2028	1,200,000,000	10,425,267
RIJPY0529	FIXED	1.170%	22-May-2019	22-May-2029	7,600,000,000	66,026,690
RIJPY0531	FIXED	0.890%	27-May-2021	27-May-2031	18,200,000,000	158,116,547
RIJPY0534	FIXED	1.550%	22-May-2019	22-May-2034	4,000,000,000	34,750,889
RIJPY0536	FIXED	1.170%	27-May-2021	27-May-2036	2,500,000,000	21,719,306
RIJPY0539	FIXED	1.790%	22-May-2019	20-May-2039	5,000,000,000	43,438,612
RIJPY0541	FIXED	1.440%	27-May-2021	27-May-2041	2,300,000,000	19,981,761
RIJPY0622	FIXED	0.890%	8-Jun-2017	8-Jun-2022	50,000,000,000	434,386,119
RIJPY0624	FIXED	1.040%	8-Jun-2017	7-Jun-2024	10,000,000,000	86,877,224
RIJPY0723	FIXED	1.130%	8-Jul-2020	7-Jul-2023	50,700,000,000	440,467,524
RIJPY0725	FIXED	1.350%	8-Jul-2020	8-Jul-2025	24,300,000,000	211,111,654
RIJPY0727	FIXED	1.480%	8-Jul-2020	8-Jul-2027	10,100,000,000	87,745,996
RIJPY0730	FIXED	1.590%	8-Jul-2020	8-Jul-2030	13,400,000,000	116,415,480
RIJPY0740	FIXED	1.800%	8-Jul-2020	6-Jul-2040	1,500,000,000	13,031,584

TOTAL NON JBIC GUARANTEED SAMURAI BONDS					488,000,000,000	4,239,608,517

TOTAL JAPAN YEN DENOMINATED					603,000,000,000	5,238,696,589

CURRENCY	INTEREST RATE BASIS	INTEREST RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
EURO
RIEUR0227	FIXED	0.9000%	14-Jan-2020	14-Feb-2027	1,000,000,000	1,131,549,937
RIEUR0333	FIXED	1.1000%	12-Jan-2021	12-Mar-2033	1,000,000,000	1,131,549,937
RIEUR0334	FIXED	1.3000%	23-Sep-2021	23-Mar-2034	500,000,000	565,774,968
RIEUR0425	FIXED	1.7500%	24-Apr-2018	24-Apr-2025	1,000,000,000	1,131,549,937
RIEUR0623	FIXED	2.6250%	14-Jun-2016	14-Jun-2023	1,500,000,000	1,697,324,905
RIEUR0628	FIXED	3.7500%	14-Jun-2016	14-Jun-2028	1,500,000,000	1,697,324,905
RIEUR0724	FIXED	2.1500%	18-Jul-2017	18-Jul-2024	1,000,000,000	1,131,549,937
RIEUR0725	FIXED	3.3750%	30-Jul-2015	30-Jul-2025	1,250,000,000	1,414,437,421
RIEUR0729	FIXED	1.0000%	28-Jul-2021	28-Jul-2029	500,000,000	565,774,968
RIEUR0926	FIXED	1.4500%	18-Jun-2019	18-Sep-2026	750,000,000	848,662,453
RIEUR1031	FIXED	1.4000%	30-Oct-2019	30-Oct-2031	1,000,000,000	1,131,549,937

TOTAL EURO DENOMINATED					11,000,000,000	12,447,049,307

II. GOVERNMENT ISLAMIC DEBT SECURITIES
US DOLLAR
SNI0229	FIXED	4.45000%	20-Feb-2019	20-Feb-2029	1,250,000,000	1,250,000,000
SNI0322	FIXED	3.40000%	29-Mar-2017	29-Mar-2022	1,000,000,000	1,000,000,000
SNI0323	FIXED	3.75000%	1-Mar-2018	1-Mar-2023	1,250,000,000	1,250,000,000
SNI0327	FIXED	4.15000%	29-Mar-2017	29-Mar-2027	2,000,000,000	2,000,000,000
SNI0328	FIXED	4.40000%	1-Mar-2018	1-Mar-2028	1,750,000,000	1,750,000,000
SNI0625	FIXED	2.30000%	23-Jun-2020	23-Jun-2025	750,000,000	750,000,000
SNI0626	FIXED	1.50000%	9-Jun-2021	9-Jun-2026	1,250,000,000	1,250,000,000
SNI0630	FIXED	2.80000%	23-Jun-2020	23-Jun-2030	1,000,000,000	1,000,000,000
SNI0631	FIXED	2.55000%	9-Jun-2021	9-Jun-2031	1,000,000,000	1,000,000,000
SNI0650	FIXED	3.80000%	23-Jun-2020	23-Jun-2050	750,000,000	750,000,000
SNI0651	FIXED	3.55000%	9-Jun-2021	9-Jun-2051	750,000,000	750,000,000
SNI0824	FIXED	3.90000%	20-Feb-2019	20-Aug-2024	750,000,000	750,000,000
SNI22	FIXED	3.30000%	21-Nov-2012	21-Nov-2022	1,000,000,000	1,000,000,000
SNI24	FIXED	4.35000%	10-Sep-2014	10-Sep-2024	1,500,000,000	1,500,000,000
SNI25	FIXED	4.32500%	28-May-2015	28-May-2025	2,000,000,000	2,000,000,000
SNI26	FIXED	4.55000%	29-Mar-2016	29-Mar-2026	1,750,000,000	1,750,000,000
USDPBS002	FIXED	4.00000%	11-Jan-2019	11-Jan-2022	100,000,000	100,000,000

TOTAL US DOLLAR DENOMINATED					19,850,000,000	19,850,000,000

TOTAL FOREIGN CURRENCY DENOMINATED BONDS IN EQUIVALENT AMOUNT OF US DOLLAR						88,876,836,896

Assumed exchange rate for conversion as of December 31 2021 (Bank Indonesia Middle Exchange Rate)

IDR/USD	14,278.00
IDR/JPY	124.04
IDR/EUR	16,156.27

DOMESTIC CURRENCY-DENOMINATED BONDS OF THE REPUBLIC OF INDONESIA

AS OF DECEMBER 31, 2021

SERIES	INTEREST RATE BASIS	COUPON RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
I. TRADABLE SECURITIES
A. GOVERNMENT DEBT SECURITIES
1. TREASURY BILLS
SPN03220112	FIXED	ZERO COUPON	14-Oct-2021	12-Jan-2022	1,000,000,000,000	70,037,820
SPN03220126	FIXED	ZERO COUPON	28-Oct-2021	26-Jan-2022	1,000,000,000,000	70,037,820
SPN12220106	FIXED	ZERO COUPON	7-Jan-2021	6-Jan-2022	6,050,000,000,000	423,728,814
SPN12220203	FIXED	ZERO COUPON	4-Feb-2021	3-Feb-2022	5,200,000,000,000	364,196,666
SPN12220303	FIXED	ZERO COUPON	4-Mar-2021	3-Mar-2022	3,850,000,000,000	269,645,609
SPN12220331	FIXED	ZERO COUPON	1-Apr-2021	31-Mar-2022	5,255,000,000,000	368,048,746
SPN12220527	FIXED	ZERO COUPON	28-May-2021	27-May-2022	6,750,000,000,000	472,755,288
SPN12220707	FIXED	ZERO COUPON	8-Jul-2021	7-Jul-2022	3,600,000,000,000	252,136,154
SPN12220819	FIXED	ZERO COUPON	20-Aug-2021	19-Aug-2022	2,000,000,000,000	140,075,641
SPN12220915	FIXED	ZERO COUPON	16-Sep-2021	15-Sep-2022	1,600,000,000,000	112,060,513
SPN12221013	FIXED	ZERO COUPON	14-Oct-2021	13-Oct-2022	1,000,000,000,000	70,037,820

TOTAL TREASURY BILLS					37,305,000,000,000	2,612,760,891

2. TREASURY NOTES
FR0035	FIXED	12.900%	16-Feb-2006	15-Jun-2022	10,442,750,000,000	731,387,449
FR0037	FIXED	12.000%	18-May-2006	15-Sep-2026	2,450,000,000,000	171,592,660
FR0039	FIXED	11.750%	24-Aug-2006	15-Aug-2023	4,061,000,000,000	284,423,589
FR0040	FIXED	11.000%	21-Sep-2006	15-Sep-2025	25,014,090,000,000	1,751,932,343
FR0042	FIXED	10.250%	25-Jan-2007	15-Jul-2027	14,774,100,000,000	1,034,745,763
FR0043	FIXED	10.250%	22-Feb-2007	15-Jul-2022	13,542,000,000,000	948,452,164
FR0044	FIXED	10.000%	19-Apr-2007	15-Sep-2024	17,301,000,000,000	1,211,724,331
FR0045	FIXED	9.750%	24-May-2007	15-May-2037	9,624,304,000,000	674,065,275
FR0046	FIXED	9.500%	19-Jul-2007	15-Jul-2023	23,616,000,000,000	1,654,013,167
FR0047	FIXED	10.000%	30-Aug-2007	15-Feb-2028	20,385,000,000,000	1,427,720,969
FR0050	FIXED	10.500%	24-Jan-2008	15-Jul-2038	15,661,000,000,000	1,096,862,306
FR0052	FIXED	10.500%	20-Aug-2009	15-Aug-2030	23,500,000,000,000	1,645,888,780
FR0054	FIXED	9.500%	22-Jul-2010	15-Jul-2031	27,096,000,000,000	1,897,744,782
FR0056	FIXED	8.375%	23-Sep-2010	15-Sep-2026	121,414,000,000,000	8,503,571,929
FR0057	FIXED	9.500%	21-Apr-2011	15-May-2041	17,236,573,000,000	1,207,212,004
FR0058	FIXED	8.250%	21-Jul-2011	15-Jun-2032	42,798,000,000,000	2,997,478,638
FR0059	FIXED	7.000%	15-Sep-2011	15-May-2027	117,080,000,000,000	8,200,028,015
FR0061	FIXED	7.000%	6-Oct-2011	15-May-2022	90,434,000,000,000	6,333,800,252
FR0062	FIXED	6.375%	9-Feb-2012	15-Apr-2042	13,692,000,000,000	958,957,837
FR0063	FIXED	5.625%	13-Aug-2012	15-May-2023	92,176,000,000,000	6,455,806,135
FR0064	FIXED	6.125%	13-Aug-2012	15-May-2028	114,295,000,000,000	8,004,972,685
FR0065	FIXED	6.625%	30-Aug-2012	15-May-2033	85,343,000,000,000	5,977,237,708
FR0067	FIXED	8.750%	18-Jul-2013	15-Feb-2044	28,488,284,000,000	1,995,257,319
FR0068	FIXED	8.375%	1-Aug-2013	15-Mar-2034	137,758,000,000,000	9,648,270,066
FR0070	FIXED	8.375%	29-Aug-2013	15-Mar-2024	135,289,421,000,000	9,475,376,173
FR0071	FIXED	9.000%	12-Sep-2013	15-Mar-2029	93,390,682,000,000	6,540,879,815
FR0072	FIXED	8.250%	9-Jul-2015	15-May-2036	90,910,000,000,000	6,367,138,255
FR0073	FIXED	8.750%	6-Aug-2015	15-May-2031	66,717,000,000,000	4,672,713,265
FR0074	FIXED	7.500%	10-Nov-2016	15-Aug-2032	50,831,140,000,000	3,560,102,255
FR0075	FIXED	7.500%	10-Aug-2017	15-May-2038	68,420,860,000,000	4,792,047,906
FR0076	FIXED	7.375%	22-Sep-2017	15-May-2048	68,789,000,000,000	4,817,831,629
FR0077	FIXED	8.125%	27-Sep-2018	15-May-2024	87,922,000,000,000	6,157,865,247
FR0078	FIXED	8.250%	27-Sep-2018	15-May-2029	108,775,000,000,000	7,618,363,917
FR0079	FIXED	8.375%	7-Jan-2019	15-Apr-2039	57,180,000,000,000	4,004,762,572
FR0080	FIXED	7.500%	4-Jul-2019	15-Jun-2035	109,138,300,000,000	7,643,808,657
FR0081	FIXED	6.500%	1-Aug-2019	15-Jun-2025	148,940,400,000,000	10,431,460,989
FR0082	FIXED	7.000%	1-Aug-2019	15-Sep-2030	168,688,800,000,000	11,814,595,882
FR0083	FIXED	7.500%	7-Nov-2019	15-Apr-2040	128,999,500,000,000	9,034,843,816
FR0084	FIXED	7.250%	4-May-2020	15-Feb-2026	37,877,372,000,000	2,652,848,578
FR0085	FIXED	7.750%	4-May-2020	15-Apr-2031	21,177,940,000,000	1,483,256,759
FR0086	FIXED	5.500%	13-Aug-2020	15-Apr-2026	139,182,000,000,000	9,748,003,922
FR0087	FIXED	6.500%	13-Aug-2020	15-Feb-2031	182,311,300,000,000	12,768,686,090
FR0088	FIXED	6.250%	7-Jan-2021	15-Jun-2036	54,444,500,000,000	3,813,174,114
FR0089	FIXED	6.875%	7-Jan-2021	15-Aug-2051	36,296,100,000,000	2,542,099,734
FR0090	FIXED	5.125%	8-Jul-2021	15-Apr-2027	63,560,000,000,000	4,451,603,866
FR0091	FIXED	6.375%	8-Jul-2021	15-Apr-2032	66,276,000,000,000	4,641,826,586
FR0092	FIXED	7.125%	8-Jul-2021	15-Jun-2042	49,749,000,000,000	3,484,311,528
VR0033	3 MONTH-REVERSE REPO BI	3.540%	4-May-2020	25-Apr-2025	3,568,686,000,000	249,942,989
VR0034	3 MONTH-REVERSE REPO BI	3.042%	10-Aug-2020	10-Aug-2025	20,525,000,000,000	1,437,526,264
VR0035	3 MONTH-REVERSE REPO BI	3.042%	10-Aug-2020	10-Aug-2026	20,525,000,000,000	1,437,526,264
VR0036	3 MONTH-REVERSE REPO BI	3.042%	10-Aug-2020	10-Aug-2027	20,525,000,000,000	1,437,526,264
VR0037	3 MONTH-REVERSE REPO BI	3.042%	10-Aug-2020	10-Aug-2028	20,525,000,000,000	1,437,526,264
VR0038	3 MONTH-REVERSE REPO BI	3.058%	28-Aug-2020	28-Aug-2025	4,245,000,000,000	297,310,548
VR0039	3 MONTH-REVERSE REPO BI	3.058%	28-Aug-2020	28-Aug-2026	4,245,000,000,000	297,310,548
VR0040	3 MONTH-REVERSE REPO BI	3.058%	28-Aug-2020	28-Aug-2027	4,245,000,000,000	297,310,548
VR0041	3 MONTH-REVERSE REPO BI	3.058%	28-Aug-2020	28-Aug-2028	4,245,000,000,000	297,310,548
VR0042	3 MONTH-REVERSE REPO BI	3.052%	28-Sep-2020	28-Sep-2025	21,100,000,000,000	1,477,798,011
VR0043	3 MONTH-REVERSE REPO BI	3.052%	28-Sep-2020	28-Sep-2026	21,100,000,000,000	1,477,798,011
VR0044	3 MONTH-REVERSE REPO BI	3.052%	28-Sep-2020	28-Sep-2027	21,100,000,000,000	1,477,798,011

SERIES	INTEREST RATE BASIS	COUPON RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
VR0045	3 MONTH-REVERSE REPO BI	3.052%	28-Sep-2020	28-Sep-2028	21,100,000,000,000	1,477,798,011
VR0046	3 MONTH-REVERSE REPO BI	3.046%	12-Oct-2020	12-Oct-2025	11,550,000,000,000	808,936,826
VR0047	3 MONTH-REVERSE REPO BI	3.046%	12-Oct-2020	12-Oct-2026	11,550,000,000,000	808,936,826
VR0048	3 MONTH-REVERSE REPO BI	3.046%	12-Oct-2020	12-Oct-2027	11,550,000,000,000	808,936,826
VR0049	3 MONTH-REVERSE REPO BI	3.046%	12-Oct-2020	12-Oct-2028	11,550,000,000,000	808,936,826
VR0050	3 MONTH-REVERSE REPO BI	3.046%	26-Oct-2020	26-Oct-2025	5,717,500,000,000	400,441,238
VR0051	3 MONTH-REVERSE REPO BI	3.046%	26-Oct-2020	26-Oct-2026	5,717,500,000,000	400,441,238
VR0052	3 MONTH-REVERSE REPO BI	3.046%	26-Oct-2020	26-Oct-2027	5,717,500,000,000	400,441,238
VR0053	3 MONTH-REVERSE REPO BI	3.046%	26-Oct-2020	26-Oct-2028	5,717,500,000,000	400,441,238
VR0054	3 MONTH-REVERSE REPO BI	3.042%	16-Nov-2020	16-Nov-2025	4,370,000,000,000	306,065,275
VR0055	3 MONTH-REVERSE REPO BI	3.042%	16-Nov-2020	16-Nov-2026	4,370,000,000,000	306,065,275
VR0056	3 MONTH-REVERSE REPO BI	3.042%	16-Nov-2020	16-Nov-2027	4,370,000,000,000	306,065,275
VR0057	3 MONTH-REVERSE REPO BI	3.042%	16-Nov-2020	16-Nov-2028	4,370,000,000,000	306,065,275
VR0058	3 MONTH-REVERSE REPO BI	3.056%	23-Nov-2020	23-Nov-2025	6,750,000,000,000	472,755,288
VR0059	3 MONTH-REVERSE REPO BI	3.056%	23-Nov-2020	23-Nov-2026	6,750,000,000,000	472,755,288
VR0060	3 MONTH-REVERSE REPO BI	3.056%	23-Nov-2020	23-Nov-2027	6,750,000,000,000	472,755,288
VR0061	3 MONTH-REVERSE REPO BI	3.056%	23-Nov-2020	23-Nov-2028	6,750,000,000,000	472,755,288
VR0062	3 MONTH-REVERSE REPO BI	3.056%	14-Dec-2020	14-Dec-2025	25,742,500,000,000	1,802,948,592
VR0063	3 MONTH-REVERSE REPO BI	3.056%	14-Dec-2020	14-Dec-2026	25,742,500,000,000	1,802,948,592
VR0064	3 MONTH-REVERSE REPO BI	3.056%	14-Dec-2020	14-Dec-2027	25,742,500,000,000	1,802,948,592
VR0065	3 MONTH-REVERSE REPO BI	3.056%	14-Dec-2020	14-Dec-2028	23,302,500,000,000	1,632,056,310
VR0066	3 MONTH-REVERSE REPO BI	3.058%	2-Dec-2021	2-Dec-2026	14,500,000,000,000	1,015,548,396
VR0067	3 MONTH-REVERSE REPO BI	3.058%	2-Dec-2021	2-Dec-2027	14,500,000,000,000	1,015,548,396
VR0068	3 MONTH-REVERSE REPO BI	3.058%	2-Dec-2021	2-Dec-2028	14,500,000,000,000	1,015,548,396
VR0069	3 MONTH-REVERSE REPO BI	3.058%	2-Dec-2021	2-Dec-2029	14,500,000,000,000	1,015,548,396
VR0070	3 MONTH-REVERSE REPO BI	3.051%	30-Dec-2021	30-Dec-2026	40,000,000,000,000	2,801,512,817
VR0071	3 MONTH-REVERSE REPO BI	3.051%	30-Dec-2021	30-Dec-2027	40,000,000,000,000	2,801,512,817
VR0072	3 MONTH-REVERSE REPO BI	3.051%	30-Dec-2021	30-Dec-2028	40,000,000,000,000	2,801,512,817
VR0073	3 MONTH-REVERSE REPO BI	3.051%	30-Dec-2021	30-Dec-2029	37,000,000,000,000	2,591,399,356

TOTAL TREASURY NOTES					3,719,177,102,000,000	260,483,057,991

3. RETAIL BONDS
ORI016	FIXED	6.800%	30-Oct-2019	15-Oct-2022	8,213,531,000,000	575,257,809
ORI017	FIXED	6.400%	15-Jul-2020	15-Jul-2023	18,336,042,000,000	1,284,216,417
ORI018	FIXED	5.700%	27-Oct-2020	15-Oct-2023	12,972,170,000,000	908,542,513
ORI019	FIXED	5.570%	24-Feb-2021	15-Feb-2024	26,000,868,000,000	1,821,044,124
ORI020	FIXED	4.950%	27-Oct-2021	15-Oct-2024	15,000,000,000,000	1,050,567,306

TOTAL RETAIL BONDS					80,522,611,000,000	5,639,628,169

TOTAL TRADABLE GOVERNMENT DEBT SECURITIES					3,837,004,713,000,000	268,735,447,051

B. GOVERNMENT ISLAMIC DEBT SECURITIES
1. ISLAMIC TREASURY BILLS
SPNS03052022	FIXED	ZERO COUPON	4-Nov-2021	3-May-2022	300,000,000,000	21,011,346
SPNS06042022	FIXED	ZERO COUPON	7-Oct-2021	6-Apr-2022	1,200,000,000,000	84,045,385
SPNS08032022	FIXED	ZERO COUPON	9-Sep-2021	8-Mar-2022	1,000,000,000,000	70,037,820
SPNS12022022	FIXED	ZERO COUPON	13-Aug-2021	12-Feb-2022	500,000,000,000	35,018,910
SPNS14012022	FIXED	ZERO COUPON	15-Jul-2021	14-Jan-2022	2,000,000,000,000	140,075,641

TOTAL ISLAMIC TREASURY BILLS					5,000,000,000,000	350,189,102

2. ISLAMIC TREASURY NOTES
IFR0006	FIXED	10.250%	1-Apr-2010	15-Mar-2030	2,175,000,000,000	152,332,259
IFR0007	FIXED	10.250%	21-Jan-2010	15-Jan-2025	1,547,000,000,000	108,348,508
IFR0010	FIXED	10.000%	3-Mar-2011	15-Feb-2036	4,110,000,000,000	287,855,442
PBS002	FIXED	5.450%	2-Feb-2012	15-Jan-2022	63,660,857,000,000	4,458,667,671
PBS003	FIXED	6.000%	2-Feb-2012	15-Jan-2027	20,386,000,000,000	1,427,791,007
PBS004	FIXED	6.100%	16-Feb-2012	15-Feb-2037	41,957,277,000,000	2,938,596,232
PBS005	FIXED	6.750%	2-May-2013	15-Apr-2043	34,324,000,000,000	2,403,978,148
PBS007	FIXED	9.000%	29-Sep-2014	15-Sep-2040	10,375,000,000,000	726,642,387
PBS011	FIXED	8.750%	14-Jan-2016	15-Aug-2023	21,750,000,000,000	1,523,322,594
PBS012	FIXED	8.875%	28-Jan-2016	15-Nov-2031	47,680,694,000,000	3,339,451,884
PBS015	FIXED	8.000%	21-Jul-2017	15-Jul-2047	23,043,000,000,000	1,613,881,496
PBS017	FIXED	6.125%	11-Jan-2018	15-Oct-2025	63,086,476,000,000	4,418,439,277
PBS018	FIXED	7.625%	4-Jun-2018	15-May-2028	7,500,000,000,000	525,283,653
PBS019	FIXED	8.250%	4-Oct-2018	15-Sep-2023	43,040,000,000,000	3,014,427,791
PBS020	FIXED	9.000%	22-Oct-2018	15-Oct-2027	2,250,000,000,000	157,585,096
PBS021	FIXED	8.500%	5-Dec-2018	15-Nov-2026	13,185,000,000,000	923,448,662
PBS022	FIXED	8.625%	24-Jan-2019	15-Apr-2034	16,330,000,000,000	1,143,717,608
PBS023	FIXED	8.125%	15-May-2019	15-May-2030	10,875,000,000,000	761,661,297
PBS024	FIXED	8.375%	28-May-2019	15-May-2032	3,000,000,000,000	210,113,461
PBS025	FIXED	8.375%	29-May-2019	15-May-2033	24,735,000,000,000	1,732,385,488
PBS026	FIXED	6.625%	17-Oct-2019	15-Oct-2024	60,395,000,000,000	4,229,934,164
PBS027	FIXED	6.500%	4-May-2020	15-May-2023	64,115,368,000,000	4,490,500,630
PBS028	FIXED	7.750%	23-Jul-2020	15-Oct-2046	75,503,418,000,000	5,288,094,831
PBS029	FIXED	6.375%	14-Jan-2021	15-Mar-2034	43,116,794,000,000	3,019,806,275
PBS030	FIXED	5.875%	4-Jun-2021	15-Jul-2028	4,250,000,000,000	297,660,737
PBS031	FIXED	4.000%	29-Jul-2021	15-Jul-2024	16,450,000,000,000	1,152,122,146
PBS032	FIXED	4.875%	29-Jul-2021	15-Jul-2026	15,500,000,000,000	1,085,586,217

TOTAL ISLAMIC TREASURY NOTES					734,340,884,000,000	51,431,634,963

SERIES	INTEREST RATE BASIS	COUPON RATE	ISSUE DATE	MATURITY DATE	OUTSTANDING BALANCE
					(In Original Currency)	(In US Dollar)
3. RETAIL ISLAMIC DEBT SECURITIES
SR-011	FIXED	8.050%	28-Mar-2019	10-Mar-2022	21,117,570,000,000	1,479,028,575
SR-012	FIXED	6.300%	26-Mar-2020	10-Mar-2023	12,142,572,000,000	850,439,277
SR-013	FIXED	6.050%	30-Sep-2020	10-Sep-2023	25,665,971,000,000	1,797,588,668
SR-014	FIXED	5.470%	24-Mar-2021	10-Mar-2024	16,705,080,000,000	1,169,987,393
SR-015	FIXED	5.100%	22-Sep-2021	10-Sep-2024	27,000,639,000,000	1,891,065,906

TOTAL RETAIL ISLAMIC DEBT SECURITIES					102,631,832,000,000	7,188,109,819

TOTAL GOVERNMENT ISLAMIC DEBT SECURITIES					841,972,716,000,000	58,969,933,884

TOTAL TRADABLE SECURITIES					4,678,977,429,000,000	327,705,380,936

II. NON-TRADABLE SECURITIES
A. GOVERNMENT DEBT SECURITIES
1. HELD BY BANK INDONESIA
FRNT0001	FIXED	8.000%	29-Aug-2018	29-Aug-2023	3,500,000,000,000	245,132,371
SRBI01 (4)	FIXED	0.100%	7-Aug-2003	1-Aug-2043	48,446,243,511,638	3,393,069,303
SU002 (3)	FIXED	0.100%	23-Oct-1998	1-Apr-2025	7,421,847,904,497	519,810,051
SU004 (3)	FIXED	0.100%	28-May-1999	1-Dec-2025	21,995,536,445,493	1,540,519,432
SU007 (3)	FIXED	0.100%	1-Jan-2006	1-Aug-2025	21,021,342,504,271	1,472,289,011

TOTAL GOVERNMENT DEBT SECURITIES HELD BY BANK INDONESIA					102,384,970,365,899	7,170,820,169

2. RETAIL NON-TRADABLE BONDS
SBR009	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +1.30%	19-Feb-2020	10-Feb-2022	2,226,102,000,000	155,911,332
SBR010	BI 7-day (Reverse) Repo Rate	BI 7-Day RR +1.60%	22-Jul-2021	10-Jul-2023	7,500,118,000,000	525,291,918

TOTAL GOVERNMENT DEBT SECURITIES RETAIL NON-TRADABLE BONDS					9,726,220,000,000	681,203,250

B. GOVERNMENT ISLAMIC DEBT SECURITIES
1. HELD BY MINISTRY OF RELIGIOUS AFFAIR
PBSNT001	FIXED	8.000%	29-Aug-2018	29-Aug-2023	1,500,000,000,000	105,056,731
PBSNT002	FIXED	6.510%	23-Jun-2021	23-Jun-2036	2,000,000,000,000	140,075,641
PBSNTQ01	FIXED	6.370%	27-Aug-2020	27-Aug-2030	3,000,000,000,000	210,113,461
SDHI-2022A	FIXED	5.910%	21-Mar-2012	21-Mar-2022	3,342,000,000,000	234,066,396
SDHI-2022B	FIXED	8.750%	11-Feb-2014	11-Feb-2022	2,000,000,000,000	140,075,641
SDHI-2024A	FIXED	9.040%	11-Feb-2014	11-Feb-2024	2,000,000,000,000	140,075,641
SDHI-2029A	FIXED	8.430%	25-Mar-2014	25-Mar-2029	1,000,000,000,000	70,037,820
SDHI-2029B	FIXED	8.620%	13-Aug-2014	13-Aug-2029	2,855,000,000,000	199,957,977
SDHI2023A	FIXED	8.820%	4-Nov-2015	4-Nov-2023	1,500,000,000,000	105,056,731
SDHI2025A	FIXED	8.300%	8-Jul-2015	8-Jul-2025	2,000,000,000,000	140,075,641
SW001	FIXED	5.000%	10-Mar-2020	10-Mar-2025	50,849,000,000	3,561,353
SWR001	FIXED	5.500%	26-Nov-2020	10-Nov-2022	14,912,000,000	1,044,404
SWR002	FIXED	5.570%	9-Jun-2021	10-Jun-2023	24,141,000,000	1,690,783

TOTAL GOVERNMENT ISLAMIC DEBT SECURITIES HELD BY MINISTRY OF RELIGIOUS AFFAIR					21,286,902,000,000	1,490,888,220

2. RETAIL NON-TRADABLE ISLAMIC DEBT SECURITIES
ST007	FIXED	6.500%	2-Dec-2020	10-Nov-2022	5,379,199,000,000	376,747,374
ST008	FIXED	4.800%	24-Nov-2021	10-Nov-2023	5,000,000,000,000	350,189,102

TOTAL RETAIL NON-TRADABLE ISLAMIC DEBT SECURITIES					10,379,199,000,000	726,936,476

TOTAL NON-TRADABLE SECURITIES					143,777,291,365,899	10,069,848,114

TOTAL DOMESTIC CURRENCY DENOMINATED BONDS					4,822,754,720,365,900	337,775,229,049

Assumed exchange rate for conversion as of December 31 2021 (Bank Indonesia Middle Exchange Rate)

IDR/USD	14,278.00
BI 7-day (Reverse) Repo Rate as of December 2021	3.50%

FR: Fixed Rate (Treasury Notes)

IFR: Islamic Fixed Rate

ORI: Obligasi Negara Ritel (Retail Bonds)

PBS: Project Based Sukuk

SBR: Saving Bonds Retail

SDHI: Sukuk Dana Haji Indonesia (Hajj Fund Sukuk)

SPN: Surat Perbendaharaan Negara (Treasury Bills)

SPNS: Surat Perbendaharaan Negara Syariah (Islamic Treasury Bills)

SR: Sukuk Ritel (Retail Islamic Debt Securities)

SRBI: Special Rate Bank Indonesia

ST: Sukuk Tabungan (Savings Sukuk)

SU: Surat Utang (Debt Securities)

SW: Sukuk Wakaf (Cash Waqf Linked Sukuk)

SWR: Sukuk Wakaf Ritel (Retail Cash Waqf Linked Sukuk)